SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -------------


                                    FORM 8-K


                                 CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                          -------------


                          Date of Report : July 1, 1997
                  Date of Earliest Event Reported: June 9, 1997

                         Commission file number 1-10994

                          --------------


                        PHOENIX DUFF & PHELPS CORPORATION
             (Exact name of registrant as specified in its charter)






    DELAWARE                             95-4191764
(State of Incorporation)    (I.R.S. Employer Identification No.)


56 Prospect St., Hartford, Connecticut 06115-0480      (860)403-5000
(Address of principal executive offices)      (Registrant's telephone number)







==================================================================

Item 5.  Other Events


Agreement and Plan of Merger - Pasadena Capital Corporation

On June 9, 1997, Phoenix Duff & Phelps Corporation ("Phoenix Duff & Phelps") signed an agreement and plan of merger ("Merger Agreement") with Pasadena Capital Corporation ("Pasadena"), the parent company to Roger Engemann & Associates, Inc. The agreement values Pasadena at $180 million, subject to adjustment based on the rate of annualized revenues at the time of closing, and provides for additional payment for net tangible assets. All consideration is payable in cash. The agreement further provides for an "earn out", based on growth in revenues over the next five years, of up to an additional $66 million. Pasadena, which operates in southern California, manages over $5.5 billion in assets, primarily individual accounts but also including The Pasadena Funds, a family of six equity mutual funds.

Pursuant to the Merger Agreement, the merger with Pasadena will be effected through the merger of Phoenix Apollo Corporation, a newly formed subsidiary of Phoenix Duff & Phelps, into Pasadena. Pasadena will be the surviving corporation in the merger and will become a wholly owned subsidiary of Phoenix Duff & Phelps.

As a condition to the execution and delivery of the Merger Agreement, Phoenix Duff & Phelps and Pasadena entered into long-term employment and noncompete agreements with J. Roger Engemann and other principals of Pasadena.

The merger is subject to the satisfaction of customary conditions, including approval of the shareholders of Pasadena and of the three largest Pasadena Funds. Mr. J. Roger Engemann, the owner of a majority of the shares of Pasadena, has agreed to vote all of his shares in favor of the merger.


Purchase Agreement - GMG/Seneca Capital Management LLC

On June 18, 1997, Phoenix Duff & Phelps signed a definitive agreement ("Purchase Agreement") to acquire GMG/Seneca Capital Management LLC ("GMG/Seneca"), a San Francisco based investment advisor. The purchase price will be paid in cash and short term notes. Under the terms of the transaction, Phoenix Duff & Phelps will acquire a majority interest in GMG/Seneca, which will be renamed Seneca Capital Management. The remaining interests will continue to be held by GMG/Seneca senior management. The agreement values the entire equity of GMG/Seneca at $54 million. GMG/Seneca, founded by Gail Seneca in 1989, currently manages over $4 billion in assets, primarily institutional accounts.

At closing, an amended Operating Agreement will be executed providing, in part, for the continuation of current management's control over investment management and day-to-day operations. Gail Seneca and all other members of senior management will enter into long-term employment and noncompete agreements. Those management members continuing to hold equity interests will enter into agreements with Phoenix Duff & Phelps by which the members may "put" their interests to Phoenix Duff & Phelps and Phoenix Duff & Phelps, alternatively, can "call" those interests. The exercise prices of both puts and calls will be based on the rate of annual revenues of GMG/Seneca at the time of each such exercise. Subject to acceleration under certain circumstances, the put and call rights will be exercisable only in stages between three and five years after closing.

The closing of the purchase is subject to satisfaction of customary conditions and to completion of certain client consent procedures required under the Investment Advisers Act.





Financing

It is contemplated that Phoenix Duff & Phelps will finance the acquisitions of Pasadena and GMG/Seneca in part through existing resources and in part through borrowings under a new $200 million bank credit facility for which it has received a commitment. Borrowings under this facility will be unsecured, will mature in five years and will bear interest at a variable rate. The financing is subject to execution of a definitive credit agreement.

Phoenix Duff & Phelps is a leading money management firm offering comprehensive products, including open and closed-end mutual funds, variable annuities and institutional accounts. At March 31, 1997, Phoenix Duff & Phelps managed $33 billion in assets.

Item 7.  Financial Statements and Other Exhibits.

      Exhibit No.              Description
      2(d)                Agreement and Plan of Merger between
the Registrant, Phoenix                        Apollo Corp. and
Pasadena Capital     Corporation dated as of June 9,
1997.
      2(e)                Purchase  Agreement between the
Registrant and the persons
signatory thereto dated as of June 18, 1997.

                                   Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                               Phoenix Duff & Phelps Corporation


July 1, 1997                    /s/ William R.
Moyer
                               William R. Moyer, Chief Financial
Officer

==================================================================
                                                 8K - EXHIBIT 2(d)
==================================================================

                                                                  EXECUTION COPY






=========================================================











                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                PHOENIX DUFF & PHELPS CORPORATION,

                              PHOENIX APOLLO CORP.

                                       AND

                          PASADENA CAPITAL CORPORATION

                            DATED AS OF JUNE 9, 1997









=========================================================

==================================================================

==================================================================



6_24_97.8K5




ARTICLE 1 - DEFINITIONS..........................................1
      1.1.   DEFINED TERMS.......................................1
      1.2.   OTHER DEFINED TERMS.................................7


ARTICLE 2 - THE MERGER...........................................8
      2.1.   THE MERGER..........................................8
      2.2.   EFFECTIVE TIME; CLOSING.............................9
      2.3.   ARTICLES OF INCORPORATION; BY-LAWS..................9


ARTICLE 3 - CONVERSION OR CANCELLATION OF SECURITIES OF THE
      CONSTITUENT CORPORATIONS..................................10
      3.1.   EFFECT ON CAPITAL STOCK OF THE CONSTITUENT
             CORPORATIONS.......................................10
      3.2.   SURRENDER OF CERTIFICATES..........................11
      3.3.   TERMINATION OF OWNERSHIP RIGHTS IN PASADENA
             COMMON STOCK EQUIVALENTS...........................12
      3.4.   ESCROW.............................................12
      3.5.   DETERMINATION OF CLOSING MERGER PAYMENT AMOUNT.....12
      3.6.   DETERMINATION OF POST-CLOSING MERGER PAYMENT
             AMOUNT.............................................12
      3.7.   CONTINGENT MERGER PAYMENTS.........................13
      3.8.   MECHANICS OF EARN-OUT AMOUNT.......................14
      3.9.   PDP TO FUND PAYMENTS...............................16
      3.10.  RESTRICTED PAYMENTS................................16


ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF PASADENA..........17
      4.1.   ORGANIZATION, STANDING AND AUTHORITY...............17
      4.2.   SUBSIDIARIES.......................................18
      4.3.   AUTHORIZATION......................................18
      4.4.   ORGANIZATIONAL DOCUMENTS...........................18
      4.5.   NO VIOLATION.......................................18
      4.6.   GOVERNMENTAL AUTHORIZATION.........................19
      4.7.   CAPITAL STOCK......................................19
      4.8.   FINANCIAL STATEMENTS...............................19
      4.9.   ABSENCE OF UNDISCLOSED LIABILITIES.................19
      4.10.  ABSENCE OF CERTAIN CHANGES.........................20
      4.11.  LITIGATION.........................................20
      4.12.  TITLE TO ASSETS....................................21
      4.13.  INTELLECTUAL PROPERTY..............................21
      4.14.  CONTRACTS..........................................21
      4.15.  NO DEFAULT UNDER CONTRACTS OR AGREEMENTS...........22
      4.16.  COMPLIANCE WITH LAWS...............................22
      4.17.  TAXES..............................................23
      4.18.  EMPLOYEE BENEFIT PLANS.............................24
      4.19.  INVESTMENT CONTRACTS AND CLIENTS...................26
      4.20.  CERTAIN REPRESENTATIONS AND WARRANTIES AS TO
             THE PASADENA FUNDS.................................27
      4.21.  NO BROKERS.........................................29
      4.22.  ACCURACY OF DOCUMENTS AND INFORMATION..............30


ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF PDP AND
      ACQUISITION SUB...........................................30
      5.1.   ORGANIZATION AND STANDING..........................30
      5.2.   AUTHORITY..........................................30
      5.3.   GOVERNMENTAL AUTHORIZATION.........................30
      5.4.   NO VIOLATION.......................................31
      5.5.   NO BROKERS.........................................31


ARTICLE 6 - CONDUCT OF BUSINESS PRIOR TO THE CLOSING............31
      6.1.   CONDUCT PRIOR TO CLOSING...........................31
      6.2.   CONSENTS AND APPROVALS.............................33
      6.3.   SHAREHOLDERS MEETING...............................34
      6.4.   DIRECTION STATEMENT TO ESOP PARTICIPANTS...........34


ARTICLE 7 - ADDITIONAL AGREEMENTS...............................34
      7.1.   CURRENT INFORMATION; NOTIFICATION OF CERTAIN
             MATTERS............................................34
      7.2.   ACCESS; CONFIDENTIAL INFORMATION...................35
      7.3.   NO MERGERS, CONSOLIDATIONS, SALE OF INTERESTS
             ETC................................................35
      7.4.   PUBLICITY..........................................36
      7.5.   SATISFACTION OF CONDITIONS IN SECTION 15(F) OF
             THE INVESTMENT COMPANY ACT.........................36
      7.6.   EMPLOYEE BENEFITS AND PLANS........................36
      7.7.   BOARD OF DIRECTORS OF THE SURVIVING CORPORATION....36
      7.8.   TAX STATEMENTS.....................................37
      7.9.   TAX RETURNS........................................37
      7.10.  TRANSFER TAXES.....................................37
      7.11.  PDP STOCK OPTIONS..................................37
      7.12.  MARKETING AND DISTRIBUTION ARRANGEMENTS............37
      7.13.  NAME CHANGE FOR PASADENA FUNDS.....................37
      7.14.  NAMES OF PASADENA AND PASADENA SUBSIDIARIES AND
             LOCATION OF OFFICES................................37
      7.15.  OPERATION OF  PASADENA AS A SEPARATE ENTITY........38
      7.16.  CHANGES IN INVESTMENT MANAGEMENT FEES..............38
      7.17.  PHL GUARANTEE......................................38
      7.18.   SHAREHOLDER INDEBTEDNESS..........................38
      7.19.  FURTHER ASSURANCES.................................38


ARTICLE 8 - CONDITIONS..........................................38
      8.1.   CONDITIONS TO OBLIGATIONS OF PASADENA..............38
      8.2.   CONDITIONS TO OBLIGATIONS OF PDP...................39


ARTICLE 9 - TERMINATION.........................................41
      9.1.   TERMINATION........................................41
      9.2.   EFFECT OF TERMINATION AND ABANDONMENT..............42


ARTICLE 10 - MISCELLANEOUS......................................42
      10.1.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.........42
      10.2.  INDEMNIFICATION....................................42
      10.3.  EXPENSES...........................................44
      10.4.  NOTICES............................................44
      10.5.  COUNTERPARTS.......................................46
      10.6.  GOVERNING LAW......................................46
      10.7.  WAIVER; AMENDMENT..................................46
      10.8.  ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES;
             ETC................................................46
      10.9.  CONSENT TO JURISDICTION............................46

===================================================================
4
===================================================================



           AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of the 9th day of June, 1997, by and among PHOENIX DUFF & PHELPS CORPORATION, a Delaware corporation ("PDP"), PHOENIX APOLLO CORP., a California corporation ("Acquisition Sub"), and PASADENA CAPITAL CORPORATION, a California corporation ("Pasadena").


                              W I T N E S S E T H:


           WHEREAS, the Board of Directors of Pasadena has determined that the merger of Acquisition Sub with and into Pasadena, upon the terms and subject to the conditions set forth in this Agreement (the "Merger"), is in the best interests of Pasadena and its shareholders; and

           WHEREAS, the Boards of Directors of PDP and Acquisition Sub have determined that the Merger is in the best interests of PDP and Acquisition Sub and their respective stockholders.

           NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound thereby, the parties hereto hereby agree as follows:


                        ARTICLE 1ARTICLE1-DEFINITIONS""1"

                                   DEFINITIONS

           1.1. Defined    Terms1.1.DefinedTerms""2".    As    used
herein, the terms below shall have the following meanings:

           "Acquisition Sub" has the meaning given such term in the recitals.

           "Action" means any claim, action, suit, proceeding, investigation, inspection, examination or audit, whether at law or in equity, or by or before any court, arbitrator, arbitration panel or Governmental Entity.

           "Adjusted Assets" means, as of the applicable date, the aggregate amount of all consolidated balance sheet assets of Pasadena, including, but not limited to, (i) deferred dealer commissions at the book value thereof, (ii) equity notes receivable at book value, (iii) the aggregate exercise price of all unexercised stock options which are exercisable and (iv) the aggregate Unit Base Amount of all Share-Linked Units, but excluding (x) intangibles net of amortization and (y) property and equipment net of amortization.

           "Adjusted Liabilities" means the sum of (i) the aggregate of all consolidated balance sheet liabilities of Pasadena as of the applicable date, including, but not limited to, (x) any payments due on Closing to Putnam, Lovell & Thornton Inc. or Michael Hermann as brokers and (y) any signing bonuses due on Closing under the Employment Agreements, and (ii) $2.0 million.

           "Advisers  Act"  means the  Investment  Advisers  Act of
1940, as amended.

           "Affiliate" means, when used with respect to a specified Person, another Person that, either directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. As used herein, the term "control" means the power through the ownership of voting securities or other equity interests, contract or otherwise to direct the affairs of another Person.

           "Agreement" has the meaning given such term in the recitals.

           "Audited Balance Sheets" means the audited consolidated balance sheets of Pasadena and the Pasadena Subsidiaries as of December 31, 1996, 1995 and 1994, together in each case with the related notes thereto and the related unqualified reports of the Pasadena Accountants.

           "Audited Financial Statements" means the Audited Balance Sheets and the audited consolidated statements of operations, changes in stockholders' equity and cash flows of Pasadena and the Pasadena Subsidiaries for the years ended December 31, 1996, 1995 and 1994, together in each case with the related notes thereto and the related unqualified reports of the Pasadena Accountants.

           "CGCL" means the California General Corporation Law.

           "Client"  means any  client  to which  Pasadena  provides  investment
management,   investment   advisory,   including   sub-advisory,   underwriting,
distribution or administrative services on the date of this Agreement.

           "Closing"   and   "Closing   Date"  have  the   meanings
specified in Section 2.2 hereof.

           "Closing  Balance  Sheet" has the meaning  specified  in
Section 3.6(a) hereof.

           "Closing   Merger   Payment   Amount"  has  the  meaning
specified in Section 3.5(c) hereof.

           "Closing Run Rate Percentage" means the quotient (expressed as a decimal rounded to two decimal places) obtained by dividing the Closing Run Rate Revenues by the Reference Run Rate Revenues.

           "Closing Run Rate Revenues" means, as of the Determination Date, an amount equal to the sum of (i) for each account under management by Pasadena or a Pasadena Subsidiary as of the Determination Date (other than the Pasadena Funds), the product of (x) the total amount of assets in such account on December 31, 1996 (or, in the case of an account established after December 31, 1996, the initial investment in such account on the date of its establishment), plus the total amount of asset additions to such account from January 1, 1997 (or, in the case of new accounts, from the date of establishment) to the Determination Date, minus the total amount of asset withdrawals from such account for such period, multiplied by (y) the per annum management fee rate for such account in effect on the Determination Date and (ii) for each of the Pasadena Funds, the product of (x) the assets invested in such Pasadena Fund as of December 31, 1996 plus the total amount of asset additions to such Pasadena Fund from January 1, 1997 to the Determination Date minus the total amount of asset withdrawals from such Pasadena Fund for such period multiplied by (y) the Mutual Fund Fee Percentage for such Pasadena Fund in effect on the Determination Date. Notwithstanding the foregoing, there shall be excluded from the calculation of Closing Run Rate Revenues the aggregate amount, if any, of the assets in all accounts under management with assets in excess of $500,000 as to which Pasadena or a Pasadena Subsidiary has been informed prior to the Closing Date of the intention of the Clients owning such accounts to terminate their Investment Contracts or to withdraw all or the substantial portion of the assets in such accounts within six months after such date.
           "Code" means the Internal Revenue Code of 1986, as such may be amended from time to time.

           "Common Stock Equivalents" means, collectively, (i) all shares of Pasadena Common Stock issued and outstanding immediately prior to the Effective Time, and (ii) without duplication of the shares specified in clause (i), all shares of Pasadena Common Stock issuable upon exercise of any Options outstanding immediately prior to the Effective Time, including all Share-Linked Units immediately prior to the Effective Time.

           "Common Stock Equivalent Number" means the total number of Common Stock Equivalents as of the Effective Time.

           "Compensation Allocation Agreement" means the Compensation Allocation Agreement among PDP, Pasadena, J. Roger Engemann, James E. Mair and John S. Tilson in the form attached hereto as Exhibit A.

           "Consolidated Net Income" means, for any period, the aggregate of the net income (loss) of the Surviving Corporation and its subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded from the calculation of Consolidated Net Income both (i) any corporate office allocation expense of PDP and (ii) amortization expense of intangible assets of PDP (or of the Surviving Corporation through the application of "push-down" accounting principles) arising from the consummation of the Merger.

           "Contingent Merger Payment" has the meaning specified in Section 3.7(a) hereof.

           "Contingent   Merger   Payment  Time"  has  the  meaning
specified in Section 3.7(g) hereof.

           "Damages" means costs, losses (including, without limitation, diminution in value and losses from suspensions of operations), liabilities, damages, lawsuits, deficiencies, claims, Taxes and expenses (whether or not arising out of third-party claims or governmental examinations, inspections or audits), including, without limitation, interest, penalties, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing, provided that any Damages shall be calculated net of the amount of any tax benefits (including, without limitation, in the case of Damages specified in Section 10.2(b) hereof, any tax benefit realized as a result of shifting a tax item from one taxable period to another) or recovery, settlement or otherwise under any insurance coverage or third-party claim resulting from or related to the matter giving rise to such Damages. The term "Damages" as used herein is not limited to matters asserted by third parties against any of the PDP Indemnitees, but includes Damages incurred or sustained by the PDP Indemnitees in the absence of third party claims.

           "Determination   Date"  means  the  fifth  business  day
preceding the Closing Date.

           "Disclosure Schedule" means a schedule executed and delivered by Pasadena to PDP concurrently herewith which sets forth the exceptions to the representations and warranties contained in Article 4 hereof and certain other information called for by Article 4 hereof and other provisions of this Agreement. If a document or matter is disclosed in the Disclosure Schedule in connection with any representation or warranty made in this Agreement, such document or matter shall not be deemed to be disclosed in the Disclosure
Schedule in connection with any other representation or warranty except where specific repetition or cross-reference is made.

           "Earn-Out  Amount" has the meaning  specified in Section
3.7(b) hereof.

           "Earn-Out   Statement"  has  the  meaning  specified  in
Section 3.8(a) hereof.

           "Effective  Time" has the meaning  specified  in Section
2.2 hereof.
           "Election  Notice" has the meaning  specified in Section
3.7(b) hereof.

           "Employment  Agreements"  has the meaning  specified  in
Section 8.2(j) hereof.

           "Estimated Closing Run Rate Percentage" means the quotient (expressed as a decimal rounded to two decimal places) obtained by dividing the Estimated Closing Run Rate Revenues by the Reference Run Rate Revenues.

           "Estimated  Closing Run Rate  Revenues" has the meaning  specified in
Section 3.5 hereof.

           "Excess Capital Amount" means the excess, if any, of (i) Adjusted Assets over (ii) Adjusted Liabilities, as of the Settlement Time.

           "Exchange  Act"  means the  Securities  Exchange  Act of
1934, as amended.

           "Fifth Anniversary Measurement Date" has the meaning specified in Section 3.7(f) hereof.

           "Fourth Anniversary Earn-Out Maximum" has the meaning specified in Section 3.7(e) hereof.

           "Fourth Anniversary Measurement Date" has the meaning specified in Section 3.7(e) hereof.

           "Fund Services" means Pasadena Fund Services, Inc., a California corporation, and a Pasadena Subsidiary.

           "GAAP" means United States generally accepted accounting principles consistently applied.

           "Governmental Entity" means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

           "Historical  Financial  Statements"  means  the  Audited
Financial  Statements  and  the  Unaudited  Financial   Statements,
collectively.

           "HSR Act" means The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

           "Indemnification Threshold" means $500,000.

           "Investment Company Act" means the Investment Company Act of 1940, as amended.

           "Investment Contract" means a contract or agreement in effect on the date hereof, together with any such contract or agreement entered into after the date hereof, relating to Pasadena's or any Pasadena Subsidiary's rendering of investment management or investment advisory services, including sub-advisory services, underwriting or distribution services or any administrative or other services to any Person.

           "IRS" means the United States Internal Revenue Service.

           "Lien" means any lien, pledge, claim, option, charge, easement, security interest, right-of-way, encumbrance or other right of any third party.

           "Measurement Date" means the third, fourth and fifth anniversaries of the Closing Date.

           "Merger"  has  the  meaning   given  such  term  in  the
recitals.

           "Mutual Fund Fee Percentage" means for each Pasadena Fund the annual management fee rate, expressed as a decimal, charged by Pasadena and the Pasadena Subsidiaries to such Pasadena Fund, as in effect on the date in question.

           "1989 Stock Plan" means the Pasadena Capital Corporation 1989 Stock Plan, as amended.

           "Noncompetition/Nonsolicitation   Agreements"   has  the
meaning specified in Section 8.2(k) hereof.

           "Notice  of  Dispute"  has  the  meaning   specified  in
Section 3.8 hereof.

           "OCC" means the Office of the Comptroller of the Currency.

           "Old  Certificates" has the meaning specified in Section
3.2 hereof.

           "Organizational Documents" means the respective certificates of incorporation, articles of incorporation and by-laws, as the case may be, of Pasadena and each Pasadena Subsidiary, as in effect on the date of this Agreement.

           "Option" means any security, right, warrant, option, Share-Linked Unit or other contractual right that gives any Person the right to (i) purchase or otherwise receive or be issued any shares of capital stock of Pasadena or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of Pasadena or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of Pasadena, including, without limitation, any rights to participate in the equity, income or election of directors or officers of Pasadena.

           "Pasadena" has the meaning given such term in the recitals.

           "Pasadena Accountants" means Coopers & Lybrand L.L.P. or any future certified public accountants to Pasadena.

           "Pasadena Common Stock" means the common stock, no par value, of Pasadena.

           "Pasadena Fund" means a registered investment company, as defined in the Investment Company Act, or any foreign equivalent, for which Pasadena or any Pasadena Subsidiary provides investment advisory or sub-advisory services, underwriting or distribution services or administrative or other services. Each Pasadena Fund is identified in the Disclosure Schedule.

           "Pasadena Material Adverse Effect" means a material adverse effect on the business, operations, assets, condition (financial or otherwise) or results of operations of Pasadena and the Pasadena Subsidiaries, taken as a whole, or Pasadena's ability to consummate the transactions contemplated by this Agreement.

           "Pasadena Subsidiary" means any corporation, partnership or other Person of which Pasadena directly or indirectly owns a majority of the voting stock or other equity interests or which is required to be consolidated with Pasadena under GAAP.
           "PDP" has the meaning given such term in the recitals.

           "PDP  Indemnitees" has the meaning  specified in Section
10.2(a) hereof.

           "PDP Material Adverse Effect" means a material adverse effect on the business, operations, assets, condition (financial or otherwise) or results of operations of PDP and its subsidiaries, taken as a whole, or PDP's ability to consummate the transactions contemplated by this Agreement.

           "PDP Stock Option Plan" means the Phoenix Duff & Phelps Corporation 1992 Long-Term Stock Incentive Plan.

           "PEPCO" means Phoenix Equity Planning Corporation, a Connecticut corporation and a wholly-owned subsidiary of PDP.

           "Person" means an individual, firm, trust, association, corporation, partnership, limited liability company, Governmental Entity or other entity.

           "PIC"  means  Phoenix  Investment  Counsel,   Inc.,  a  Massachusetts
corporation and an indirect, wholly-owned subsidiary of PDP.

           "Plans" means the Pasadena Capital Corporation 1995 Equity Incentive Plan, the 1989 Stock Plan, the Pasadena Capital Corporation Employee Stock Ownership Plan, as amended, the Pasadena Capital Corporation Employee Stock Ownership Trust and the Pasadena Capital Corporation 401(k) Plan and Trust, collectively.

           "Post-Closing  Merger  Payment"  means any payment  made  pursuant to
Section 3.6 hereof.

           "Post-Closing Merger Payment Amount" means the applicable amount determined in accordance with the provisions of Section 3.6 hereof.

           "Post-Closing Merger Payment Time" has the meaning specified in Section 3.4 hereof.

           "Post-Closing  Statement"  has the meaning  specified in
Section 3.4 hereof.

           "Reference Run Rate Revenues" means $39,100,000.

           "Related  Agreements"  means the Employment  Agreements,
the       Noncompetition/Nonsolicitation       Agreements,      the
Indemnification  Escrow Agreement and the  Compensation  Allocation
Agreement.

           "Representative" means any officer, director, principal, attorney, agent, employee or other representative.

           "Restricted  Payments"  has  the  meaning  specified  in
Section 3.10(a) hereof.

           "SEC" means the United  States  Securities  and Exchange
Commission.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Settlement   Auditor"  has  the  meaning  specified  in
Section 3.8 hereof.

           "Settlement Time" means the close of business on the business day immediately preceding the day on which the Effective Time occurs.

           "Shareholder Representative" means J. Roger Engemann or in the event of his unwillingness or inability to continue serving as Shareholder Representative, such person as is designated in writing by those members of the Board of Directors of the Surviving Corporation other than the members designated by PDP, who acknowledges acceptance of such designation in a writing delivered to PDP.

           "Shareholders"   means  the   shareholders  of  Pasadena  and,  where
appropriate, shall include the holders of Options, in each case, immediately prior to the Effective Time.

           "Share-Linked Units" has the meaning specified in the Share-Linked Unit Agreements.

           "Share-Linked Unit Agreements" means the Share-Linked Unit Agreements dated as of the date of this Agreement between Pasadena and the recipients thereof.

           "Stockholder Indemnification Agreement" has the meaning specified in Section 8.2(m) hereof.

           "Strike Date" means a Measurement Date specified by the Shareholder Representative in accordance with Section 3.7 hereof.

           "Surviving  Corporation"  has the meaning  specified  in
Section 2.1 hereof.

           "Tax" or "Taxes" means (i) all forms of taxation, charges, levies or other assessments, whether direct or indirect and whether levied by reference to net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding (whether with respect to receipts or payments), payroll, privilege, employment, including benefits or cost of benefits provided or deemed by applicable law to be provided to employees, excise, severance, capital gains, transfer gains, stamp, occupation, premium or similar tax measured by insurance premiums, real and personal property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, and any interest or any penalty, addition to tax or additional amount, imposed by any Taxing Authority, (ii) liability, whether to a Taxing Authority or pursuant to an agreement with or legal obligation to any person or entity, for the payment of any amounts of the type described in clause (i) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period and (iii) liability for the payment of any amounts of the type described in clause (i) or (ii) of this definition as a result of an express or implied obligation to indemnify any other Person.

           "Taxing   Authority"   means   a   Governmental   Entity
responsible for the imposition of Taxes.

           "Third Anniversary Earn-Out Maximum" has the meaning specified in Section 3.7(d) hereof.

           "Third Anniversary Measurement Date" has the meaning specified in Section 3.7(d) hereof.

           "Total Run Rate Payment Amount" has the meaning specified in Section 3.6(b) hereof.

           "Trust Company" means Pasadena National Trust Company, a national banking association.

           "Unaudited Financial Statements" means the unaudited consolidated balance sheet of Pasadena and the Pasadena Subsidiaries at March 31, 1997 and the related unaudited consolidated statement of operations of Pasadena and the Pasadena Subsidiaries for the three months ended March 31, 1997.

           "Unit Base Amount" has the meaning specified in the Share-Linked Unit Agreements.

           1.2. Other Defined Terms1.2.OtherDefinedTerms""2". The following terms shall have the meanings defined for such terms in the Sections set forth below:

      Term                                Section

Benefit Arrangement                           4.19
Benefit Plans                                 4.19
Client Consents                               6.2(b)
Confidentiality Agreement                     7.2(b)
Direction Statement                           6.4
Effective Time                                2.2
ERISA                                         4.19
ERISA Affiliates                              4.19
ERISA Pension Plan                            4.19
ERISA Welfare Plan                            4.19
Escrow Agent                                  3.4
Escrow Amount                                 3.4
ESOP                                          3.8 (f)
ESOP Committee                                3.8(f)
ESOP Trust                                    3.8(f)
ESOP Trustee                                  3.8(f)
Fund Financial Statement                      4.21(i)
Fund Tax Returns                              4.21(g)
Indemnification Escrow Agreement              3.4
Indemnified Party                            10.2(f)
Indemnifying Party                           10.2(f)
Information                                   7.2(b)
Multiemployer Plan                            4.19
Neutral Accountants                           3.6(a)
Pasadena Fund Agreements                      4.21(a)
PDP Credit Facility                           7.17
PDP Indemnitees                              10.2(a)
PHL                                           7.17
PHL Guarantee                                 7.17
Principals                                    8.2(j)
Restricted Period                             3.10(a)
Rights                                        4.2
Shareholders Meeting                          6.3
Successor Plan                                3.8(e)
Tax Returns                                   4.18(a)


                         ARTICLE 2ARTICLE2-THEMERGER""1"

                                   THE MERGER

           2.1. The Merger2.1.TheMerger""2". Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Acquisition Sub shall be merged with and into Pasadena in accordance with the provisions of Section 1103 of the CGCL and the separate existence of Acquisition Sub shall thereupon cease. Pasadena shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation") and shall continue to be governed under the laws of the State of California and the name of the Surviving Corporation shall remain "Pasadena Capital Corporation." Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the Merger (a) the Surviving Corporation shall thereupon and thereafter possess all of the estate, property, rights, privileges, powers and franchises of each of the constituent corporations; and all property, real, personal and mixed, and all debts due on whatever account to any of them, as well as all stock subscription and other choses in action belonging to each of the constituent corporations, shall be transferred to and vested in the Surviving Corporation without further act or deed; and all claims, demands, property and other interests shall be the property of the Surviving Corporation and the title to any real estate or any interest therein, vested in any of such constituent corporations, shall not revert or be in any way impaired by reason of the Merger, but shall be vested in the Surviving Corporation as provided by the laws of the State of California and (b) the Surviving Corporation shall thenceforth be responsible and liable for all of the liabilities, obligations and penalties of each of the corporations so merged, as if the Merger had not taken place.

           2.2. Effective Time; Closing2.2.EffectiveTime;Closing""2". The consummation of the Merger (the "Closing") shall take place (i) at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038 at 10:00 a.m., New York City time, on such date as PDP shall notify Pasadena in writing not less than five days prior thereto, which date shall not be more than 10 days after the last of the conditions set forth in Article 8 hereof shall be satisfied or waived in accordance with this Agreement or (ii) at such other place, time and date as the parties hereto shall agree (such date being the "Closing Date"). Prior to the Closing, Acquisition Sub and Pasadena shall execute and deliver to the Secretary of State of the State of California a Certificate of Merger in proper form for filing under the CGCL. The Merger shall become effective at such time (the "Effective Time") as the Certificate of Merger is filed with the Secretary of State of the State of California.

           2.3.              Articles             of              Incorporation;
By-Laws2.3.ArticlesofIncorporation;By-Laws""2". At the Effective Time, (i) the Articles of Incorporation of Acquisition Sub, as in effect immediately prior to the Effective Time, the form of which is attached hereto as Exhibit B, shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time, and (ii) the By-Laws of Acquisition Sub, as in effect immediately prior to the Effective Time, the form of which is attached hereto as Exhibit C, shall be the By-Laws of the Surviving Corporation after the Effective Time, in each case until duly amended in accordance with their respective terms and applicable law.

           2.4. Directors and Officers. At the Effective Time, the persons named on Exhibit D shall become the directors of the Surviving Corporation, and the officers of Pasadena immediately prior to the Effective Time shall become the officers of the Surviving Corporation, each such director and officer to hold office from the Effective Time until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation and applicable law.

           2.5. Further Action. If at any time after the Effective Time, PDP shall consider that any further deeds, assignments, conveyances, agreements, documents, instruments or assurances in law or any other things are necessary or desirable to vest, perfect, confirm or record in the Surviving Corporation the title to any property, rights, privileges, powers and franchises of Pasadena to be acquired by the Surviving Corporation by reason of, or as a result of, the Merger, or otherwise to carry out the provisions of this Agreement, the Board of Directors and officers of Pasadena last in office shall, to the extent then permitted so to do by applicable law, execute and deliver upon PDP's reasonable request, any and all deeds, assignments, conveyances, agreements, documents, instruments or assurances in law, and do all other things necessary or proper to vest, perfect, confirm or record title to such property, rights, privileges, powers and franchises in the Surviving Corporation, and otherwise carry out provisions of this Agreement.



ARTICLE3-CONVERSIONORCANCELLATIONOFSECURITIESOFTHECONSTITUENTCORPORATIONS""1"

             CONVERSION OR CANCELLATION OF SECURITIES
         OF THE CONSTITUENT CORPORATIONS; MERGER PAYMENTS


           3.1. Effect on Capital Stock of the Constituent Corporations3.1.EffectonCapitalStockoftheConstituentCorporations""2". At the
Effective Time, by virtue of the Merger and without any action on the part of any holder of any shares of capital stock or any other Person:

           (a) Capital Stock of Acquisition Sub. Each share of the capital stock of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

           (b) Cancellation of Pasadena Common Stock Held in Treasury. All shares of Pasadena Common Stock, if any, that are owned directly or indirectly by Pasadena as treasury stock shall be canceled, and no consideration shall be delivered in exchange for such shares.

           (c) Conversion of Outstanding Pasadena Common Stock. Each share of Pasadena Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive from the Surviving Corporation
(i) at the Effective Time, subject to Sections 3.1(e) and (f) hereof, an amount in cash equal to the quotient obtained by dividing (x) the Closing Merger Payment Amount by (y) the Common Stock Equivalent Number, (ii) at the
Post-Closing Merger Payment Time, an amount in cash equal to the quotient obtained by dividing (x) the Post-Closing Merger Payment Amount, if any, by (y) the Common Stock Equivalent Number, and (iii) at each Contingent Merger Payment Time, an amount in cash equal to the quotient obtained by dividing (x) the Contingent Merger Payment, if any, by (y) the Common Stock Equivalent Number. With respect to the amount described in clause (i) of the immediately preceding sentence, at the Effective Time a portion of such amount corresponding to the ratio (rounded to two decimal places) of the Escrow Amount to the Closing Merger Payment Amount shall be delivered to the Escrow Agent pursuant to Section 3.4 hereof and the balance of such amount shall be paid, subject to Section 3.2 hereof, to the Person entitled thereto.

           (d) Exercise or Cancellation of Options. Each Option outstanding immediately prior to the Effective Time which is then exercisable (or in the case of Share-Linked Units, eligible for realization) in accordance with its terms shall be converted into the right to receive from the Surviving Corporation (i) at the Effective Time, subject to Section 3.1(f) hereof, an amount in cash equal to the difference between (x) the product of (A) the quotient obtained by dividing (1) the Closing Merger Payment Amount by (2) the Common Stock Equivalent Number, multiplied by (B) the number of shares of Pasadena Common Stock for which such Option was exercisable immediately prior to the Effective Time, and (y) the aggregate unpaid exercise price of such Option (or, in the case of Share-Linked Units, the aggregate Unit Base Amount of such Share-Linked Units), (ii) at the Post-Closing Merger Payment Time, an amount in cash equal to the product of (x) the quotient obtained by dividing (1) the Post-Closing Merger Payment, if any, by (2) the Common Stock Equivalent Number, multiplied by (y) the number of shares of Pasadena Common Stock for which such Option was exercisable (or, in the case of Share-Linked Units, the number of Share-Linked Units) immediately prior to the Effective Time, and (iii) at each Contingent Merger Payment Time, an amount in cash equal to the product of (x) the quotient obtained by dividing (1) the Contingent Merger Payment, if any, by
(2) the Common Stock Equivalent Number, multiplied by (y) the number of shares of Pasadena Common Stock for which such Option was exercisable (or, in the case of Share-Linked Units, the number of Share-Linked Units) immediately prior to the Effective Time. With respect to the amount described in clause (i) of the immediately preceding sentence, at the Effective Time a portion of such amount corresponding to the ratio (rounded to two decimal places) of the Escrow Amount to the Closing Merger Payment Amount shall be delivered to the Escrow Agent pursuant to Section 3.4 hereof and the balance of such amount shall be paid, subject to Section 3.2 hereof, to the Person entitled thereto. Each Option outstanding immediately prior to the Effective Time which is not then exercisable in accordance with its terms shall be canceled and no consideration shall be delivered therefor.

           (e) Right of Offset for Certain Indebtedness. In the case of any holder of Pasadena Common Stock or other Pasadena Common Stock Equivalents who is indebted to Pasadena as of the Closing Date, the Surviving Corporation shall be authorized to deduct the amount of such unpaid indebtedness from the amount payable to such holder pursuant to clause (i) of Section 3.1(c) hereof or clause
(i) of Section 3.1(d) hereof, as the case may be.

           (f) Dissenting Shares. Each share of Pasadena Common Stock the holder of record of which has exercised and perfected appraisal rights under the CGCL shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the CGCL.

           (g) Cash Payments. All cash payments to be made under this Agreement shall be made, to the extent practicable, by wire transfer in immediately available funds in accordance with written instructions furnished to Acquisition Sub or to the Surviving Corporation, as applicable, by the Person entitled thereto.

           3.2. Surrender of Certificates3.2.SurrenderofCertificates""2". At the Effective Time, each Person who is a holder of Common Stock Equivalents shall be vested with the right to receive from the Surviving Corporation the amounts set forth in Section 3.1 above at the respective times set forth therein, in exchange for the surrender by such Person of all certificates held of record by such Person, or such Person's legal successor, heir or administrator, that prior to the Effective Time represented outstanding shares of Pasadena Common Stock or other Pasadena Common Stock Equivalents (the "Old Certificates"), accompanied by such other documents of transfer as the Surviving Corporation reasonably may require, or an executed affidavit of lost certificate and indemnity agreement in form and substance reasonably acceptable to PDP. Following surrender, each Old Certificate shall be retired.

           3.3. Termination of Ownership Rights in Pasadena Common Stock Equivalents3.3.TerminationofOwnershipRightsinPasadenaCommonStockEquivalents""2".
Subject to the terms of this Agreement, the Closing Merger Payment shall be deemed to have been paid in full satisfaction of all rights pertaining to all shares of Pasadena Common Stock and all Options then outstanding (other than any shares the holders of record of which have exercised and perfected appraisal rights under the CGCL). At the Effective Time, the stock transfer books of Pasadena shall be closed and no transfer of shares of Pasadena Common Stock shall thereafter be made.

           3.4. Escrow3.4.Escrow""2". On the Closing Date, as part of the Closing Merger Payment Amount, PDP shall deliver to a mutually acceptable bank acting as escrow agent (the "Escrow Agent"), $10.0 million in cash (the "Escrow Amount"). The Escrow Amount shall be held pursuant to the terms of the Indemnification Escrow Agreement to be dated as of the Closing Date among PDP, Acquisition Sub, Pasadena and the Escrow Agent substantially in the form attached hereto as Exhibit E (the "Indemnification Escrow Agreement"). The Indemnification Escrow Agreement shall provide for the Escrow Amount to be set aside and held by the Escrow Agent, subject to the terms and conditions set forth in the Indemnification Escrow Agreement. The Escrow Amount shall be distributed to PDP or the holders of Common Stock Equivalents as of the Effective Time at the times and upon the terms and conditions set forth in the Indemnification Escrow Agreement.

           3.5. Determination    of   Closing   Merger   Payment
Amount3.5.DeterminationofClosingMergerPaymentAmount""2".

           (a) At least five business days prior to the Closing Date, Pasadena shall advise PDP in writing of Pasadena's good faith estimate of the Closing Run Rate Revenues and shall provide PDP with evidence reasonably acceptable to PDP to support the reasonableness of such estimate. The amount so estimated is hereinafter referred to as the "Estimated Closing Run Rate Revenues."

           (b) In the event that the Estimated Closing Run Rate Percentage is less than .80 or greater than 1.20, the parties hereto shall negotiate in good faith to reach agreement on the Closing Merger Payment Amount.

           (c) In the event that the Estimated Closing Run Rate Percentage is greater than or equal to .80 and less than or equal to 1.20, then the aggregate amount payable by PDP pursuant to Sections 3.1(c)(i) and 3.1(d)(i) hereof on the Closing Date (the "Closing Merger Payment Amount") shall be the amount set forth on Exhibit F hereto.

           3.6. Determination  of  Post-Closing   Merger  Payment
Amount3.6.DeterminationofPost-ClosingMergerPaymentAmount""2".

           (a) Within 60 days after the Closing Date, the Surviving Corporation shall (i) cause the Pasadena Accountants to prepare and deliver to PDP and the Shareholder Representative an audited consolidated balance sheet of Pasadena and the Pasadena Subsidiaries as of the Settlement Time (the "Closing Balance Sheet") prepared in a manner consistent with the Audited Balance Sheets, together with the accountants report thereon, and (ii) prepare and deliver a statement (the "Post-Closing Statement"), reviewed by the Pasadena Accountants, setting forth (x) the Closing Run Rate Revenues and the Closing Run Rate
Percentage and (y) the Excess Capital Amount. PDP and the Shareholder Representative shall have a period of 30 days after delivery of the Closing Balance Sheet and the Post-Closing Statement to present in writing to each other and the Pasadena Accountants any objections to the Closing Balance Sheet and the Post-Closing Statement, which objections shall be set forth in reasonable detail; provided, however, that if the Shareholder Representative and PDP mutually agree in writing that they have no objections, then the 30-day period shall terminate as of the date of such mutual agreement. If no objections are raised within such 30-day period, the Closing Balance Sheet and the Post-Closing Statement shall be deemed accepted and approved by PDP and the Shareholder Representative and shall be final, binding and conclusive upon PDP, the Surviving Corporation, the Shareholder Representative and the Shareholders. If PDP or the Shareholder Representative shall object in any respect as to the Closing Balance Sheet and the Post-Closing Statement within the 30-day period described above, PDP, the Shareholder Representative and the Surviving Corporation shall seek in good faith to resolve in writing the matter or matters in disagreement. If PDP, the Shareholder Representative and the Surviving Corporation resolve the matter or matters in disagreement, PDP, the Shareholder Representative and the Surviving Corporation shall either confirm or revise the Closing Balance Sheet and the Post-Closing Statement as prepared by the Pasadena Accountants in writing and such calculations shall be final, binding and conclusive upon PDP, the Surviving Corporation, the Shareholder Representative and the Shareholders. If PDP, the Shareholder Representative and the Surviving Corporation are unable to resolve the matter or matters in disagreement within 10 days following receipt of written notice of objection, then the items in dispute shall be submitted to a mutually agreed upon "big six" accounting firm (the "Neutral Accountants") for resolution, provided that if PDP, the Shareholder Representative and the Surviving Corporation fail to appoint such firm within 10 days after the end of such ten day period, any party may request the American Arbitration Association in Los Angeles, California to appoint an independent firm of certified public accountants of recognized national standing to act as the Neutral Accountants. Each party shall furnish to the Neutral Accountants such workpapers and other documents and information relating to the disputed issues as the Neutral Accountants may request and are available to that party (or its independent public accountants), and each party shall be afforded the opportunity to present to the Neutral Accountants any material relating to the determination and to discuss the determination with the Neutral Accountants. The Neutral Accountants shall be directed to furnish written notice to PDP, the Shareholder Representative and the Surviving Corporation of their resolution of any disputed issues referred to them as soon as practicable but in no event later than 20 days following the referral of such disputed issues to the Neutral Accountants. The determination by the Neutral Accountants, as set forth in such notice, shall be final, binding and conclusive upon PDP, the Surviving Corporation, the Shareholder Representative and the Shareholders. The fees and expenses of the Pasadena Accountants relating to the preparation of the Closing Balance Sheet and the Post-Closing Statement and of the Neutral Accountants, if any, shall be paid by PDP with 50% of such amounts being treated as accrued liabilities as of the Settlement Time for purposes of determining the Excess Capital Amount.

           (b) The "Total Run Rate Payment Amount" shall be determined based on the Closing Run Rate Percentage as set forth on Exhibit G hereto.

           (c) The "Post-Closing Merger Payment Amount" to be paid in cash by the Surviving Corporation shall be equal to the sum of (i) the Excess Capital Amount, if any, (ii) the difference, if any, between the Total Run Rate Payment Amount and the Closing Merger Payment Amount and (iii) interest at the rate of 6.0% per annum on the amounts referred to in clauses (i) and (ii) of this
Section 3.6(c) from the Closing Date to the Post-Closing Merger Payment Time.

           (d) The Post-Closing Merger Payment Amount shall be paid within five business days after the amount thereof is finally determined in accordance with
Section 3.6(a) hereof. The date on which the Post-Closing Merger Payment Amount is paid is referred to herein as the "Post Closing Merger Payment Time."

           3.7. Contingent                  Merger
Payments3.7.ContingentMergerPayments""2".

           (a) The Surviving Corporation shall pay in cash to the holders of Common Stock Equivalents as of the Effective Time, to be divided among such holders as provided in Section 3.1 hereof, additional amounts (each, a "Contingent Merger Payment"), determined in accordance with this Section 3.7, following any Measurement Date specified by the Shareholder Representative to be a Strike Date as provided in paragraph (b) below.

           (b) The Shareholder Representative may elect that any Measurement Date shall be a Strike Date by giving written notice of such election (an "Election Notice") to the Surviving Corporation within 10 days after the Surviving Corporation furnishes to the Shareholder Representative the Earn-Out Statement for such Measurement Date.

           (c) For each Measurement Date, an amount (each, an "Earn-Out Amount") will be computed as an amount equal to the product of (i) 4.5 multiplied by (ii) the sum of (x) for each account under management by Pasadena or a Pasadena Subsidiary as of such Measurement Date (other than the Pasadena Funds), the product of (1) the average daily assets in such account for the period of twenty business days immediately preceding such Measurement Date multiplied by (2) the per annum management fee rate for such account as in effect on such Measurement Date and (y) for each of the Pasadena Funds, the greater of (1) the product of
(A) the Mutual Fund Fee Percentage for such Pasadena Fund as in effect on the Closing Date multiplied by (B) the assets invested in such Pasadena Fund as of the Closing Date, and (2) the product of (A) .50 multiplied by (B) the Mutual Fund Fee Percentage for such Pasadena Fund, as in effect on such Measurement Date, multiplied by (C) the assets invested in such Pasadena Fund as of such Measurement Date.

           (d) In the event that the Measurement Date occurring on the third anniversary of the Closing Date (such date, the "Third Anniversary Measurement Date") is specified as a Strike Date, then the Contingent Merger Payment for such date shall be equal to the lesser of (i) the excess, if any, of (x) the Earn-Out Amount for the Third Anniversary Measurement Date over (y) the Total Run Rate Payment Amount, and (ii) $50.0 million increased by the amount, if any, by which the Total Run Rate Payment Amount is less than $180.0 million or decreased by the amount, if any, by which the Total Run Rate Payment Amount exceeds $180.0 million (such amount as defined under clause (ii) herein is hereinafter referred to as the "Third Anniversary Earn Out Maximum").

           (e) In the event that the Measurement Date occurring on the fourth anniversary of the Closing Date (such date, the "Fourth Anniversary Measurement Date") is specified as a Strike Date, then the Contingent Merger Payment for such date shall be equal to the lesser of (i) the excess, if any, of (x) the Earn-Out Amount for the Fourth Anniversary Measurement Date over (y) the sum of
(1) the Total Run Rate Payment Amount and (2) the amount of the previous Contingent Merger Payment, if any, and (ii) the product of (x) 1.15 multiplied by (y) the excess, if any, of (1) the Third Anniversary Earn Out Maximum over
(2) the amount of the previous Contingent Merger Payment, if any (such amount as defined under clause (ii) herein is hereinafter referred to as the "Fourth Anniversary Earn Out Maximum").

           (f) In the event that the Measurement Date occurring on the fifth anniversary of the Closing Date (such date, the "Fifth Anniversary Measurement Date") is specified as a Strike Date, then the Contingent Merger Payment for such date shall be equal to the lesser of (i) the excess, if any, of (x) the Earn-Out Amount for the Fifth Anniversary Measurement Date over (y) the sum of
(1) the Total Run Rate Payment Amount and (2) the aggregate amount of all previous Contingent Merger Payments, if any, and (ii) the product of (x) 1.15 multiplied by (y) the excess, if any, of (1) the Fourth Anniversary Earn Out Maximum over (2) the amount of the Contingent Merger Payment, if any, relating to the Fourth Anniversary Measurement Date.

           (g) Each Contingent Merger Payment shall be paid by the Surviving Corporation within 15 days after the date on which the Earn-Out Statement becomes final and binding as provided in Section 3.8 below (the date on which such payment is made is referred to herein as the "Contingent Merger Payment Time"); provided, however, that in the event of any dispute relating to the Earn-Out Statement for any Strike Date, any portion of the Contingent Merger Payment payable based on figures in such Earn-Out Statement that are not in dispute shall be paid by the Surviving Corporation as aforesaid and the balance, if any, of the Contingent Merger Payment, plus interest accrued thereon at the rate of 6.0% per annum, shall be paid by the Surviving Corporation to the Holders of Common Stock Equivalents within seven days after the final resolution of all disputes relating to such Earn-Out Statement.



           3.8. Mechanics           of           Earn-Out
Amount3.8.MechanicsofEarn-OutAmount""2".

           (a) Subject to paragraph (d) of this Section 3.8, as soon as practicable after each Measurement Date, the Surviving Corporation shall deliver to the Shareholder Representative a statement of determination of the Earn-Out Amount (each, an "Earn-Out Statement") as of such Measurement Date. Each Earn-Out Statement shall be prepared by the Surviving Corporation in accordance with the terms of this Agreement.

           (b) If the Shareholder Representative delivers an Election Notice with respect to any such Earn-Out Statement, then the Surviving Corporation shall permit the Shareholder Representative, and its accountants and other authorized representatives, to inspect the financial books and records of the Surviving Corporation during normal business hours within the 30 days following such Election Notice. Any documents delivered to or reviewed by the Shareholder Representative or his representatives pursuant to this paragraph shall be subject to the confidentiality provisions set forth in Section 7.2 hereof.

           (c) The Earn-Out Statement shall become final and binding on the earlier of (i) the date on which the Shareholder Representative notifies the Surviving Corporation in writing that he concurs with the Earn-Out Statement or
(ii) the 40th day following receipt of the Earn-Out Statement by the Shareholder Representative, unless the Shareholder Representative gives written notice that he disputes the Earn-Out Statement (a "Notice of Dispute") to the Surviving Corporation prior to such 40th day. The Shareholder Representative shall not be entitled to deliver a Notice of Dispute with respect to any Earn-Out Statement unless the Shareholder Representative has previously delivered an Election Notice to the Surviving Corporation with respect to the Measurement Date to which such Earn-Out Statement relates. Any Notice of Dispute shall specify in reasonable detail the nature of each dispute so asserted and, to the extent then determinable, the specific dollar amount and basis thereof. If a Notice of Dispute is received by the Surviving Corporation on or prior to such 40th day, then the Earn-Out Statement (as revised in accordance with the remaining provisions of this paragraph) shall become final and binding on the earlier of
(x) the date on which the Surviving Corporation and the Shareholder Representative resolve in writing any differences they have with respect to the matters specified in the Notice of Dispute or (y) the date on which the Settlement Auditor delivers a report to the Surviving Corporation and the Shareholder Representative setting forth its resolution of the disputed matters. During the 15-day period following delivery of a Notice of Dispute, the Surviving Corporation and the Shareholder Representative shall seek in good faith to resolve in writing any differences which they may have with respect to any matter in the Notice of Dispute. If, at the end of such 15-day period, the Shareholder Representative and the Surviving Corporation have been unable to reach agreement on all such matters, the Shareholder Representative and the Surviving Corporation shall jointly designate a "big six" accounting firm (the "Settlement Auditor") to resolve each item disputed by the Shareholder Representative; provided that if the Shareholder Representative and the Surviving Corporation fail to appoint such firm within 10 days after the end of such 15-day period, either party may request the American Arbitration Association in Los Angeles, California to appoint an independent firm of certified public accountants of recognized national standing to act as Settlement Auditor. The Settlement Auditor shall resolve all remaining disputed items and its resolution shall be final and binding on the parties and enforceable in a court of law. The fees and expenses of the Settlement Auditor, if required under this Section 3.8(c), shall be apportioned between the Surviving Corporation and the holders of Common Stock Equivalents as of the Effective Time to reflect the relative differences between the position asserted by each party with respect to each disputed item referred to the Settlement Auditor and the resolution reached by the Settlement Auditor, with the party that is further from such resolution bearing a proportionately greater share of such fees and expenses. If there is more than one such item, the fees and expenses of the Settlement Auditor under this Section 3.8(c) shall be allocated in proportion to their respective amounts.

           (d) Notwithstanding the provisions of paragraph (a) above, the Surviving Corporation shall not be required to deliver an Earn-Out Statement to the Shareholder Representative if the Surviving Corporation has previously made a Contingent Merger Payment the amount of which was limited by the Third Anniversary Earn-Out Maximum or the Fourth Anniversary Earn-Out Maximum.

           (e) On or before the Closing Date, Pasadena shall adopt amendments to the Pasadena Capital Corporation Employee Stock Ownership Plan and Trust (the "ESOP" and the "ESOP Trust," respectively) in connection with the transactions contemplated by this Agreement, and Pasadena and the Surviving Corporation shall submit such amendments to the IRS in order to request a favorable determination letter in connection therewith. The Surviving Corporation also shall adopt any conforming amendments which may be requested or required by the IRS as a condition to issuing such favorable determination letter. Following the
Effective Time, a committee (the "ESOP Committee") shall be appointed by the Surviving Corporation for the purposes of assisting the Surviving Corporation with the preparation and submission of any such amendments to the ESOP, for purposes of handling discussions with the IRS in connection therewith, and for purposes of administering the ESOP during the period beginning immediately after the Effective Time and continuing until all assets have been distributed or transferred from the ESOP. Immediately following the Effective Time, the sole member of the ESOP Committee shall be Paul LeCompte. Distributions of the ESOP's share of the Closing Merger Payment Amount and the Post-Closing Merger Payment shall be made in accordance with the ESOP and the ESOP Trust documents as soon as reasonably practicable following the Closing Date and the Post-Closing Merger Payment Time, as the case may be, but in no event prior to the receipt by the Surviving Corporation of the favorable determination letter from the IRS as described above. PDP hereby agrees to maintain or cause the Surviving Corporation to maintain the ESOP and the ESOP Trust as a frozen retirement plan and trust qualified under Sections 401(a) and 501(a) of the Code for such period of time following the Effective Time as may be necessary in order for the ESOP Trust to receive any Contingent Merger Payments to which it may be entitled pursuant to Sections 3.7 and 3.8 hereof and any payments from the Escrow Account. Alternatively, upon the recommendation of the ESOP Committee and with the approval of PDP, PDP shall terminate or cause the Surviving Corporation to terminate the ESOP and transfer the right to receive any Contingent Merger Payments to another qualified retirement plan (the "Successor Plan") to be established by the Surviving Corporation or Pasadena solely for the benefit of the individuals who are participants in the ESOP as of the Effective Time. Any Contingent Merger Payments received by the ESOP Trust or the Successor Plan, as the case may be, following the Closing Date shall be allocated and distributed to the participants in the ESOP (or to their beneficiaries) as described in such plan and trust documents. When the ESOP Trust, or if the Successor Plan is established, the Successor Plan, shall no longer be entitled to receive any Contingent Merger Payments in accordance with Sections 3.7 and 3.8 hereof and the Indemnification Escrow Agreement, PDP agrees to terminate or to cause the Surviving Corporation to terminate such plan(s) and trust(s) and to arrange for the distribution to the participants thereof (or to their beneficiaries) of any and all assets remaining therein, if any, all in accordance with the applicable plan and trust documents. In connection with the termination of the ESOP or the Successor Plan, as the case may be, and at the direction of the ESOP Committee, PDP shall take or cause the Surviving Corporation to take such action, if any, deemed necessary in order to receive a favorable determination letter from the IRS in connection with the applicable plan's termination, including, without limitation, the filing of Form 5310 with the IRS, the giving of appropriate notices to the plan participants, the adoption of any amendments to the applicable plan which may be required by the IRS and such other actions as may be deemed reasonably necessary in order to terminate such plan(s) and trust(s). Except to the extent PDP or the Surviving Corporation shall determine in good faith that ERISA or applicable law otherwise requires, PDP shall retain or shall cause the Surviving Corporation to retain, for the period described herein, a trustee for the ESOP and, if applicable, the Successor Plan (the "ESOP Trustee"), and the members of the ESOP Committee, and shall name no new members to the ESOP Committee nor select an ESOP Trustee without the express written consent of the Shareholder Representative.

           3.9. PDP to Fund Payments3.9.PDPtoFundPayments""2". PDP agrees to contribute funds to the Surviving Corporation to the extent necessary to enable the Surviving Corporation to make the Closing Merger Payment, any Post-Closing Merger Payment and any Contingent Merger Payment, in each case as and when required hereunder.

           3.10.Restricted Payments3.10.RestrictedPayments""2".

           (a) PDP agrees that until such time as all Contingent Merger Payments are paid in full, without the prior approval of the Shareholder Representative, it will not cause or permit the Surviving Corporation to (i) declare or pay any dividend, or make any distribution, of any kind or character (whether in cash, property or securities) in respect of its capital stock or (ii) purchase, redeem or otherwise acquire any capital stock of the Surviving Corporation or (iii) make any loan, advance or other investment in PDP or any of its subsidiaries (other than subsidiaries of the Surviving Corporation) (the transactions described in clauses (i), (ii) and (iii) being referred to herein as "Restricted Payments"), if at the time thereof, upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from the Closing Date exceeds the sum of:

           (i) an amount equal to (A) 50% of cumulative Consolidated Net Income of the Surviving Corporation (or, in the case Consolidated Net Income of the Surviving Corporation shall be negative, less 100% of such deficit) since the Closing Date through the last day of the month immediately preceding such Restricted Payment for which financial statements of the Surviving Corporation are available (such period, the "Restricted Period") less (B) the sum of (1) cumulative capital expenditures incurred on leasehold improvements (net of depreciation thereof) during the Restricted Period, plus (2) amounts paid during the Restricted Period more than one year from the Closing Date with respect to the liabilities accrued on the Closing Balance Sheet payable to Todd Parrott, Michael Mork and any Taxing Authorities; plus

           (ii) the aggregate net proceeds received by the Surviving Corporation after the Closing Date from the issuance of shares of its capital stock and/or capital contributions to the Surviving Corporation; plus

           (iii)an amount equal to (A) the sum of (1) the cash and cash equivalents, (2) short-term investments and (3) the investments available for sale of Pasadena and the Pasadena Subsidiaries, in each case as shown on the Closing Balance Sheet, less (B) the sum of (1) the liability to Putnam, Lovell & Thornton Inc., (2) the liability to Michael E. Herman,
      (3) the liability for retention payments under the Employment Agreements and (4) the liabilities to Todd Parrott, Michael Mork and any Taxing Authorities payable within one year of the Closing Date, in each case as shown on the Closing Balance Sheet, plus $2.0 million.

           (b) Subject to the provisions of Section 3.10(a), it is the intention of the parties hereto that Restricted Payments shall be authorized and paid or otherwise consummated by action of the Board of Directors of the Surviving Corporation upon the recommendation of those directors who are nominees of PDP.



   ARTICLE 4ARTICLE4-REPRESENTATIONSANDWARRANTIESOFPASADENA""1"

            REPRESENTATIONS AND WARRANTIES OF PASADENA

           Except as set forth on the Disclosure Schedule, Pasadena hereby represents and warrants to PDP and Acquisition Sub, unless limited to a specific date, as of the date of this Agreement and as of the Closing Date, as follows:
           4.1.              Organization,              Standing             and
Authority4.1.Organization,StandingandAuthority""2". Each of Pasadena and the Pasadena Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except for such jurisdictions in which the failure to be duly qualified does not have and would not reasonably be expected to have, either individually or in the aggregate, a Pasadena Material Adverse Effect. Each of Pasadena and the Pasadena Subsidiaries has all necessary corporate power and authority to carry on its business as now conducted, and to own, lease and operate its assets, properties and business. Each of Pasadena and the Pasadena Subsidiaries has all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, the absence of which does not have and would not reasonably be expected to have, either individually or in the aggregate, a Pasadena Material Adverse Effect. Each of Roger Engemann & Associates Inc. and Roger Engemann Management Co., Inc. is a California corporation, is duly registered as an investment adviser under the Advisers Act and is duly registered, licensed or qualified as an investment adviser in all jurisdictions where such registration, licensing or qualification is required in order to conduct its business, except for any failure to be so registered, licensed or qualified that does not have and would not reasonably be expected to have, either individually or in the aggregate, a Pasadena Material Adverse Effect. Fund Services is duly registered as a "broker" and a "dealer" in all jurisdictions where such registration is required in order to conduct its business, except for failures to be so authorized that, either individually or in the aggregate, do not have and would not reasonably be expected to have a Pasadena Material Adverse Effect. All personnel acting on behalf of Fund Services are duly licensed to so act in all jurisdictions where such licensing is required, except for failures to be so licensed that, either individually or in the aggregate, do not have and would not reasonably be expected to have a Pasadena Material Adverse Effect.

           4.2. Subsidiaries4.2.Subsidiaries""2". The Disclosure Schedule lists all of the Pasadena Subsidiaries and the ownership of each Pasadena Subsidiary. Pasadena owns directly or indirectly all equity securities of the Pasadena Subsidiaries (other than the approximately 6 1/2% minority interest in Roger Engemann Management Co., Inc., which will be eliminated prior to the Closing Date in accordance with Section 8.2(p) hereof). No equity securities of any Pasadena Subsidiary are or may become required to be issued (other than to Pasadena) by reason of any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls, obligations or commitments relating to any such equity securities (collectively, "Rights"), and there are no contracts, commitments, understandings or arrangements by which any Pasadena Subsidiary is bound to issue or sell shares of its capital stock or Rights. Except as set forth on the Disclosure Schedule, all of the shares of capital stock of each Pasadena Subsidiary held by Pasadena or a Pasadena Subsidiary (i) are fully paid and nonassessable, and (ii) are owned free and clear of any Lien and are not subject to any Rights and there are no contracts, commitments, understandings or arrangements with respect to any of the foregoing.

           4.3. Authorization4.3.Authorization""2". Pasadena has full corporate power and authority to execute and deliver this Agreement and each of the Related Agreements, and, subject to receiving approval of the Shareholders, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. Subject to such Shareholder approval, this Agreement has been, and each Related Agreement will be, duly and validly approved by all necessary corporate action of Pasadena, and this Agreement is, and each Related Agreement will be, a legal, valid and binding obligation of Pasadena enforceable against Pasadena in accordance with its terms, except, in each case, as limited by the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and by the availability of equitable remedies.

           4.4. Organizational
Documents4.4.OrganizationalDocuments""2". The copies of the Organizational Documents furnished by Pasadena to PDP are true, correct and complete copies thereof and there will have been no subsequent amendments or other modifications of such documents before the Closing, except as otherwise contemplated herein.
           4.5. No Violation4.5.NoViolation""2".

           (a) Neither the execution and delivery of this Agreement or any of the Related Agreements nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with or violate any provision of law, domestic or foreign, or any Organizational Document, (ii) violate any provision of any regulation, order, writ, injunction or decree of any court or Governmental Entity or (iii) violate, conflict with, result in a breach of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation or acceleration of, any lease, license, contract, agreement, commitment or instrument to which Pasadena or any Pasadena Subsidiary is a party or by which Pasadena or any Pasadena Subsidiary or any of their respective assets or properties is bound or subject, or result in the creation or imposition of any Lien upon the capital stock of Pasadena or any Pasadena Subsidiary or upon the assets of any such entity pursuant to the terms of any such agreement or instrument, with such exceptions with respect to the matters referred to in clauses (i), (ii) and (iii) above as do not have and would not reasonably be expected to have, either individually or in the aggregate, a Pasadena Material Adverse Effect or reasonably be expected to prevent consummation of the transactions contemplated hereby, assuming that (w) the Client Consents referred to in Section 6.2(b) hereof are duly obtained, (x) all approvals contemplated by
Article 8 shall have been duly obtained, (y) the consent of the OCC has been obtained for the sale of capital stock of the Trust Company and (z) the provisions of the HSR Act have been complied with and the waiting period thereunder shall have expired or terminated.

           (b) Neither the execution and delivery of the Share-Linked Unit Agreements nor the consummation of the transactions contemplated thereby conflict with or violate the provisions of the ESOP and the ESOP Trust.

           4.6. Governmental
Authorization4.6.GovernmentalAuthorization""2". No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity is required to be made or obtained by Pasadena in connection with the execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby, other than (a) the filing of the Certificate of Merger in accordance with the CGCL and appropriate documents reflecting the occurrence of the Merger with the relevant authorities of other states in which Pasadena is qualified to do business, (b) compliance with any applicable requirements of the HSR Act; (c) compliance with any applicable requirements of the Exchange Act , the Securities Act, the Investment Company Act and the Advisers Act; (d) the filing of amendments or applications relating to Forms BD and ADV filed or to be filed by Pasadena and the Pasadena Subsidiaries, as applicable; (e) compliance with any applicable requirements for the sale of the capital stock of the Trust Company to PDP; and
(f) such other actions, filings, approvals and consents, the failure to make or obtain which does not have and would not reasonably be expected to have, either individually or in the aggregate, a Pasadena Material Adverse Effect.

           4.7. Capital Stock4.7.CapitalStock""2".

           (a) The authorized capital stock of Pasadena consists of 10,000,000 shares of Pasadena Common Stock. There are 1,433,600 shares of Pasadena Common Stock issued and outstanding, an aggregate of 31,250 shares of Pasadena Common Stock reserved for issuance upon exercise of outstanding Options pursuant to the Plans and 6,000 shares of Pasadena Common Stock relating to outstanding Share-Linked Units. The Disclosure Schedule sets forth the names of all individuals holding Options, the number of shares of Pasadena Common Stock subject to such Options and the exercise prices therefor.

           (b) All outstanding shares of Pasadena Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except as set forth on the Disclosure Schedule, there are no outstanding options, warrants, rights (including preemptive rights), commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of the Company, other than as contemplated by this Agreement.

           4.8. Financial Statements4.8.FinancialStatements""2". Pasadena has heretofore delivered to PDP the Historical Financial Statements. The Audited Financial Statements (i) have been prepared in accordance with GAAP, (ii) have been prepared consistent with the books and records of Pasadena and the Pasadena Subsidiaries and (iii) present fairly, in all material respects, the consolidated financial position of Pasadena and the Pasadena Subsidiaries and the consolidated results of their operations and their cash flows indicated thereby at the dates, and for the periods, stated therein. The Unaudited
Financial Statements (i) have been prepared on a basis consistent with the Audited Balance Sheet and the audited consolidated statement of operations of Pasadena and the Pasadena Subsidiaries as of and for the year ended December 31, 1996, (ii) have been prepared consistent with the books and records of Pasadena and the Pasadena Subsidiaries and (iii) present fairly, in all material respects, the consolidated financial position of Pasadena and the Pasadena Subsidiaries and the consolidated results of their operations indicated thereby at the dates, and for the periods, stated therein, subject to normal year-end adjustments and the absence of notes.

           4.9.               Absence               of               Undisclosed
Liabilities4.9.AbsenceofUndisclosedLiabilities""2". Except as set forth on the Disclosure Schedule, neither Pasadena nor any Pasadena Subsidiary has any liability or obligation of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) which is required in accordance with GAAP to be reflected on the Audited Balance Sheet dated December 31, 1996 which was not accrued or disclosed thereon other than liabilities incurred in the ordinary course of business since December 31, 1996.

           4.10.Absence of Certain Changes4.10.AbsenceofCertainChanges""2". Since December 31, 1996, Pasadena and the Pasadena Subsidiaries have conducted their business in the ordinary course in accordance with their customary practices, and, except as contemplated by this Agreement and the Related Agreements, there has not been:

           (a) any event or events or occurrence or occurrences which has had or would reasonably be expected to have, either individually or in the aggregate, a Pasadena Material Adverse Effect;

           (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any capital stock of Pasadena, or any repurchase, redemption or other acquisition by Pasadena or any Pasadena Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, Pasadena;

           (c) any incurrence, assumption or guarantee by Pasadena or any of the Pasadena Subsidiaries of any outstanding amount of indebtedness for borrowed money other than in the ordinary course of business in accordance with their customary practices;

           (d) any transaction or commitment made, or any contract or agreement entered into, by Pasadena or any of the Pasadena Subsidiaries relating to their respective assets or business (including the acquisition or disposition of any assets) or any loss or relinquishment by Pasadena or any of the Pasadena Subsidiaries of any material contract or other material right, other than transactions and commitments in the ordinary course of business in accordance with their customary practices;

           (e)  any material  modifications  or  amendments  to any
Investment   Contracts  or  any  other  material   agreements  with
respect to any Affiliates of Pasadena;

           (f) any material change in any method of accounting or accounting practice or policy or application thereof by Pasadena or any of the Pasadena Subsidiaries;

           (g) any increase in (or commitment, oral or written, to increase) the rate or terms (including, without limitation, any acceleration of the right to receive payment) of compensation payable or to become payable by Pasadena or any of the Pasadena Subsidiaries to their directors, officers, employees or consultants (except increases occurring in the ordinary course of business in accordance with their customary practices), or any new employment agreements or commitments (oral or written) with any of such Persons;

           (h) any increase in (or commitment, oral or written, to increase) the rate or terms (including, without limitation, any acceleration of the right to receive payment) of any bonus, severance, insurance, pension or other employee benefit plan or contract, payment or arrangement made to, for or with any director, officer, employee or consultant of Pasadena or any of the Pasadena Subsidiaries (except increases occurring in the ordinary course of business in accordance with their customary practices), or any new bonus, severance or employee benefit plan, contracts, payments or arrangements with any of such Persons; or

           (i) any suspension of any license or permit issued to Pasadena or any of the Pasadena Subsidiaries or any impairment of their right to conduct business.

           4.11.Litigation4.11.Litigation""2". There is no Action pending or, to the best knowledge of Pasadena, threatened or anticipated (i) against Pasadena or any of the Pasadena Subsidiaries or any of their respective businesses, activities, properties or assets or (ii) relating to or affecting the transactions contemplated by this Agreement or any of the Related Agreements, except as set forth on the Disclosure Schedule. Neither Pasadena nor any Pasadena Subsidiary is in violation of any judgment, order, writ, injunction or decree of any court or Governmental Entity, and there are no unsatisfied judgments against Pasadena or any Pasadena Subsidiary or the business, activities, properties or assets of Pasadena or any Pasadena Subsidiary. There is not a reasonable likelihood of an adverse determination of any pending Actions which would, individually or in the aggregate, be reasonably expected to have a Pasadena Material Adverse Effect.

           4.12.Title to Assets4.12.TitletoAssets""2". Each of Pasadena and the Pasadena Subsidiaries has good, valid and marketable title to, or valid leasehold interests in, all assets and properties purported to be owned, operated, leased or occupied by it, or used in the operation of its business, free and clear of all Liens, except for minor Liens which in the aggregate are not substantial in amount, do not detract from the value of the property or assets subject thereto or interfere with the present or anticipated use thereof and have not arisen other than in the ordinary course of its business. The Disclosure Schedule lists all such material assets and properties and all agreements, leases, instruments, licenses or other arrangements relating thereto. Pasadena has made available for review by PDP true, correct and complete copies of all such agreements, leases, instruments, licenses or other arrangements. Pasadena and each Pasadena Subsidiary has performed all the obligations required to be performed by it with respect to all assets leased by it through the date hereof, except where the failure to perform would not have a Pasadena Material Adverse Effect. The assets owned or leased by Pasadena and the Pasadena Subsidiaries include all assets that are used in the conduct of their respective businesses. Neither Pasadena nor any Pasadena Subsidiary owns any real property.

           4.13.Intellectual
Property4.13.IntellectualProperty""2". Pasadena or a Pasadena Subsidiary is the owner of or has sufficient rights to use trademarks and service marks (whether or not registered), trade names, brand names, patents and copyrights, which individually or in the aggregate are material to the business of Pasadena and the Pasadena Subsidiary as currently conducted, taken as a whole. The Disclosure Schedule lists all such items of intellectual property and all licenses and other agreements relating thereto, including all computer software or other computer systems owned, developed or licensed by Pasadena or any Pasadena Subsidiary. Pasadena has made available to review by PDP true, correct and complete copies of all such licenses and other agreements. There are no claims pending or, to the best knowledge of Pasadena, threatened, that Pasadena or any Pasadena Subsidiary is in violation of any intellectual property rights of any third party.

           4.14.Contracts4.14.Contracts"0"2". The Disclosure Schedule sets forth as of the date hereof a list of (i) all leases for real property, all material leases for personal property and all material agreements, contracts, licenses, commitments and instruments and (ii) summaries of all material oral agreements and contracts to which Pasadena is a party or by which Pasadena or any of its assets or properties is bound or subject. Each such agreement, contract, lease, license, commitment and instrument is in full force and effect and constitutes the legal, valid and binding obligation of Pasadena enforceable in accordance with its terms, except as limited by the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and by the availability of equitable remedies. True, correct and complete copies of all such agreements, contracts, leases, licenses, commitments and instruments (or, in the case of material oral agreements and contracts, a description of the material terms thereof) have been previously made available by Pasadena for review by PDP. Except for leases, contracts, agreements, licenses, commitments or instruments listed on the Disclosure Schedule, neither Pasadena nor any Pasadena Subsidiary is on the date hereof a party to or is or may be bound and none of its respective assets or properties is or may be subject to:

           (a) any contract or agreement not fully performed for the purchase for its own account of any commodity, material, services or equipment, including, without limitation, fixed assets, for a price in excess of $100,000;

           (b) any contract containing covenants limiting the freedom of Pasadena or any Pasadena Subsidiary to compete in any line of business or with any Person;

           (c)  any agreement,  oral or written,  or  understanding
      (i) for cash payments for client solicitations, (ii) in respect of the sale or distribution of shares of the Pasadena Funds or (iii) of the type referred to in Rule 2830(l) of the National Association of Securities Dealers, Inc. Conduct Rules;

           (d) any license agreement (as licensor or licensee) providing for future payments in excess of $100,000 which by its terms does not terminate or is not terminable without penalty by Pasadena or any Pasadena Subsidiary upon notice of 60 days or less;

           (e)  any  indenture,   mortgage,  promissory  note,  loan  agreement,
      guaranty or other agreement or commitment for the borrowing of money, by Pasadena or a Pasadena Subsidiary in excess of $100,000; or

           (f) any other contract or agreement which creates future payment obligations of Pasadena or a Pasadena Subsidiary in excess of $100,000 and which by its terms does not terminate or is not terminable without penalty by Pasadena or such Pasadena Subsidiary upon notice of 60 days or less.

           4.15.No          Default          under          Contracts         or
Agreements4.15.NoDefaultunderContractsorAgreements""2". Neither Pasadena nor any Pasadena Subsidiary is in breach or violation of, or in default under (with or without the giving of notice or the passage of time), any term or provision of any lease, license, contract, agreement, commitment or instrument to which it is a party or by which it is or may be bound or to which any of its respective properties or assets is or may be subject, the effect of which breach, violation or default, either individually or in the aggregate, will have or would reasonably be expected to have a Pasadena Material Adverse Effect. To the best knowledge of Pasadena, no other party is in material default of any such lease, license, contract, agreement, commitment or instrument.




           4.16.Compliance with Laws4.16.CompliancewithLaws""2". Each of Pasadena and the Pasadena Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities that are required in order to permit it to carry on its business as presently conducted and the absence of which would, individually or in the aggregate, have a Pasadena Material Adverse Effect; to the best knowledge of Pasadena, such permits, licenses, certificates of authority, registrations, orders and approvals are in full force and effect. All such permits, licenses, certificates and approvals are identified on the Disclosure Schedule. Except as set forth on the Disclosure Schedule, neither Pasadena nor any Pasadena Subsidiary nor any of their respective Affiliates is in violation of, nor the manner in which any of them conducts its business infringes upon, any law, statute, rule, regulation, judgment, injunction, order or decree, domestic or foreign, binding upon or applicable to Pasadena, the Pasadena Subsidiaries or their respective Affiliates or of any arbitrator, court, regulatory body, administrative agency or any other Governmental Entity, domestic or foreign, having jurisdiction over Pasadena, the Pasadena
Subsidiaries or their respective Affiliates or any of their respective properties or assets and the effect of which violation or infringement, either individually or in the aggregate, will have or would reasonably be expected to have a Pasadena Material Adverse Effect. Pasadena has made available for review by PDP copies of all material correspondence and communications received from any Governmental Entity since January 1, 1996 (including any no-action letters and exemptive orders).

           4.17.Taxes4.17.Taxes""2".

           (a) (i) All Tax returns and reports (including information returns, declarations and reports) and amended or substituted returns and reports required to be filed with any Taxing Authority by or on behalf of Pasadena or any Pasadena Subsidiary (collectively, the "Tax Returns" and singularly, a "Tax Return"), have been timely filed when due in accordance with all applicable laws (including any extensions of such due date); (ii) the Tax Returns correctly reflected the income (or other measure of Tax) and any other information required to be shown therein; (iii) all Taxes shown as due and payable on the Tax Returns have been timely paid or withheld or adequate provision has been made therefor; (iv) Pasadena and the Pasadena Subsidiaries have made or will have made all required estimated Tax payments due on or before the Effective Time; (v) the charges, accruals and reserves for deferred and contingent Taxes reflected on the Historical Financial Statements are adequate to cover all Taxes which are or may become payable with respect to all periods covered by such financial statements, and the books and records of Pasadena and the Pasadena Subsidiaries will contain accruals and reserves adequate to cover all Taxes for all periods ending on or prior to the Effective Time and not covered by such financial statements; (vi) neither Pasadena nor any of the Pasadena Subsidiaries is delinquent in the payment of any Tax or has requested any extension of time within which to file any Tax Return, which Tax Return either has not since been filed or with respect to which such extended period has not yet expired; (vii) neither Pasadena nor any of the Pasadena Subsidiaries has granted any extension or waiver of the limitations period applicable to any Tax Returns other than a waiver which by its term has expired; (viii) to the best knowledge of Pasadena, there are no pending or threatened audits, investigations, claims, administrative or judicial proceedings, or collection actions against or with respect to Pasadena or any of the Pasadena Subsidiaries in respect of any Tax or assessment; (ix) there are no Liens for Taxes upon the assets of Pasadena or any of the Pasadena Subsidiaries except Liens for current Taxes not yet due; (x) neither Pasadena nor any Pasadena Subsidiary has filed any United States Federal Forms 8275 or Forms 8275-R (or any similar foreign, state or local tax form or filing); (xi) neither Pasadena nor any Pasadena Subsidiary is a party to any tax-sharing, tax allocation, or similar agreement; (xii) neither Pasadena nor any Pasadena Subsidiary has ever been included in a consolidated, combined or unitary group for any taxable period, except for such a group of which Pasadena is the common parent; (xiii) neither Pasadena nor any Pasadena Subsidiary has or is required to file Tax returns in any foreign jurisdiction; (xiv) neither Pasadena nor any Pasadena Subsidiary is a member of a partnership, joint venture or any other arrangement which is taxable as a partnership for United States Federal income tax purposes; (xv) Pasadena does not have an excess loss account within the meaning of Treasury Regulations Section 1.1502-32 with respect to the stock of any Pasadena Subsidiary; (xvi) neither Pasadena nor any Pasadena Subsidiary has any deferred intercompany gains or losses as defined in applicable federal consolidated return regulations or any similar state law regulations; (xvii) neither Pasadena nor any Pasadena Subsidiary has made a disclosure on a Tax Return pursuant to Section 6662(d)(2)(B)(ii) of the Code and the Treasury Regulations thereunder; and (xviii) the Disclosure Schedule sets forth the taxable years of Pasadena and the Pasadena Subsidiaries as to which statutes of limitations have not expired and, with respect to such taxable years, sets forth those years for which examinations have been completed, those years which are currently under examination, those years for which examinations have not been initiated, and those years for which required Tax Returns have not yet been filed.

           (b) Any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Pasadena or any of its Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan in effect as of the date of the Agreement would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

           (c) The disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by Pasadena or any Pasadena Subsidiary under any contract, Benefit Plan, program, arrangement or understanding in effect as of the date hereof.
           (d) Pasadena's payroll, property or receipts, or other factors used in a particular states apportionment or allocation formula, does not result in an apportionment or allocation of business income to any state other than the State of California, and Pasadena does not have nonbusiness income that is allocated, apportioned or otherwise sourced to any state other than the State of California.

           4.18.Employee                  Benefit
Plans4.18.EmployeeBenefitPlans""2".

           (a) Definitions. The following terms, when used in this Section 4.18, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. For purposes of this Section 4.18, the term Pasadena shall also be deemed to refer to any Pasadena Subsidiary.

                (i)  "Benefit   Arrangement"   shall  mean  any   employment  or
      consulting  policy,  practice or plan  providing  for  insurance  coverage
      (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, severance, retirement benefits, life, health, disability or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not an ERISA Welfare Plan, ERISA Pension Plan or Multiemployer Plan, (B) is maintained, contributed to or required to be contributed to, as the case may be, by Pasadena or an ERISA Affiliate and (C) covers or covered any individual while retained or employed by Pasadena or any ERISA Affiliate.

                (ii) "Benefit   Plans"   shall  mean  all   Benefit
      Arrangements, Multiemployer Plans, ERISA Pension Plans and ERISA Welfare Plans.

                (iii)"ERISA Affiliate" shall mean any entity (whether or not incorporated) which is (or at any relevant time was) a member of a "controlled group of corporations" with or under "common control" with Pasadena (as such terms are defined in Section 4001 of ERISA or Sections 414(b) or (c) of the Code).

                (iv) "ERISA Pension Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which Pasadena or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or has ever maintained, administered, contributed to or been required to contribute to, and (B) which covers or covered any individual while retained or employed by Pasadena or any ERISA Affiliate.

                (v) "ERISA Welfare Plan" shall mean any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, (A) which Pasadena or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or has ever maintained, administered, contributed to or been required to contribute to, and (B) which covers or covered any individual while retained or employed by Pasadena or any ERISA Affiliate.

                (vi) "Multiemployer Plan" shall mean any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA, (A) which Pasadena or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to (directly or indirectly), or after September 25, 1980, maintained, administered, contributed to or was required to contribute to and (B) which covers or covered any individual while retained or employed by Pasadena or any ERISA Affiliate.

                (vii)"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

           (b) Disclosure; Delivery of Copies of Relevant Documents and Other Information. The Disclosure Schedule contains a complete list of Benefit Plans and complete copies of each of the following documents have been made available by Pasadena for review by PDP: (i) with respect to each Benefit Plan maintained on or after January 1, 1991, the most recent document (and, if applicable, related trust agreements) and all amendments thereto, all written interpretations thereof and the most recent written description thereof which has been distributed to employees of Pasadena or any ERISA Affiliate, a complete description of any Benefit Plan which is not in writing, and all annuity contracts or other funding instruments; (ii) the most recent determination letter issued by the Internal Revenue Service, with respect to each ERISA
Pension Plan which is intended to be qualified and tax-exempt under the provisions of Sections 401(a) and 501(a) of the Code and any pending or the most recent application for such a determination letter with respect to each such ERISA Pension Plan; (iii) Annual Reports on Form 5500 Series (including all applicable schedules thereto) required to be filed with any Governmental Entity for each Benefit Plan and Tax Returns, if any (including all applicable schedules thereto) for each trust related thereto for the most recent plan year (the five most recent plan years in the case of an ERISA Pension Plan); (iv) all financial statements and accountant's opinions relating to each ERISA Pension Plan and ERISA Welfare Plan for the five most recent plan years; (v) any correspondence or notifications received from any Governmental Entity during the five most recent plan years relating to Benefit Plans other than routine correspondence relative to Annual Reports on Form 5500 Series; (vi) all administrative forms and related documents used in connection with the administration of the ERISA Pension Plans and ERISA Welfare Plans; (vii) each valuation of the liabilities associated with post-employment benefits provided under any Benefit Plan, consistent with Statement of Financial Accounting Standards 112; (viii) a report of the claims experience under any self-funded ERISA Welfare Plan for the five most recent plan years; (ix) worksheets demonstrating each ERISA Pension Plan's compliance for the five most recent plan years with the following, if applicable: the coverage requirements of Section 410(b) of the Code; the actual deferral percentage and actual contribution percentage tests of Sections 401(k) and 401(m) of the Code; the maximum contribution limitations of Section 415 of the Code; and the top-heavy requirements of Section 416 of the Code; and (x) all other contracts, agreements, insurance policies and fidelity bonds relating to the Benefit Plans.

           (c) Compliance. Each ERISA Pension Plan, ERISA Welfare Plan, Benefit Arrangement, related trust agreement, annuity contract and other funding instrument complies, and has been maintained in compliance, in all material respects, with its terms and, both as to form and operation, in all material respects, with all applicable requirements, including all reporting and disclosure requirements, prescribed by any and all statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code.

           (d) Multiemployer Plans. Neither Pasadena nor any ERISA Affiliate has, at any time, directly or indirectly contributed to or had an obligation to contribute to a Multiemployer Plan.

           (e)  ERISA Welfare Plans.

                (i) No condition exists which would prevent Pasadena from amending or terminating any ERISA Welfare Plan.

                (ii) Neither Pasadena nor any ERISA Affiliate or any ERISA Welfare Plan has any present or future obligation to make any payment to or under any ERISA Welfare Plan which provides benefits to retirees other than for COBRA benefits under Part 6 of Title I of ERISA and Section 4980B of the Code.

                (iii)Each ERISA Welfare Plan which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in material compliance with the provisions of Part 6 of Title I of ERISA and Section 4980B of the Code at all times.

                (iv) There are no contributions or benefit claims with respect to any ERISA Welfare Plan which are or will be 30 days past due.

           (f)  ERISA Pension Plans.

                (i) Except for the Roger  Engemann &  Associates,  Inc.  Defined
      Benefit Pension Plan, the Roger Engemann & Associates, Inc. Employees' Money Purchase Pension Plan and Trust and the Pasadena Capital Corporation Employee Stock Ownership Plan as it existed from January 1, 1989 until January 1, 1992, no ERISA Pension Plan is or has been subject to the minimum funding requirements of ERISA or Section 412 of the Code, or to Title IV of ERISA. Except as set forth on the Disclosure Schedule, neither Pasadena nor any ERISA Affiliate has any liability for unpaid contributions with respect to any ERISA Pension Plan.

                (ii) Except as set forth on the Disclosure Schedule, each ERISA Pension Plan (and each related trust agreement, annuity contract or other funding instrument), during such time as it has been or was in effect (including as a "Frozen Plan"), which is or was intended to be qualified and tax-exempt under the provisions of Sections 401(a) and 501(a) of the Code received a determination letter that it is so qualified and no event has occurred nor does any condition exist which would cause it not to continue to be so qualified.

           (g)  Unrelated   Business  Taxable  Income.  No  Benefit
Plan (or trust or other funding vehicle pursuant thereto) is subject to any Tax under Section 511 of the Code.

           (h) Deductibility of Payments. There is no contract, agreement, plan or arrangement covering any employee or former employee of Pasadena that, individually or collectively, provides for the payment by Pasadena of any amount that is not deductible under Sections 162 or 404 of the Code.

           (i) Fiduciary Duties and Prohibited Transactions. Neither Pasadena nor any plan fiduciary of any ERISA Welfare Plan or ERISA Pension Plan has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or
(d) of the Code.

           (j) Litigation. There are no pending or, to the best knowledge of Pasadena, threatened Actions (other than claims for benefits in the normal course), asserted or instituted against (i) any ERISA Welfare Plan or its assets, (ii) any ERISA Pension Plan or its assets, (iii) any fiduciary with respect to any ERISA Pension Plan or ERISA Welfare Plan or (iv) Pasadena nor any ERISA Affiliate with respect to any Benefit Plan.

           (k) No Amendments. Neither Pasadena nor any ERISA Affiliate has any announced plan or legally binding commitment to create any additional Benefit Plans or to amend or modify any existing Benefit Plan except as may be required by law or as contemplated by this Agreement.

           (l) No Other Liability. No event has occurred in connection with which Pasadena or any ERISA Affiliate or any Benefit Plan, directly or indirectly, could be subject to any material liability (i) under any statute, regulation or governmental order relating to any Benefit Plans or (ii) pursuant to any obligation of Pasadena to indemnify any person against liability incurred under any such statute, regulation or order as they relate to the Benefit Plans.

           4.19.Investment                     Contracts                     and
Clients4.19.InvestmentContractsandClients""2". The Disclosure Schedule sets forth a list of (i) all Clients with assets under management in excess of $500,000 as of the date hereof, (ii) all Investment Contracts with assets under management in excess of $500,000 as of the date hereof and (iii) the net assets in each such Client account as of April 30, 1997. Pasadena and each Pasadena Subsidiary is in compliance in all material respects with the terms of each Investment Contract and is not in default or breach under (with or without the giving of notice or the passage of time) any of the terms of any Investment Contract. Each Investment Contract is in full force and effect and constitutes a legal, valid and binding obligation of Pasadena or a Pasadena Subsidiary, enforceable in accordance with its terms, except as limited by the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and by the availability of equitable remedies. True, correct and complete copies of each Investment Contract, including a current fee schedule, have been made available for review by PDP. Neither Pasadena nor any Pasadena Subsidiary has been notified of the intention of any Client with assets under management in excess of $500,000 to terminate its Investment Contract or to withdraw all or the substantial portion of such assets within six months after the Closing Date.

           4.20.Certain Representations and Warranties as to the Pasadena
Funds4.20.CertainRepresentationsandWarrantiesastothePasadenaFunds""2".

           (a) True, correct and complete copies of all of the current investment advisory agreements and distribution or underwriting contracts, plans adopted pursuant to Rule 12b-1 under the Investment Company Act or arrangements for the payment of service fees (as such term is defined in Rule 2830 of the National Association of Securities Dealers, Inc. Conduct Rules), and all administrative services and other services agreements, if any (collectively, the "Pasadena Fund Agreements"), pertaining to each of the Pasadena Funds (i) have been made available for review by PDP prior to the date hereof and (ii) are in full force and effect. As to each Pasadena Fund, there has been in full force and effect an investment advisory, sub-advisory, distribution or underwriting agreement (as applicable) at all times since the inception of such Pasadena Fund and Pasadena or the Pasadena Subsidiaries received compensation respecting their activities in connection with each of the Pasadena Funds only as provided by the Pasadena Fund Agreements and as permitted by the Investment Company Act and other applicable law. Pasadena or a Pasadena Subsidiary has all requisite corporate power and authority to perform its obligations under the Pasadena Fund Agreements to which it is a party with each of the Pasadena Funds and all Pasadena Fund Agreements were duly approved in accordance with the applicable provisions of the Investment Company Act.

           (b) There are no special restrictions, consent judgments or SEC orders on or with regard to any of the Pasadena Funds currently in effect that have a material adverse effect on the business or operations of any Pasadena Fund as presently conducted. No orders of exemption issued to any of the Pasadena Funds material to the conduct of the business of any Pasadena Fund under the Investment Company Act or the Advisers Act have been revoked, no proceeding to revoke any such order has been commenced and, to the best knowledge of Pasadena, no such proceeding is contemplated by the SEC. To the best knowledge of Pasadena, no such order or exemption will by its terms be revoked or become inapplicable as a result of the consummation of the transactions contemplated by this Agreement. Copies of all exemptive orders and SEC no-action letters relating to the Pasadena Funds have been made available for review by PDP.

           (c) Since inception, each of the Pasadena Funds has been a duly registered investment company in material compliance with the Investment Company Act and the rules and regulations promulgated thereunder and duly registered or licensed and in good standing under the laws of each jurisdiction in which such qualification is necessary, except where the failure to be duly registered and in compliance will not and would not reasonably be expected to have a Pasadena Material Adverse Effect. Since their issuance, shares of each of the Pasadena Funds have been duly qualified for sale under the securities laws of each jurisdiction in which they have been sold or offered for sale at such time or times during which such qualification was required, and, if not so qualified, the failure to so qualify would not have a material adverse effect on any of the Pasadena Funds or have a Pasadena Material Adverse Effect. As promptly as practicable, Pasadena shall deliver to PDP a list of such jurisdictions where qualified separately for each of the Pasadena Funds. Shares of each of the Pasadena Funds have been duly registered under the Securities Act during such period or periods for which such registration is required, the related registration statements have become effective under the Securities Act, no stop order suspending the effectiveness of any such registration statement has been issued and no proceedings for that purpose have been instituted or, to the best knowledge of Pasadena, are contemplated. Each of the Pasadena Fund's registration statements under the Investment Company Act and/or the Securities Act have, at all times when such registration statements were effective, complied as to form in all material respects with the requirements of the Investment Company Act and the Securities Act then in effect and such registration statements did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Copies of the current registration statements of each of the Pasadena Funds under the Investment Company Act and/or the Securities Act have been made available for review by PDP. All shares of each of the Pasadena Funds were sold pursuant to an effective registration statement and have been duly authorized and are validly issued, fully-paid and non-assessable. Each of the Pasadena Fund's investments have been made in accordance with its investment policies and restrictions set forth in its registration statement in effect at the time the investments were made and at all times when the investments were held, except for such investments which do not and would not reasonably be expected to have a material adverse effect on any of the Pasadena Funds or have a Pasadena Material Adverse Effect.

           (d) Neither Pasadena, any of the Pasadena Subsidiaries nor any of their Affiliated Persons (as defined in the Investment Company Act) is subject to any of the restrictions set forth in Section 9(a) of the Investment Company Act.

           (e) Each of the Pasadena Funds has made a valid election to be a regulated investment company and each of the Pasadena Funds has satisfied the relevant requirements of the Code for all taxable years, or parts thereof, of such Pasadena Fund ending prior to the Closing as to its status as a regulated investment company as defined in Sections 851-855 of the Code. Neither Pasadena, any of the Pasadena Subsidiaries nor any of the Pasadena Funds has received any notice or other communication relating to or affecting any Pasadena Fund's compliance with any of these relevant requirements.

           (f) Each of the Pasadena Funds has timely filed all Tax returns and reports (including information returns, declarations and reports) (the "Fund Tax Returns") required to be filed by it with any Taxing Authorities and has paid, or withheld and paid over, all Taxes which were shown to be due on the Fund Tax Returns. To the best knowledge of Pasadena, the information contained in such Fund Tax Returns is true and complete. With respect to each Pasadena Fund, there are no liabilities for Taxes which have not been paid in prior periods or for which an adequate reserve for such liability does not exist. All liabilities for which reserves have been established as of the respective fiscal year ends of the Pasadena Funds in 1996 and as of a date reasonably close to the date of execution of this Agreement are set forth in the Disclosure Schedule. With respect to each Pasadena Fund, no Tax Liens have been filed and no claims have been or are being asserted by any Taxing Authorities with respect to any Taxes and, to the best knowledge of Pasadena, there are no threatened claims for Taxes.

           (g) None of Pasadena, the Pasadena Subsidiaries any Affiliated Person (as defined in the Investment Company Act) or any other "interested person" of Pasadena or the Pasadena Subsidiaries as such term is defined in the Investment Company Act, receives or is entitled to receive any compensation directly or indirectly (i) from any person in connection with the purchase or sale of securities or other property to, from or on behalf of any of the Pasadena Funds, other than bona fide ordinary compensation as principal underwriter for any of the Pasadena Funds or as broker in connection with the purchase or sale of securities in compliance with Section 17(e) of the Investment Company Act, or
(ii) from any of the Pasadena Funds or its security holders for other than bona fide investment advisory, administrative or other services. Accurate and complete disclosure of all such compensation arrangements has been made in the Pasadena Funds' registration statements filed under the federal securities laws.

           (h) PDP has had the opportunity to review true and complete copies of the audited financial statements, prepared in accordance with GAAP, of each of the Pasadena Funds for the past three fiscal years (or such shorter period as such Pasadena Fund shall have been in existence), and unaudited financial statements, prepared in accordance with GAAP, of each of the Pasadena Funds for the first six-months of its most recent fiscal year if the date of this Agreement is eight months after the beginning of a Pasadena Fund's fiscal year. Each Pasadena Fund's fiscal year-end and six-month period financial statements are hereinafter referred to as a "Fund Financial Statement." Each of the Fund Financial Statements is consistent with the books and records of each of the Pasadena Funds, and presents fairly the financial position of each of the Pasadena Funds in accordance with GAAP applied on a consistent basis (except as otherwise noted therein) at the respective dates of such Fund Financial Statements and the results of operations and changes in net assets for the respective periods indicated, except in the case of the interim financial statements which are subject to normal year-end adjustments which in the aggregate are not material. The Fund Financial Statements reflect and disclose all material changes in accounting principles and practices adopted by each of the Pasadena Funds during the periods covered by each Fund Financial Statement. The books and records of each of the Pasadena Funds fairly reflect their respective transactions. None of the Pasadena Funds has any material direct or indirect liabilities other than (i) liabilities fully and adequately reflected or reserved against on the balance sheets contained in the Fund Financial Statements, and (ii) liabilities incurred since the date of the Fund Financial Statements and incurred in the ordinary course of business.

           (i) There are no Actions pending or, to the best knowledge of Pasadena, threatened in any court or before or by any governmental agency or instrumentality, department, commission, board, bureau or agency, or before any arbitrator, by or against any of the Pasadena Funds, or any officer or director thereof. There are no judgments, injunctions, orders or other judicial or administrative mandates outstanding against or affecting any of the Pasadena Funds or any officer or director thereof.

           (j)  Each  Pasadena  Fund  complies,   and  has  been  maintained  in
compliance, with all applicable requirements, including all reporting and disclosure requirements, prescribed by any and all applicable statutes, orders, rules and regulations, except for such noncompliance which does not and would not reasonably be expected to have, either individually or in the aggregate, a material adverse effect on any of the Pasadena Funds or have a Pasadena Material Adverse Effect.

           (k) The Disclosure Schedule contains a true, complete and correct list, as of the date hereof, of all agreements and contracts of the following types, written or oral, to which any Pasadena Fund is a party or by which any Pasadena Fund or any of their respective properties is bound as of the date hereof: (i) mortgages, indentures, security agreements, loan, financing and credit agreements and other agreements, guarantees and instruments relating to the borrowing of money by any Pasadena Fund; (ii) any lease for real property, material lease for personal or intangible property (whether as lessee or lessor), and material license, service and processing agreement; (iii) any agreement with respect to Tax allocation as to the Taxes paid for credit for a Tax loss on a Tax Return or report; and (iv) any other material agreement, contract and commitment. True and complete copies of all such contracts, agreements and commitments (or, in the case of material oral contracts, a description of the material terms thereof) have been previously made available for review by PDP, and such contracts, agreements and commitments contain substantially the entire understanding between any Pasadena Fund and the other party or parties thereto with respect to the subject matter thereof.

           (l) The advertising and sales literature used by the Pasadena Funds in connection with the public offering and sale of the Pasadena Funds (including any advertising or sales literature used pursuant to Rule 482 under the Securities Act and filed by Pasadena or the Pasadena Funds with the National Association of Securities Dealers, Inc. for review in accordance with 497(i) under the Securities Act) complies in all material respects with the Investment Company Act, the Securities Act and the Exchange Act and the rules and regulations thereunder and, to the best knowledge of Pasadena, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

           4.21.No Brokers4.21.NoBrokers""2". Except for Putnam, Lovell & Thornton Inc., Houlihan Lokey Howard & Zukin and Michael Herman, whose fees and expenses will be paid by Pasadena, neither Pasadena nor any Pasadena Subsidiary nor any Affiliate of any of them has entered into or will enter into any contract, agreement, arrangement or understanding with any Person or firm which will result in the obligation of Pasadena, any Pasadena Subsidiary or PDP to pay any finder's fee or financial advisory fee, brokerage fee or commission or similar payment in connection with the transactions contemplated hereby.

           4.22.Accuracy              of              Documents              and
Information4.22.AccuracyofDocumentsandInformation""2". No representations or warranties made by Pasadena in this Agreement, the Disclosure Statement or the Related Agreements or in any document, exhibit, certificate, opinion or schedule furnished to PDP pursuant hereto or thereto, or in connection with the transactions contemplated hereby or thereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.



                                     ARTICLE
 5ARTICLE5-REPRESENTATIONSANDWARRANTIESOFPDPANDACQUISITIONSUB""1"

                        REPRESENTATIONS AND WARRANTIES OF
                             PDP AND ACQUISITION SUB

           PDP and Acquisition Sub, jointly and not severally, hereby represent and warrant to Pasadena, unless limited to a specific date, as of the date of this Agreement and as of the Closing Date, as follows:

           5.1. Organization and Standing5.1.OrganizationandStanding""2". Each of PDP and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except for such jurisdictions in which the failure to be duly qualified will not and would not reasonably be expected to, either individually or in the aggregate, have a PDP Material Adverse Effect. Each of PDP and Acquisition Sub has all necessary corporate power and authority to carry on its business as now conducted, and to own, lease and operate its assets, properties and business. PIC is duly registered as an investment adviser under the Advisers Act and is duly licensed, registered or qualified in all jurisdictions where such registration, licensing or qualification is required in order to conduct its business, except for any failures to be so registered, licensed or qualified that do not have and would not reasonably be expected to have, either individually or in the aggregate, a PDP Material Adverse Effect. PEPCO is duly registered as a "broker" and a "dealer" in all jurisdictions where such registration is required in order to conduct its business, except for any failures to be so registered that do not have and would not reasonably be expected to have, either individually or in the aggregate, a PDP Material Adverse Effect. All personnel acting on behalf of PEPCO are duly licensed to so act in all jurisdictions where such licensing is required, except for any failures to be so licensed that do not have and would not reasonably be expected to have, either individually or in the aggregate, a PDP Material Adverse Effect.

           5.2. Authority5.2.Authority""2". Each of PDP and Acquisition Sub has full corporate power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party, to consummate the transactions contemplated hereunder and thereunder and to perform its obligations hereunder and thereunder, subject to the conditions set forth in Article 8. This Agreement and the Related Agreements to which they are a party have been duly and validly approved by all necessary corporate action of PDP and Acquisition Sub, as applicable, and is the legal, valid and binding obligation of each of them, enforceable against it in accordance with its terms except as limited by the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and by the availability of equitable remedies.

           5.3. Governmental
Authorization5.3.GovernmentalAuthorization""2". The execution, delivery and performance by each of PDP and Acquisition Sub of this Agreement and the consummation by PDP and Acquisition Sub of the transactions contemplated hereby require no consent, approval or authorization of, or declaration or filing with, or notice to, any governmental body, agency, official or authority, domestic or foreign, other than (a) compliance with any applicable requirements of the HSR Act; (b) compliance with any applicable requirements of the Exchange Act and the Securities Act; and (c) such other actions, filings, approvals and consents, the failure to make or obtain which will not and would not reasonably be expected to, either individually or in the aggregate, have a PDP Material Adverse Effect.

           5.4. No Violation5.4.NoViolation""2". Neither the execution and delivery of this Agreement by PDP and Acquisition Sub or any of the Related Agreements to which either of them is a party nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with or violate any provision of law, domestic or foreign, or the certificate or articles of incorporation or by-laws of PDP or Acquisition Sub, (ii) violate any provision of any regulation, order, writ, injunction or decree of any court or Governmental Entity or (iii) violate, conflict with, result in a breach of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation or acceleration of, any lease, license, contract, agreement, commitment or instrument to which PDP or Acquisition Sub is a party or by which PDP or Acquisition Sub or any of their respective assets or properties is bound or subject, or result in the creation or imposition of any Lien upon the capital stock of Acquisition Sub or upon the assets of any such entity pursuant to the terms of any such agreement or instrument, with such exceptions with respect to the matters referred to in clauses (i), (ii) and (iii) above as do not have and would not reasonably be expected to have, either individually or in the aggregate, a PDP Material Adverse Effect or reasonably be expected to prevent consummation of the transactions contemplated hereby, assuming that (a) all approvals contemplated by Article 8 shall have been duly obtained, (b) the consent of the OCC has been obtained for the sale of capital stock of the Trust Company and (c) the provisions of the HSR Act have been complied with and the waiting period thereunder shall have expired or terminated.

           5.5. No Brokers5.5.NoBrokers""2". Except for Roberto de Guardiola Company LLC, whose fees and expenses will be paid by PDP, none of PDP, Acquisition Sub nor any Affiliate of PDP or Acquisition Sub has entered into or will enter into any contract, agreement, arrangement or understanding with any Person or firm which will result in the obligation of Pasadena to pay any finder's fee or financial advisory fee, brokerage fee or commission or similar payment in connection with the transactions contemplated hereby.


     ARTICLE 6ARTICLE6-CONDUCTOFBUSINESSPRIORTOTHECLOSING""1"

             CONDUCT OF BUSINESS PRIOR TO THE CLOSING

           6.1. Conduct Prior to Closing6.1.ConductPriortoClosing""2". Pasadena hereby covenants and agrees with PDP and Acquisition Sub that during the period from the date hereof through the Effective Time, each of Pasadena and the Pasadena Subsidiaries shall continue to operate its business only in the usual, regular and ordinary course and substantially in accordance with past practice, and to use its best efforts to preserve intact its business organization and assets and maintain its rights, franchises and business and customer, officer and employee relations necessary to conduct its business as currently conducted in all material respects. Without in any way limiting the foregoing, during the period from the date hereof through the Closing Date, Pasadena agrees not to do, or cause or permit any Pasadena Subsidiary to do, any of the following without the prior written consent of PDP:

           (a) except as specifically contemplated by this Agreement, declare, set aside, make or pay any dividend or other distribution (whether in cash, equity interests or property or any combination thereof) in respect of its capital stock or other equity interests or otherwise purchase or redeem, directly or indirectly, any capital stock or other equity interests, except dividends payable by any Pasadena Subsidiary to Pasadena or any other Pasadena Subsidiary;

           (b) except for shares of Pasadena Common Stock issuable upon exercise of Options outstanding as of the date hereof issue or sell any shares of its capital stock or any Rights;

           (c) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other Person, or make any loans or advances to any Person, except in the ordinary course of business consistent with past practice or issue or sell any debt securities;

           (d) mortgage, pledge or otherwise encumber any of its properties or assets, tangible or intangible, or otherwise dispose of any of its assets or properties or cancel, release or assign any indebtedness owed to it or any claims held by it, except in the ordinary course of business consistent with past practice;

           (e) except where required in the exercise of its fiduciary obligations, in the case of any Pasadena Fund, request that any action be taken by the Board of Trustees (or any equivalent body) of any Pasadena Fund, other than in connection with obtaining the approvals referred to in Section 6.2(c) hereof and routine actions that would not reasonably be expected to have a Pasadena Material Adverse Effect;

           (f) amend or otherwise modify in any material respect the terms of any of the Investment Contracts, including, but not limited to, reductions in the amount of fees owing to Pasadena or a Pasadena Subsidiary under such Investment Contracts;

           (g) split, combine, subdivide or reclassify any of its shares of capital stock;

           (h) except as required by law or as specifically contemplated by this Agreement or the Related Agreements, (i) grant or make any change in control, severance or termination payments to any officer, employee or consultant of Pasadena or any Pasadena Subsidiary except pursuant to plans or agreements in existence on the date hereof, (ii) enter into any option, employment, deferred compensation or other similar agreement with any person (or enter into any amendment to any such existing agreement with any officer, director, employee or consultant of Pasadena or any Pasadena Subsidiary), (iii) increase benefits payable under any existing severance or termination pay policies or agreements,
(iv) adopt, amend in any material respect or terminate any employment, bonus, profit-sharing, compensation, stock option, pension, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of officers, directors, employees or consultants, or (v) pay, or provide for, any increase in compensation, bonus or other benefits payable to officers, directors, employees or consultants of Pasadena or any Pasadena Subsidiary, except (A) for normal merit and cost of living increases, (B) for awards made consistent with past practice pursuant to the Plans, (C) as required by the terms of contracts or agreements in effect on the date hereof, and (D) as specifically contemplated by this Agreement;

           (i) amend or propose any change in any Organizational Document, except as required by law or this Agreement;

           (j) change in any material respect its accounting practices or principles, except as required by law or GAAP;

           (k) enter into or recommend that any Pasadena Fund enter into any type of business materially different from that conducted by Pasadena or any of the Pasadena Subsidiaries or such Pasadena Fund as of the date of this Agreement or enter into or participate in any additional joint ventures or partnerships, except for new Pasadena Funds created in the ordinary course of business;

           (l) other than in the ordinary course of business, acquire direct or indirect control over any Person or make any acquisition of all or a substantial part of the business or operations of any Person or dispose of any business or operations;

           (m) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute, accrued, contingent or otherwise) other than in the ordinary course of business consistent with past practice; or

           (n)  agree or commit to do any of the foregoing.

           6.2. Consents and Approvals6.2.ConsentsandApprovals""2".

           (a) Each of the parties hereto agrees to cooperate with the other and use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, as soon as practicable, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and the Related Agreements as promptly as practicable, including, without limitation, all filings under the HSR Act, the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act and applicable state insurance and securities laws and all other applicable federal, state, local and foreign laws and regulations. The parties hereto covenant and agree to take no action (i) which would render any of their representations and warranties contained herein untrue in any material respect at and as of the Closing or (ii) which would materially and adversely affect the ability of any of them to satisfy any of the conditions set forth in Article 8.

           (b) Without limiting the foregoing, Pasadena shall, as promptly as practicable, use its, and shall cause the Pasadena Subsidiaries to use their, best efforts to obtain, or cause to be obtained, all consents necessary to be obtained in order to consummate the transactions contemplated hereby. To the extent that the rights of Pasadena under any agreement, including any Investment Contract, may not be assigned without the consent of or approval of a new Investment Contract by another party thereto, and/or, in the case of the
Pasadena Funds, the shareholders and independent trustees thereof, Pasadena shall use its, and shall cause the Pasadena Subsidiaries to use their, best efforts to obtain any such consent or approval prior to the Closing (collectively, the "Client Consents").

           (c) (i) Pasadena shall use its, and shall cause the Pasadena Subsidiaries to use their, best efforts to cause the Boards of Trustees (or equivalent bodies) of all of the Pasadena Funds to (x) approve new underwriting or distribution agreements for such funds with PEPCO, and (y) approve, and to solicit their respective shareholders as promptly as practicable with regard to the approval of, new investment advisory agreements with PIC, and new sub-advisory agreements with Pasadena or the appropriate Pasadena Subsidiary, in each case to be effective on the Closing Date, pursuant to the provisions of
Section 15 of the Investment Company Act and consistent with all requirements of the Investment Company Act applicable thereto or any other applicable foreign securities laws, provided that such agreements referenced in clauses (x) and (y) above are identical in all material respects to the existing agreements other than the term of the agreement. Pasadena shall, in consultation with PDP, retain a proxy solicitor reasonably acceptable to PDP to assist in the solicitation of proxies to obtain the requisite approval from the shareholders of such Pasadena Funds. Pasadena and the Pasadena Subsidiaries also shall take any similar action required under the Investment Company Act to continue any underwriting or distribution agreements of the Pasadena Funds.

           (ii) All proxy statements to be prepared for use by the Pasadena Funds in connection with the transactions contemplated by this Agreement, any written information provided by Pasadena or any Pasadena Subsidiary to each Board of Trustees (or equivalent bodies) in connection with this Agreement or the transactions contemplated hereby at the time such information is provided and, in the case of a proxy statement, the date of the shareholder vote for which such proxy statement will be used, as then amended or supplemented, and any information disseminated to any Clients in respect of the transactions contemplated hereby at the time such information is disseminated, in each case, will be accurate and complete and will not contain any untrue statement of a material fact, or omit to state any material fact (x) required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (y) necessary to correct any statement in any earlier communication that has become false or misleading.

           (d) As promptly as practicable, Pasadena shall provide written notice to the non-investment company advisory Clients of Pasadena and the Pasadena Subsidiaries, stating that such Clients' consents are required for continued performance under their advisory contracts following consummation of the transactions contemplated by this Agreement, that such Clients' consents are being solicited and that, if any such Clients so desire, such Clients shall have 20 days to terminate their advisory contracts. For Clients who have not terminated their advisory contracts within such 20-day period or who have affirmatively consented to continued performance under the investment advisory contracts, Pasadena shall, promptly after the Closing, provide such Clients with an additional written notice stating that the transactions contemplated by this Agreement have occurred, that Pasadena or the appropriate Pasadena Subsidiary intends to continue providing advisory services pursuant to the existing contracts with such Clients, subject to such Clients' right to terminate such contracts within 45 days from the date of such second notice, and that each such Client's consent will be implied if it continues to accept the services without rejection during the specified 45-day period.

           (e) All such  notices and any forms of  consents  referred to in this
Section 6.2 shall be in form and substance reasonably satisfactory to PDP.

           6.3 Shareholders Meeting6.3.ShareholdersMeeting""2". As promptly as practicable following the execution of this Agreement, the Board of Directors of Pasadena shall, in accordance with the provisions of the CGCL and the Articles of Incorporation and By-laws of Pasadena, duly call, give notice of, and hold a meeting of the Shareholders for the purpose of considering and approving this Agreement and the appointment of the Shareholder Representative (the "Shareholders Meeting"). The notice of the Shareholders Meeting shall include the recommendation of the Board of Directors that the Shareholders vote in favor of the approval and adoption of this Agreement and the appointment of the Shareholder Representative. Pasadena shall use all diligent efforts to obtain Shareholder approval of this Agreement and the appointment of the Shareholder Representative.

           6.4           Direction           Statement          to          ESOP
Participants6.4.DirectionStatementtoESOPParticipants""2". Shares of Pasadena Common Stock held by the ESOP shall be voted at the Shareholders Meeting in accordance with the provisions of the ESOP and the ESOP Trust documents and applicable law. None of the information to be provided by PDP, Acquisition Sub or Pasadena for inclusion in any Direction Statement contemplated by such documents shall, at the time of mailing or delivery, or on the date of the Shareholders Meeting, be false or misleading with respect to any material fact, nor shall such information omit to state any material fact necessary in order to make such information, in the light of the circumstances under which it was provided, not misleading. In addition, each of PDP, Acquisition Sub and Pasadena agrees to correct any information provided by it for use in the Direction Statement that shall become false or misleading in any material respect. For purposes of this Section 6.4, the term "Direction Statement" means a direction statement prepared by the ESOP Committee and/or the ESOP Trustee and mailed to each participant in the ESOP who has shares of Pasadena Common Stock allocated to his or her account in the ESOP as of the record date of the Shareholders Meeting.


            ARTICLE 7ARTICLE7-ADDITIONALAGREEMENTS""1"

                              ADDITIONAL AGREEMENTS

           7.1. Current  Information;   Notification  of  Certain
Matters7.1.CurrentInformation;NotificationofCertainMatters""2".

           (a) During the period from the date of this Agreement through the Closing Date, Pasadena will cause one or more of its Representatives to confer on a regular and frequent basis with Representatives of PDP with respect to the status of Pasadena's and the Pasadena Subsidiaries' ongoing operations and those of the Pasadena Funds. Pasadena will also furnish to PDP copies of monthly financial statements or other reports of the results of operations prepared by the management of Pasadena and each Pasadena Subsidiary for each month of 1997 as soon as the same become available. During the period from the date of this Agreement through the Closing Date, Pasadena shall promptly notify PDP of any material change in the normal course of Pasadena's or the Pasadena Subsidiaries' businesses or those of the Pasadena Funds or of any complaints from a governmental or regulatory authority or a self-regulatory body, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of any litigation that comes to its attention, which would, in any manner, challenge, prevent, alter or materially delay any of the transactions contemplated hereby and Pasadena shall use its best efforts to keep PDP informed with respect to such events. Pasadena and PDP will notify each other of the status of regulatory applications and third party consents related to the transactions contemplated hereby. Pasadena will also advise PDP promptly of any notices of governmental examinations, inspections or audits and as to the results thereof.

           (b) Pasadena shall give prompt notice to PDP of (i) any notice of, or other communication relating to, a material default or event that, with notice or lapse of time or both, would become a material default, under any material contract, (ii) any event, act or omission which results or is reasonably expected to result in a Pasadena Material Adverse Effect of which they have knowledge, (iii) any failure to obtain any Client Consents required pursuant to
Section 8.2(f) hereof, and (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement. Each party shall use all reasonable efforts to remedy any failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

           7.2. Access;                Confidential
Information7.2.Access;ConfidentialInformation""2".

           (a) Pasadena shall afford PDP, its accountants, counsel, financial advisers and other Representatives such access during normal business hours, and without material business interruption, to its and the Pasadena Subsidiaries' books, records (including, without limitation, Tax Returns and, to the extent possible, appropriate work papers of independent auditors under normal professional courtesy) and properties, and to such other information as such party may reasonably request.

           (b) All non-public records, books, contracts, instruments, computer data and other data and information (collectively, the "Information") concerning Pasadena, the Pasadena Subsidiaries or the Pasadena Funds furnished to PDP or its Representatives pursuant to this Agreement shall be treated as confidential unless (i) the party providing the Information has made such information available to the public generally, or (ii) such information is required to be disclosed by applicable laws or regulations or by court order or decree. No Information furnished to PDP or its Representatives shall be used by such person or disclosed to any other person for any purpose other than with respect to the transactions contemplated by this Agreement. In the event of the termination of this Agreement pursuant to Article 9 hereof, this paragraph (b) and the Confidentiality Agreement dated September 13, 1996 between PDP and Putnam, Lovell & Thornton Inc. (the "Confidentiality Agreement") shall survive and PDP shall promptly return or destroy (with such destruction certified by an officer of PDP) all Information furnished to it and its Representatives hereunder and all analyses, compilations, data, studies and other documents prepared by PDP or its Representatives containing or based in whole or in part on any such Information.

           7.3. No Mergers, Consolidations, Sale of Interests Etc.7.3.NoMergers,Consolidations,SaleofInterestsEtc.""2". Pasadena agrees that during the period from the date hereof through the Closing Date, neither Pasadena nor any of its officers, directors, employees, agents or other Representatives (including, without limitation, any investment banker, attorney or accountant retained by any of them) shall, directly or indirectly, solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to the sale or exchange of any of its capital stock or the merger, consolidation or other reorganization of Pasadena or any Pasadena Subsidiary with, or any direct or indirect disposition of a significant amount of Pasadena's or a Pasadena Subsidiary's assets or business to, or the assignment of any substantial portion of any investment advisory, sub-advisory, administrative, or distribution agreement with, any person other than PDP or its Affiliates, or provide any assistance or any information to or otherwise cooperate with any person in connection with any such inquiry, proposal or transaction. In the event that any such Person receives an unsolicited offer for such a transaction or obtains information that such a proposal is likely to be made, such Person will provide PDP with notice thereof as soon as practicable after receipt, including the identity of the prospective purchaser or soliciting party.

           7.4. Publicity7.4.Publicity""2". The parties hereto will consult with each other as to the form, substance and timing of any press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby, and no such release or other public disclosure shall be made without the consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that the parties may make such disclosures as are required by law after making reasonable efforts in the circumstances to consult in advance with the other parties.

           7.5. Satisfaction of Conditions in Section 15(f) of the Investment Company
Act.7.5.SatisfactionofConditionsinSection15(f)oftheInvestmentCompanyAct""2"
Pasadena and PDP each agree to use its best efforts to assure compliance with the conditions of Section 15(f) of the Investment Company Act. Pasadena and PDP each agree as follows:

           (a) For a period of not less than three years after the Closing Date, PDP shall assure that no more than 25% of the members of the Board of Trustees (or equivalent bodies) of any Pasadena Fund shall be "interested persons" (as defined in the Investment Company Act) of Pasadena, any Pasadena Subsidiary, PDP or any Affiliate of PDP, or of the predecessor investment adviser of such Pasadena Fund;

           (b) For a period of not less than two years after the Closing Date, PDP shall not impose an unfair burden on any of the Pasadena Funds as a result of the transactions contemplated hereby; and

           (c) PDP agrees not to amend or modify the indemnification provisions or any exculpation provisions of any of the advisory or underwriting agreements with any of the Pasadena Funds in a manner designed to benefit the adviser or the underwriter to the detriment of the Pasadena Funds.

           7.6. Employee Benefits and Plans7.6.EmployeeBenefitsandPlans""2". In the event that PDP or the Surviving Corporation terminates any Pension Plan, Welfare Plan or Employee Benefit Plan (other than the ESOP) in which employees or former employees of Pasadena or a Pasadena Subsidiary participated at the Effective Time, then such employees or former employees, as the case may be, shall immediately become participants in a comparable employee benefit plan or program available to PDP's or the Surviving Corporation's employees (and their spouses, dependents and beneficiaries) upon terms and conditions which are no less favorable than those afforded PDP's or the Surviving Corporation's employees. Such employees shall receive credit for their service with Pasadena or a Pasadena Subsidiary (including service with any predecessor company which was credited under the plan which was terminated by PDP or the Surviving Corporation) for purposes of determining their eligibility to participate, vesting and eligibility for benefits under such employee benefit plans and programs, except to the extent that the crediting of such service would not comply with Treasury Regulations 1.401(a)(4)-11(d). Furthermore, with respect to any health and dental plans in which Pasadena's employees or former employees may have become entitled to participate, PDP agrees, to the extent permitted by the applicable plan, that such individuals shall be entitled to participate without regard to any applicable waiting periods and any limitation on pre-existing conditions.

           7.7. Board of Directors of the Surviving Corporation7.7.BoardofDirectorsoftheSurvivingCorporation""2". The parties agree that until such time as all Contingent Merger Payments, if any, have been made pursuant to Section 3.7 hereof, the Board of Directors of the Surviving Corporation shall be comprised of nine members, with six members to be elected from the nominees of the Shareholder Representative and three members to be elected from the nominees of PDP; provided, however, that PDP shall have the right at any time to elect the members of the Board of Directors of the Surviving Corporation if in good faith PDP determines that such action is necessary to protect its investment in the Surviving Corporation or if the Board of Directors of the Surviving Corporation fails to authorize any Restricted Payments recommended by those directors who are nominees of PDP in accordance with Section 3.10(b) hereof. The parties further agree that J. Roger Engemann shall continue to serve as a member and Chairman of the Board of Directors of the Surviving Corporation during at least the term of his Employment Agreement.

           7.8. Tax Statements7.8.TaxStatements""2". Neither Pasadena nor PDP (nor any Affiliate of PDP) shall claim a compensation deduction with respect to payments made hereunder to holders of Pasadena Common Stock purchased pursuant to the 1989 Stock Plan. In addition, to the extent required by law, Pasadena and PDP shall provide holders of Pasadena Common Stock with the statement required under Treasury Regulations 1.83-5(b)(2).

           7.9. Tax Returns7.9.TaxReturns""2". All Tax Returns required to be filed after the Effective Time with respect to Pasadena or any Pasadena Subsidiary shall be prepared and filed by PDP or its designee. To the extent that an inconsistent position would result in a detriment to the Shareholders and in the absence of a controlling change in law or circumstances, all such Tax Returns (only to the extent they relate to taxable periods that precede, or include portions preceding, the Effective Time) shall be prepared on a basis consistent with the elections, accounting practices, conventions and principles of taxation (including, without limitation, the principles used to determine the taxable period in which a particular item of income, gain, deduction, loss or credit shall be recognized) used for the most recent taxable periods for which tax returns involving similar tax items have been filed with respect to Pasadena or any Pasadena Subsidiary.

           7.10.Transfer Taxes7.10.TransferTaxes""2". PDP shall pay (a) any and all stock transfer and stamp taxes or similar charges required (or which may, in the future, be required) by federal, state or local authorities upon, or by virtue of, the consummation of the Merger and (b) any and all real or personal property transfer or sales taxes, gains taxes or similar charges required (or which may, in the future, be required) by federal, state or local authorities upon, or by virtue of, the consummation of the Merger. PDP shall timely prepare and file all returns and reports with respect to such taxes or charges.

           7.11.PDP Stock Options7.11.PDPStockOptions""2". PDP agrees that it will recommend to the stock option committee of the Board of Directors of PDP that (i) 300,000 shares of the common stock, par value $.01 per share, of PDP shall be made available for initial option grants under the PDP Stock Option Plan at the Closing, or promptly thereafter, to key employees of Pasadena and
(ii) such stock option grants be awarded to such key employees based on the mutual recommendation of PDP and the Shareholder Representative.

           7.12.Marketing         and         Distribution
Arrangements7.12.MarketingandDistributionArrangements""2".

           (a) PDP shall cause PEPCO to aggressively promote the Pasadena Funds, including, but not limited to, including the Pasadena Funds on its "priority product list" and including the broker/dealer firms which represent Pasadena's main channels of mutual fund share sales on its "priority customer list" until such time as all Contingent Merger Payments, if any, have been made in accordance with Section 3.7 hereof.

           (b) The parties agree that the Surviving Corporation shall have the option to maintain a wrap product sales force with PDP responsible for payment of all costs and expenses related to such wrap sales force at rates substantially consistent with industry standards for such services.

           7.13.Name        Change       for        Pasadena
Funds7.13.NameChangeforPasadenaFunds""2". The parties agree to cooperate and take all actions necessary to change the names of the Pasadena Funds to the "Phoenix Engemann" funds as soon as practicable after the Effective Time.

           7.14.Names of Pasadena and Pasadena Subsidiaries and Location of Offices7.14.NamesofPasadenaandPasadenaSubsidiariesandLocationofOffices""2".
Until the later of (i) the payment of the last Contingent Merger Payment in accordance with Section 3.7 hereof or (ii) termination of the employment of J. Roger Engemann pursuant to the Employment Agreement of J. Roger Engemann, PDP agrees (a) that it shall not change, nor cause to be changed the names of Pasadena, Roger Engemann & Associates, Inc. or Roger Engemann Management Co., Inc. or (b) not to move, or cause to be moved, the location of the chief executive offices of Pasadena and the Pasadena Subsidiaries from Pasadena, California, in each case without the prior written consent of the Shareholder Representative.

           7.15.Operation       of       Pasadena       as      a       Separate
Entity7.15.OperationofPasadenaasaSeparateEntity""2". For so long as the Compensation Allocation Agreement shall be in effect, PDP agrees to operate Pasadena and the Pasadena Subsidiaries as a separate business entity which shall conduct their businesses so that any investment management fees arising out of the businesses of Pasadena and the Pasadena Subsidiaries are separated from other fees earned by PDP and its Affiliates; provided, however, that this
Section 7.15 shall not restrict PDP from integrating its corporate accounting, fund accounting, regulatory compliance, administrative and shareholder services with the businesses of Pasadena and the Pasadena Subsidiaries.

           7.16.Changes            in           Investment            Management
Fees7.16.ChangesinInvestmentManagementFees""2". For so long as the Compensation Allocation Agreement shall be in effect, the parties agree that any recommendation with respect to any change in the investment management fees charged by Pasadena or any Pasadena Subsidiary shall be made by mutual agreement of the Shareholder Representative and PDP.

           7.17.PHL Guarantee7.17.PHLGuarantee""2". PDP agrees to use its best efforts to cause Phoenix Home Life Mutual Insurance Company ("PHL") to guarantee (the "PHL Guarantee") borrowings outstanding under PDP's bank credit facility to be entered into by PDP prior to the Closing Date (the "PDP Credit Facility") or any refinancing or replacement thereof prior to payment in full of any Contingent Merger Payments.

           7.18.Shareholder
Indebtedness7.18.ShareholderIndebtedness""2". Pasadena agrees to provide PDP, not later than two business days prior to the Closing Date, with a schedule listing all holders of Pasadena Common Stock or other Pasadena Common Stock Equivalents who are indebted to Pasadena and specifying for each such holder the amount of such indebtedness as of the Closing Date.

           7.19.Further Assurances7.19.FurtherAssurances""2". Prior to the Closing Date, PDP and Pasadena shall cooperate in good faith with each other and shall take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder.
                        ARTICLE 8ARTICLE8-CONDITIONS""1"

                                   CONDITIONS

           8.1. Conditions      to       Obligations       of
Pasadena8.1.ConditionstoObligationsofPasadena""2".              The
obligations of Pasadena to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

           (a) Representations and Warranties. The representations and warranties of PDP and Acquisition Sub set forth in Article 5 that are qualified as to materiality shall be true and correct in accordance with their terms, and the representations and warranties of PDP set forth in Article 5 that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be true and correct as of such date, and except for transactions explicitly permitted by this Agreement). The representations and warranties of PDP set forth in Article 5 shall also be true and correct, in the aggregate, as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent breaches of all the representations and warranties, if any (excluding, for this purpose, any qualifications as to materiality therein), do not have a PDP Material Adverse Effect.

           (b) Performance of Obligations of PDP. PDP shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

           (c) Certificate. Pasadena shall have received a certificate dated as of the Closing Date and signed on behalf of PDP by its Chief Executive Officer and Chief Financial Officer, to the effect that the conditions to PDP's obligations set forth in Sections 8.1(a) and (b) hereof have been satisfied.

           (d) Pasadena Shareholder Approval. The Shareholders shall have approved the Merger at the Shareholders Meeting as required by the CGCL.

           (e) No Governmental Proceedings or Litigation. No Action by any Governmental Entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to materially damage Pasadena or PDP if the transactions contemplated hereunder are consummated.

           (f) Opinion of Counsel. PDP shall have delivered to Pasadena an opinion of Stroock & Stroock & Lavan LLP, counsel to PDP, dated as of the Closing Date, with respect to the transactions contemplated hereby in form and substance reasonably acceptable to Pasadena.

           (g) Required Consents and/or Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods thereof, including, but not limited to, the applicable waiting period and any extensions thereof under the HSR Act, shall have expired or terminated.

           (h) Compensation Allocation Agreement. PDP shall have executed and delivered the Compensation Allocation Agreement.

           (i)  Indemnification     Escrow     Agreement.      PDP,
Acquisition Sub and the Escrow Agent shall have executed and delivered the Indemnification Escrow Agreement.

           (j)  Approvals  Relating  to  Certain  of the  Pasadena
Funds.

                (i) The Boards of Trustees (or equivalent bodies) of each of the
Pasadena Funds shall have approved in connection with the transactions contemplated hereby the respective new investment advisory or sub-advisory agreements, underwriting and distribution agreements and administrative services agreements as PDP directs between Pasadena or the appropriate Pasadena Subsidiary and the appropriate fund as provided in Section 6.2(c) hereof, as required by the Advisers Act, the Investment Company Act and/or their terms; and

                (ii) The shareholders of the Pasadena Growth Fund, the Pasadena Nifty Fifty Fund and the Pasadena Balanced Return Fund shall have approved the respective new investment advisory or sub-advisory agreements referred to in clause (i) above as required by the Advisers Act, the Investment Company Act and/or by their terms.

           (k) PDP Option Grants. The stock option committee of the Board of Directors of PDP shall have approved the initial option grants referred to in
Section 7.11 hereof.

           (l) PHL Guarantee. Pasadena shall have received a certificate dated as of the Closing Date and signed on behalf of PDP by its Chief Financial Officer, to the effect that (i) PHL has entered into the PHL Guarantee and (ii) the failure to pay any Contingent Merger Payment would constitute an event of default under the PDP Credit Facility.

           8.2           Conditions          to          Obligations          of
PDP8.2.ConditionstoObligationsofPDP""2". The obligations of PDP to consummate the transactions contemplated by this Agreement to be consummated on the Closing Date shall be subject to the satisfaction or waiver at or prior to the Closing Date of each of the following conditions:

           (a) Representations and Warranties. The representations and warranties of Pasadena set forth in Article 4 that are qualified as to materiality shall be true and correct in accordance with their terms, and the representations and warranties of Pasadena set forth in Article 4 that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be true and correct as of such date, and except for transactions explicitly permitted by this Agreement). The representations and warranties of Pasadena set forth in Article 4 shall also be true and correct, in the aggregate, as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent breaches of all the representations and warranties, if any (excluding, for this purpose, any qualifications as to materiality therein or in the Disclosure Schedule), do not have a Pasadena Material Adverse Effect.

           (b) Performance of Obligations of Pasadena. Pasadena shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

           (c) Certificate. PDP shall have received a certificate dated as of the Closing Date and signed on behalf of Pasadena by its Chief Executive Officer and Chief Financial Officer, to the effect that the conditions to PDP's obligations set forth in Sections 8.2(a) and (b) hereof have been satisfied.

           (d) Pasadena Shareholder Approval. The Shareholders shall have approved the Merger at the Shareholders Meeting as required by the CGCL.

           (e) No Governmental Proceedings or Litigation. No Action by any Governmental Entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to materially damage PDP or Pasadena if the transactions contemplated hereunder are consummated.

           (f)  Approvals  Relating  to  Certain  of the  Pasadena
Funds.

                (i) The Boards of Trustees (or equivalent bodies) of each of the
Pasadena Funds shall have approved in connection with the transactions contemplated hereby the respective new investment advisory or sub-advisory agreements, underwriting and distribution agreements and administrative services agreements as PDP directs between Pasadena or the appropriate Pasadena Subsidiary and the appropriate fund as provided in Section 6.2(c) hereof, as required by the Advisers Act, the Investment Company Act and/or their terms; and

                (ii) The shareholders of the Pasadena Growth Fund, the Pasadena Nifty Fifty Fund and the Pasadena Balanced Return Fund shall have approved the respective new investment advisory or sub-advisory agreements referred to in clause (i) above as required by the Advisers Act, the Investment Company Act and/or by their terms.

           (g) Boards of Pasadena Funds. The composition of the Boards of Directors (or equivalent bodies) of the Pasadena Funds as of the Closing Date shall be acceptable to PDP.

           (h) Opinions of Counsel. Pasadena shall have delivered to PDP an opinion of Shook, Hardy & Bacon L.L.P., counsel to Pasadena, and, if necessary, an opinion of California counsel reasonably acceptable to PDP as to matters of California law, each dated as of the Closing Date, with respect to the transactions contemplated hereby in form and substance reasonably acceptable to PDP.

           (i) No Material Adverse Change. There shall not have occurred any one or more events with respect to Pasadena or any Pasadena Subsidiary between December 31, 1996 and the Closing Date which, individually or in the aggregate, had, or may be reasonably expected to have, a Pasadena Material Adverse Effect.

           (j) Employment Agreements. Pasadena shall have entered into employment agreements (collectively, the "Employment Agreements") with (i) each of J. Roger Engemann, John S. Tilson and James E. Mair (collectively, the "Principals") substantially in the forms of Exhibits H-1 through H-3 hereto, as applicable, and (ii) such other employees of Pasadena as are mutually agreed between the Principals and PDP, substantially in the form of Exhibit H-4 hereto.

           (k)  Noncompetition/Nonsolicitation  Agreements.  Pasadena shall have entered into noncompetition/nonsolicitation agreements (collectively, the "Noncompetition/Nonsolicitation Agreements") with (i) each of the Principals substantially in the forms of Exhibits I-1 through I-3 hereto, as applicable, and (ii) such other employees of Pasadena who shall have entered into an Employment Agreement, substantially in the form of Exhibit I-4 hereto.

           (l)  Indemnification  Escrow  Agreement.  Pasadena,  the
Shareholder   Representative   and  the  Escrow  Agent  shall  have
executed and delivered the Indemnification Escrow Agreement.

           (m) Stockholder Indemnification Agreement. The Stockholder Indemnification Agreement dated the date of this Agreement in the form of Exhibit J hereto among J. Roger Engemann, PDP and Acquisition Sub (the "Stockholder Indemnification Agreement") shall be in full force and effect.

           (n) Good Standing Certificates. There shall have been delivered to PDP good standing and tax certificates (or analogous documents), dated no more than ten days prior to the Closing Date, from the appropriate authorities in the states of organization and in each jurisdiction in which Pasadena and each Pasadena Subsidiary is qualified to do business, showing Pasadena or such Pasadena Subsidiary to be in good standing and to have paid all Taxes due in the applicable jurisdiction.

           (o) Required Consents and/or Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods thereof, including, but not limited to, the applicable waiting period and any extensions thereof under the HSR Act, shall have expired or terminated.

           (p) Elimination of Minority Interest. The approximately 6 1/2% minority interest in Roger Engemann Management Co., Inc. shall have been eliminated by the exchange of such minority interest for shares of Pasadena Common Stock in accordance with the stock purchase agreement dated the date of this Agreement between Pasadena and The Stolper Family Limited Partnership, the holder of such minority interest.



                        ARTICLE 9ARTICLE9-TERMINATION""1"

                                   TERMINATION

           9.1  Termination9.1.Termination""2".    This   Agreement
may,  by written  notice,  be  terminated  at any time prior to the
Closing:

           (a)  by mutual consent of PDP and Pasadena;

           (b) by either Pasadena or PDP, at any time after October 31, 1997, if the Merger shall not theretofore have occurred;

           (c) by either Pasadena or PDP, if the shareholders of the Pasadena Growth Fund, the Pasadena Nifty Fifty Fund or the Pasadena Balanced Return Fund shall have failed to approve the respective new investment advisory or sub-advisory agreements referred to in clause (i) of Section 8.2(f) hereof as required by the Advisers Act and the Investment Company Act;

           (d) by Pasadena, if any of the conditions specified in Section 8.1 hereof has not been met or waived by Pasadena on or prior to the Closing Date or at such time as such condition can no longer be satisfied; or

           (e) by PDP, if any of the conditions specified in Section 8.2 hereof has not been met or waived by PDP on or prior to the Closing Date or at such time as such condition can no longer be satisfied.

           9.2.           Effect          of           Termination           and
Abandonment9.2.EffectofTerminationandAbandonment""2". In the event of termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to Section 9.1 hereof, except as otherwise specifically provided herein, no party hereto (or any of its directors, officers, employees or other Representatives) shall have any liability or further obligation to any other party to this Agreement, except (i) for the liability of a party for expenses pursuant to Section 10.3 hereof and (ii) that nothing herein will relieve any party from liability for any willful breach of any representation, warranty, agreement or covenant in this Agreement.






               ARTICLE 10ARTICLE10-MISCELLANEOUS""1"

                                  MISCELLANEOUS

           10.1.Survival      of       Representations       and      Warranties
10.1.SurvivalofRepresentationsandWarranties""2". The representations and warranties contained herein and in any document, instrument, certificate or other writing delivered pursuant hereto shall survive the Effective Time for a period of eighteen months from the Effective Date, except for the representations and warranties contained in (i) Section 4.7 hereof which shall survive indefinitely and (ii) Sections 4.17 and 4.18 hereof which shall survive until the expiration of the applicable statute of limitations with respect to the matters contained therein. Any matters for which PDP may be entitled to indemnification pursuant to Sections 10.2(a)(iii) and (iv) hereof shall survive indefinitely. All statements contained in the Disclosure Schedule or in any certificate delivered at the Closing pursuant to the transactions contemplated hereby shall be deemed to be representations and warranties of the applicable party hereto contained herein. Notwithstanding anything in the Agreement to the contrary, any representation or warranty made in this Agreement as to which a notice of breach giving rise to a right of indemnification under the Indemnification Escrow Agreement has been given in writing prior to the expiration of the applicable period set forth above in this Section 10.1 shall survive until payment or other final resolution of such right of indemnification. Nothing contained in this Section 10.1 shall affect any covenant or agreement contained in this Agreement or the Related Agreements or in any instrument delivered pursuant to this Agreement or the Related Agreements or pursuant to any agreement or transactions contemplated hereby, which by its terms contemplates performance after the Effective Time or the termination of this Agreement.

           10.2.Indemnification10.2.Indemnification""2".

           (a) Except for indemnification obligations related to Taxes which are governed by Section 10.2(b) below, PDP, Acquisition Sub and the Surviving Corporation (collectively, the "PDP Indemnitees"), may seek indemnification to the fullest extent provided by law from the Escrow Amount and pursuant to the Stockholder Indemnification Agreement for any and all Damages incurred in connection with or arising out of or resulting from (i) any inaccuracy or breach of any representation or warranty made by Pasadena in or pursuant to this Agreement, including the Exhibits hereto and the Disclosure Schedule, or the Related Agreements; (ii) any breach, non-compliance or nonfulfillment by Pasadena of any covenant, agreement or undertaking to be complied with or performed by it contained in or made pursuant to this Agreement or the Related Agreements; (iii) the claim described as Item A on Annex 1 to this Agreement; and (iv) the legal proceeding described as Item B on Annex 1 to this Agreement.

           (b) In addition to the indemnifications provided for in Section 10.2(a) above, the PDP Indemnitees may seek indemnification to the fullest extent permitted by law from the Escrow Amount and pursuant to the Stockholder Indemnification Agreement for any and all Taxes imposed on Pasadena, any Pasadena Subsidiary or any Pasadena Fund relating to taxable periods ending on or prior to the Effective Time or periods which include the Effective Time to the extent attributable to the income, assets, operations or reporting requirements of Pasadena, any Pasadena Subsidiary or any Pasadena Fund prior to the Effective Time (including, without limitation, all Taxes referred to in the Disclosure Schedule as possible of assessment for taxable periods prior to the Effective Time) to the extent such Taxes are not accrued or reserved for as a liability on the Closing Balance Sheet and the Post-Closing Statement. If a Tax audit is commenced or any Tax is claimed for any period of Pasadena, any Pasadena Subsidiary or any Pasadena Fund prior to the Effective Time, such Tax audit or claim shall be treated as a lawsuit or enforcement action by a third party for purposes of Section 10.2(f) hereof. For purposes of this Section 10.2(b), in the case of any Taxes that are payable for a taxable period that includes (but does not end on) the Effective Time, the portion of such Taxes which are attributable to the portion of such taxable period ending before the Effective Time shall be deemed equal to the amount which would be payable if the relevant taxable period ended on the Effective Time. The PDP Indemnitees shall not be entitled to make a claim under this Section 10.2(b) with respect to the claim described as Item A on Annex 1 to this Agreement.

           (c) PDP hereby covenants and agrees to indemnify, defend and hold harmless the Shareholders from and against any and all Damages incurred in connection with or arising out of or resulting from (i) any inaccuracy or breach of any representation or warranty made by PDP or the Acquisition Sub in or pursuant to this Agreement, including the Exhibits thereto, or the Related Agreements or (ii) any breach, non-compliance or nonfulfillment by PDP or Acquisition Sub of any covenant, agreement or undertaking to be complied with or performed by them contained in or made pursuant to this Agreement or the Related Agreements.

           (d) Notwithstanding any of the provisions of this Agreement, the PDP Indemnitees shall not be entitled to make claims for money Damages under Sections 10.2(a)(i) and (ii) and Section 10.2(b) hereof unless and until the aggregate of such claims exceeds the Indemnification Threshold and then only to the extent of such excess; provided, however, that the Indemnification Threshold shall not be applicable to claims by the PDP Indemnitees for Damages arising from a breach by Pasadena of any provisions of Sections 4.1, 4.3, 4.4, 4.7 and
4.21 hereof and any claim arising from a breach of any provisions of any such Sections shall not be taken into account for purposes of determining when the Indemnification Threshold has been met. Notwithstanding any of the provisions of this Agreement, the Shareholders shall not be entitled to make claims for money Damages under Section 10.2(c) hereof unless and until the aggregate of such claims exceeds the Indemnification Threshold and then only to the extent of such excess; provided, however, that the Indemnification Threshold shall not be applicable to claims by the Shareholders for Damages arising from a breach by PDP or Acquisition Sub of any provisions of Sections 5.1, 5.2 and 5.4 hereof and any claim arising from a breach of any provisions of any such Sections shall not be taken into account for purposes of determining when the Indemnification Threshold has been met. Notwithstanding any of the provisions of this Agreement, in no event shall the aggregate indemnification obligations of PDP exceed the sum of the Closing Merger Payment Amount, the Post-Closing Merger Payment and the Contingent Merger Payments.

           (e) Claims by a PDP Indemnitee shall be made in the manner set forth in the Indemnification Escrow Agreement.

           (f) If a PDP Indemnitee or a Shareholder (each, an "Indemnified Party") has incurred or suffered Damages relating to third parties for which it is or may be entitled to indemnification pursuant to this Section 10.2, such Indemnified Party shall, within the survival period pursuant to Section 10.1 hereof, if applicable, give written notice to the Shareholder Representative or PDP, as the case may be (each, an "Indemnifying Party"), as soon as practicable after such Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Agreement. If any lawsuit or enforcement action is filed against any Indemnified Party, written notice thereof shall be given to the Indemnifying Party as promptly as practicable (and in any event within 15 days after the service of the citation or summons); provided, that the failure of any Indemnified Party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the Indemnifying Party demonstrates actual damage caused by such failure. After such notice, if the Indemnifying Party shall acknowledge in writing to the Indemnified Party that the Indemnified Party shall be entitled to indemnification hereunder in connection with such lawsuit or action, then the Indemnifying Party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the Indemnifying Party's cost, risk and expense provided that the Indemnifying Party and its counsel shall proceed with diligence and in good faith with respect thereto. The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the Indemnified Party may, subject to the Indemnifying Party's control of the defense and investigation of such lawsuit or action, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, further, however, if there is a reasonable probability that the lawsuit or action may materially and adversely affect an Indemnified Party other than as a result of money damages or other money payment, the Indemnified Party shall have the right, at the cost and expense of the Indemnifying Party, to control the defense of, and with the consent of the Indemnifying Party, which will not be unreasonably withheld, to compromise or settle, such lawsuit or action. The Indemnifying Party shall not be permitted to consent to the entry of judgment or compromise or settle any such lawsuit or action without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld; provided, however, that no such consent shall be required in the case of a judgment, compromise or settlement which (i) involves solely the payment of monetary damages and (ii) constitutes a complete and unconditional discharge and release of all parties indemnified hereunder.

           (g) In the event that at any time subsequent to an indemnification payment hereunder the Damages to the Indemnified Party are reduced by tax benefits (including, without limitation, in the case of Damages specified in Section 10.2(b) above, any tax benefit realized as a result of shifting a tax item from one taxable period to another) or recovery, settlement or otherwise under any insurance coverage or third party claim, the amount of such reduction (less any cost, expense, premium or tax paid) will be promptly repaid to the Indemnifying Party.

           10.3.Expenses10.3.Expenses""2". All expenses incurred by PDP in connection with the transactions contemplated by this Agreement (including, without limitation, the fees, expenses and commissions referred to in the last sentence of Section 3.6(a) hereof) shall be paid by PDP. All expenses incurred by Pasadena in connection with the transactions contemplated by this Agreement (including, without limitation, the fees, expenses and commissions referred to in the last sentence of Section 3.6(a) hereof and in Section 4.21 hereof) shall be paid by Pasadena and, if not paid prior to the Settlement Time, shall be treated as accrued liabilities as of the Settlement Time for purposes of determining the Excess Capital Amount, except that PDP shall be responsible for payment of, and shall reimburse Pasadena for, 50% of the costs of soliciting Client Consents pursuant to Sections 6.2(c) hereof.

           10.4.Notices10.4.Notices""2". Unless otherwise provided herein, any notice, request, instruction or other document or communication to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been given (a) if mailed, on the date received if mailed by registered or certified mail (return receipt requested), (b) if sent by facsimile transmission, when so sent and receipt acknowledged by an appropriate telephone or facsimile receipt or (c) if sent by other means, when actually received by the party to which such notice has been directed, in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

      If to PDP:

                     Phoenix Duff & Phelps Corporation
                     56 Prospect Street
                     Hartford, Connecticut  06115-0480
                     Attention: Chief Executive Officer
                     Telephone: (860) 403-5365
                     Facsimile: (860) 403-5545

                                 With copies to:

                     Phoenix Duff & Phelps Corporation
                     56 Prospect Street
                     Hartford, Connecticut  06115-0480
                     Attention: Thomas N. Steenburg, Esq.
                                Vice President and General Counsel
                            Telephone: (860) 403-5261
                            Facsimile: (860) 403-7600

                          and

                     Stroock & Stroock & Lavan LLP
                     180 Maiden Lane
                     New York, New York  10038-4982
                     Attention:  David L. Finkelman, Esq.
                     Telephone:  (212) 806-5400
                     Facsimile:  (212) 806-6006

      If to Pasadena:

                          Pasadena Capital Corporation
                          600 North Rosemond Boulevard
                         Pasadena, California 91107-2133
                     Attention: Chief Executive Officer
                            Telephone: (800) 882-2855
                            Facsimile: (818) 351-1174

                                 With a copy to:

                           Shook, Hardy & Bacon L.L.P.
                          1200 Main Street, Suite 3100
                     Kansas City, Missouri  64105-2118
                     Attention:  Jennings J. Newcom, Esq.
                            Telephone: (816) 474-6550
                            Facsimile: (816) 421-5547

           10.5.Counterparts10.5.Counterparts""2". This Agreement may be executed in counterparts (including executed counterparts delivered and exchanged by facsimile transmission) each of which shall be deemed to constitute one and the same instrument.

           10.6.Governing Law10.6.GoverningLaw""2". This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

           10.7 Waiver; Amendment10.7.Waiver;Amendment""2".

           (a) Any provision of this Agreement may be amended or waived if, and only if, (i) such amendment or waiver is in writing and, in the case of an amendment, signed by PDP, Acquisition Sub (if the Merger has not yet been consummated) and Pasadena (provided that no amendment may be made after the Closing Date without the consent of the Shareholder Representative) and (ii) in the case of a waiver, by the party against whom the waiver is to be effective.

           (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.



           10.8.Entire Agreement; No Third-Party Beneficiaries; Etc.10.8.EntireAgreement;NoThird-PartyBeneficiaries;Etc.""2". This Agreement,
the Related Agreements and the Confidentiality Agreement represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties thereto.

           10.9.Consent                     to
Jurisdiction10.9.ConsenttoJurisdiction""2". Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in the State of California in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state court or, to the extent permitted by law, in such federal court. Each of the parties hereby irrevocably consents to the service of process in any such action or proceeding by the mailing by certified mail of copies of any service or copies of the summons and complaint and any other process to such party at the address specified in
Section 10.4 hereof. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this
Section 10.9 shall affect the right of a party to serve legal process in any other manner permitted by law or affect the right of a party to bring any action or proceeding in the courts of other jurisdictions.

           IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.






                          PHOENIX DUFF & PHELPS CORPORATION


                          By:       /s/       Philip       R.
McLoughlin
                                   Name:  Philip R. McLoughlin
                                   Title:  Chairman  of  the  Board
and
                                         Chief Executive Officer


                              PHOENIX APOLLO CORP.


                          By:  /s/ Philip R. McLoughlin
                                   Name:  Philip R. McLoughlin
                                   Title:    President


                          PASADENA CAPITAL CORPORATION


                          By:   /s/ J. Roger Engemann
                                   Name:  J. Roger Engemann
                                   Title:    President

===================================================================

===================================================================

EXHIBIT A

                        COMPENSATION ALLOCATION AGREEMENT

           THIS COMPENSATION ALLOCATION AGREEMENT (the "Agreement") is made as of June 9, 1997 by and among PHOENIX DUFF & PHELPS CORPORATION ("Phoenix"), a Delaware corporation; PASADENA CAPITAL CORPORATION ("PCC"), a California corporation and a wholly owned subsidiary of Phoenix; and J. ROGER ENGEMANN, JOHN TILSON and JAMES MAIR (collectively, the "Principals").


                                   Background

           Pursuant to an Agreement and Plan of Merger dated as of June 9, 1997 (the "Merger Agreement") by and among Phoenix, Phoenix Apollo Corp., a California corporation ("Apollo"), and PCC, Apollo merged with and into PCC. As a result of such merger, PCC is a wholly owned subsidiary of Phoenix. Pursuant to Employment Agreements dated contemporaneously with the Merger Agreement and effective contemporaneously herewith, the Principals have agreed to be employed by PCC as the surviving corporation in such merger.

           The purpose of this Compensation Allocation Agreement is to provide for PCC to retain a specified portion of its revenues to pay employment and employment-related expenses of PCC and its subsidiaries, and to establish a procedure for allocation of such amounts. This Agreement is intended to allow the Principals, using the procedures herein set forth, to make employee compensation and related operating decisions in their sole discretion within the limits of the "PCC Compensation Pool" as such term is defined below.

           NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound, agree as follows:

                1.    Definitions.    For    purposes    of    this
Agreement, the following terms shall have the meanings shown:

                     (a)   "Compensation"   shall  mean  an  amount
comprised of all elements of fixed and variable gross compensation earned by employees of PCC and its subsidiaries other than Excluded Employees in the normal course of performing their assigned tasks as deemed appropriate by the PCC Compensation Committee operating in accordance herewith having regard for individual performance, performance of PCC, and prevailing industry standards; such Compensation to include, but not necessarily be limited to: base compensation, the revenue share of the Principals, amounts earned under any analyst variable compensation plan, any annual year-end bonuses for all employees, all other incentive compensation payments, retirement and profit sharing contributions, medical insurance premiums, payments under all other employee benefit plans and programs, and all payroll taxes; provided, however, that (i) severance payments (other than payments of compensation accrued to the date of termination of employment) required under employment agreements binding on PCC or pursuant to any severance plan from time to time in effect and (ii) all payments out of the Residual Compensation Pool, shall not be deemed to be Compensation for purposes of this Agreement.

                     (b)   "Excluded   Employees"  shall  mean  all
employees of PCC who are part of either (i) the PCC Mutual Fund sales force, including related administrative staff or (ii) the PCC wrap product sales force or (iii) the custodial services staff.

                     (c)   "Management  Fees" shall mean all income
derived  by  PCC  from  its  investment   management  and  investment   advisory
activities, including with respect to sub-advisory activities.

                     (d)   "PCC  Mutual   Funds"   shall  mean  all
investment companies registered under the Investment Company Act of 1940, as amended, that receive investment advisory services, directly or indirectly, from PCC or a PCC Subsidiary.

                     (e) "PCC Subsidiary" shall mean each entity controlled by PCC.

                     (f) "PCC Compensation Pool" shall mean for each calculation period an amount equal to thirty percent (30%) of the sum of
(i) all Management Fees earned for such period from sources other than PCC Mutual Funds and (ii) 50% of all Management Fees receivable for such period from PCC Mutual Funds.

                     (g) "Residual Compensation Pool" shall mean the amount of the PCC Compensation Pool for the calculation period less the amount of all Compensation for that period.

                2. Use of PCC Compensation Pool. For each calendar year during the term of this Agreement, and for the portion of each partial calendar year during which this Agreement is in effect, PCC shall calculate the PCC Compensation Pool and the Residual Compensation Pool. All Compensation to employees of PCC and its subsidiaries other than Excluded Employees shall be paid from the PCC Compensation Pool. The Residual Compensation Pool, if any, shall be available for additional incentive payments to employees of PCC and its subsidiaries other than Excluded Employees as determined by the PCC Compensation Committee.

                3. Compensation Committee. The PCC Compensation Pool and the Residual Compensation Pool shall be allocated for expenditure under the guidance of a committee (the "PCC Compensation Committee") composed of three members. The Chief Executive Officer of PCC always shall be a member of the PCC Compensation Committee. The members of the PCC Compensation Committee initially shall be the three Principals. All decisions of the PCC Compensation Committee shall be made as follows: Recommendations to the PCC Compensation Committee for expenditures from the PCC Compensation Pool and the Residual Compensation Pool shall be made by the Principals, after which the entire membership of the PCC Compensation Committee shall fully discuss such recommendations. Following such discussions, the Chief Executive Officer of PCC shall make the final decision with respect to all such allocations and expenditures.

                 If a Principal ceases to be an employee of PCC or a PCC Subsidiary, then such Principal contemporaneously shall cease to be (i) a member of the Compensation Committee and (ii) a Principal under this Agreement. Vacancies occurring in the membership of the PCC Compensation Committee shall be filled by designees of J. Roger Engemann so long as he is employed by PCC, and thereafter by the person who is named Chief Executive Officer of PCC to succeed him.

                4. Further Assurances. The parties hereto agree to take or cause to be taken all corporate action necessary or appropriate to insure the effectuation of this Agreement, and will endeavor in good faith to establish such additional procedures as shall be needed to properly administer the PCC Compensation Pool and the Residual Compensation Pool in accordance herewith.

                5. Term. This Agreement shall remain in full force and effect until the earlier of (a) the tenth anniversary of the date of this Agreement and (b) the date on which no Principal remains in the employ of PCC or its affiliates.

                6. Corporate Action. Neither Phoenix nor PCC shall, directly or indirectly, take any action during the term of this Agreement with the purpose of or which results in frustrating the purpose and operation of this Agreement.

                7. Governing Law. This Agreement and any disputes or claims arising hereunder shall be governed by California law, and the parties hereto consent to the jurisdiction of the courts of Los Angeles County in connection herewith.

                8. Amendments. This Agreement may be amended only in writing, signed by (a) Phoenix, (b) PCC and (c) each person who is a Principal at the time of such amendment.

                9. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and shall be binding upon and inure to the benefit of the respective successors and assigns of PCC and Phoenix and the heirs and personal representatives of the Principals.

                10. Effectiveness. This Agreement shall become effective on the Effective Date under the Merger Agreement.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

===================================================================
                               2
===================================================================



       PHOENIX DUFF AND PHELPS
            CORPORATION


       By:  /s/ Philip R. McLoughlin
              Name: Philip R. McLoughlin
              Title:  Chairman of the Board
                 and Chief Executive
                  Officer

       PASADENA CAPITAL
           CORPORATION


       By: /s/ J. Roger Engemann
              Name: J. Roger Engemann
              Title:   Chairman of the Board,
                          President and Chief Executive
                  Officer



       PRINCIPALS:


       /s/ J. Roger Engemann
       J. Roger Engemann


       /s/ John S. Tilson
       John Tilson


       /s/ James E. Mair
       James Mair

===================================================================

===================================================================

===================================================================

                                    EXHIBIT B
===================================================================
                            ARTICLES OF INCORPORATION

                                       OF

                              PASADENA APOLLO CORP.




                                   ARTICLE XI.

      The name of this corporation is Pasadena          Apollo
Corp. (hereinafter referred to as the "Corporation").


                                  ARTICLE XII.

      The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                  ARTICLE XIII.

      The name of the Corporation's initial agent for service of process is:

                     =========================
                            ____________, California


                                  ARTICLE XIV.

      The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.


                                   ARTICLE XV.

      The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the Corporation and its shareholders through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the limits of such excess indemnification set forth in Section 204 of the California Corporations Code.

                                  ARTICLE XVI.

      The Corporation is authorized to issue only one class of shares of stock, which shall be designated "Common Stock." The total authorized number of such shares which may be issued is One Hundred (100), one cent ($.01) par value per share.


Dated:  June __, 1997

===================================================================

===================================================================

===================================================================

===================================================================

===================================================================

===================================================================

===================================================================

===================================================================




                                     -1-

30227834





30227834

EXHIBIT C
                                     BYLAWS

                          for the regulation, except as
                        otherwise provided by statute or
                        the Articles of Incorporation, of

                              PHOENIX APOLLO CORP.,
                            a California corporation

===================================================================
1
===================================================================






30227834

                                TABLE OF CONTENTS



                                                                            Page

ARTICLE I.  OFFICES.............................................  1
      1.1  Principal Executive Office...........................  1
      1.2  Other Offices........................................  1

ARTICLE II.  MEETINGS OF SHAREHOLDERS...........................  1
      2.1  Place of Meetings....................................  1
      2.2  Annual Meeting.......................................  2
      2.3  Special Meetings.....................................  3
      2.4  Quorum...............................................  3
      2.5  Adjourned Meeting and Notice Thereof.................  4
      2.6  Record Date..........................................  4
      2.7  Voting...............................................  4
      2.8  Validation of Defectively Called or Noticed
           Meetings.............................................  5
      2.9  Action Without Meeting:  Written Consent.............  5
      2.10 Proxies..............................................  6
      2.11 Inspectors of Election...............................  7

ARTICLE III.  DIRECTORS.........................................  8
      3.1  Powers...............................................  8
      3.2  Committees of the Board..............................  8
      3.3  Number and Qualification of Directors................  9
      3.4  Election and Term of Office..........................  9
      3.5  Vacancies............................................  9
      3.6  Removal.............................................. 10
      3.7  Place of Meetings and Meetings by Telephone.......... 10
      3.8  Annual Meeting....................................... 11
      3.9  Other Regular Meetings............................... 11
      3.10 Special Meetings..................................... 11
      3.11 Action Without Meeting............................... 12
      3.12 Action at a Meeting:  Quorum and Required Vote....... 12
      3.13 Validation of Defectively Called or Noticed
           Meetings............................................. 12
      3.14 Adjournment.......................................... 12
      3.15 Notice of Adjournment................................ 13
      3.16 Fees and Compensation................................ 13
      3.17 Indemnification of Directors, Officers, Employees;
           and Other Agents..................................... 13

ARTICLE IV. OFFICERS............................................ 16
      4.1  Officers............................................. 16
      4.2  Election............................................. 16
      4.3  Subordinate Officers................................. 16
      4.4  Removal and Resignation.............................. 16
      4.5  Vacancies............................................ 17

      4.6  Chairman of the Board................................ 17
      4.7  President............................................ 17
      4.8  Vice President....................................... 17
      4.9  Secretary............................................ 17
      4.10 Chief Financial Officer.............................. 18

ARTICLE V.   RECORDS AND REPORTS................................ 18
      5.1  Maintenance and Inspection of Share Register......... 18
      5.2  Maintenance and Inspection of Bylaws................. 19
      5.3  Maintenance and Inspection of Other Corporate
           Records.............................................. 19
      5.4  Inspection by Directors.............................. 20
      5.5  Annual Report to Shareholders........................ 20
      5.6  Financial Statements................................. 20

ARTICLE VI. GENERAL CORPORATE MATTERS........................... 21
      6.1  Record Date.......................................... 21
      6.2  Checks, Drafts, etc.................................. 22
      6.3  Corporate Contracts and Instruments; How
           Executed............................................. 22
      6.4  Certificate for Shares............................... 22
      6.5  Representation of Shares of Other
           Corporations......................................... 23
      6.6  Construction and Definitions......................... 23

ARTICLE VII.  AMENDMENTS........................................ 23
      7.1  Power of Shareholders................................ 23
      7.2  Power of Directors................................... 24

===================================================================

                                     BYLAWS
===================================================================

===================================================================

===================================================================
                                -16-

30227834

                                       OF

                              PHOENIX APOLLO CORP.,
                            a California corporation

===================================================================

===================================================================

                               ARTICLE I. OFFICES

===================================================================

===================================================================
Section 1.1     Principal Executive Office

      The board of directors is hereby granted full power and authority to fix and locate and to change the principal executive office of the corporation from one location to another within or outside the State of California. If the principal executive office is located outside this state, and the corporation has one or more business offices in this state, the board of directors shall fix and designate a principal business office in the State of California, the location of which principal business office may be changed from time to time by the board of directors. The initial principal executive office, principal business office, if any, and any change in the principal executive office or principal business office shall be noted on the bylaws by the secretary opposite this section, or this section may be amended to state the location.

Section 1.2     Other Offices

      Other business offices may at any time be established by the board of directors at any place or places within or outside the State of California.


              ARTICLE II.  MEETINGS OF SHAREHOLDERS

===================================================================

===================================================================
Section 2.1     Place of Meetings

      All annual or other meetings of shareholders shall be held at the principal executive office of the corporation, or at any other place within or without the State of California which may be designated either by the board of directors or by the written consent of all persons entitled to vote thereat and not present at the meeting, given either before or after the meeting, and filed with the secretary of the corporation.

Section 2.2     Annual Meeting

      The annual meeting of shareholders shall be held at such date and/or time as shall be designated by the board of directors; provided, however, that should said day fall upon a legal holiday, then the annual meeting of shareholders shall be held at the same time and place on the next day which is a full business day. At such meeting, directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.

      Written notice of each annual meeting shall be given to each shareholder entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders. If a shareholder gives no address, notice shall be deemed to have been given to him if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said principal executive office is located.

      All such notices shall be given to each shareholder entitled thereto not less than ten days nor more than sixty days before each annual meeting. Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any such notice in accordance with the foregoing provisions, executed by the secretary, assistant secretary or any transfer agent of the corporation shall be prima facie evidence of the giving of the notice.

      Such notices shall specify:

      (a)  the place, date and hour of such meeting;

      (b) those matters which the board, at the time of the giving of the notice, intends to present for action by the shareholders;

      (c) if directors are to be elected, the names of nominees intended at the time of the notice to be presented by management for election;

      (d) the general nature of a proposal, if any, to take action with respect to approval of (i) a contract or other transaction with an interested director,
(ii) amendment of the articles of incorporation, (iii) a reorganization of the corporation as defined in Section 181 of the General Corporation Law of the State of California (the "General Corporation Law"), (iv) voluntary dissolution of the corporation, or (v) a distribution in dissolution other than in accordance with the liquidation rights of outstanding preferred shares, if any; and

      (e) such other matters, if any, as may be expressly required by statute.

Section 2.3     Special Meetings

      Special meetings of the shareholders, for the purpose of taking any action permitted by the shareholders under the General Corporation Law and the articles of incorporation of this corporation, may be called at any time by the chairman of the board or the president, the board of directors or one or more shareholders holding not less than ten percent of the votes at that meeting. Upon request in writing that a special meeting of shareholders be called for any proper purpose, directed to the chairman of the board, president, vice president or secretary by any person (other than the board) entitled to call a special meeting of shareholders, the officer shall cause notice to be given to shareholders entitled to vote that a meeting will be held at a time requested by the person calling the meeting, not less than thirty-five nor more than sixty days after receipt of the request. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner and shall specify the same information as for annual meetings of shareholders. In addition to the matters required by items (a) and, if applicable, (c) of the preceding Section, notice of any special meeting shall specify the general nature of the business to be transacted, and no other business may be transacted at such meeting.

Section 2.4     Quorum

      The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 2.5     Adjourned Meeting and Notice Thereof

      Any meeting of shareholders, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in Section 2.4 of this Article II.

      When any meeting of shareholders is adjourned for forty-five days or more, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided above, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement of the time and place thereof at the meeting at which such adjournment is taken.

Section 2.6     Record Date

      Unless a record date for voting purposes is fixed by the board of directors as provided in Section 6.1 of Article VI of these bylaws, only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting of shareholders is held, shall be entitled to vote at such meeting, and such day shall be the record date for such meeting. Section 2.7 Voting2.7

      Voting at meetings of shareholders may be by voice or by ballot; provided, however, that all election for directors must be by ballot upon demand made by a shareholder at any election before the voting begins. If a quorum is present, except with respect to election of directors, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law or the articles of incorporation. Subject to the requirements of the next sentence, every shareholder entitled to vote at any election for directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he shall think fit. No shareholder shall be entitled to cumulative votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and any such shareholder has given notice at the meeting, prior to the voting, of such shareholder's intention to cumulate his votes. The candidates receiving the highest number of votes of shares entitled to be voted for them, up to the number of directors to be elected, shall be elected.

Section 2.8     Validation of Defectively Called or Noticed
                Meetings

      The transactions of any meeting of shareholders, either annual or special, however called and noticed and wherever held, shall be as valid as though undertaken at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, or who, though present, has at the beginning of the meeting properly objected to the transaction of any business because the meeting was not lawfully called or convened, or properly objected to particular matters of business legally required to be included in the notice, but not so included, signs a written waiver of notice, a consent to the holding of such meeting or an approval of the minutes thereof.

      The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in (d) of the fourth paragraph of Section 2.2 of this
Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 2.9     Action Without Meeting:  Written Consent

      Directors may be elected without a meeting by a consent in writing, setting forth the action so taken, signed by all of the persons who would be entitled to vote for the election of directors; provided that, without notice, a director may be elected at any time to fill a vacancy on the board of directors not created by the removal of the director that has not been filled by the directors by the written consent of persons holding a majority of the outstanding shares entitled to vote for the election of directors.

      Any other action which, under any provision of the General Corporation Law, may be taken at a meeting of the shareholders may be taken without a meeting, and without notice except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

      When the approval of shareholders is given without a meeting by less than unanimous written consent, unless the consents of all shareholders entitled to vote have been solicited in writing, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. In the case of any proposed shareholder approval of (i) a contract or other transaction with an interested director, (ii) indemnification of an agent of the corporation as authorized by Section 3.17 of Article III of these bylaws, (iii) a reorganization of the corporation as defined in Section 181 of the General Corporation Law, or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any, the notice shall be given at least ten days before the consummation of any action authorized by that approval. Such notice shall be given in the same manner as notice of a meeting of shareholders.

      Unless, as provided in Section 6.1 of Article VI of these bylaws, the board of directors has fixed a record date for the determination of shareholders entitled to notice of and to give such written consent, the record date for such determination shall be the day on which the first written consent is given. All such written consents shall be filed with the secretary of the corporation.

      Any shareholder giving a written consent, or the shareholder's proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the secretary of the corporation.

Section 2.10    Proxies

      Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the corporation. Any proxy duly executed is not revoked, and continues in full force and effect, until (i) an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation prior to the vote pursuant thereto, (ii) the person executing the proxy attends the meeting and votes in person or (iii) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted; provided that no such proxy shall be valid after the expiration of eleven months from the date of its execution, unless the proxy specifies a longer length of time for which such proxy is to continue in force.

Section 2.11    Inspectors of Election11

      In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at the meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may, and on the request of any shareholder or a shareholder's proxy shall, be filled by appointment by the board of directors in advance of the meeting, or at the meeting by the chairman of the meeting.

      The duties of such inspectors shall be as prescribed by Section 707 of the General Corporation Law and shall include: determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders. In the determination of the validity and effect of proxies the dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates of the envelopes in which they are mailed.

      The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act of certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III.  DIRECTORSTICLE III.  DIRECTORSIII

===================================================================

===================================================================
Section 3.1     Powers

      Subject to limitations in the articles of incorporation and to the provisions of the General Corporation Law as to action to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the board of directors. The board may delegate the management of the day-to-day operations of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the board.

Section 3.2     Committees of the Board

      By resolution adopted by at least three-fourths of the authorized number of directors, the board may designate an executive and other committees, each consisting of two or more directors, to serve at the pleasure of the board, and prescribe the manner in which proceedings of such committee shall be conducted. Unless the board of directors shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committee may be regularly scheduled in advance and may be called at any time by any two members thereof; otherwise, the provisions of these bylaws with respect to notice and conduct of meetings of the board shall govern. Any such committee, to the extent provided in a resolution of the board, shall have all of the authority of the board, except with respect to:

      (a)  the approval of any action for which the General
Corporation Law or the articles of incorporation also require shareholder approval;

      (b) the filling of vacancies on the board or in any committee;

      (c) the fixing of compensation of the directors for serving on the board or in any committee;

      (d)  the adoption, amendment or repeal of bylaws;

      (e)  the amendment or repeal of any resolution of the board;
      (f) any distribution to the shareholders, except at a rate or in a periodic amount or within a price range determined by the board; and

      (g) the appointment of other committees of the board or members thereof.

Section 3.3     Number and Qualification of Directors

      The number of directors of the corporation shall initially be one and shall thereafter be increased to nine immediately prior to the Effective Time (as defined in the Agreement and Plan of Merger (the "Merger Agreement"), by and among Phoenix Duff & Phelps Corporation, Phoenix Apollo Corp., and Pasadena Capital Corporation).

Section 3.4     Election and Term of Office

      The directors shall be elected at each annual meeting of shareholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor is elected, subject to the General Corporation Law and the provisions of these bylaws with respect to vacancies on the board.

Section 3.5     Vacancies

      A vacancy in the board of directors shall be deemed to exist in case of the death, resignation or removal of any director, if a director has been declared of unsound mind by order of court or convicted of a felony, if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

      Until such time as all Contingent Merger Payments (as defined in the Merger Agreement), if any, have been made in accordance with the Merger Agreement, vacancies in the board of directors may be filled (i) in the case of a nominee of the Shareholder Representative (as defined in the Merger Agreement), by a vote of the remaining director or directors who were nominated by the Shareholder Representative and (ii) in the case of a nominee of Phoenix Duff & Phelps Corporation, by a vote of the remaining director or directors who were nominated by Phoenix Duff & Phelps Corporation.

      Thereafter, vacancies in the board of directors, except for a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders. A vacancy in the board of directors created by the removal of a director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the number of shareholders otherwise required for action by written consent.

      The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent shall require the consent of holders of the number of shares otherwise required for action by written consent.

      Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the board of directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the board of directors accepts the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have the power to elect a successor to take office when the resignation is to become effective.

      No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 3.6     Removal

      Any or all of the directors may be removed without cause if such removal is approved by the vote of the outstanding shares entitled to vote, except that no director may be removed (unless the entire board is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected.

Section 3.7     Place of Meetings and Meetings by Telephone

      Regular meetings of the board of directors shall be held at any place within or without the State of California which has been designated from time to time by resolution of the board or by written consent of all members of the board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held either at a place so designated or at the principal executive office. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another and all such directors shall be deemed to be present at the meeting.

Section 3.8     Annual Meeting

      Immediately following each annual meeting of shareholders the board of directors shall hold a regular meeting at the place of said annual meeting or at such other place as shall be fixed by the board of directors for the purpose of organization, election of officers, and the transaction of other business. Call and notice of such meetings are hereby dispensed with.

Section 3.9     Other Regular Meetings

      Other regular meetings of the board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors. Such regular meetings may be held without notice.

Section 3.10    Special Meetings

      Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or by any two directors.

      Written notice of the time and place of special meetings shall be delivered personally to each director or communicated to each director by telephone, or by telegraph, facsimile, overnight courier or mail, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation or, if it is not so shown on such records or is not readily ascertainable, at the place at which the meetings of the directors are regularly held. In case such notice is mailed it shall be deposited in the United States mail at least four days prior to the time of the holding of the meeting. In case such notice is telegraphed or delivered, personally, by facsimile overnight courier or by telephone, it shall be delivered to the telegraph company or so delivered at least forty-eight hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery, personally, by facsimile, overnight courier or by telephone, as above provided, shall be due, legal and personal notice to such director.

      Any notice shall state the date, place and hour of the meeting and the general nature of the business to be transacted, and no other business may be transacted at the meeting.

Section 3.11    Action Without Meeting

      Any action required or permitted to be taken by the board of directors may be taken without a meeting if all the members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board and shall have the same force and effect as a unanimous vote of such directors.

Section 3.12    Action at a Meeting:  Quorum and Required Vote

      Presence of three-fourths of the authorized number of directors at a meeting of the board of directors constitutes a quorum for the transaction of business, except as hereinafter provided or modified by the articles of incorporation. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, unless a greater number, or the same number after disqualifying one or more directors from voting, is required by law, by the articles of incorporation or by these bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of a director, provided that any action taken is approved by at least a majority of the required quorum for such meeting.

Section 3.13    Validation of Defectively Called or Noticed
                Meetings

      The transactions of any meeting of the board of directors, however called and noticed and wherever held, shall be as valid Bas though undertaken at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present or who, though present, has prior to the meeting or at its commencement, protested the lack of proper notice to him, signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.14    Adjournment
      A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum a majority of the directors present at any directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the board.

Section 3.15    Notice of Adjournment

      If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment. Otherwise notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

Section 3.16    Fees and Compensation

      Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the board. This Section 3.16 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

Section 3.17    Indemnification of Directors, Officers, Employees;

           (a) The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law, indemnify each of its directors against expenses (as defined in Section 317(a) of the General Corporation Law), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the General Corporation Law), arising by reason of the fact that such person is or was a director of the corporation. For purposes of this Section 3.17, a "director" of the corporation includes any person (i) who is or was a director of the corporation, (ii) who is or was serving at the request of the corporation as a director of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

           (b) The corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law, to indemnify each of its employees, officers and agents (other than directors) against expenses (as defined in Section 317(a) of the General Corporation Law), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the General Corporation
Law)  arising  by reason of the fact  that  such  person is or was an  employee, officer or agent of the corporation. For purposes of this Section 3.17, an "employee" or "officer" or "agent" of the corporation (other than a director) includes any person (i) who is or was an employee, officer or agent of the corporation, (ii) who is or was serving at the request of the corporation as a employee, officer or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or (iii) who as an employee, officer or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

           (c) Expenses and attorneys' fees incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to this Section 3.17, or if otherwise authorized by the board of directors, shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this
Section 3.17.

           (d) The indemnification provided by this Section 3.17 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person.
           (e) The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against or incurred by such person in such capacity or arising out of that person's status as such, whether or not the corporation would have the power to indemnify that person against such liability under the provisions of this Section 3.17.

           (f) No indemnification or advance shall be made under this Section 3.17, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

                (i) That it would be inconsistent with a provision of the articles of incorporation, these bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

                (ii) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.
           (g) If a claim under this Section 3.17 is not paid in full by the corporation within 90 days after a written claim has been received by the corporation  (either because the claim is denied or because no  determination is made),  the  claimant  may  at  any  time  thereafter  bring  suit  against  the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. The corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the General Corporation Law for the corporation to indemnify the claimant for the claim. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstance because he or she has met the applicable standard of conduct, if any, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its shareholders) that the claimant has not met the applicable standard of conduct, shall be a defense to such action or create a presumption for the purposes of such action that the claimant has not met the applicable standard of conduct.

           (h) The board of directors is authorized to enter into a contract with any director, officer, employee or agent of the corporation, or any person who is or was serving at the request of the corporation, or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, or any person who was a director, officer, employee or agent of a corporation which was a predecessor corporation, providing for indemnification rights equivalent to or, if the board of directors so determines and to the extent permitted by applicable law, greater than, those provided for in this Article III.

           (i) Any amendment,  repeal or  modification  of any provision of this
Section 3.17 shall not adversely affect any right or protection of a director or agent of the corporation existing at the time of such amendment, repeal or modification.

                              ARTICLE IV. OFFICERS

===================================================================

===================================================================
Section 4.1     Officers

      The officers of the corporation shall consist of a chairman of the board, a president, a secretary and a treasurer. The corporation may also have, at the discretion of the board of directors, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such additional officers as may be appointed in accordance with Section 4.3 of this Article IV. Any number of offices may be held by the same person.

Section 4.2     Election

      The officers of the corporation, except such officers as may be appointed in accordance with Section 4.3 or Section 4.5 of this Article, shall be chosen annually by the board of directors, and each such officer shall hold office until he shall resign, be removed or otherwise disqualified to serve, or until his successor shall be elected and qualified.

4.3tioSubordinate Officerse Officers

      The board of directors may appoint, and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.

Section 4.4     Removal and Resignation

      Any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors (subject, in each case, to the rights, if any, of an officer under any contract of employment).

      Any officer may resign at any time by giving written notice to the board of directors, the president or the secretary of the corporation, without prejudice, however, to the rights, if any, of the corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.5     Vacancies

      A  vacancy  in  any  office  because  of  death,   resignation,   removal,
disqualification or any other cause shall be filled in the manner prescribed in the bylaws for regular appointment to such office.

Section 4.6     Chairman of the Board4.6

      The chairman of the board shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and affairs of the corporation. If present, the chairman of the board shall preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the bylaws. He shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors.

Section 4.7     President

      The president shall be the chief operating officer of the corporation. In the absence of the chairman of the board or if there be none, he shall preside at all meetings of the shareholders and at all meetings of the board of directors.

Section 4.8     Vice President

      In the absence or disability of the president, the most senior vice president, if any, in order of rank as fixed by the board of directors or, if not ranked, the vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the powers of the president. The vice presidents shall also perform such other duties as from time to time may be prescribed for them respectively by the board of directors.

Section 4.9     Secretary

      The secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the principal executive office and such other place as the board of directors may order minutes of actions taken at all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

      The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent, a share register or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

      The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by the bylaws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors.





Section 4.10    Chief Financial Officer

      The chief financial officer, who in the absence of a named treasurer shall also be deemed to be the treasurer when a treasurer may be required and shall be authorized and empowered to sign as treasurer, shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation. The books of account shall at all reasonable times be open to inspection by any director.

      The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors, shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors.


                  ARTICLE V.   RECORDS AND REPORTS

===================================================================

===================================================================
Section 5.1     Maintenance and Inspection of Share Register

      The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

      A shareholder or shareholders of the corporation holding at least five percent in the aggregate of the outstanding voting shares of the corporation may
(i) inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours on five days prior written demand on the corporation, and (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder by the transfer agent on or before the later of five business days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled.

      The record of shareholders shall also be open to inspection and copying on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 5.1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

Section 5.2     Maintenance and Inspection of Bylaws

      The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in this state, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in this state, the Secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the bylaws as amended to date.




Section 5.3     Maintenance and Inspection of Other Corporate

      The accounting books and records and minutes of proceedings of the shareholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

Section 5.4     Inspection by Directors

      Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 5.5     Annual Report to Shareholders

      The board of directors of the corporation shall not be required to cause an annual report to be sent to the shareholders pursuant to Section 1501 of the General Corporation Law so long as there are less than 100 holders of record of its shares (determined as provided in Section 605 of the General Corporation
Law). If there are at least 100 holders of record of the corporation's shares (determined as provided in Section 605 of the General Corporation Law) or if the board of directors so resolves by a vote of a majority of the directors, the board of directors shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year and at least 15 days (or if sent by third-class mail, 35 days) prior to the annual meeting of shareholders to be held during the next fiscal year. Such report shall contain a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit from the books and records of the corporation. Nothing herein shall be interpreted as prohibiting the board of directors from issuing other periodic reports to the shareholders of the corporation as the board of directors considers appropriate.

Section 5.6     Financial Statements

      A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

      If a shareholder or shareholders holding at least five percent of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than thirty days before the date of the request, and a balance sheet of the corporation as of the end of that period, the chief financial officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty days after the receipt of the request. If the corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to the shareholder or shareholders within thirty days after the request.

      The corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.

      The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

              ARTICLE VI. GENERAL CORPORATE MATTERSVI

==================================================================

==================================================================


6_24_97.8K5




6_24_97.8K5


Section 6.1     Record Date

      The board of directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to give consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares. The record date so fixed shall be not more than sixty days nor less than ten days prior to the date of any meeting or any other event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the articles of incorporation or bylaws.

Section 6.2     Checks, Drafts, etc

      All checks, drafts or other orders for payment of money, or notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

Section 6.3     Corporate Contracts and Instruments; How Executed

      The board of directors, except as otherwise provided in the bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

Section 6.4     Certificate for Shares

      Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the chairman or vice chairman of the board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

      Any such certificate shall also contain such legend or other statement as may be required by Section 418 of the General Corporation Law, the Corporate Securities Law of 1968, the federal securities laws, and any agreement between the corporation and the issue thereof.

      Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the board of directors or the bylaws may provide; provided, however, that any such certificate so issued prior to full payment shall state on the face thereof the amount remaining unpaid and the terms of payment thereof.

      No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and canceled at the same time; provided, however, that a new certificate will be issued without the surrender and cancellation of the old certificate if (1) the old certificate is lost, apparently destroyed or wrongfully taken; (2) the request for the issuance of the new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction, or theft; (3) the request for the issuance of a new certificate is made prior to the receipt of notice by the corporation that the old certificate has been acquired by a bona fide purchaser;
(4) the owner of the old certificate files a sufficient indemnity bond with or provides other adequate security to the corporation; and (5) the owner satisfies any other reasonable requirements imposed by the corporation.

Section 6.5     Representation of Shares of Other

      The president or any vice president and the secretary or any assistant secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

Section 6.6     Construction and Definitions

      Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.


                             ARTICLE VII. AMENDMENTS


Section 7.1     Power of Shareholders

      New bylaws may be adopted or these bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by the written consent of the shareholders entitled to vote such shares, except as otherwise provided by law or by the articles of incorporation; provided, however, that if the articles of incorporation set forth the number of authorized directors of the corporation, then the authorized number of directors may be changed only by an amendment of the articles of incorporation.

Section 7.2     Power of Directors

      Subject to the right of  shareholders  as  provided in Section 7.1 of this
Article VII to adopt, amend or repeal bylaws, other than a bylaw or amendment thereof changing the authorized number of directors or the number of directors constituting a quorum for the transaction of business, may be adopted, amended or repealed by a vote of three-fourths of the authorized number of directors.

==================================================================

==================================================================

===================================================================
1
===================================================================

517596v4

517596v4
                                                                       EXHIBIT D


              Directors of the Surviving Corporation


PDP Nominees

Philip R. McLoughlin
William R. Moyer
David R. Pepin


Shareholder Representative Nominees

J. Roger Engemann
James E. Mair
John S. Tilson
Michael Stolper
Malcolm Axon
Paul LeCompte

                                                                       EXHIBIT E


                        INDEMNIFICATION ESCROW AGREEMENT


           INDEMNIFICATION ESCROW AGREEMENT, dated as of ___________, 1997 (this "Escrow Agreement"), by and among PASADENA CAPITAL CORPORATION, a California corporation ("Pasadena"), J. ROGER ENGEMANN, as shareholder representative (the "Shareholder Representative"), PHOENIX DUFF & PHELPS CORPORATION, a Delaware
corporation ("PDP"), PHOENIX APOLLO CORP., a California corporation ("Acquisition Sub"), and ___________________, as escrow agent (the "Escrow Agent").

                              W I T N E S S E T H:

           WHEREAS, Pasadena, PDP and Acquisition Sub are parties to that certain Agreement and Plan of Merger dated as of June 9, 1997 (hereinafter, including any amendments thereto, the "Merger Agreement"), pursuant to which Acquisition Sub will merge with and into Pasadena, which shall be the surviving corporation (the "Surviving Corporation") of such merger and become a wholly-owned subsidiary of PDP; and

           WHEREAS, pursuant to Section 3.4 of the Merger Agreement, the parties thereto have agreed that PDP shall cause to be deposited at the Closing, in escrow with the Escrow Agent, to be held by the Escrow Agent pursuant to the terms hereof in order to provide funds to secure the payment of claims with respect to which PDP and the Surviving Corporation have a right to indemnification under the Merger Agreement, Ten Million Dollars ($10,000,000) in cash (the "Escrow Amount"); and

           WHEREAS, pursuant to the Merger Agreement, the Shareholder Representative has been designated as the representative of the holders of Common Stock Equivalents of Pasadena as of the Effective Time of the merger whose names and addresses are set forth on Schedule 1 hereto and has been authorized as such representative to enter into this Escrow Agreement in such capacity; and

           WHEREAS, the parties hereto desire to set forth the terms and conditions under which the Escrow Amount shall be held by the Escrow Agent and released by the Escrow Agent to PDP or the Surviving Corporation, on the one hand, and/or the holders of Common Stock Equivalents as of the Effective Time, on the other hand, as the case may be; and

           WHEREAS, the parties desire that the Escrow Agent be appointed as escrow agent to act in accordance with the terms hereof.

           NOW, THEREFORE, in consideration of the foregoing and of the promises contained herein, the parties, intending legally to be bound, agree as follows:

           1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Merger Agreement.

           2.   Appointment  and  Agreement of Escrow  Agent.  PDP,
Acquisition Sub, Pasadena and the Shareholder Representative hereby appoint the Escrow Agent to serve hereunder and the Escrow Agent hereby accepts such appointment and agrees to perform all duties which are expressly set forth in this Escrow Agreement to be performed by it.

           3. Deposit of the Escrow Amount. Promptly following the Effective Time on the date of this Agreement, PDP shall cause to be deposited with the Escrow Agent, the Escrow Amount. The Escrow Amount shall be held by the Escrow Agent in a separate account maintained with the Escrow Agent for the purposes of this Escrow Agreement (the "Escrow Account"). The Escrow Amount shall be held and distributed by the Escrow Agent pursuant to the terms of this Escrow Agreement.

           4. Receipt. The Escrow Agent agrees to hold and disburse the Escrow Amount and all earnings it receives thereon in accordance with the terms and conditions of this Escrow Agreement. By its execution hereof, the Escrow Agent acknowledges receipt of the Escrow Amount.

           5. Investment. The Escrow Agent shall, pending the disbursement of the Escrow Amount pursuant to this Escrow Agreement, invest such amounts in accordance with the written instructions of PDP and the Shareholder Representative in (a) direct obligations of, or obligations fully guaranteed by, the United States of America or any agency thereof, or any state or municipality or any agency thereof which are rated "Aaa" by Moody's Investors Service, Inc. or a similar grade by another nationally recognized statistical rating service,
(b) certificates of deposit issued by commercial banks having a combined capital surplus and undivided profits of not less than One Billion Dollars ($1,000,000,000), (c) money market funds investing solely in any of the above,
(d) other debt secu0rities having a maturity of not longer than one year which are rated "Aaa" by Moody's Investors Service, Inc. or a similar grade by another nationally recognized statistical rating service, or (e) other investments jointly approved in writing by PDP and the Shareholder Representative. Absent such written instructions, the Escrow Agent may, in its sole discretion, invest the Escrow Amount in any of the instruments or accounts listed in clauses (a),
(b), (c) or (d) of the preceding sentence.

           6. Earnings on the Escrow Amount. All interest, dividends, distributions, gains or other income in respect of the Escrow Amount shall constitute part of the Escrow Amount and shall be deposited in the Escrow Account for distribution in accordance with the terms of this Escrow Agreement.

           7. Claims Procedure. (c) PDP or, at PDP's election, the Surviving Corporation (collectively, the "PDP Indemnitees") shall be entitled to make a claim (a "Claim") against the Escrow Amount on deposit in the Escrow Account if such PDP Indemnitee shall make any Claim for indemnification pursuant to Sections 10.2(a) or (b) of the Merger Agreement in accordance with the following provisions and the provisions of the Merger Agreement.

           (b) A PDP Indemnitee shall not be entitled to receive any of the Escrow Amount unless it has delivered a notice (a "Claims Notice") to (i) the Escrow Agent and (ii) the Shareholder Representative stating that such PDP Indemnitee has a Claim or Claims for all or part of the Escrow Amount and summarizing the nature and basis of the Claim or Claims and, to the extent reasonably ascertainable, specifying the estimated amount thereof.

           With respect to any Claim against any of the Escrow Amount delivered pursuant to this Section 7(b), the Shareholder Representative shall have 10 business days from receipt of a Claims Notice to serve on the Escrow Agent, with a copy to the PDP Indemnitee, a notice (an "Objecting Notice") that the Shareholder Representative objects to all or part of such Claim against the Escrow Amount; provided that if the Shareholder Representative shall fail to deliver an Objecting Notice to the Escrow Agent and the PDP Indemnitee within such 10 business day period, then such Claim shall automatically, without further notice or action of any party hereto, be deemed to be valid and undisputed and the Escrow Agent shall promptly remit to the PDP Indemnitee the portion of the Escrow Amount which the PDP Indemnitee claimed in the Claims Notice in respect of which no Objecting Notice has been received. The Objecting Notice shall specify in reasonable detail the reasons for objecting to all or part, as the case may be, of such Claim. If an Objecting Notice containing the reasons for objection shall be delivered, the PDP Indemnitee, on the one hand, and the Shareholder Representative, on the other hand, shall, during the period of 15 days following such delivery, use reasonable efforts to reach agreement as to the disputed part of such Claim. If the PDP Indemnitee and the Shareholder Representative agree at or prior to the expiration of such 15-day period (or any mutually agreed upon extension thereof) to the validity and the amount of such Claim, the PDP Indemnitee and the Shareholder Representative shall promptly give the Escrow Agent joint instructions in writing to promptly remit to, or as directed by, the PDP Indemnitee an amount from the Escrow Account equal to such agreed upon amount. If the PDP Indemnitee and the Shareholder Representative do not so agree within said period (or any mutually agreed upon extension thereof), the PDP Indemnitee, on the one hand, or the Shareholder Representative, on the other hand, shall have the right to commence legal proceedings in the appropriate court in Los Angeles, California for the purpose of having a dispute regarding a Claim by the PDP Indemnitee adjudicated. The Escrow Agent shall, except as otherwise provided in Section 7(c) hereof, continue to hold the Escrow Amount until it receives a final and nonappealable court order or joint instructions of the PDP Indemnitee and the Shareholder Representative regarding the disposition of the Escrow Amount.

           (c) Notwithstanding the provisions of Section 7(b), if a PDP Indemnitee shall make any Claim for indemnification pursuant to either Section 10.2(a)(iii) or (iv) of the Merger Agreement and shall deliver to the Escrow Agent (i) in the case of a Claim pursuant to Section 10.2(a)(iii) of the Merger Agreement with respect to the matter described as Item A on Annex 1 to the Merger Agreement, either (x) a fully executed closing agreement in accordance with Section 7121 of the Code or (y) a final and nonappealable court order from the applicable court, or (ii) in the case of a Claim pursuant to Section 10.2(a)(iv) of the Merger Agreement with respect to the legal proceeding described as Item B on Annex 1 to the Merger Agreement, either (x) a fully executed settlement agreement or (y) a final and nonappealable decision of arbitrators or order of a court of competent jurisdiction, as applicable, the Escrow Agent shall, upon written instruction of the PDP Indemnitee, promptly remit funds from the Escrow Account in accordance with the terms of the applicable closing agreement, settlement agreement, arbitrators' decision or court order, as the case may be.

           8.   Release of the Escrow Amount.

           (a) On the latest of (i) eighteen months from the date hereof, (ii) 60 days after the earlier of (A) the entering into of a closing agreement in accordance with Section 7121 of the Code with respect to the matter described as Item A on Annex 1 to the Merger Agreement or (B) a final and nonappealable decision from the applicable court of the matter described as Item A on Annex 1 to the Merger Agreement, and (iii) 60 days after the earlier of (X) a settlement or a nonappealable dismissal by arbitrators or a court of competent jurisdiction of the legal proceeding described as Item B on Annex 1 to the Merger Agreement or (Y) a final and nonappealable decision of arbitrators or order of a court of competent jurisdiction in such legal proceeding (such date, the "Escrow Amount Release Date"), the Escrow Agent shall remit to the holders of Common Stock Equivalents as of the Effective Time, in accordance with Section 8(b) below, an amount equal to the excess, if any, of the balance in the Escrow Account over the aggregate amount of pending Claims. Any of the Escrow Amount not released on the Escrow Amount Release Date pursuant to this Section 8(a) shall be retained by the Escrow Agent as part of the Escrow Account and shall be distributed upon resolution of such pending Claim or Claims in accordance with Section 7 hereof.

           (b) Any distributions by the Escrow Agent to the holders of Common Stock Equivalents as of the Effective Time pursuant to this Section 8 shall be pro rata based on the percentages set forth opposite each such holder's name on
Schedule 1 hereto. Distributions shall be made at the election of each holder of Common Stock Equivalents by either (i) checks drawn on the Escrow Account which shall be mailed by first class mail by the Escrow Agent to such holders of Common Stock Equivalents at their respective addresses set forth on Schedule 1 hereto or to any changed address as may have been fixed by a holder in writing to the Escrow Agent or (ii) wire transfer to the account specified for such holder on Schedule 1 hereto.

           9. Dispute Resolution. In the event of any disagreement between any of the parties to this Escrow Agreement, or between them or any of them and any other party, resulting in adverse claims or demands being made in connection with the subject matter of the escrow, or in the event that the Escrow Agent, reasonably and in good faith, shall be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any action hereunder so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be liable in any way or to any Person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (a) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (b) all differences and all doubt shall have been resolved by agreement among all of the interested Persons, and the Escrow Agent shall have been notified thereof in writing signed by all such Persons; provided, however, that the Escrow Agent shall be under no obligation to commence or defend such proceedings. The rights of the Escrow Agent under this Section are cumulative of all other rights it may have by law or otherwise.

           10. Compensation. The Escrow Agent shall be entitled to compensation for its services hereunder in accordance with Schedule 2 annexed hereto.
Compensation of the Escrow Agent as set forth on Schedule 2 hereto and all reasonable expenses of the Escrow Agent in connection with the performance of its services hereunder shall be borne one-half by PDP and one half from the Escrow Account. The Escrow Agent shall promptly notify the Shareholder Representative of any Escrow Amount used to pay fees under this Section 10.

           11. Liability of Escrow Agent. The Escrow Agent assumes no responsibility or liability to PDP, Acquisition Sub, Pasadena or any other Persons, other than to deal with the Escrow Amount held and received by it pursuant to the terms of this Escrow Agreement. The Escrow Agent shall not be held liable for anything which it may do or refrain from doing in connection herewith, except for actions or omissions to act that constitute gross negligence or willful misconduct. The Escrow Agent shall be held harmless from any and all third party claims, losses, judgments or costs (including reasonable attorneys' fees) regardless of their nature, arising out of or because of this Escrow Agreement, except for actions or omissions to act that constitute gross negligence or willful misconduct. Any such expense in the preceding sentence shall be borne one-half by PDP and one-half from the Escrow Account. The Escrow Agent shall promptly notify the Shareholder Representative of any Escrow Amount used to pay expenses under this Section 11.

           12. Resignation of Escrow Agent. The Escrow Agent may resign at any time upon giving the parties hereto thirty (30) days' prior written notice. The Escrow Agent shall continue to serve until its successor, appointed by joint notice of PDP and the Shareholder Representative, accepts appointment as successor escrow agent and receives the Escrow Amount. If a successor escrow agent has not been appointed or has not accepted such appointment sixty (60) days after such notice of a resignation has been given, the Escrow Agent may apply, but shall have no obligation to do so, to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief. The terms and conditions of this Escrow Agreement will remain unimpaired by resignation of the Escrow Agent or the appointment of a successor escrow agent. Following the appointment of a successor escrow agent, such person shall for all intents and purposes of this Escrow Agreement be the "Escrow Agent" hereunder. The Escrow Agent's resignation shall take effect upon delivery of the Escrow Account to a successor escrow agent and the Escrow Agent shall thereupon have no further duties or responsibilities in connection herewith. In the event that the Escrow Agent submits a notice of resignation, its only duty, until a successor escrow agent shall have been appointed and shall have accepted such appointment, shall be to hold, invest and dispose of the Escrow Amount in accordance with this Escrow Agreement, but without regard to any notices, requests, instructions, demands or the like received by it from the other parties hereto after such notice shall have been given, unless the same is a direction that the Escrow Amount be paid or delivered in its entirety out of the Escrow Account.

           13.  Responsibilities  and Rights of the  Escrow  Agent.
(a) The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent.

           (b) The Escrow  Agent shall not incur any  liability  with respect to
(i) any action taken or omitted in good faith upon the advice of its legal counsel given with respect to any question relating to the duties and responsibilities of the Escrow Agent under this Escrow Agreement, or (ii) any action taken or omitted in reliance upon any instrument which the Escrow Agent shall in good faith believe to be genuine (including the execution of such instrument, the identity or authority of any person executing such instrument, its validity and effectiveness, and the truth and accuracy of any information contained therein), to have been signed by a proper person or persons and to conform to the provisions of this Escrow Agreement.

           14. Collateral Agreements. This Escrow Agreement and the Merger Agreement shall be controlling with respect to indemnification claims as between PDP and the Surviving Corporation, on the one hand, and the Shareholder Representative, on the other hand. The Escrow Agent shall not be bound in any way by the Merger Agreement. Notwithstanding anything contained in this Escrow Agreement to the contrary, in the event of any conflict between the terms of this Escrow Agreement and the terms of the Merger Agreement, as between PDP and the Surviving Corporation, on the one hand, and the Shareholder Representative, on the other hand, the terms of the Merger Agreement shall control and any language to the contrary in this Escrow Agreement shall not be deemed an amendment of the terms of the Merger Agreement.

           15. Termination. This Escrow Agreement shall terminate (a) upon disbursement or release of the entire Escrow Amount and all dividends, other income and earnings thereon by the Escrow Agent in accordance with this Escrow Agreement or (b) by written mutual consent signed by all parties hereto. This Escrow Agreement shall not be otherwise terminated.

           16. Notices. Unless otherwise provided herein, any notice, request, instruction or other document or communication to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been given (a) if mailed, on the date received if mailed by registered or certified mail (return receipt requested), (b) if sent by facsimile transmission, when so sent and receipt acknowledged by an appropriate telephone or facsimile receipt or (c) if sent by other means, when actually received by the party to which such notice has been directed, in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

      To PDP or Acquisition Sub:

                     Phoenix Duff & Phelps Corporation
                     56 Prospect Street
                     Hartford, Connecticut  06115-0480
                     Attention: Chief Executive Officer
                     Telephone:  (860) 403-5365
                     Facsimile:  (860) 403-5545

                                 With copies to:

                     Phoenix Duff & Phelps Corporation
                     56 Prospect Street
                     Hartford, Connecticut  06115-0480
                     Attention: Thomas N. Steenburg, Esq.
                                Vice President and General Counsel
                            Telephone: (860) 403-5261
                            Facsimile: (860) 403-7600

                          and

                     Stroock & Stroock & Lavan LLP
                     180 Maiden Lane
                     New York, New York  10038-4982
                     Attention:  David L. Finkelman, Esq.
                     Telephone:  (212) 806-5400
                     Facsimile:  (212) 806-6006

      If to Pasadena or the Shareholder Representative:

                     J. Roger Engemann
                     Pasadena Capital Corporation
                     600 North Rosemond Boulevard
                     Pasadena, California  91107-2133
                     Telephone:  (800) 882-2855
                     Facsimile:  (818) 351-1174

                                 With a copy to:

                           Shook, Hardy & Bacon L.L.P.
                          1200 Main Street, Suite 3100
                     Kansas City, Missouri  64105-2118
                     Attention:  Jennings J. Newcom, Esq.
                            Telephone: (816) 474-6550
                            Facsimile: (816) 421-5547

      To the Escrow Agent:

                     ==============================
                     ------------------------------
                     Attention: ______________________
                         Telephone:_____________________
                        Facsimile:______________________

           17. Benefit and Assignment: This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Escrow Agreement may not be assigned or delegated by any party hereto without the prior written consent of the other parties hereto.

           18. Entire Agreement; Amendment. This Escrow Agreement, the Merger Agreement and the Stockholder Indemnification Agreement contain all the terms agreed upon by the parties with respect to the subject matter hereof and supersede any prior agreements with respect to the subject matter hereof. This Escrow Agreement may be amended only by a written instrument signed by the parties against which enforcement of any waiver, change, modification, extension or discharge is sought.

           19.  Headings.   The   headings  of  the   sections  and
subsections of this Escrow Agreement are for ease of reference only and do not evidence the intentions of the parties.

           20. Governing Law. This Escrow Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

           21. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be executed and delivered as of the day and year first written above.


                               PASADENA CAPITAL CORPORATION


                                       By:
                                   Name:J. Roger Engemann
                                   Title:               President



                                   J. Roger Engemann,
                                   as Shareholder Representative


                               PHOENIX DUFF & PHELPS CORPORATION


                                       By:
                                      Name:
                                     Title:


                               PHOENIX APOLLO CORP.


                                       By:
                                      Name:
                                     Title:


                                                                ,
                                   as Escrow Agent


By:
Name:
Title:

===================================================================

                                                                       EXHIBIT F
===================================================================


                          Closing Merger Payment Amount


          Estimated Closing                   Closing Merger
         Run Rate Percentage                  Payment Amount

                 .80                           $141,750,000
                 .81                            144,000,000
                 .82                            146,195,000
                 .83                            148,337,000
                 .84                            150,429,000
                 .85                            152,471,000
                 .86                            154,465,000
                 .87                            156,414,000
                 .88                            158,318,000
                 .89                            160,180,000
                 .90                            162,000,000
                 .91                            162,000,000
                 .92                            162,000,000
                 .93                            162,000,000
                 .94                            162,000,000
          .95 through 1.20,                     180,000,000
              inclusive

===================================================================

                                                                       EXHIBIT G
===================================================================

                          Total Run Rate Payment Amount


              Closing Run                     Total Run Rate
            Rate Percentage                   Payment Amount

                  .80                          $157,500,000
                  .81                           160,000,000
                  .82                           162,439,000
                  .83                           164,819,000
                  .84                           167,143,000
                  .85                           169,412,000
                  .86                           171,628,000
                  .87                           173,793,000
                  .88                           175,909,000
                  .89                           177,978,000
           .90 through 1.10,                    180,000,000
               inclusive
                  1.11                          182,022,000
                  1.12                          184,091,000
                  1.13                          186,207,000
                  1.14                          188,372,000
                  1.15                          190,588,000
                  1.16                          192,857,000
                  1.17                          195,181,000
                  1.18                          197,561,000
                  1.19                          200,000,000
                  1.20                          202,500,000

===================================================================
1
===================================================================

517596v4

                                                                     EXHIBIT H-1
                              EMPLOYMENT AGREEMENT

           This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 9th day of June, 1997 by and among PASADENA CAPITAL CORPORATION, a
California corporation (the "Company"), PHOENIX DUFF & PHELPS CORPORATION, a Delaware corporation ("PDP"), and J. ROGER ENGEMANN (the "Executive"). This
Agreement is binding upon the parties hereto; provided, however, that the employment relationship hereinafter established shall become effective (the "Effective Date") only upon and contemporaneously with the closing of the merger (the "Merger") contemplated pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated the date hereof by and among the Company, PDP, and Phoenix Apollo Corp., a California corporation. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Compensation Allocation Agreement dated as of June 9, 1997 (the "Compensation Allocation Agreement") by and among PDP, the Company and certain individuals, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

           I.    Position and Responsibilities.

           A. The Executive shall serve in an executive capacity as Chairman of the Board, President, Chief Executive Officer and Chief Investment Officer of the Company, and a Director of the Company, member of the Compensation Committee (the "Compensation Committee") of the Board of Directors of the Company and shall perform such functions and undertake such responsibilities as are customarily associated with such capacities. The Executive shall also hold those other directorships and offices in the Company and any of its affiliates to which, from time to time, he may be elected or appointed during the term of this Agreement.

           B. The Executive shall devote his full working time and skill to the business and affairs of the Company and its affiliates and to the promotion of its and their interests; provided, however, that the Executive may be involved in such civic and charitable activities as he shall desire so long as such activities do not materially interfere with his duties on behalf of the Company.

           C. All securities investments made by the Executive are subject to the Company's Statement of Policy on Personal Trading as from time to time hereafter amended, which is specifically incorporated by this reference into this Agreement.

           II.   Term of Employment.

           A. The term of the Executive's employment hereunder shall commence on the Effective Date and terminate on the day prior to the fifth anniversary date of the Effective Date (the "Expiration Date"), unless sooner terminated as provided in this Agreement.

           B.    Notwithstanding   anything  to  the  contrary  set
forth in this Agreement, the Executive's employment may also be terminated pursuant to Sections 4, 9 or 10 hereof.

           III.  Compensation and Benefits.

           A. The Company shall pay to the Executive, out of the PCC Compensation Pool established under the Compensation Allocation Agreement, for the services to be rendered by the Executive hereunder a base salary (the "Base Salary") at the rate of $625,000 per annum, which salary shall be eligible for increases at the discretion of the Board of Directors of the Company as then constituted. The Base Salary shall not be reduced during the term of this Agreement. The Base Salary shall be payable, in accordance with the Company's customary payroll practices.

           B. During the term of his employment hereunder and subject to the terms of this Agreement, the Company shall pay to the Executive, out of the PCC Compensation Pool established under the Compensation Allocation Agreement (i) an annual bonus (the "Annual Bonus"), payable monthly based upon the Company's good faith estimates of the amount of the Annual Bonus, with a final correcting adjustment for the preceding months made in the first month of each calendar year or the last month of the term of this Agreement with respect to the final partial calendar year of the term hereof, in an aggregate annual amount equal to one percent (1%) of the sum of (a) one hundred percent (100%) of all Management Fees for such year earned from sources other than PCC Mutual Funds and (b) fifty percent (50%) of all Management Fees for such year receivable from PCC Mutual Funds and (ii) annually for the preceding year within ninety (90) days after December 31 of the succeeding year, an amount equal to not less than 20% nor greater than 30%, including in each case all required Company payroll taxes and Company retirement benefit expenses applicable thereto (the "Residual Pool Bonus") of the Residual Compensation Pool; provided, however, that for purposes of clause (i) of this sentence, for any given year in which Management Fees exceed an amount equal to two hundred percent (200%) of the Management Fees for fiscal year 1997 (the "Base Management Fees"), the portion of the Annual Bonus amount payable to the Executive based on Management Fees for such fiscal year in excess of the Base Management Fees shall be equal to one-half of one percent (0.5%). Changes permitted hereunder in the Annual Bonus or the Residual Pool Bonus shall be made at the discretion of the Board of Directors of the Company.

                 In addition to the Annual  Bonus and the  Residual  Pool Bonus, the Executive shall be eligible to receive such additional incentive compensation payments, if any, as may be determined by the Board of Directors of the Company.

           C. During the term of this Agreement, the Executive shall be entitled to participate in, and receive benefits from, such insurance, medical, disability, or other employee benefit plans of the Company as may be in effect at any time during the term of his employment by the Company.

           D. The Company agrees to reimburse the Executive for all reasonable and necessary business expenses reasonably incurred by him on behalf of the Company in the course of his duties hereunder upon the presentation by the Executive of appropriate expense statements or vouchers therefor or such other supporting information as the Company may reasonably request.

           E. The Executive shall be entitled each year of this Agreement to paid vacation in accordance with the Company's usual practices.

           F. All payments required to be made by the Company to the Executive under this Agreement shall be subject to (a) the limitations of the Compensation Allocation Agreement and (b) the withholding of such amount relating to taxes and other governmental assessments as the Company may reasonably determine it should withhold pursuant to any applicable law, rule or regulation.

           IV.   Death; Incapacity.

           A. If, during the period of the Executive's employment hereunder, because of any physical or mental disability or incapacity (a "Disability"), the Executive shall fail for a period of 180 consecutive days, or for shorter periods aggregating 180 days during any twelve month period, to render the services contemplated hereunder, then the Company may terminate the Executive's employment hereunder by notice from the Company to the Executive, effective on the giving of such notice. Each month during any period of Disability of the Executive during the term of this Agreement, the Company shall continue to pay to the Executive, an amount equal to (a) the sum of (i) the Base Salary to which the Executive is entitled pursuant to Section 3.1 hereof at the rate in effect immediately prior to the occurrence of the Disability plus (ii) the Annual Bonus paid to Executive for the calendar year prior to such Disability plus (iii) One Million Dollars ($1,000,000), divided by (b) twelve (12).

           B. In the event of the death of the Executive during the term of this Agreement, the Executive's employment hereunder shall terminate on the date of death of the Executive, and thereupon the Company shall have no further obligation to Executive.

           C. The Company shall have the right to obtain for its benefit an appropriate life insurance policy on the life of the Executive, naming the Company as the beneficiary. If requested by the Company, the Executive agrees to cooperate with the Company in obtaining such insurance policy.

           V.    Other Activities During Employment.

           A. The Executive shall not during the period of the Executive's employment with the Company undertake or engage in any other employment, occupation or business enterprise. Notwithstanding the foregoing, this Section
5.1 shall not be deemed to (a) prohibit the Executive from serving as a director of another entity, with the prior approval of PDP, or (b) prevent the Executive from engaging in reasonable activities not in competition with the Company with respect to personal investments of the Executive to the extent consistent with Executive's obligations to the Company under this Agreement.

           B. The Executive shall not at any time during the period of the Executive's employment with the Company or after the termination thereof directly or indirectly divulge, furnish, use, publish or make accessible to any person or entity any Confidential Information (as hereinafter defined) except in connection with the performance of his duties hereunder. Any records of Confidential Information prepared by the Executive or which come into the Executive's possession during the term of this Agreement are and remain the property of the Company or its affiliates, as the case may be, and upon termination of the Executive's employment all such records and copies thereof shall be either left with or returned to such entity.

           C. The term "Confidential Information" includes, but is not limited to, the following items, whether existing now or created in the future and whether or not subject to trade secret or other statutory protection: (a) all knowledge or information concerning the business, operations and assets of the Company and its affiliates which is not readily available to the public, such as: internal operating procedures; investment strategies; sales data and client lists; financial plans, projections and reports; and investment company programs, plans and products; (b) all property owned, licensed and/or developed for the Company and/or its affiliates or any of their respective clients and not readily available to the public, such as computer systems, programs and software devices, including information about the design, methodology and documentation therefor; (c) information about or personal to the Company's and/or its affiliates' clients; (d) information, materials, products or other tangible or intangible assets in the Company's and/or its affiliates' possession or under any of their control which is proprietary to, or confidential to or about, any other person or entity; and (e) records and repositories of all of the foregoing, in whatever form maintained.

                 The foregoing notwithstanding, the following shall not be considered Confidential Information: (aa) general skills and experience gained by providing service to the Company; (bb) information publicly available or generally known within the Company's trade or industry; (cc) information independently developed by the Executive other than in the course of the performance of his duties hereunder; and (dd) information which becomes available to the Executive on a non-confidential basis from sources other than the Company or its affiliates, provided the Executive does not know or have reason to know that such sources are prohibited by contractual, legal or fiduciary obligation from transmitting the information. Failure to mark any material or information "confidential" shall not affect the confidential nature thereof.

           D. The rights and obligations created by this Section 5 are independent of, and are in addition to, the rights, obligations and liabilities created by the Uniform Secrets Act, California Civil Code section 3426 et seq.

           VI.   Corporate Opportunities.

           A. If the Executive, during his employment, shall become aware of any business opportunity related to the business of the Company, the Executive shall not appropriate for himself or for any other person other than the Company or any Affiliate (as defined below) of the Company any such opportunity unless, as to any particular opportunity, the Company waives its rights to such opportunity after receiving written notice thereof from the Executive. If the Company fails to act within ninety (90) days following receipt written notice from the Executive of such opportunity, the Company shall conclusively be deemed to have waived its rights thereto. The Executive's duty to refrain from appropriating all such opportunities shall neither be limited by nor shall such duty limit the application of the general law of California relating to the fiduciary duties of an agent or employee.

           B. If the Executive fails to notify in writing the Company of or so appropriates any such opportunity without the Company's approval or waiver as provided above, the Executive shall be deemed to have violated the provisions of this Section 6 notwithstanding the following:

           1. the capacity in which the Executive shall have acquired such opportunity; or

           2. the inability for any reason of the Company to utilize the opportunity; or

           3. the probable success of the Company in exploiting such opportunity.

           VII. Covenant Not To Compete. The Executive agrees that during the term of employment under this Agreement, he shall not do any of the following:

           (a) Directly or indirectly engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, become a consultant to, be associated or in any manner connected with, or render services or advice (with or without compensation) to, any Competing Business (as defined below); provided, however, that the Executive may acquire and own not more than one percent (1%) of the issued and outstanding shares of the capital stock of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any United States national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended.

           (b) Directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner, member or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity, solicit, divert or take away as a customer or client any person who or which is a customer or client of the Company, is then being solicited as such a customer or client, or was such a customer or client at any time during the preceding three years.

           (c) Directly or indirectly, employ or seek to employ (other than on behalf of the Company or one or more of its Affiliates) any employee of the Company or of any Affiliate of the Company, or any person who was such an employee at any time during the preceding two years, nor seek to persuade any such employee or former employee to become employed by any direct or indirect competitor of the Company or of any Affiliate of the Company.

           (d) As used herein, (i) "Competing Business" shall mean any individual, business, firm, company, partnership, joint venture, limited liability company, organization or other entity which manages, advises or consults with respect to the investment, appreciation and preservation of capital of clients, customers or investors, performs any services which involve
(x) the management of an investment account or fund (or portions thereof or a group of investments accounts or funds) or (y) the giving of advice for compensation, with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds), serves as an investment advisor or otherwise engages in the business commonly referred to as capital management,
(ii) "Affiliate" shall mean, when used with respect to a specified person or entity, another person or entity that, either directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified and (iii) "control" means the power through the ownership of voting securities or other equity interests, contract or otherwise to direct the affairs of another person or entity.

           VIII. Right to Specific Enforcement. The Executive hereby acknowledges that, in the event the Confidential Information is disclosed or is threatened to be disclosed contrary to the provisions of this Agreement, or in the event that the Executive otherwise violates or threatens to violate any of his obligations under this Agreement (including, but not limited to, the provisions of Sections 5, 6 or 7), the remedies available to the Company at law will be insufficient and the Company and/or PDP shall be entitled to equitable remedies, including, without limitation, specific enforcement of this Agreement and injunctive relief against the Executive, as well as remedies at law. The Executive hereby acknowledges that the restrictions set forth in Sections 5, 6, 7 and 8 are reasonable and necessary, regardless of the reason for the termination of employment, to protect the Company's legitimate business interest and do not unreasonably restrict the Executive's ability to earn a livelihood or impose any undue hardships.

           IX.   Termination by the Company for Cause.

           A. The Executive's employment hereunder may be terminated by the Company at any time with or without "Cause". For purposes of this Agreement, a termination of employment is for "Cause" if the termination is evidenced by a resolution adopted in good faith by a majority of the members of the Board of Directors of the Company (not including the Executive) finding that the Executive (a) committed an act of embezzlement or fraud or other dishonesty against the Company or any of its affiliates, (b) neglected his assigned duties with the Company (other than neglect resulting from the Executive's incapacity due to physical or mental illness or from the assignment of duties to the Executive that would constitute Good Reason (as hereinafter defined)), which neglect continued for a period of at least thirty (30) days after a written notice of such neglect was delivered to the Executive specifying the claimed neglect, (c) was enjoined by the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any other industry regulatory authority from working in the investment advisory or securities industry, (d) engaged in conduct demonstrably and materially injurious to the Company or his fellow employees, (e) inadequately or improperly performed his duties as an employee of the Company to the detriment of the Company's business,
(f) has been convicted by a court of competent jurisdiction of, or has pleaded guilty or nolo contendere to, any felony or misdemeanor involving an investment or investment-related business or (g) is engaged in a continuing violation of a material provision of this Agreement.

           B. In the event the employment of the Executive is terminated for Cause pursuant to this Section 9, the Executive shall be entitled to receive, his Base Salary through the termination date and any unpaid Annual Bonus (pro-rated for the portion of the year the Executive was employed by the Company) plus all other amounts to which the Executive is entitled through such date under any employee benefit plan of the Company, at the time such payments would otherwise be due, and thereupon the Company shall have no further obligations under this Agreement, but the Executive shall continue to be bound by Sections 5 and 8 hereof.

           X.    Termination by the Executive.

           A. The Executive shall have the right, exercisable in his sole discretion, to terminate his employment hereunder for any reason or for Good Reason. Such election by the Executive to terminate his employment hereunder shall be made by the Executive by notice in writing to the Company given not less than sixty (60) days in advance of the date the Executive's employment is to be terminated pursuant to this Section 10.

           B. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the events or conditions described in subsections (a) through (f) hereof:

           1.    an  imposed  change in the  Executive's  authority
which   represents   a   material   reduction   in  the   authority
contemplated under this Agreement, unless agreed to by the Executive prior to such change;

           2. a failure to timely pay the Executive any compensation or benefits to which he is entitled hereunder, which failure has not been remedied within five (5) days after delivery to the Company by the Executive of written notice of such failure;

           3. the Company requiring the Executive to be based at any place outside of Pasadena, California, except for required travel on the Company's business;

           4. the failure of PDP to grant to Executive on the Effective Date options under the PDP 1992 Long-Term Stock Incentive Plan to purchase 100,000 shares of the common stock of PDP.

           5. any material breach by PDP or the Company of any material provision of this Agreement or the Compensation Allocation Agreement, including, without limitation, any change in the formula for calculating the PCC Compensation Pool (as defined in the Compensation Allocation Agreement), which breach has not been remedied within thirty (30) days after delivery to PDP and the Company by the Executive of written notice of the facts constituting the breach, which notice shall reference the possibility of termination for "Good Reason"; or

           6. the failure of the Executive to be appointed as a member of the Board of Directors or the Compensation Committee of the Board of Directors of the Company.

           C. If the Executive terminates his employment hereunder for any reason other than Good Reason, the Executive shall be entitled to receive, his Base Salary through the termination date and any unpaid Annual Bonus (pro-rated for the portion of the year the Executive was employed by the Company) plus all other amounts to which the Executive is entitled through such date under any employee benefit plan of the Company, at the time such payments would otherwise be due and thereupon, the Company shall have no further obligation under this Agreement, but the Executive shall continue to be bound by Sections 5 and 8 hereof.

           XI.   Severance Payments.

           A. If the Executive's employment with the Company is terminated (i) by the Company other than pursuant to Sections 4 and 9 hereof or (ii) by the Executive for Good Reason pursuant to Section 10 hereof, then, subject to the provisions of Section 11.2 hereof, the Executive shall be entitled to the benefits provided below;

           1. the Company shall pay to the Executive the Executive's unpaid Base Salary through the date of termination at the rate then in effect plus any unpaid Annual Bonus and Residual Pool Bonus for such year through the date of termination, plus all other amounts to which the Executive is entitled as of such date under any employee benefit plan of the Company, at the time such payments would otherwise be due;

           2. the Company shall pay the Executive, in addition to the payments under Section 11.1(a) above, as severance pay and in lieu of any further compensation for periods subsequent to the date of termination of his employment, in a single payment, an amount equal to (i) the sum of the Base Salary then in effect plus (ii) the Annual Bonus paid to the Executive for the calendar year prior to termination of the Executive's employment plus (iii) One Million Dollars ($1,000,000), multiplied by the number of full years remaining under this Agreement to the Expiration Date.

           3. for the period from such termination through the earlier of (i) twelve (12) months thereafter or (ii) the Expiration Date, the Company shall at its expense continue, on behalf of the Executive and his dependents and beneficiaries, life insurance, disability, medical, dental and hospitalization benefits substantially similar to those which the Executive was receiving immediately prior to his termination. Benefits otherwise receivable by the Executive pursuant to this paragraph (c) shall be reduced to the extent comparable benefits are actually received by the Executive during such period following the Executive's termination, and any such benefits actually received by the Executive shall be reported to the Company; and

           4. one-third of all unvested stock options and stock appreciation rights held by the Executive on the date of termination of his employment with the Company shall vest and become immediately exercisable, one-third will vest on the first anniversary of the date of termination of his employment with the Company and one-third will vest and become exercisable on the second anniversary of the date of termination of his employment with the Company.

           B. The Executive shall not be required to mitigate the amount of any payment provided for in Section 11.1 hereof by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment, except as provided in paragraph (c) of Section 11.1 hereof.

           C. Any severance payment payable to Executive under this Section 11 shall be paid no sooner than seven (7) calendar days after Executive executes a Company severance agreement which contains, among other provisions, a waiver of rights under California Civil Code ss.1542, and the following release of all claims:

       J. Roger Engemann hereby forever releases and discharges Pasadena Capital Corporation, its past and present directors, managers, officers, shareholders, employees, agents, attorneys, servants, subsidiaries, divisions, parent corporations, affiliates, successors and assigns from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, that he had, now has, or may hereafter claim to have, including, but not limited to, any claims in any manner arising out of or relating to employee's hiring by, employment with, or termination of employment with Pasadena Capital Corporation, or to any and all claims, rights, demands and causes of action including, but not limited to, breach of any employment contract or agreement, oral or written, whether express or implied in fact or law, wrongful termination in violation of public policy, breach of the covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, fraud, defamation, violation of privacy, interference with prospective economic advantage, failure to pay wages due or other monies owed, failure to pay pension benefits, discrimination in violation of ERISA, discrimination on the basis of sex, race, religion, age, national origin, sexual orientation, pregnancy, medical condition, physical disability, mental disability, marital status, or any other terms of employment arising under statutory or common law.


           XII.  Assignment

            This Agreement shall inure to the benefit of and be binding upon the Company and PDP and their respective successors and assigns, and upon the Executive and his heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by the Executive.

           XIII. Headings.

            The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.





           XIV.  Assignment

            This Agreement shall inure to the benefit of and be binding upon the Company and PDP and their respective successors and assigns, and upon the Executive and his heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by the Executive.

           XV.   Headings.

            The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

           XVI.  Interpretation.

            In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

           XVII. Notices.

            All notices under this Agreement shall be in writing and shall be deemed to have been given at the time when mailed by registered or certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

            To the Company:               Pasadena          Capital
Corporation
                                     600 North Rosemead Boulevard
                                     Pasadena,           California
91107-2133
                                     Attention:    President    (or
Chief Financial Officer,
                                     if  the  Executive   hereunder
is the President).

                                     and

                                     Phoenix    Duff    &    Phelps
Corporation
                                     56 Prospect Street
                                     Hartford,          Connecticut
06115-0480
                                     Attention:      Thomas      N.
Steenberg, Esq.
                                     Vice   President  and  General
Counsel
                                     Telephone:  (860) 403-5261
                                     Facsimile:  (860) 403-7600

            To PDP:                 Phoenix     Duff    &    Phelps
Corporation
                                     56 Prospect Street
                                     Hartford,          Connecticut
06115-0480
                                     Attention:   Chief   Executive
Officer
                                     Telephone:  (860) 403-5365
                                     Facsimile:  (860) 403-5545

                                     and

                                     Phoenix    Duff    &    Phelps
Corporation
                                     56 Prospect Street
                                     Hartford,          Connecticut
06115-0480
                                     Attention:      Thomas      N.
Steenberg, Esq.
                                           Vice    President    and
General Counsel
                                     Telephone:  (860) 403-5261
                                     Facsimile:  (860) 403-7600

            To the Executive:             J. Roger Engemann
                                     731 South Madre Street
                                     Pasadena, California  91107

       provided, however, that any notice of change of address shall be effective only upon receipt.

           XVIII.     Waivers.

            No waiver of any breach of any provision of this Agreement shall be effective unless made by a written instrument signed by the parties so waiving such breach. If either party should so waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

           XIX.   Complete Agreement; Amendments.

            The foregoing is the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties as to the subject matter hereof, and may not be amended, supplemented, canceled or discharged except by written instrument executed by all parties hereto. The parties acknowledge that they are also parties to a certain Noncompetition/Nonsolicitation Agreement, dated as of the date of this Agreement, which deals with separate matters.

           XX.   Governing Law.

            This Agreement is to be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

           XXI.  Counterparts.

            This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the same counterpart.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


       PASADENA CAPITAL CORPORATION

       By: /s/ James E. Mair                                 /s/
J. Roger Engemann
             Name:                     James                     E.
Mair                                            J. ROGER ENGEMANN
             Title:   Executive Vice President
                                     PHOENIX    DUFF    &    PHELPS
CORPORATION
       By: /s/ John S. Tilson
             Name: John S. Tilson                By: /s/ Philip R.
McLoughlin
             Title:                  Executive                 Vice
President                         Name: Philip R. McLoughlin
                                         Title:   Chairman  of  the
Board and
                                                                           Chief
Executive Officer

                                                                     EXHIBIT H-2
                              EMPLOYMENT AGREEMENT

           This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 9th day of June, 1997 by and between PASADENA CAPITAL CORPORATION, a California corporation (the "Company"), and JOHN S. TILSON (the "Executive"). This Agreement is binding upon the parties hereto; provided, however, that the employment relationship hereinafter established shall become effective (the "Effective Date") only upon and contemporaneously with the closing of the merger (the "Merger") contemplated pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of the date hereof by and among the Company, Phoenix Duff & Phelps Corporation, a Delaware corporation ("PDP"), and Phoenix Apollo Corp., a California corporation. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Compensation Allocation Agreement dated as of June 9, 1997 (the "Compensation Allocation Agreement") by and among PDP, the Company and certain individuals, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

           I.    Position and Responsibilities.

           A.    The   Executive   shall  serve  in  an   executive
capacity as Executive Vice President
       of the Company and Director of the Company, a member of the Compensation Committee of the Board of Directors of the Company, and shall perform such functions and undertake such responsibilities as are customarily associated with such capacities. The Executive shall also hold those other directorships and offices in the Company and any of its affiliates to which, from time to time, he may be elected or appointed during the term of this Agreement.

           B. The Executive shall devote his full working time and skill to the business and affairs of the Company and its affiliates and to the promotion of its and their interests; provided, however, that the Executive may be involved in such civic and charitable activities as he shall desire so long as such activities do not materially interfere with his duties on behalf of the Company. In any event, the Executive shall devote such time to the affairs of the Company and its affiliates as shall be necessary to properly and adequately carry out his duties hereunder.

           C. All securities investments made by the Executive are subject to the Company's Statement of Policy on Personal Trading as from time to time hereafter amended, which is specifically incorporated by this reference into this Agreement.

           II.   Term of Employment.

           A. The term of the Executive's employment hereunder shall commence on the Effective Date and terminate on the tenth anniversary date of the Effective Date (the "Expiration Date"), unless sooner terminated as provided in this Agreement.

           B.    Notwithstanding   anything  to  the  contrary  set
forth in this Agreement, the Executive's employment may also be terminated pursuant to Sections 4, 9 or 10 hereof.

           III.  Compensation and Benefits.

           A. To incentivize the Executive to enter this Agreement and to remain in the employ of the Company for the full term of this Agreement, at the Settlement Time (as defined in the Merger Agreement) the Company shall pay the Executive a one-time payment (the "Retention Payment") in the amount of Two Million Three Hundred Thousand Dollars ($2,300,000)

           B. The Company shall pay to the Executive, out of the PCC Compensation Pool established under the Compensation Allocation Agreement, for the services to be rendered by the Executive hereunder a base salary (the "Base Salary") at the rate of $500,000 per annum, which salary shall be eligible for increases at the discretion of the chief executive officer of the Company. The Base Salary as of the Effective Date shall not be reduced during the term of this Agreement. The Base Salary shall be payable in accordance with the Company's customary payroll practices.

           C. During the term of his employment hereunder and subject to the terms of this Agreement, the Company shall pay to the Executive out of the PCC Compensation Pool established under the Compensation Allocation Agreement (i) an annual bonus (the "Annual Bonus"), payable monthly based upon the Company's good faith estimates of the amount of the Annual Bonus, with a final correcting adjustment in the first month of each calendar year or the last month of the term of this Agreement with respect to the final partial calendar year of the term hereof, in an aggregate annual amount equal to one percent (1%) of the sum of (a) one hundred percent (100%) of all Management Fees for such year earned from sources other than PCC Mutual Funds and (b) fifty percent (50%) of all Management Fees for such year receivable from PCC Mutual Funds and (ii) annually for the preceding year within ninety (90) days after December 31 of the succeeding year, an amount equal to not less than 15% nor greater than 25%, including in each case all required Company payroll taxes and Company retirement benefit expenses applicable thereto (the "Residual Pool Bonus") of the Residual Compensation Pool; provided, however, that for purposes of clause (i) of this sentence, for any given year in which Management Fees exceed an amount equal to two hundred percent (200%) of the Management Fees for fiscal year 1997 (the "Base Management Fees"), the portion of the Annual Bonus amount payable to the Executive based on Management Fees for such fiscal year in excess of the Base Management Fees shall be equal to one-half of one percent (0.5%). Changes permitted hereunder in the Residual Pool Bonus within the 15% to 25% range noted above shall be at the discretion of the chief executive officer of the Company.

                 In addition to the Annual  Bonus and the  Residual  Pool Bonus, the Executive shall be eligible to receive such additional incentive compensation payments, if any, as may be determined by the chief executive officer of the Company.

           D. During the term of this Agreement, the Executive shall be entitled to participate in, and receive benefits from, such insurance, medical, disability, or other employee benefit plans of the Company as may be in effect at any time during the term of his employment by the Company.

           E. The Company agrees to reimburse the Executive for all reasonable and necessary business expenses reasonably incurred by him on behalf of the Company in the course of his duties hereunder upon the presentation by the Executive of appropriate expense statements or vouchers therefor or such other supporting information as the Company may reasonably request.

           F. The Executive shall be entitled each year of this Agreement to paid vacation in accordance with the Company's usual practices.

           G. All payments required to be made by the Company to the Executive under this Agreement shall be subject to (a) the limitations of the Compensation Allocation Agreement and (b) the withholding of such amount relating to taxes and other governmental assessments as the Company may reasonably determine it should withhold pursuant to any applicable law, rule or regulation.

           IV.   Death; Incapacity.

           A. If, during the period of the Executive's employment hereunder, because of any physical or mental disability or incapacity (a "Disability"), the Executive shall fail for a period of 180 consecutive days, or for shorter periods aggregating 180 days during any twelve month period, to render the services contemplated hereunder, then the Company may terminate the Executive's employment hereunder by notice from the Company to the Executive, effective on the giving of such notice. Each month during any period of Disability of the Executive during the term of this Agreement, the Company shall continue to pay to the Executive an amount equal to (a) the sum of (i) the Base Salary to which the Executive is entitled pursuant to Section 3.2 hereof at the rate in effect immediately prior to the occurrence of the Disability plus (ii) the Annual Bonus paid to Executive for the calendar year prior to such Disability divided by (b) twelve (12).

           B. In the event of the death of the Executive during the term of this Agreement, the Executive's employment hereunder shall terminate on the date of death of the Executive, and thereupon the Company shall have no further obligation to Executive.

           C. The Company shall have the right to obtain for its benefit an appropriate life insurance policy on the life of the Executive, naming the Company as the beneficiary. If requested by the Company, the Executive agrees to cooperate with the Company in obtaining such insurance policy.

           V.    Other Activities During Employment.

           A. The Executive shall not during the period of the Executive's employment with the Company undertake or engage in any other employment, occupation or business enterprise. Notwithstanding the foregoing, this Section
5.1 shall not be deemed to (a) prohibit the Executive from serving as a director of another entity, with the prior approval of the chief executive officer of the Company, or (b) prevent the Executive from engaging in reasonable activities not in competition with the Company with respect to personal investments of the Executive to the extent consistent with Executive's obligations to the Company under this Agreement.

           B. The Executive shall not at any time during the period of the Executive's employment with the Company or after the termination thereof directly or indirectly divulge, furnish, use, publish or make accessible to any person or entity any Confidential Information (as hereinafter defined) except in connection with the performance of his duties hereunder. Any records of Confidential Information prepared by the Executive or which come into the Executive's possession during the term of this Agreement are and remain the property of the Company or its affiliates, as the case may be, and upon termination of the Executive's employment all such records and copies thereof shall be either left with or returned to such entity.

           C. The term "Confidential Information" includes, but is not limited to, the following items, whether existing now or created in the future and whether or not subject to trade secret or other statutory protection: (a) all knowledge or information concerning the business, operations and assets of the Company and its affiliates which is not readily available to the public, such as: internal operating procedures; investment strategies; sales data and client lists; financial plans, projections and reports; and investment company programs, plans and products; (b) all property owned, licensed and/or developed for the Company and/or its affiliates or any of their respective clients and not readily available to the public, such as computer systems, programs and software devices, including information about the design, methodology and documentation therefor; (c) information about or personal to the Company's and/or its affiliates' clients; (d) information, materials, products or other tangible or intangible assets in the Company's and/or its affiliates' possession or under any of their control which is proprietary to, or confidential to or about, any other person or entity; and (e) records and repositories of all of the foregoing, in whatever form maintained.

                 The foregoing notwithstanding, the following shall not be considered Confidential Information: (aa) general skills and experience gained by providing service to the Company; (bb) information publicly available or generally known within the Company's trade or industry; (cc) information independently developed by the Executive other than in the course of the performance of his duties hereunder; and (dd) information which becomes available to the Executive on a non-confidential basis from sources other than the Company or its affiliates, provided the Executive does not know or have reason to know that such sources are prohibited by contractual, legal or fiduciary obligation from transmitting the information. Failure to mark any material or information "confidential" shall not affect the confidential nature thereof.

           D. The rights and obligations created by this Section 5 are independent of, and are in addition to, the rights, obligations and liabilities created by the Uniform Secrets Act, California Civil Code section 3426 et seq.

           VI.   Corporate Opportunities.

           A. If the Executive, during his employment, shall become aware of any business opportunity related to the business of the Company, the Executive shall not appropriate for himself or for any other person other than the Company or any Affiliate (as defined below) of the Company any such opportunity unless, as to any particular opportunity, the Company waives its rights to such opportunity after receiving written notice thereof from the Executive. If the Company fails to act within ninety (90) days following receipt written notice from the Executive of such opportunity, the Company shall conclusively be deemed to have waived its rights thereto. The Executive's duty to refrain from appropriating all such opportunities shall neither be limited by nor shall such duty limit the application of the general law of California relating to the fiduciary duties of an agent or employee.

           B. If the Executive fails to notify in writing the Company of or so appropriates any such opportunity without the Company's approval or waiver as provided above, the Executive shall be deemed to have violated the provisions of this Section 6 notwithstanding the following:

           1. the capacity in which the Executive shall have acquired such opportunity; or

           2. the inability for any reason of the Company to utilize the opportunity; or

           3. the probable success of the Company in exploiting such opportunity.

           VII. Covenant Not To Compete. The Executive agrees that during the term of employment under this Agreement, he shall not do any of the following:

           (a) Directly or indirectly engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, become a consultant to, be associated or in any manner connected with, or render services or advice (with or without compensation) to, any Competing Business (as defined below); provided, however, that the Executive may acquire and own not more than one percent (1%) of the issued and outstanding shares of the capital stock of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any United States national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended.

           (b) Directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner, member or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity, solicit, divert or take away as a customer or client any person who or which is a customer or client of the Company, is then being solicited as such a customer or client, or was such a customer or client at any time during the preceding three years.

           (c) Directly or indirectly, employ or seek to employ (other than on behalf of the Company or one or more of its Affiliates) any employee of the Company or of any Affiliate of the Company, or any person who was such an employee at any time during the preceding two years, nor seek to persuade any such employee or former employee to become employed by any direct or indirect competitor of the Company or of any Affiliate of the Company.

           (d) As used herein, (i) "Competing Business" shall mean any individual, business, firm, company, partnership, joint venture, limited liability company, organization or other entity which manages, advises or consults with respect to the investment, appreciation and preservation of capital of clients, customers or investors, performs any services which involve
(x) the management of an investment account or fund (or portions thereof or a group of investments accounts or funds) or (y) the giving of advice for compensation, with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds), serves as an investment advisor or otherwise engages in the business commonly referred to as capital management,
(ii) "Affiliate" shall mean, when used with respect to a specified person or entity, another person or entity that, either directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified and (iii) "control" means the power through the ownership of voting securities or other equity interests, contract or otherwise to direct the affairs of another person or entity.

           VIII. Right to Specific Enforcement. The Executive hereby acknowledges that, in the event the Confidential Information is disclosed or is threatened to be disclosed contrary to the provisions of this Agreement, or in the event that the Executive otherwise violates or threatens to violate any of his obligations under this Agreement (including, but not limited to, the provisions of Sections 5, 6 or 7), the remedies available to the Company at law will be insufficient and the Company and/or PDP shall be entitled to equitable remedies, including, without limitation, specific enforcement of this Agreement and injunctive relief against the Executive, as well as remedies at law. The Executive hereby acknowledges that the restrictions set forth in Sections 5, 6, 7 and 8 are reasonable and necessary, regardless of the reason for the termination of employment, to protect the Company's legitimate business interest and do not unreasonably restrict the Executive's ability to earn a livelihood or impose any undue hardships.

           IX.   Termination by the Company for Cause.

           A. The Executive's employment hereunder may be terminated by the Company at any time for "Cause". For purposes of this Agreement, a termination of employment is for "Cause" if the termination is evidenced by a resolution adopted in good faith by a majority of the members of the Board of Directors of the Company (not including the vote of the Executive) finding that the Executive
(a) committed an act of embezzlement or fraud or other act of dishonesty against the Company or any of its affiliates, (b) neglected his assigned duties with the Company (other than neglect resulting from the Executive's incapacity due to physical or mental illness), which neglect continued for a period of at least thirty (30) days after a written notice of such neglect was delivered to the Executive specifying the claimed neglect, (c) was enjoined by the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any other industry regulatory authority from working in the investment advisory or securities industry, (d) engaged in conduct demonstrably and materially injurious to the Company or his fellow employees, (e) inadequately or improperly performed his duties as an employee of the Company to the detriment of the Company's business, (f) has been convicted by a court of competent jurisdiction of, or has pleaded guilty or nolo contendere to, any felony or misdemeanor involving an investment or investment-related business or (g) is engaged in a continuing violation of a material provision of this Agreement.

           B. In the event the employment of the Executive is terminated for Cause pursuant to this Section 9, the Executive shall be entitled to receive his unpaid Base Salary through the termination date and any unpaid Annual Bonus (pro-rated for the portion of the year the Executive was employed by the Company) plus all other amounts to which the Executive is entitled through such date under any employee benefit plan of the Company, at the time such payments would otherwise be due, and thereupon the Company shall have no further obligations under this Agreement, but the Executive shall continue to be bound by Sections 5 and 8 hereof.

           C. Notwithstanding anything in this Agreement to the contrary, if the employment of the Executive hereunder is terminated by the Company for Cause prior to the day which is the fifth anniversary of the Effective Date (the "Fifth Anniversary Date"), then the obligations of the Company to the Executive hereunder (other than those under Section 9.2) shall cease immediately and the Executive shall repay to the Company a pro-rated amount of the Retention Payment paid by the Company to the Executive pursuant to Section 3.1 of this Agreement, such repaid amount to be equal to $2.3 million multiplied by a fraction, the numerator of which is the number of days from the termination of employment to the Fifth Anniversary Date and the denominator of which is 1,825 (less any taxes paid by Executive with respect to the amount to be repaid, and taking into account the impact of Section 1341 of the Internal Revenue Code).

           X.    Termination by the Executive.

           A. If the Executive terminates his employment hereunder for any reason, the Executive shall be entitled to receive his unpaid Base Salary through the termination date and any unpaid Annual Bonus (pro-rated for the portion of the year the Executive was employed by the Company), plus all other amounts to which the Executive is entitled through such date under any employee benefit plan of the Company, at the time such payments would otherwise be due, and thereupon the Company shall have no further obligations under this Agreement, but the Executive shall continue to be bound by Sections 5 and 8 hereof.

           B. Notwithstanding anything in this Agreement to the contrary, if the Executive terminates his employment hereunder for any reason prior to the Fifth Anniversary Date, then the obligations of the Company to the Executive hereunder shall cease immediately and the Executive shall repay to the Company a pro-rated amount of the Retention Payment paid by the Company to the Executive pursuant to
Section 3.1 of this Agreement, such repaid amount to be equal to $2.3 million multiplied by a fraction, the numerator of which is the number of days from the termination of employment to the Fifth Anniversary Date and the denominator of which is 1,825 (less any taxes paid by Executive with respect to the amount to be repaid, and taking into account the impact of Section 1341 of the Internal Revenue Code).

           XI.   Stock Options.

                 If the Executive fails to receive, on the Effective Date, options under the PDP 1992 Long-Term Stock Incentive Plan to purchase 50,000 shares of the common stock of PDP, then this employment of Executive hereunder shall be deemed to have been terminated without Cause.

           XII.  Right of Offset.

            The Company may offset any amount due it from Executive against any amounts due to Executive under Sections 3, 4 or 7 of this Agreement.

           XIII. Severance

                 Any severance payment payable to Executive under this Agreement shall be paid no sooner than seven (7) calendar days after Executive executes a Company severance agreement which contains, among other provisions, a waiver of rights under California Civil Code ss.1542, and the following release of all claims:

                      John S. Tilson  hereby  forever  releases and
discharges  Pasadena  Capital  Corporation,  its  past  and  present  directors, managers, officers, shareholders, employees, agents, attorneys, servants, subsidiaries, divisions, parent corporations, affiliates, successors and assigns from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, that he had, now has, or may hereafter claim to have, including, but not limited to, any claims in any manner arising out of or relating to employee's hiring by, employment with, or termination of employment with Pasadena Capital Corporation, or to any and all claims, rights, demands and causes of action including, but not limited to, breach of any employment contract or agreement, oral or written, whether express or implied in fact or law, wrongful termination in violation of public policy, breach of the covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, fraud, defamation, violation of privacy, interference with prospective economic advantage, failure to pay wages due or other monies owed, failure to pay pension benefits, discrimination in violation of ERISA, discrimination on the basis of sex, race, religion, age, national origin, sexual orientation, pregnancy, medical condition, physical disability, mental disability, marital status, or any other terms of employment arising under statutory or common law.

           XIV.  Assignment

            This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, and upon the Executive and his heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by the Executive.

           XV.   Headings.

            The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

           XVI.  Interpretation.

            In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

           XVII. Notices.

            All notices under this Agreement shall be in writing and shall be deemed to have been given at the time when mailed by registered or certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

            To the Company:               Pasadena          Capital
Corporation
                                     600 North Rosemead Boulevard
                                     Pasadena,           California
91107-2133
                                     Attention:    President    (or
Chief Financial Officer,
                                     if  the  Executive   hereunder
is the President).

                                     and

                                     Phoenix    Duff    &    Phelps
Corporation
                                     56 Prospect Street
                                     Hartford,          Connecticut
06115-0480
                                     Attention:      Thomas      N.
Steenberg, Esq.
                                     Vice   President  and  General
Counsel
                                     Telephone:  (860) 403-5261
                                     Facsimile:  (860) 403-7600

            To the Executive:             John S. Tilson
                                     4157 Banyan Avenue
                                     Seal Beach, California  90740

       provided, however, that any notice of change of address shall be effective only upon receipt.

           XVIII.     Waivers.

            No waiver of any breach of any provision of this Agreement shall be effective unless made by a written instrument signed by the parties so waiving such breach. If either party should so waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

           XIX.   Complete Agreement; Amendments.

            The foregoing is the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties as to the subject matter hereof, and may not be amended, supplemented, canceled or discharged except by written instrument executed by both parties hereto. The parties acknowledge that they are also parties to a certain Noncompetition/Nonsolicitation Agreement, dated as of the date of this Agreement, which deals with separate matters.

           XX.   Governing Law.

            This Agreement is to be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

           XXI.  Counterparts.

            This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the same counterpart.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     PASADENA CAPITAL CORPORATION


                                     By:     /s/    J.    Roger
Engemann
                                            Name:      J.     Roger
Engemann
                                            Title:    Chairman   of
the Board, President
                                                and           Chief
Executive Officer


                                     /s/       John       S.
Tilson
                                     JOHN  S. TILSON

                                                                     EXHIBIT H-3
                              EMPLOYMENT AGREEMENT

           This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 9th day of June, 1997 by and between PASADENA CAPITAL CORPORATION, a California corporation (the "Company"), and JAMES E. MAIR (the "Executive"). This Agreement is binding upon the parties hereto; provided, however, that the employment relationship hereinafter established shall become effective (the "Effective Date") only upon and contemporaneously with the closing of the merger (the "Merger") contemplated pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of the date hereof by and among the Company, Phoenix Duff & Phelps Corporation, a Delaware corporation ("PDP"), and Phoenix Apollo Corp., a California corporation. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Compensation Allocation Agreement dated as of June 9, 1997 (the "Compensation Allocation Agreement") by and among PDP, the Company and certain individuals, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

           I.    Position and Responsibilities.

           A.    The   Executive   shall  serve  in  an   executive
capacity as Executive Vice President
       of the Company and Director of the Company, a member of the Compensation Committee of the Board of Directors of the Company, and shall perform such functions and undertake such responsibilities as are customarily associated with such capacities. The Executive shall also hold those other directorships and offices in the Company and any of its affiliates to which, from time to time, he may be elected or appointed during the term of this Agreement.

           B. The Executive shall devote his full working time and skill to the business and affairs of the Company and its affiliates and to the promotion of its and their interests; provided, however, that the Executive may be involved in such civic and charitable activities as he shall desire so long as such activities do not materially interfere with his duties on behalf of the Company. In any event, the Executive shall devote such time to the affairs of the Company and its affiliates as shall be necessary to properly and adequately carry out his duties hereunder.

           C. All securities investments made by the Executive are subject to the Company's Statement of Policy on Personal Trading as from time to time hereafter amended, which is specifically incorporated by this reference into this Agreement.

           II.   Term of Employment.

           A. The term of the Executive's employment hereunder shall commence on the Effective Date and terminate on the tenth anniversary date of the Effective Date (the "Expiration Date"), unless sooner terminated as provided in this Agreement.

           B.    Notwithstanding   anything  to  the  contrary  set
forth in this Agreement, the Executive's employment may also be terminated pursuant to Sections 4, 9 or 10 hereof.

           III.  Compensation and Benefits.

           A. To incentivize the Executive to enter this Agreement and to remain in the employ of the Company for the full term of this Agreement, at the Settlement Time (as defined in the Merger Agreement) the Company shall pay the Executive a one-time payment (the "Retention Payment") in the amount of Two Million Three Hundred Thousand Dollars ($2,300,000)

           B. The Company shall pay to the Executive, out of the PCC Compensation Pool established under the Compensation Allocation Agreement, for the services to be rendered by the Executive hereunder a base salary (the "Base Salary") at the rate of $500,000 per annum, which salary shall be eligible for increases at the discretion of the chief executive officer of the Company. The Base Salary as of the Effective Date shall not be reduced during the term of this Agreement. The Base Salary shall be payable in accordance with the Company's customary payroll practices.

           C. During the term of his employment hereunder and subject to the terms of this Agreement, the Company shall pay to the Executive out of the PCC Compensation Pool established under the Compensation Allocation Agreement (i) an annual bonus (the "Annual Bonus"), payable monthly based upon the Company's good faith estimates of the amount of the Annual Bonus, with a final correcting adjustment in the first month of each calendar year or the last month of the term of this Agreement with respect to the final partial calendar year of the term hereof, in an aggregate annual amount equal to one percent (1%) of the sum of (a) one hundred percent (100%) of all Management Fees for such year earned from sources other than PCC Mutual Funds and (b) fifty percent (50%) of all Management Fees for such year receivable from PCC Mutual Funds and (ii) annually for the preceding year within ninety (90) days after December 31 of the succeeding year, an amount equal to not less than 15% nor greater than 25%, including in each case all required Company payroll taxes and Company retirement benefit expenses applicable thereto (the "Residual Pool Bonus") of the Residual Compensation Pool; provided, however, that for purposes of clause (i) of this sentence, for any given year in which Management Fees exceed an amount equal to two hundred percent (200%) of the Management Fees for fiscal year 1997 (the "Base Management Fees"), the portion of the Annual Bonus amount payable to the Executive based on Management Fees for such fiscal year in excess of the Base Management Fees shall be equal to one-half of one percent (0.5%). Changes permitted hereunder in the Residual Pool Bonus within the 15% to 25% range noted above shall be at the discretion of the chief executive officer of the Company.

                 In addition to the Annual  Bonus and the  Residual  Pool Bonus, the Executive shall be eligible to receive such additional incentive compensation payments, if any, as may be determined by the chief executive officer of the Company.

           D. During the term of this Agreement, the Executive shall be entitled to participate in, and receive benefits from, such insurance, medical, disability, or other employee benefit plans of the Company as may be in effect at any time during the term of his employment by the Company.

           E. The Company agrees to reimburse the Executive for all reasonable and necessary business expenses reasonably incurred by him on behalf of the Company in the course of his duties hereunder upon the presentation by the Executive of appropriate expense statements or vouchers therefor or such other supporting information as the Company may reasonably request.

           F. The Executive shall be entitled each year of this Agreement to paid vacation in accordance with the Company's usual practices.

           G. All payments required to be made by the Company to the Executive under this Agreement shall be subject to (a) the limitations of the Compensation Allocation Agreement and (b) the withholding of such amount relating to taxes and other governmental assessments as the Company may reasonably determine it should withhold pursuant to any applicable law, rule or regulation.

           IV.   Death; Incapacity.

           A. If, during the period of the Executive's employment hereunder, because of any physical or mental disability or incapacity (a "Disability"), the Executive shall fail for a period of 180 consecutive days, or for shorter periods aggregating 180 days during any twelve month period, to render the services contemplated hereunder, then the Company may terminate the Executive's employment hereunder by notice from the Company to the Executive, effective on the giving of such notice. Each month during any period of Disability of the Executive during the term of this Agreement, the Company shall continue to pay to the Executive an amount equal to (a) the sum of (i) the Base Salary to which the Executive is entitled pursuant to Section 3.2 hereof at the rate in effect immediately prior to the occurrence of the Disability plus (ii) the Annual Bonus paid to Executive for the calendar year prior to such Disability plus (iii) One Million Dollars ($1,000,000), divided by (b) twelve (12).

           B. In the event of the death of the Executive during the term of this Agreement, the Executive's employment hereunder shall terminate on the date of death of the Executive, and thereupon the Company shall have no further obligation to Executive.

           C. The Company shall have the right to obtain for its benefit an appropriate life insurance policy on the life of the Executive, naming the Company as the beneficiary. If requested by the Company, the Executive agrees to cooperate with the Company in obtaining such insurance policy.

           V.    Other Activities During Employment.

           A. The Executive shall not during the period of the Executive's employment with the Company undertake or engage in any other employment, occupation or business enterprise. Notwithstanding the foregoing, this Section
5.1 shall not be deemed to (a) prohibit the Executive from serving as a director of another entity, with the prior approval of the chief executive officer of the Company, or (b) prevent the Executive from engaging in reasonable activities not in competition with the Company with respect to personal investments of the Executive to the extent consistent with Executive's obligations to the Company under this Agreement.

           B. The Executive shall not at any time during the period of the Executive's employment with the Company or after the termination thereof directly or indirectly divulge, furnish, use, publish or make accessible to any person or entity any Confidential Information (as hereinafter defined) except in connection with the performance of his duties hereunder. Any records of Confidential Information prepared by the Executive or which come into the Executive's possession during the term of this Agreement are and remain the property of the Company or its affiliates, as the case may be, and upon termination of the Executive's employment all such records and copies thereof shall be either left with or returned to such entity.

           C. The term "Confidential Information" includes, but is not limited to, the following items, whether existing now or created in the future and whether or not subject to trade secret or other statutory protection: (a) all knowledge or information concerning the business, operations and assets of the Company and its affiliates which is not readily available to the public, such as: internal operating procedures; investment strategies; sales data and client lists; financial plans, projections and reports; and investment company programs, plans and products; (b) all property owned, licensed and/or developed for the Company and/or its affiliates or any of their respective clients and not readily available to the public, such as computer systems, programs and software devices, including information about the design, methodology and documentation therefor; (c) information about or personal to the Company's and/or its affiliates' clients; (d) information, materials, products or other tangible or intangible assets in the Company's and/or its affiliates' possession or under any of their control which is proprietary to, or confidential to or about, any other person or entity; and (e) records and repositories of all of the foregoing, in whatever form maintained.

                 The foregoing notwithstanding, the following shall not be considered Confidential Information: (aa) general skills and experience gained by providing service to the Company; (bb) information publicly available or generally known within the Company's trade or industry; (cc) information independently developed by the Executive other than in the course of the performance of his duties hereunder; and (dd) information which becomes available to the Executive on a non-confidential basis from sources other than the Company or its affiliates, provided the Executive does not know or have reason to know that such sources are prohibited by contractual, legal or fiduciary obligation from transmitting the information. Failure to mark any material or information "confidential" shall not affect the confidential nature thereof.

           D. The rights and obligations created by this Section 5 are independent of, and are in addition to, the rights, obligations and liabilities created by the Uniform Secrets Act, California Civil Code section 3426 et seq.

           VI.   Corporate Opportunities.

           A. If the Executive, during his employment, shall become aware of any business opportunity related to the business of the Company, the Executive shall not appropriate for himself or for any other person other than the Company or any Affiliate (as defined below) of the Company any such opportunity unless, as to any particular opportunity, the Company waives its rights to such opportunity after receiving written notice thereof from the Executive. If the Company fails to act within ninety (90) days following receipt written notice from the Executive of such opportunity, the Company shall conclusively be deemed to have waived its rights thereto. The Executive's duty to refrain from appropriating all such opportunities shall neither be limited by nor shall such duty limit the application of the general law of California relating to the fiduciary duties of an agent or employee.

           B. If the Executive fails to notify in writing PDP of or so appropriates any such opportunity without the Company's approval or waiver as provided above, the Executive shall be deemed to have violated the provisions of this Section 6 notwithstanding the following:

           1. the capacity in which the Executive shall have acquired such opportunity; or

           2. the inability for any reason of the Company to utilize the opportunity; or

           3. the probable success of the Company in exploiting such opportunity.

           VII. Covenant Not To Compete. The Executive agrees that during the term of employment under this Agreement, he shall not do any of the following:

           (a) Directly or indirectly engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, become a consultant to, be associated or in any manner connected with, or render services or advice (with or without compensation) to, any Competing Business (as defined below); provided, however, that the Executive may acquire and own not more than one percent (1%) of the issued and outstanding shares of the capital stock of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any United States national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended.

           (b) Directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner, member or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity, solicit, divert or take away as a customer or client any person who or which is a customer or client of the Company, is then being solicited as such a customer or client, or was such a customer or client at any time during the preceding three years.

           (c) Directly or indirectly, employ or seek to employ (other than on behalf of the Company or one or more of its Affiliates) any employee of the Company or of any Affiliate of the Company, or any person who was such an employee at any time during the preceding two years, nor seek to persuade any such employee or former employee to become employed by any direct or indirect competitor of the Company or of any Affiliate of the Company.

           (d) As used herein, (i) "Competing Business" shall mean any individual, business, firm, company, partnership, joint venture, limited liability company, organization or other entity which manages, advises or consults with respect to the investment, appreciation and preservation of capital of clients, customers or investors, performs any services which involve
(x) the management of an investment account or fund (or portions thereof or a group of investments accounts or funds) or (y) the giving of advice for compensation, with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds), serves as an investment advisor or otherwise engages in the business commonly referred to as capital management,
(ii) "Affiliate" shall mean, when used with respect to a specified person or entity, another person or entity that, either directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified and (iii) "control" means the power through the ownership of voting securities or other equity interests, contract or otherwise to direct the affairs of another person or entity.

           VIII. Right to Specific Enforcement. The Executive hereby acknowledges that, in the event the Confidential Information is disclosed or is threatened to be disclosed contrary to the provisions of this Agreement, or in the event that the Executive otherwise violates or threatens to violate any of his obligations under this Agreement (including, but not limited to, the provisions of Sections 5, 6 or 7), the remedies available to the Company at law will be insufficient and the Company and/or PDP shall be entitled to equitable remedies, including, without limitation, specific enforcement of this Agreement and injunctive relief against the Executive, as well as remedies at law. The Executive hereby acknowledges that the restrictions set forth in Sections 5, 6, 7 and 8 are reasonable and necessary, regardless of the reason for the termination of employment, to protect the Company's legitimate business interest and do not unreasonably restrict the Executive's ability to earn a livelihood or impose any undue hardships.

           IX.   Termination by the Company for Cause.

           A. The Executive's employment hereunder may be terminated by the Company at any time with "Cause". For purposes of this Agreement, a termination of employment is for "Cause" if the termination is evidenced by a resolution adopted in good faith by a majority of the members of the Board of Directors of the Company (not including the vote of the Executive) finding that the Executive
(a) committed an act of embezzlement or fraud or other act of dishonesty against the Company or any of its affiliates, (b) neglected his assigned duties with the Company (other than neglect resulting from the Executive's incapacity due to physical or mental illness), which neglect continued for a period of at least thirty (30) days after a written notice of such neglect was delivered to the Executive specifying the claimed neglect, (c) was enjoined by the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any other industry regulatory authority from working in the investment advisory or securities industry, (d) engaged in conduct demonstrably and materially injurious to the Company or his fellow employees, (e) inadequately or improperly performed his duties as an employee of the Company to the detriment of the Company's business, (f) has been convicted by a court of competent jurisdiction of, or has pleaded guilty or nolo contendere to, any felony or misdemeanor involving an investment or investment-related business or (g) is engaged in a continuing violation of a material provision of this Agreement.

           B. In the event the employment of the Executive is terminated for Cause pursuant to this Section 9, the Executive shall be entitled to receive his unpaid Base Salary through the termination date and any unpaid Annual Bonus (pro-rated for the portion of the year the Executive was employed by the Company) plus all other amounts to which the Executive is entitled through such date under any employee benefit plan of the Company, at the time such payments would otherwise be due, and thereupon the Company shall have no further obligations under this Agreement, but the Executive shall continue to be bound by Sections 5 and 8 hereof.

           C. Notwithstanding anything in this Agreement to the contrary, if the employment of the Executive hereunder is terminated by the Company for Cause prior to the day which is the fifth anniversary of the Effective Date (the "Fifth Anniversary Date"), then the obligations of the Company to the Executive hereunder (other than those under Section 9.2) shall cease immediately and the Executive shall repay to the Company a pro-rated amount of the Retention Payment paid by the Company to the Executive pursuant to Section 3.1 of this Agreement, such repaid amount to be equal to $2.3 million multiplied by a fraction, the numerator of which is the number of days from the termination of employment to the Fifth Anniversary Date and the denominator of which is 1,825 (less any taxes paid by Executive with respect to the amount to be repaid, and taking into account the impact of Section 1341 of the Internal Revenue Code).

      X.    Termination by the Executive.

           A. If the Executive terminates his employment hereunder for any reason, the Executive shall be entitled to receive his unpaid Base Salary through the termination date and any unpaid Annual Bonus (pro-rated for the portion of the year the Executive was employed by the Company), plus all other amounts to which the Executive is entitled through such date under any employee benefit plan of the Company, at the time such payments would otherwise be due, and thereupon the Company shall have no further obligations under this Agreement, but the Executive shall continue to be bound by Sections 5 and 8 hereof.

           B. Notwithstanding anything in this Agreement to the contrary, if the Executive terminates his employment hereunder for any reason prior to the Fifth Anniversary Date, then the obligations of the Company to the Executive hereunder shall cease immediately and the Executive shall repay to the Company a pro-rated amount of the Retention Payment paid by the Company to the Executive pursuant to
Section 3.1 of this Agreement, such repaid amount to be equal to $2.3 million multiplied by a fraction, the numerator of which is the number of days from the termination of employment to the Fifth Anniversary Date and the denominator of which is 1,825 (less any taxes paid by Executive with respect to the amount to be repaid, and taking into account the impact of Section 1341 of the Internal Revenue Code).

           XI.   Stock Options.

                 If the Executive fails to receive, on the Effective Date, options under the PDP 1992 Long-Term Stock Incentive Plan to purchase 50,000 shares of the common stock of PDP, then the employment of Executive hereunder shall be deemed to have been terminated without Cause.

           XII.  Right of Offset.

            The Company may offset any amount due it from Executive against any amounts due to Executive under Sections 3, 4 or 7 of this Agreement.

           XIII. Severance

                 Any severance payment payable to Executive under this Agreement shall be paid no sooner than seven (7) calendar days after Executive executes a Company severance agreement which contains, among other provisions, a waiver of rights under California Civil Code ss.1542, and the following release of all claims:

                      James E. Mair  hereby  forever  releases  and
discharges  Pasadena  Capital  Corporation,  its  past  and  present  directors, managers, officers, shareholders, employees, agents, attorneys, servants, subsidiaries, divisions, parent corporations, affiliates, successors and assigns from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, that he had, now has, or may hereafter claim to have, including, but not limited to, any claims in any manner arising out of or relating to employee's hiring by, employment with, or termination of employment with Pasadena Capital Corporation, or to any and all claims, rights, demands and causes of action including, but not limited to, breach of any employment contract or agreement, oral or written, whether express or implied in fact or law, wrongful termination in violation of public policy, breach of the covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, fraud, defamation, violation of privacy, interference with prospective economic advantage, failure to pay wages due or other monies owed, failure to pay pension benefits, discrimination in violation of ERISA, discrimination on the basis of sex, race, religion, age, national origin, sexual orientation, pregnancy, medical condition, physical disability, mental disability, marital status, or any other terms of employment arising under statutory or common law.

           XIV.  Assignment

            This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, and upon the Executive and his heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by the Executive.

           XV.   Headings.

            The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

           XVI.  Interpretation.

            In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

           XVII. Notices.

            All notices under this Agreement shall be in writing and shall be deemed to have been given at the time when mailed by registered or certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

            To the Company:               Pasadena          Capital
Corporation
                                     600 North Rosemead Boulevard
                                     Pasadena,           California
91107-2133
                                     Attention:    President    (or
Chief Financial Officer,
                                     if  the  Executive   hereunder
is the President).

                                     and

                                     Phoenix    Duff    &    Phelps
Corporation
                                     56 Prospect Street
                                     Hartford,          Connecticut
06115-0480
                                     Attention:      Thomas      N.
Steenberg, Esq.
                                     Vice   President  and  General
Counsel
                                     Telephone:  (860) 403-5261
                                     Facsimile:  (860) 403-7600

            To the Executive:             James E. Mair
                                     935 Fallen Leaf Road
                                     Arcadia, California  91006

       provided, however, that any notice of change of address shall be effective only upon receipt.

           XVIII.     Waivers.

            No waiver of any breach of any provision of this Agreement shall be effective unless made by a written instrument signed by the parties so waiving such breach. If either party should so waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

           XIX.   Complete Agreement; Amendments.

            The foregoing is the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties as to the subject matter hereof, and may not be amended, supplemented, canceled or discharged except by written instrument executed by both parties hereto. The parties acknowledge that they are also parties to a certain Noncompetition/Nonsolicitation Agreement, dated as of the date of this Agreement, which deals with separate matters.

           XX.   Governing Law.

            This Agreement is to be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

           XXI.  Counterparts.

            This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the same counterpart.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     PASADENA CAPITAL CORPORATION


                                     By:     /s/    J.    Roger
Engemann
                                            Name:      J.     Roger
Engemann
                                            Title:    Chairman   of
the Board, President
                                                  and         Chief
Executive Officer


                                      /s/       James      E.
Mair
                                     JAMES  E. MAIR

===================================================================

===================================================================

===================================================================
                                                                     Exhibit I-1
===================================================================
                                                [J. Roger Engemann]

             NONCOMPETITION/NONSOLICITATION AGREEMENT

           THIS NONCOMPETITION/NONSOLICITATION AGREEMENT dated as of June 9, 1997 by and among PHOENIX DUFF & PHELPS CORPORATION, a Delaware corporation ("Phoenix Duff & Phelps"), PASADENA CAPITAL CORPORATION, a California corporation (the "Company"), and J. ROGER ENGEMANN, a resident of California (the "Executive").


                              W I T N E S S E T H:

           WHEREAS, pursuant to an Agreement and Plan of Merger dated as of June 9, 1997 (the "Merger Agreement"), Phoenix Apollo Corp., a California corporation and a wholly-owned subsidiary of Phoenix Duff & Phelps, is merging with and into the Company with the Company remaining as the surviving corporation; and

           WHEREAS, the Executive is a stockholder of the Company and, as such, will become entitled to receive substantial payments in respect of his shares of Common Stock of the Company upon consummation of the merger under the Merger Agreement;

           WHEREAS, pursuant to the terms of an employment agreement dated as of the date hereof (the "Employment Agreement"), the Executive will be continuing his employment as an officer of the Company; and

           WHEREAS, Phoenix Duff & Phelps requires that, as a condition to the Closing under the Merger Agreement, the Executive shall have entered into this Agreement with the Company and Phoenix Duff & Phelps;

           NOW,  THEREFORE,   in  consideration  of  the  mutual  covenants  and
agreements herein contained, the parties agree as follows:

Definitions.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the
Employment Agreement.
Covenant. The Executive agrees that if the Company is not in default with respect to its payment obligations to the Executive in its capacity as a former stockholder of the Company under Article 3 of the Merger Agreement on the effective date of the termination for any reason of the Executive's employment with the Company, then for a period of one (1) year from the effective date of the termination for any reason of the Executive's employment with the Company, the Executive shall not do any of the following anywhere in the United States of America or in Canada; provided, however, that if during such one (1) year period the Company defaults on any such payment obligation, the restrictions on the Executive set forth in this Agreement shall terminate permanently: Ownership Or Investment. Directly or indirectly engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, become a consultant to, be associated or in any manner connected with, or render services or advice (with or without compensation) to, any Competing Business; provided, however, that the Executive may acquire and own not more than one percent (1%) of the issued and outstanding shares of the capital stock of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any United States national or regional securities exchange or have been registered under
Section 12(g) of the Securities Exchange Act of 1934, as amended. Solicitation of Clientele. Directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner, member or in any other individual or representative capacity whatsoever, either for the Executive's own benefit or for the benefit of any other person or entity, solicit, divert or take away as a customer or client any person who or which is a customer or client of the Company as of the date of termination, is then being solicited as such a customer or client, or was such a customer or client at any time during the three years preceding the date of termination. Solicitation Of Employees Or Others. Directly or indirectly, employ or seek to employ (other than on behalf of the Company or one or more of its Affiliates) any employee of the Company or of any Affiliate of the Company, or any person who was such an employee at any time during the two years preceding the effective date of termination of the Executive's employment with the Company, nor seek to persuade any such employee or former employee to become employed by any direct or indirect competitor of the Company or of any Affiliate of the Company. Notwithstanding the foregoing, upon the termination of the Executive's employment with the Company or its affiliates, the Executive may offer employment to and may hire Carolyn Adams and/or Barbara Parsons. Enforcement. The Executive acknowledges that the restrictions set forth in Section 2 are reasonable and necessary, regardless of the reason for the termination of employment, to protect the Company's legitimate business interests and do not unreasonably restrict her ability to earn a livelihood or impose any undue hardships. The Executive also hereby acknowledges that a breach of Section 2 shall irreparably damage the Company, for which there shall be no adequate remedy at law. Accordingly, if the Executive breaches or threatens to breach any of the provisions in Section 2, the Company and/or Phoenix Duff & Phelps shall be entitled to a preliminary or permanent injunction to prevent the continuation of this harm and such other appropriate relief, including damages, available at law. Judicial Modification. The Executive agrees that if a court of competent jurisdiction determines that the length of time, the geographical scope or any other restriction or portion thereof set forth in this Agreement is overly restrictive and on that ground unenforceable, such restrictions shall be interpreted and applied to include as much of the duration, geographic scope and other restrictions as will render the covenants in this Agreement valid and enforceable to the fullest extent permitted by applicable law, and as so interpreted and applied such covenants shall remain in full force and effect. The Executive further agrees that if a court of competent jurisdiction determines that any provision of this Agreement is invalid or against public policy, the remaining provisions of this Agreement shall not be affected thereby, and shall remain in full force and effect. Miscellaneous. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein, and supersedes, and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters. Successors And Assigns. All covenants and agreements herein shall bind and inure to the benefit of the respective heirs, executors, administrators, successors and assigns of the parties hereto. Headings. The headings used herein are descriptive only and for the convenience of identifying provisions, and are not determinative of the meaning or effect of any such provisions. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California. Attorneys' Fees; Costs. In the event of any litigation or proceeding or other dispute arising as a result of this Agreement, the prevailing party shall be entitled, in addition to any other damages accessed, to its reasonable attorneys' fees and all other costs and expenses incurred in connection with settling or resolving such dispute. The attorneys' fees which the prevailing party shall be entitled to recover shall include any fees for prosecuting or defending any appeal and supplemental proceedings until the final judgment is satisfied in full, and for any post-judgment proceedings to collect or enforce the judgment. Waivers. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any subsequent breach of the same provision or any other provisions. The provisions of this Agreement may be waived, altered, amended or repealed in whole or in part only upon the written consent of both parties to this Agreement, and not by any course of dealing, oral understandings, detrimental reliance or any act or failure to act on the part of any party or parties.

           IN  WITNESS   WHEREOF,   the   parties   have  duly   executed   this
Noncompetition/Nonsolicitation Agreement, effective as of the date first written above.

                               PASADENA CAPITAL CORPORATION




By:___________________________________
                                      Name:
                                      Title:


                               PHOENIX DUFF & PHELPS CORPORATION



                               By:  /s/ Philip R. McLoughlin
                                      Name:  Philip R. McLoughlin
                                      Title:    Chairman of the
Board and
                                                   Chief Executive
Officer



                               /s/ J. Roger Engemann
                               J. Roger Engemann

                                                                     Exhibit I-2
                                                                [John S. Tilson]

             NONCOMPETITION/NONSOLICITATION AGREEMENT

           THIS NONCOMPETITION/NONSOLICITATION AGREEMENT dated as of June 9, 1997 by and among PHOENIX DUFF & PHELPS CORPORATION, a Delaware corporation ("Phoenix Duff & Phelps"), PASADENA CAPITAL CORPORATION, a California corporation (the "Company"), and JOHN S. TILSON, a resident of California (the "Executive").


                              W I T N E S S E T H:

           WHEREAS, pursuant to an Agreement and Plan of Merger dated as of June 9, 1997 (the "Merger Agreement"), Phoenix Apollo Corp., a California corporation and a wholly-owned subsidiary of Phoenix Duff & Phelps, is merging with and into the Company with the Company remaining as the surviving corporation; and

           WHEREAS, the Executive is a stockholder of the Company and, as such, will become entitled to receive substantial payments in respect of his shares of Common Stock of the Company upon consummation of the merger under the Merger Agreement;

           WHEREAS, pursuant to the terms of an employment agreement dated as of the date hereof (the "Employment Agreement"), the Executive will be continuing his employment as an officer of the Company; and

           WHEREAS, Phoenix Duff & Phelps requires that, as a condition to the Closing under the Merger Agreement, the Executive shall have entered into this Agreement with the Company and Phoenix Duff & Phelps;

           NOW,  THEREFORE,   in  consideration  of  the  mutual  covenants  and
agreements herein contained, the parties agree as follows:

Definitions.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the
Employment Agreement.
Covenant. The Executive agrees that if the Company is not in default with respect to its payment obligations to the Executive in its capacity as a former stockholder of the Company under Article 3 of the Merger Agreement on the effective date of the termination for any reason of the Executive's employment with the Company, then for a period of one (1) year from the effective date of the termination for any reason of the Executive's employment with the Company, the Executive shall not do any of the following anywhere in the United States of America or in Canada; provided, however, that if during such one (1) year period the Company defaults on any such payment obligation, the restrictions on the Executive set forth in this Agreement shall terminate permanently: Ownership Or Investment. Directly or indirectly engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, become a consultant to, be associated or in any manner connected with, or render services or advice (with or without compensation) to, any Competing Business; provided, however, that the Executive may acquire and own not more than one percent (1%) of the issued and outstanding shares of the capital stock of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any United States national or regional securities exchange or have been registered under
Section 12(g) of the Securities Exchange Act of 1934, as amended. Solicitation of Clientele. Directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner, member or in any other individual or representative capacity whatsoever, either for the Executive's own benefit or for the benefit of any other person or entity, solicit, divert or take away as a customer or client any person who or which is a customer or client of the Company as of the date of termination, is then being solicited as such a customer or client, or was such a customer or client at any time during the three years preceding the date of termination. Solicitation Of Employees Or Others. Directly or indirectly, employ or seek to employ (other than on behalf of the Company or one or more of its Affiliates) any employee of the Company or of any Affiliate of the Company, or any person who was such an employee at any time during the two years preceding the effective date of termination of the Executive's employment with the Company, nor seek to persuade any such employee or former employee to become employed by any direct or indirect competitor of the Company or of any Affiliate of the Company. Enforcement. The Executive acknowledges that the restrictions set forth in Section 2 are reasonable and necessary, regardless of the reason for the termination of employment, to protect the Company's legitimate business interests and do not unreasonably restrict her ability to earn a livelihood or impose any undue hardships. The Executive also hereby acknowledges that a breach of Section 2 shall irreparably damage the Company, for which there shall be no adequate remedy at law. Accordingly, if the Executive breaches or threatens to breach any of the provisions in Section 2, the Company and/or Phoenix Duff & Phelps shall be entitled to a preliminary or permanent injunction to prevent the continuation of this harm and such other appropriate relief, including damages, available at law. Judicial Modification. The Executive agrees that if a court of competent jurisdiction determines that the length of time, the geographical scope or any other restriction or portion thereof set forth in this Agreement is overly restrictive and on that ground unenforceable, such restrictions shall be interpreted and applied to include as much of the duration, geographic scope and other restrictions as will render the covenants in this Agreement valid and enforceable to the fullest extent permitted by applicable law, and as so interpreted and applied such covenants shall remain in full force and effect. The Executive further agrees that if a court of competent jurisdiction determines that any provision of this Agreement is invalid or against public policy, the remaining provisions of this Agreement shall not be affected thereby, and shall remain in full force and effect. Miscellaneous. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein, and supersedes, and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters. Successors And Assigns. All covenants and agreements herein shall bind and inure to the benefit of the respective heirs, executors, administrators, successors and assigns of the parties hereto. Headings. The headings used herein are descriptive only and for the convenience of identifying provisions, and are not determinative of the meaning or effect of any such provisions. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California. Attorneys' Fees; Costs. In the event of any litigation or proceeding or other dispute arising as a result of this Agreement, the prevailing party shall be entitled, in addition to any other damages accessed, to its reasonable attorneys' fees and all other costs and expenses incurred in connection with settling or resolving such dispute. The attorneys' fees which the prevailing party shall be entitled to recover shall include any fees for prosecuting or defending any appeal and supplemental proceedings until the final judgment is satisfied in full, and for any post-judgment proceedings to collect or enforce the judgment. Waivers. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any subsequent breach of the same provision or any other provisions. The provisions of this Agreement may be waived, altered, amended or repealed in whole or in part only upon the written consent of both parties to this Agreement, and not by any course of dealing, oral understandings, detrimental reliance or any act or failure to act on the part of any party or parties.

           IN  WITNESS   WHEREOF,   the   parties   have  duly   executed   this
Noncompetition/Nonsolicitation Agreement, effective as of the date first written above.

                               PASADENA CAPITAL CORPORATION



                               By:  /s/ J. Roger Engemann
                                      Name:  J. Roger Engemann
                                      Title:    President


                               PHOENIX DUFF & PHELPS CORPORATION



                               By:  /s/ Philip R. McLoughlin
                                      Name:  Philip R. McLoughlin
                                      Title:    Chairman of the
Board and
                                                   Chief Executive
Officer



                               /s/ John S. Tilson
                               John S. Tilson

                                                                     Exhibit I-3
                                                                 [James E. Mair]

             NONCOMPETITION/NONSOLICITATION AGREEMENT

           THIS NONCOMPETITION/NONSOLICITATION AGREEMENT dated as of June 9, 1997 by and among PHOENIX DUFF & PHELPS CORPORATION, a Delaware corporation ("Phoenix Duff & Phelps"), PASADENA CAPITAL CORPORATION, a California corporation (the "Company"), and JAMES E. MAIR, a resident of California (the "Executive").


                              W I T N E S S E T H:

           WHEREAS, pursuant to an Agreement and Plan of Merger dated as of June 9, 1997 (the "Merger Agreement"), Phoenix Apollo Corp., a California corporation and a wholly-owned subsidiary of Phoenix Duff & Phelps, is merging with and into the Company with the Company remaining as the surviving corporation; and

           WHEREAS, the Executive is a stockholder of the Company and, as such, will become entitled to receive substantial payments in respect of his shares of Common Stock of the Company upon consummation of the merger under the Merger Agreement;

           WHEREAS, pursuant to the terms of an employment agreement dated as of the date hereof (the "Employment Agreement"), the Executive will be continuing his employment as an officer of the Company; and

           WHEREAS, Phoenix Duff & Phelps requires that, as a condition to the Closing under the Merger Agreement, the Executive shall have entered into this Agreement with the Company and Phoenix Duff & Phelps;

           NOW,  THEREFORE,   in  consideration  of  the  mutual  covenants  and
agreements herein contained, the parties agree as follows:

Definitions.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the
Employment Agreement.
Covenant. The Executive agrees that if the Company is not in default with respect to its payment obligations to the Executive in its capacity as a former stockholder of the Company under Article 3 of the Merger Agreement on the effective date of the termination for any reason of the Executive's employment with the Company, then for a period of one (1) year from the effective date of the termination for any reason of the Executive's employment with the Company, the Executive shall not do any of the following anywhere in the United States of America or in Canada; provided, however, that if during such one (1) year period the Company defaults on any such payment obligation, the restrictions on the Executive set forth in this Agreement shall terminate permanently: Ownership Or Investment. Directly or indirectly engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, become a consultant to, be associated or in any manner connected with, or render services or advice (with or without compensation) to, any Competing Business; provided, however, that the Executive may acquire and own not more than one percent (1%) of the issued and outstanding shares of the capital stock of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any United States national or regional securities exchange or have been registered under
Section 12(g) of the Securities Exchange Act of 1934, as amended. Solicitation of Clientele. Directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner, member or in any other individual or representative capacity whatsoever, either for the Executive's own benefit or for the benefit of any other person or entity, solicit, divert or take away as a customer or client any person who or which is a customer or client of the Company as of the date of termination, is then being solicited as such a customer or client, or was such a customer or client at any time during the three years preceding the date of termination. Solicitation Of Employees Or Others. Directly or indirectly, employ or seek to employ (other than on behalf of the Company or one or more of its Affiliates) any employee of the Company or of any Affiliate of the Company, or any person who was such an employee at any time during the two years preceding the effective date of termination of the Executive's employment with the Company, nor seek to persuade any such employee or former employee to become employed by any direct or indirect competitor of the Company or of any Affiliate of the Company. Enforcement. The Executive acknowledges that the restrictions set forth in Section 2 are reasonable and necessary, regardless of the reason for the termination of employment, to protect the Company's legitimate business interests and do not unreasonably restrict her ability to earn a livelihood or impose any undue hardships. The Executive also hereby acknowledges that a breach of Section 2 shall irreparably damage the Company, for which there shall be no adequate remedy at law. Accordingly, if the Executive breaches or threatens to breach any of the provisions in Section 2, the Company and/or Phoenix Duff & Phelps shall be entitled to a preliminary or permanent injunction to prevent the continuation of this harm and such other appropriate relief, including damages, available at law. Judicial Modification. The Executive agrees that if a court of competent jurisdiction determines that the length of time, the geographical scope or any other restriction or portion thereof set forth in this Agreement is overly restrictive and on that ground unenforceable, such restrictions shall be interpreted and applied to include as much of the duration, geographic scope and other restrictions as will render the covenants in this Agreement valid and enforceable to the fullest extent permitted by applicable law, and as so interpreted and applied such covenants shall remain in full force and effect. The Executive further agrees that if a court of competent jurisdiction determines that any provision of this Agreement is invalid or against public policy, the remaining provisions of this Agreement shall not be affected thereby, and shall remain in full force and effect. Miscellaneous. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein, and supersedes, and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters. Successors And Assigns. All covenants and agreements herein shall bind and inure to the benefit of the respective heirs, executors, administrators, successors and assigns of the parties hereto. Headings. The headings used herein are descriptive only and for the convenience of identifying provisions, and are not determinative of the meaning or effect of any such provisions. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California. Attorneys' Fees; Costs. In the event of any litigation or proceeding or other dispute arising as a result of this Agreement, the prevailing party shall be entitled, in addition to any other damages accessed, to its reasonable attorneys' fees and all other costs and expenses incurred in connection with settling or resolving such dispute. The attorneys' fees which the prevailing party shall be entitled to recover shall include any fees for prosecuting or defending any appeal and supplemental proceedings until the final judgment is satisfied in full, and for any post-judgment proceedings to collect or enforce the judgment. Waivers. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any subsequent breach of the same provision or any other provisions. The provisions of this Agreement may be waived, altered, amended or repealed in whole or in part only upon the written consent of both parties to this Agreement, and not by any course of dealing, oral understandings, detrimental reliance or any act or failure to act on the part of any party or parties.

           IN  WITNESS   WHEREOF,   the   parties   have  duly   executed   this
Noncompetition/Nonsolicitation Agreement, effective as of the date first written above.

                               PASADENA CAPITAL CORPORATION



                               By:  /s/ J. Roger Engemann
                                      Name:  J. Roger Engemann
                                      Title:    President


                               PHOENIX DUFF & PHELPS CORPORATION



                               By:  /s/ Philip R. McLoughlin
                                      Name:  Philip R. McLoughlin
                                      Title:    Chairman of the
Board and
                                                   Chief Executive
Officer



                               /s/ James E. Mair
                               James E. Mair

                                                                     EXHIBIT I-4
                                                                      [Employee]

             NONCOMPETITION/NONSOLICITATION AGREEMENT

           THIS NONCOMPETITION/NONSOLICITATION AGREEMENT dated as of ____________________, 1997 by and among PHOENIX DUFF & PHELPS CORPORATION, a Delaware corporation ("Phoenix Duff & Phelps"), PASADENA CAPITAL CORPORATION, a California corporation (the "Company"), and ___________________, a resident of California (the "Employee").


                              W I T N E S S E T H:

           WHEREAS, pursuant to an Agreement and Plan of Merger dated as of June 9, 1997 (the "Merger Agreement"), Phoenix Apollo Corp., a California corporation and a wholly-owned subsidiary of Phoenix Duff & Phelps, is merging with and into the Company with the Company remaining as the surviving corporation; and

           WHEREAS, the Employee is a stockholder of the Company and, as such, will become entitled to receive payments in respect of his shares of Common Stock of the Company upon consummation of the merger under the Merger Agreement;

           WHEREAS, pursuant to the terms of an employment agreement dated as of the date hereof (the "Employment Agreement"), the Employee will be continuing his employment as an officer of the Company; and

           WHEREAS, Phoenix Duff & Phelps requires that, as a condition to the Closing under the Merger Agreement, the Employee shall have entered into this Agreement with the Company and Phoenix Duff & Phelps;

           NOW,  THEREFORE,   in  consideration  of  the  mutual  covenants  and
agreements herein contained, the parties agree as follows:

Definitions.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the
Employment Agreement.
Covenant. The Employee agrees that if the Company is not in default with respect to its payment obligations to the Employee in its capacity as a former stockholder of the Company under Article 3 of the Merger Agreement on the effective date of the termination for any reason of the Employee's employment with the Company, then for a period of one (1) year from the effective date of the termination for any reason of the Employee's employment with the Company, the Employee shall not do any of the following anywhere in the United States of America or in Canada; provided, however, that if during such one (1) year period the Company defaults on any such payment obligation, the restrictions on the Employee set forth in this Agreement shall terminate permanently: Ownership Or Investment. Directly or indirectly engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, become a consultant to, be associated or in any manner connected with, or render services or advice (with or without compensation) to, any Competing Business; provided, however, that the Employee may acquire and own not more than one percent (1%) of the issued and outstanding shares of the capital stock of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any United States national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. Solicitation of Clientele. Directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner, member or in any other individual or representative capacity whatsoever, either for the Employee's own benefit or for the benefit of any other person or entity, solicit, divert or take away as a customer or client any person who or which is a customer or client of the Company as of the date of termination, is then being solicited as such a customer or client, or was such a customer or client at any time during the three years preceding the date of termination. Solicitation Of Employees Or Others. Directly or indirectly, employ or seek to employ (other than on behalf of the Company or one or more of its Affiliates) any employee of the Company or of any Affiliate of the Company, or any person who was such an employee at any time during the two years preceding the effective date of termination of the Employee's employment with the Company, nor seek to persuade any such employee or former employee to become employed by any direct or indirect competitor of the Company or of any Affiliate of the Company. Enforcement. The Employee acknowledges that the restrictions set forth in Section 2 are reasonable and necessary, regardless of the reason for the termination of employment, to protect the Company's legitimate business interests and do not unreasonably restrict her ability to earn a livelihood or impose any undue hardships. The Employee also hereby acknowledges that a breach of Section 2 shall irreparably damage the Company, for which there shall be no adequate remedy at law. Accordingly, if the Employee breaches or threatens to breach any of the provisions in Section 2, the Company and/or Phoenix Duff & Phelps shall be entitled to a preliminary or permanent injunction to prevent the continuation of this harm and such other appropriate relief, including damages, available at law. Judicial Modification. The Employee agrees that if a court of competent jurisdiction determines that the length of time, the geographical scope or any other restriction or portion thereof set forth in this Agreement is overly restrictive and on that ground unenforceable, such restrictions shall be interpreted and applied to include as much of the duration, geographic scope and other restrictions as will render the covenants in this Agreement valid and enforceable to the fullest extent permitted by applicable law, and as so interpreted and applied such covenants shall remain in full force and effect. The Employee further agrees that if a court of competent jurisdiction determines that any provision of this Agreement is invalid or against public policy, the remaining provisions of this Agreement shall not be affected thereby, and shall remain in full force and effect. Miscellaneous. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein, and supersedes, and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters. Successors And Assigns. All covenants and agreements herein shall bind and inure to the benefit of the respective heirs, executors, administrators, successors and assigns of the parties hereto. Headings. The headings used herein are descriptive only and for the convenience of identifying provisions, and are not determinative of the meaning or effect of any such provisions. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California. Attorneys' Fees; Costs. In the event of any litigation or proceeding or other dispute arising as a result of this Agreement, the prevailing party shall be entitled, in addition to any other damages accessed, to its reasonable attorneys' fees and all other costs and expenses incurred in connection with settling or resolving such dispute. The attorneys' fees which the prevailing party shall be entitled to recover shall include any fees for prosecuting or defending any appeal and supplemental proceedings until the final judgment is satisfied in full, and for any post-judgment proceedings to collect or enforce the judgment. Waivers. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any subsequent breach of the same provision or any other provisions. The provisions of this Agreement may be waived, altered, amended or repealed in whole or in part only upon the written consent of both parties to this Agreement, and not by any course of dealing, oral understandings, detrimental reliance or any act or failure to act on the part of any party or parties.

           IN  WITNESS   WHEREOF,   the   parties   have  duly   executed   this
Noncompetition/Nonsolicitation Agreement, effective as of the date first written above.

                               PASADENA CAPITAL CORPORATION




By:___________________________________
                                      Name:  J. Roger Engemann
                                      Title:    President


                               PHOENIX DUFF & PHELPS CORPORATION




By:___________________________________
                                      Name:  Philip R. McLoughlin
                                      Title:    Chairman of the
Board and
                                                   Chief Executive
Officer


                               Signature of the Employee:


                               ------------------------------

                               Name of the Employee:


                               ------------------------------

                               Timothy L. Buchmiller, Incorporator

===================================================================

===================================================================

===================================================================
                                                                       EXHIBIT J
===================================================================
                                                                  EXECUTION COPY


               STOCKHOLDER INDEMNIFICATION AGREEMENT


           STOCKHOLDER INDEMNIFICATION AGREEMENT, dated as of the 9th day of June, 1997, by and among PHOENIX DUFF & PHELPS CORPORATION, a Delaware corporation ("PDP"), PHOENIX APOLLO CORP., a California corporation and a wholly-owned subsidiary of PDP ("Acquisition Sub"), and J. ROGER ENGEMANN, a California resident (the "Stockholder").

           WHEREAS, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") dated the date hereof by and among PDP, Acquisition Sub and Pasadena Capital Corporation, a California corporation ("Pasadena"), Acquisition Sub will merge with and into Pasadena (the "Merger"), with Pasadena being the surviving corporation and a wholly-owned subsidiary of PDP; and

           WHEREAS, the Stockholder is the beneficial owner of a majority of the outstanding shares of capital stock of Pasadena; and

           WHEREAS, pursuant to Section 8.2(l) of the Merger Agreement, it is a condition to the obligations of PDP to consummate the Merger that this Agreement shall be in full force and effect in accordance with its terms at the Effective Time; and

           WHEREAS, in order to induce PDP and Acquisition Sub to enter into the Merger Agreement, the Stockholder is executing and delivering this Agreement.

           NOW, THEREFORE, the parties hereto agree as follows:

           1. Definitions. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

           2. Indemnification by Stockholder. The Stockholder hereby covenants and agrees to indemnify, defend and hold harmless PDP, the Acquisition Sub and the Surviving Corporation (collectively, the "PDP Indemnitees") from and against all Damages and Taxes pursuant to, and subject to the terms and conditions of,
Section 10.1 and Section 10.2 of the Merger Agreement; provided, however, that the PDP Indemnitees shall not be entitled to obtain any payment from the Stockholder pursuant to this Agreement unless and until the PDP Indemnitees shall have first received payment of the entire Escrow Amount available for payment to the PDP Indemnitees under the Indemnification Escrow Agreement.

           3. Entire Understanding; Amendment and Waiver. This Agreement, the Merger Agreement and the Indemnification Escrow Agreement constitute the entire understanding among the parties as to the subject matter hereof and no waiver, modification or amendment of the terms hereof shall be valid unless in writing signed by PDP and the Stockholder and only to the extent therein set forth. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

           4. Notices. Unless otherwise provided herein, any notice, request, instruction or other document or communication to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been given (a) if mailed, on the date received if mailed by registered or certified mail (return receipt requested), (b) if sent by facsimile transmission, when so sent and receipt acknowledged by an appropriate telephone or facsimile receipt or (c) if sent by other means, when actually received by the party to which such notice has been directed, in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

      If to PDP or Acquisition Sub:

                     Phoenix Duff & Phelps Corporation
                     56 Prospect Street
                     Hartford, Connecticut  06115-0480
                     Attention: Chief Executive Officer
                     Telephone:  (860) 453-5365
                     Facsimile:  (860) 403-5455

                                 With copies to:

                     Phoenix Duff & Phelps Corporation
                     56 Prospect Street
                     Hartford, Connecticut  06115-0480
                     Attention: Thomas N. Steenburg, Esq.
                                Vice President and General Counsel
                            Telephone: (860) 403-5261
                            Facsimile: (860) 403-7600

                          and

                     Stroock & Stroock & Lavan LLP
                     180 Maiden Lane
                     New York, New York  10038-4982
                     Attention:  David L. Finkelman, Esq.
                     Telephone:  (212) 806-5400
                     Facsimile:  (212) 806-6006

      If to the Stockholder:

                     J. Roger Engemann
                     c/o Pasadena Capital Corporation
                     600 North Rosemond Boulevard
                     Pasadena, California  91107-2133
                     Telephone:  (800) 882-2855
                     Facsimile:  (818) 351-1174

                                 With a copy to:

                           Shook, Hardy & Bacon L.L.P.
                          1200 Main Street, Suite 3100
                     Kansas City, Missouri  64105-2118
                     Attention:  Jennings J. Newcom, Esq.
                            Telephone: (816) 474-6550
                            Facsimile: (816) 421-5547

           5. Counterparts. This Agreement may be executed in counterparts (including executed counterparts delivered and exchanged by facsimile transmission) each of which shall be deemed to constitute one and the same instrument.

           6. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

           7. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, administrators, executors, successors and permitted assigns.

           8. Consent to Jurisdiction. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in the City of New York in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state court or, to the extent permitted by law, in such federal court. Each of the parties hereby irrevocably consents to the service of process in any such action or proceeding by the mailing by certified mail of copies of any service or copies of the summons and complaint and any other process to such party at the address specified in Section 4 hereof. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 8 shall affect the right of a party to serve legal process in any other manner permitted by law or affect the right of a party to bring any action or proceeding in the courts of other jurisdictions.

           9.   Effective    Date.    The    obligations   of   the
Stockholder under this Agreement shall become effective only at the Effective Time of the Merger under the Merger Agreement.

           IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.


                               PHOENIX DUFF & PHELPS CORPORATION


                               By: /s/ Philip R. McLoughlin
                                   Name:Philip R. McLoughlin
                                   Title: Chairman of the Board and
                                          Chief Executive Officer

                               PHOENIX APOLLO CORP.


                               By: /s/ Philip R. McLoughlin
                                   Name:  Philip R. McLoughlin
                                   Title: President


                                   /s/ J. Roger Engemann
                                   J. Roger Engemann

===================================================================

===================================================================

================================================================

================================================================
                                      -iii-
6_24_97.8K5



6_24_97.8K5


                                                 8K - EXHIBIT 2(E)




=========================================================











                               PURCHASE AGREEMENT

                                  BY AND AMONG

                        PHOENIX DUFF & PHELPS CORPORATION

                                       AND

                          THE PERSONS SIGNATORY HERETO

                            DATED AS OF JUNE 18, 1997










=========================================================

==================================================================

==================================================================

                                TABLE OF CONTENTS

                                                                            PAGE


                                       -i-

6_24_97.8K5





ARTICLE 1 - DEFINITIONS..........................................4
      1.1.  DEFINED TERMS........................................4
      1.2.  OTHER DEFINED TERMS..................................8


ARTICLE 2 - PURCHASE AND SALE OF MEMBERSHIP INTERESTS AND
      PARTNERSHIP INTERESTS......................................9
      2.1.  PURCHASE AND SALE....................................9
      2.2.  PURCHASE PRICE.......................................9
      2.3.  ADDITIONAL CONSIDERATION.............................9
      2.4.  CLOSING BALANCE SHEET...............................11


ARTICLE 3 - CLOSINGS............................................12
      3.1.  CLOSINGS............................................12
      3.2.  EMPLOYMENT AGREEMENTS...............................12
      3.3.  PUT/CALL AGREEMENTS.................................12
      3.4.  LLC ORGANIZATIONAL DOCUMENTS........................12
      3.5.  AFFILIATE AGREEMENTS................................12
      3.6.  NONCOMPETITION/NONSOLICITATION AGREEMENTS...........12
      3.7.  OTHER DELIVERIES AT THE LLC CLOSING.................12
      3.8.  OTHER DELIVERIES AT THE LP CLOSING..................13


ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF THE
      NON-MANAGEMENT SELLERS....................................13
      4.1.  AUTHORIZATION.......................................13
      4.2.  NO VIOLATION........................................13
      4.3.  OWNERSHIP OF MEMBERSHIP INTERESTS AND
             PARTNERSHIP INTERESTS..............................13
      4.4.  NO OTHER AGREEMENTS TO SELL.........................13
      4.5.  NO KNOWLEDGE........................................14


ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF THE
      MANAGEMENT SELLERS........................................14
      5.1.  ORGANIZATION, STANDING AND AUTHORITY................14
      5.2.  SUBSIDIARIES........................................14
      5.3.  AUTHORIZATION.......................................14
      5.4.  ORGANIZATIONAL DOCUMENTS............................14
      5.5.  NO VIOLATION........................................14
      5.6.  GOVERNMENTAL AUTHORIZATION..........................15
      5.7.  OWNERSHIP OF MEMBERSHIP INTERESTS AND
             PARTNERSHIP INTERESTS..............................15
      5.8.  FINANCIAL STATEMENTS................................15
      5.9.  ABSENCE OF UNDISCLOSED LIABILITIES..................16
      5.10.  ABSENCE OF CERTAIN CHANGES.........................16
      5.11.  LITIGATION.........................................16
      5.12.  TITLE TO ASSETS....................................17
      5.13.  INTELLECTUAL PROPERTY..............................17
      5.14.  CONTRACTS..........................................17
      5.15.  NO DEFAULT UNDER CONTRACTS OR AGREEMENTS...........18
      5.16.  COMPLIANCE WITH LAWS...............................18
      5.17.  ACTIVITIES.........................................18
      5.18.  TAXES..............................................18
      5.19.  EMPLOYEE BENEFIT PLANS.............................19
      5.20.  INVESTMENT CONTRACTS AND CLIENTS...................22
      5.21.  CERTAIN REPRESENTATIONS AND WARRANTIES AS TO
             THE SENECA FUNDS...................................22
      5.22.  NO OTHER AGREEMENTS TO SELL........................25
      5.23.  NO BROKERS.........................................25
      5.24.  ACCURACY OF DOCUMENTS AND INFORMATION..............25


ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF THE BUYER.........25
      6.1.  ORGANIZATION AND STANDING...........................25
      6.2.  AUTHORITY...........................................25
      6.3.  GOVERNMENTAL AUTHORIZATION..........................25
      6.4.  NO BROKERS..........................................26
      6.5.  CERTAIN INFORMATION.................................26


ARTICLE 7 - CONDUCT OF BUSINESS PRIOR TO THE CLOSINGS...........26
      7.1.  CONDUCT PRIOR TO CLOSINGS...........................26
      7.2.  SENECA FUNDS........................................28
      7.3.  CONSENTS AND APPROVALS..............................28
      7.4.  SECTION 754 ELECTIONS...............................29
      7.5.  ACTIONS OF NON-MANAGEMENT SELLERS...................29


ARTICLE 8 - ADDITIONAL AGREEMENTS...............................29
      8.1.  CURRENT INFORMATION; NOTIFICATION OF CERTAIN
             MATTERS............................................29
      8.2.  ACCESS; CONFIDENTIAL INFORMATION....................30
      8.3.  NO MERGERS, CONSOLIDATIONS, SALE OF INTERESTS ETC...30
      8.4.  NON-SOLICITATION....................................30
      8.5.  PUBLICITY...........................................31
      8.6.  SATISFACTION OF CONDITIONS IN SECTION 15(F) OF
             THE INVESTMENT COMPANY ACT.........................31
      8.7.  CONTRIBUTIONS OF PARTNERSHIP INTERESTS..............31
      8.8.  FURTHER ASSURANCES..................................32
      8.9.  DISTRIBUTIONS TO MEMBERS AND PARTNERS...............32
      8.10.  OPTIONS TO PURCHASE CAPITAL STOCK OF BUYER.........32


ARTICLE 9 - CONDITIONS..........................................32
      9.1.  CONDITIONS TO OBLIGATIONS OF THE SELLERS ON THE
             LLC CLOSING DATE...................................32
      9.2.  CONDITIONS TO OBLIGATIONS OF THE BUYER ON THE
             LLC CLOSING DATE...................................33
      9.3.  CONDITIONS TO OBLIGATIONS OF THE BUYER ON THE LP
             CLOSING DATE.......................................34
      9.4.  CONDITIONS TO OBLIGATIONS OF THE SELLERS ON THE
             LP CLOSING DATE....................................35


ARTICLE 10 - TERMINATION........................................35
      10.1.  TERMINATION........................................35
      10.2.  EFFECT OF TERMINATION AND ABANDONMENT..............36


ARTICLE 11 - INDEMNIFICATION....................................36
      11.1.  INDEMNIFICATION....................................36


ARTICLE 12 - MISCELLANEOUS......................................38
      12.1.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.........38
      12.2.  EXPENSES; TRANSFER TAXES...........................38
      12.3.  SET-OFF............................................38
      12.4.  NOTICES............................................38
      12.5.  COUNTERPARTS.......................................40
      12.6.  GOVERNING LAW......................................40
      12.7.  WAIVER; AMENDMENT..................................40
      12.8.  ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES;
             ETC................................................40
      12.9.  CONSENT TO JURISDICTION............................40

=====================================================================

=====================================================================
                                 45



      .....THIS PURCHASE  AGREEMENT,  dated as of the 18th day of June, 1997, by and among Phoenix Duff & Phelps Corporation, a Delaware corporation (the "Buyer"), and each of the persons who are signatories hereto (hereinafter referred to individually as a "Seller" and collectively as the "Sellers").


                              W I T N E S S E T H:


      .....WHEREAS,  the Sellers  collectively  own the  percentage set forth on
Schedule A hereto of (i) the membership interests outstanding as of the date hereof (the "Membership Interests") of GMG/Seneca Capital Management LLC, a California limited liability company ("Seneca LLC"), which is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (together with the rules and regulations thereunder, the "Advisers Act"), and
(ii) the general and limited partnership interests outstanding as of the date hereof (the "Partnership Interests") of GMG/Seneca Capital Management L.P., a California limited partnership ("Seneca LP"), which is duly registered as an investment adviser under the Advisers Act; and

      .....WHEREAS,  the Buyer  desires to acquire,  and each Seller  desires to sell, the portion of the respective Membership Interests and Partnership Interests owned by such Seller as specified opposite such Seller's name on Schedule A hereto as being sold hereunder subject to the terms and conditions of this Agreement.

      .....NOW,  THEREFORE,  in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound thereby, the parties hereto hereby agree as follows:


                        ARTICLE 1ARTICLE1-DEFINITIONS""1"

                                   DEFINITIONS

      .....1.1.  Defined  Terms1.1.DefinedTerms""2".  As used herein, the terms below shall have the following meanings:

      ....."Action" means any claim,  action, suit,  proceeding,  investigation, inspection, examination or audit, whether at law or in equity, or by or before any court, arbitrator, arbitration panel or Governmental Entity.

      ....."Advisers  Act" has the  meaning  given  such  term in the
            -------------
recitals.

      ....."Affiliate"  means,  when used with  respect to a  specified  Person, another Person that, either directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. As used herein, the term "control" means the power through the ownership of voting securities or other equity interests, contract or otherwise to direct the affairs of another Person.

      ....."Affiliated  Accounts"  means those accounts of Seneca LLC and Seneca
LP listed on Schedule B hereto.

      ....."Audited  Balance  Sheets"  means the audited  balance  sheets of (i)
Seneca LLC as of December 31, 1996 and (ii) Seneca LP as of December 31, 1996, 1995 and 1994, together in each case with the related notes thereon and the related unqualified reports of Lallman, Feltman, Shelton & Peterson, P.A.

      ....."Audited  Financial  Statements" means the Audited Balance Sheets and the audited statements of income, changes in members' or partners' capital, and cash flows of (i) Seneca LLC for the year ended December 31, 1996 and (ii) Seneca LP for the years ended December 31, 1996, 1995 and 1994, together in each case with the related notes thereon and the related unqualified reports of Lallman, Feltman, Shelton & Peterson, P.A.

      ....."Buyer" has the meaning given such term in the recitals.

      ....."Buyer  Material  Adverse Effect" means a material  adverse effect on the business, operations, assets, condition (financial or otherwise), or results of operations of the Buyer and its subsidiaries, taken as a whole. "Buyer Material Adverse Effect" shall not include any material adverse effect resulting from changes in the financial markets in the United States of America.

      ....."Buyer  Stock Option Plan" means the Phoenix Duff & Phelps
Corporation 1992 Long-Term Stock Incentive Plan.

      ....."Client"  means any client to which  Seneca LLC or Seneca LP provides investment management, investment advisory, including sub-advisory services, underwriting, distribution or administrative services on the date of this Agreement.

      ....."Code"  means  the  Internal  Revenue  Code of  1986,  as such may be amended from time to time.

      ....."Damages"   means  costs,  losses  (including,   without  limitation,
diminution in value and losses from suspensions of operations), liabilities, damages, lawsuits, deficiencies, claims, Taxes and expenses (whether or not arising out of third-party claims or governmental examinations, inspections or audits), including, without limitation, interest, penalties, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing. The term "Damages" is not limited to matters asserted by third parties against either the Sellers or against the Buyer or its Affiliates or Seneca LLC, Seneca LP or any Seneca Fund, but includes Damages incurred or sustained by the Sellers or by the Buyer or its Affiliates or by Seneca LLC, Seneca LP or any Seneca Fund in the absence of third party claims.

      ....."Disclosure  Schedule" means a schedule executed and delivered by the
Sellers to the Buyer concurrently herewith which sets forth the exceptions to the representations and warranties contained in Articles 4 and 5 hereof and certain other information called for by Articles 4 and 5 hereof and other provisions of this Agreement including, without limitation, Schedules A, B, 1.1, 3.3, 3.4 and 9.2(m). If a document or matter is disclosed in the Disclosure
Schedule in connection with any representation or warranty made in this Agreement, such document or matter shall not be deemed to be disclosed in the Disclosure Schedule in connection with any other representation or warranty except where specific repetition or cross-reference is made.

      ....."Exchange Act" means the Securities  Exchange Act of 1934,
            ------------
as amended.

      ....."Expenses"  means all reasonable  out-of-pocket  expenses (including, without limitation, fees and expenses of counsel, accountants, investment bankers, experts and consultants, commitment fees and other financing fees and expenses, printing costs and expenses, publishing fees, filing fees and mailing costs) incurred by the Sellers or the Buyer or on behalf of any such party in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Related Agreements and all other matters related to the consummation of the transactions contemplated hereby and thereby.

      ....."GAAP" means United States generally accepted  accounting  principles consistently applied.

      ....."GCM"  means Genesis Capital  Management  L.P., a California  limited partnership, which is an Affiliate of Seneca LLC and Seneca LP.

      ....."GCM  Client"  means  any  client to which  GCM  provides  investment management, investment advisory, including sub-advisory services, underwriting, distribution or administrative services on the date of this Agreement.

      ....."Governmental  Entity" means any  governmental or regulatory  entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

      ....."Historical   Financial   Statements"  means  the  Audited
Financial Statements and the Unaudited Financial Statements.

      ....."HSR Act" means The Hart-Scott-Rodino  Antitrust  Improvements Act of
1976, as amended.

      ....."Indemnification Threshold" means $100,000.

      ....."Investment  Company Act" means the Investment Company Act of 1940, as amended.

      ....."Investment  Contract" means a contract or agreement in effect on the date hereof, together with any such contract or agreement entered into after the date hereof, relating to Seneca LLC's or Seneca LP's rendering of investment management or investment advisory services, including sub-advisory services, underwriting or distribution services or any administrative services to any Person.

      ....."Lien"  means any lien,  pledge,  claim,  option,  charge,  easement, security interest, right-of-way, encumbrance or other right of any third party.

      ....."LLC  Closing" means the consummation of the  transactions  involving the sale of Membership Interests as contemplated by this Agreement, as more particularly described in Article 3.

      ....."LLC   Closing   Date"  means  the  fifth   business  day  after  the
satisfaction or waiver in accordance with this Agreement of all conditions precedent set forth in Sections 9.1 and 9.2 hereof or such other date as the Buyer and the Sellers' Representative may agree in writing.

      ....."LLC  Organizational   Documents"  means  the  Amended  and  Restated
Operating Agreement of Seneca LLC effective as of July 1, 1996 and the Articles of Organization of Seneca LLC filed on December 29, 1995, each as amended through the date hereof.

      ....."LLC  Purchase  Price" means  $36,217,972  for all of the  Membership
Interests in Seneca LLC being sold by the Sellers pursuant hereto payable in accordance with Section 2.2 hereof.

      ....."LP Closing" means the consummation of the transactions involving the sale of Partnership Interests as contemplated by this Agreement, as more particularly described in Article 3.

      ....."LP Closing Date" means the fifth business day after the satisfaction or waiver in accordance with this Agreement of all conditions precedent set forth in Sections 9.3 and 9.4 hereof or such other date as the Buyer and the Sellers' Representative may agree in writing.

      ....."LP   Organizational   Documents"  means  the  Amended  and  Restated
Agreement of Limited Partnership of Seneca LP effective as of December 31, 1995 and the Certificate of Limited Partnership of Seneca LP filed on September 7, 1989, each as amended through the date hereof.

      ....."LP  Purchase  Price"  means  $728,028  for  all of  the  Partnership
Interests in Seneca LP being sold by the Sellers pursuant hereto payable in accordance with Section 2.2 hereof.

      ....."Management  Sellers"  means the  Sellers  designated  as  Management
Sellers on Schedule A hereto.

      ....."Membership  Interests" has the meaning given such term in
            ---------------------
the recitals.

      ....."Non-Management    Sellers"   means   the   Sellers   designated   as
Non-Management Sellers on Schedule A hereto.

      ....."Partnership  Interests"  has the meaning  given such term in the recitals.

      ....."PEPCO"  means Phoenix  Equity  Planning  Corporation,  a Connecticut corporation and a wholly-owned subsidiary of the Buyer.

      ....."Person" means an individual, firm, trust, association,  corporation, partnership, limited liability company, Governmental Entity or other entity.

      ....."Phantom  Profits Bonus  Agreements"  means the Phantom Profits Bonus
Agreements between Seneca LLC and certain employees thereof as of the date hereof.

      ....."PIC"  means  Phoenix  Investment  Counsel,   Inc.,  a  Massachusetts
corporation, and a wholly-owned subsidiary of the Buyer.

      ....."Related  Agreements" means the Put/Call  Agreements,  the
Employment     Agreements,     the     Noncompetition/Nonsolicitation
Agreements and the Affiliate Agreements.

      ....."Representative"  means any officer, director,  principal,  attorney, agent, employee or other representative.

      ....."SEC"  means the United  States  Securities  and  Exchange
Commission.

      ....."Securities  Act"  means the  Securities  Act of 1933,  as amended.

      ....."Seller" or "Sellers"  have the meanings  given such terms
            ------      -------
in the recitals.

      ....."Sellers'  Representative"  means Seneca or any successor designee of the Sellers who shall be named in a writing signed by all of the Sellers and delivered to the Buyer.

      ....."Sellers' Holdback  Representatives" means Mark Blank and Glen Miller or any successor designees of the Sellers who shall be named in a writing signed by all of the Non-Management Sellers and delivered to the Buyer. Each such Person must act jointly with the others and may not act independently.

      ....."Seneca" means Gail P. Seneca.

      ....."Seneca Fund" means a registered  investment  company,  as defined in the Investment Company Act, for which Seneca LLC or Seneca LP provides investment advisory or sub-advisory services, underwriting or distribution services or administrative services. Each Seneca Fund is identified in the Disclosure Schedule.

      ....."Seneca  LLC"  has  the  meaning  given  such  term in the
            -----------
recitals.

      ....."Seneca  LP"  has  the  meaning  given  such  term  in the
            ----------
recitals.

      ....."Seneca  Material  Adverse Effect" means a material adverse effect on the business, operations, assets, condition (financial or otherwise), or results of operations of Seneca LLC and Seneca LP, taken together. "Seneca Material Adverse Effect" shall not include any material adverse effect resulting from changes in the financial markets in the United States of America.

      ....."Seneca  Sponsored  Fund" means a Seneca Fund with respect to which Seneca LLC is the sponsor. Each Seneca Sponsored Fund is identified in the Disclosure Schedule.

      ....."Subsidiary"  means any  corporation,  partnership or other Person of which Seneca LLC or Seneca LP directly or indirectly owns a majority of the capital stock or other equity interests or which is required to be consolidated with Seneca LLC or Seneca LP, as applicable, under GAAP.

      ....."Tax" or "Taxes" means (i) all forms of taxation,  charges, levies or other assessments, whether direct or indirect and whether levied by reference to net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding (whether with respect to receipts or payments), payroll, privilege, employment, including benefits or cost of benefits provided or deemed by applicable law to be provided to employees, excise, severance, capital gains, transfer gains, stamp, occupation, premium or similar tax measured by insurance premiums, real and personal property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, and any interest or any penalty, addition to tax or additional amount, imposed by any Taxing Authority, (ii) liability, whether to a Taxing Authority or pursuant to an agreement with or legal obligation to any Person, for the payment of any amounts of the type described in clause (i) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period and (iii) liability for the payment of any amounts of the type described in clause (i) or (ii) of this definition as a result of an obligation to indemnify any other Person.

      ....."Taxing  Authority" means a Governmental  Entity  responsible for and having requisite jurisdiction with respect to the imposition of Taxes.

      ....."Unaudited Financial Statements" means the unaudited combined balance sheets of Seneca LLC and Seneca LP at March 31, 1997 and the unaudited combined statements of operations of the Company for the three months ended March 31, 1997, together in each case with the related notes thereon.

      .....1.2.  Other  Defined  Terms1.2.OtherDefinedTerms""2".  The
following terms shall have the meanings defined for such terms in the Sections set forth below:

      Term                                Section

Additional Purchase Price                           2.3(a)
Affiliate Agreements                                3.5
Annualized Holdback Period Revenues                 2.3(b)
Allocable Share                                11.1(a)
Benefit Arrangement                                 5.19
Benefit Plans                                       5.19
Client Consents                                7.3(b)
Closing Balance Sheet                               2.4(a)
Company's Accountant                           2.3(c)
Competitive Services                                8.4(a)
Confidentiality Agreement                           8.2(b)
Employment Agreements                               3.2
ERISA                                          5.19
ERISA Affiliate                                5.19
ERISA Pension Plan                                  5.19
ERISA Welfare Plan                                  5.19
Fund Financial Statement                            5.21(i)
Fund Tax Returns                                    5.21(g)
Holdback Period                                2.3(b)
Holdback Period Revenue Loss Adjustment                  2.3(b)
Holdback Period Revenues                            2.3(b)
Information                                         8.2(b)
Multiemployer Plan                                  5.19
Neutral Accountants                                 2.3(c)
Noncompetion/Nonsolicitiation Agreements                 3.6
Non-Solicitation Period                             8.4(a)
Principals                                     3.2
Put/Call Agreements                                 3.3
Seneca Distributors                                 5.2
Seneca Fund Agreements                              5.21(a)
Support Agreements                                  9.2(m)
Tax Returns                                         5.18(a)




                                     ARTICLE
2ARTICLE2-PURCHASEANDSALEOFMEMBERSHIPINTERESTSANDPARTNERSHIPINTERESTS""1"

              PURCHASE AND SALE OF MEMBERSHIP INTERESTS
                            AND PARTNERSHIP INTERESTS

           2.1. Purchase and Sale2.1.PurchaseandSale""2". Each Seller hereby agrees to sell, assign, convey, transfer and deliver to the Buyer, and the Buyer hereby agrees to purchase and acquire from such Seller, (a) on the LLC Closing Date, all right, title and interest of such Seller, legal or equitable, in and to the Membership Interests specified opposite such Seller's name on Schedule A hereto as being sold hereunder and (b) on the LP Closing Date, all right, title and interest of such Seller, legal or equitable, in and to the Partnership Interests specified opposite such Seller's name on Schedule A hereto as being sold hereunder. In addition, each Seller who is selling AP interests hereunder (as specified on Schedule A hereto) is also forfeiting and surrendering that portion of his, her or its rights under the respective Phantom Profits Bonus Agreement which is equal to the portion of AP interests of such Seller being sold hereunder.

           2.2. Purchase Price2.2.PurchasePrice""2". On the LLC Closing Date, the Buyer shall deliver the LLC Purchase Price to the Sellers (in the respective amounts set forth on Schedule A hereto), in consideration of the sale, assignment, conveyance, transfer and delivery of their Membership Interests being sold hereunder. The LLC Purchase Price shall be paid as specified on Schedule A. Payments specified on Schedule A as "cash" shall be made by wire transfer of immediately available funds (in accordance with wire instructions timely furnished in writing by each Seller to the Buyer). Payments specified on Schedule A as "notes" shall be made by delivery of negotiable promissory notes of the Buyer, dated the LLC Closing Date, each payable to the order of the Seller designated on Schedule A as receiving a note and bearing simple interest (payable quarterly in arrears) at a rate of 6.125% per annum less all fees and costs payable by the Buyer under the Buyer's credit facility as in effect on the LLC Closing Date associated with the letter of credit referred to in the next succeeding sentence, and maturing no later than January 2, 2000. Each such promissory note shall be supported by an irrevocable, nontransferable standby letter of credit obtained by the Buyer at its expense, issued by the bank party to the Buyer's credit facility and expiring no earlier than 30 days following the maturity of the promissory note. On the LP Closing Date, the Buyer shall deliver to the Sellers (in the respective amounts set forth on Schedule A hereto), in consideration of the sale, assignment, conveyance, transfer and delivery of their Partnership Interests being sold hereunder, the LP Purchase Price by wire transfer of immediately available funds (in accordance with wire instructions timely furnished in writing by each Seller to the Buyer). All payments made pursuant to this Section 2.2 shall be made without any set-off or counterclaim whatsoever.

           2.3.                      Additional
Consideration2.3.AdditionalConsideration""2".

                (a) At the time following the Holdback Period determined in accordance with Section 2.3(d) hereof, the Buyer shall pay to the accounts of the respective Sellers (in such proportions and in accordance with wire instructions timely furnished in written instructions to the Buyer from the Sellers' Holdback Representatives) as additional consideration for the purchase of the Membership Interests being purchased pursuant to this Agreement an amount in cash (the "Additional Purchase Price") equal to (i) $3,500,000 less the Holdback Period Revenue Loss Adjustment, if any, plus (ii) interest on such amount from the LLC Closing Date to the date of the payment of the Additional Purchase Price at a rate of 6.125% per annum.

                (b) For purposes of calculating the Additional Purchase Price, the following terms shall have the following meanings:

                     (i)  "Annualized    Holdback    Period
Revenues" means the product obtained by multiplying (A) the Holdback Period Revenues by (B) a fraction the numerator of which is 365 and the denominator of which is the actual number of days in the Holdback Period.

                     (ii) "Holdback Period" means the period commencing on the LLC Closing Date and ending on December
31, 1998.

                     (iii)"Holdback   Period  Revenues"  means
all investment management fees of Seneca LLC or Seneca LP (or any successor entity or entities (including, without limitation, the newly established company referred to in Section 7.2 hereof) through which all or any portion of the investment management business of Seneca LLC or Seneca LP may hereafter be conducted) under Investment Contracts, calculated pursuant to the accrual method of accounting, including, but not limited to, standard performance fees and any subadvisory fees, but excluding any incentive fees received from GMG/Little Partners, L.P., GMG/Little (Bermuda) Partners, L.P. and South Ferry Building Company, L.P. for the Holdback Period, provided that if during the Holdback Period the annual percentage fee applicable to any Affiliated Account should be increased above the fee applicable to such Affiliated Account as of the date of this Agreement as shown on Schedule B, and the holder of such Affiliated Account should withdraw all or any portion of the funds in such Affiliated Account citing the increase in fees as the sole or primary reason for such withdrawal, then for purposes of computing the Holdback Period Revenues, the amount so withdrawn shall be deemed to have remained invested in such Affiliated Account throughout the entire Holdback Period and to have generated Holdback Period Revenues at the fee rate applicable to such Affiliated Account prior to such increase.

                     (iv) "Holdback   Period   Revenue  Loss
Adjustment"  means the amount obtained by multiplying (A) the excess, if any, of
(1) $15.3 million over (2) the Annualized  Holdback Period Revenues,  if any, by
(B) 3.5.

                (c) Within 30 days after the end of the Holdback Period, the Buyer and the Sellers shall cause the independent public accounting firm regularly employed by Seneca LLC (the "Company's Accountant") to prepare and deliver to the Buyer, the Sellers' Holdback Representatives and Seneca its calculation of the Additional Purchase Price, together with supporting documentation in reasonable detail. The Buyer, the Sellers' Holdback Representatives and Seneca shall have a period of 30 days after delivery of such calculations to present in writing to each other and the Company's Accountant any objections to such calculations of the Additional Purchase Price, which objections shall be set forth in reasonable detail. If no objections are raised within such 30-day period, the calculations of the Additional Purchase Price shall be deemed accepted and approved by the Buyer and the Sellers' Holdback
Representatives and shall be final, binding and conclusive upon the Buyer and the Sellers. If the Buyer, the Sellers' Holdback Representatives or Seneca shall object in any respect as to the calculation of the Additional Purchase Price within the 30-day period described above, the Buyer, the Sellers' Holdback Representatives and Seneca shall use their best efforts promptly to resolve the matter or matters in disagreement. If the Buyer, the Sellers' Holdback Representatives and Seneca resolve the matter or matters in disagreement, the Buyer, the Sellers' Holdback Representatives and Seneca shall either confirm or revise the Company's Accountant's calculation of the Additional Purchase Price in writing and such calculations shall be final, binding and conclusive upon the Buyer and the Sellers. If the Buyer, the Sellers' Holdback Representatives and Seneca are unable to resolve the matter or matters in disagreement within 10 days following receipt of written notice of objection, then the items in dispute shall be submitted to a mutually agreed upon "big six" accounting firm (the "Neutral Accountants") for resolution. Each party shall furnish to the Neutral Accountants such workpapers and other documents and information relating to the disputed issues as the Neutral Accountants may request and are available to that party (or its independent public accountants), and each party shall be afforded the opportunity to present to the Neutral Accountants any material relating to the determination and to discuss the determination with the Neutral Accountants. The Neutral Accountants shall be directed to furnish written notice to the Buyer, the Sellers' Holdback Representatives and Seneca of their resolution of any disputed issues referred to them as soon as practicable but in no event later than 20 days following the referral of such disputed issues to the Neutral Accountants. The determination by the Neutral Accountants, as set forth in such notice, shall be final, binding and conclusive upon the Buyer and the Sellers. The fees and expenses of the Neutral Accountants shall be borne equally by the Buyer and the Sellers.

                (d) Payment of the Additional Purchase Price shall be made by wire transfer of immediately available funds by the Buyer to the accounts of the respective Sellers (in accordance with wire instructions timely furnished in written instructions to the Buyer from the Sellers' Holdback Representatives) when the amount thereof is finally determined; provided, however, in the event of a dispute which is not resolved by the parties within the 10-day period provided in Section 2.3(c) hereof, payment of the portion of the Additional Purchase Price not in dispute shall be made (in accordance with wire instructions timely furnished in written instructions to the Buyer from the Sellers' Holdback Representatives) at the time the items in dispute are submitted to the Neutral Accountants.

                (e) Payment of the Additional Purchase Price shall be made without set-off or counterclaim, except that the Buyer may set-off against the portion of the Additional Purchase Price payable to any Seller any amount payable by such Seller to the Buyer which is liquidated in amount and either acknowledged in writing (as to both liability and amount) by such Seller or provided in a judgment of a court of applicable jurisdiction; provided that if such judgment is not yet final and subject to no further appeal, then the Buyer shall segregate the amount set-off until such time as the judgment becomes final and nonappealable or the litigation is otherwise finally terminated, at which time the Buyer shall retain the amount finally determined to be due to it and pay over to the applicable Seller any excess together with interest thereon at a rate of 6.125% per annum.

           2.4.  Closing Balance Sheet2.4.ClosingBalanceSheet""2".

                (a) Within 30 days after the LLC Closing Date, Seneca LLC shall cause the Company's Accountant to prepare and deliver to the Buyer, the Sellers' Holdback Representatives and Seneca an audited balance sheet of Seneca LLC as of the LLC Closing Date (the "Closing Balance Sheet") prepared in a manner consistent with the Audited Balance Sheets, together with the accountants report thereon. The Sellers' Holdback Representatives and their accountants shall be given reasonable access during normal business hours to the books and records of Seneca LLC and the Company's Accountant solely for the purpose of verifying the Closing Balance Sheet, and the Buyer, the Sellers' Holdback Representatives and Seneca shall have a period of 30 days after delivery of the Closing Balance Sheet to present in writing to each other and the Company's Accountant any objections to the Closing Balance Sheet, which objections shall be set forth in reasonable detail. If no objections are raised within such 30-day period, the Closing Balance Sheet shall be deemed accepted and approved by the Buyer and the Sellers' Holdback Representatives and shall be final, binding and conclusive upon the Buyer and the Sellers. If the Buyer, the Sellers' Holdback Representatives or Seneca shall object in any respect as to the Closing Balance Sheet within the 30-day period described above, the Buyer, the Sellers' Holdback Representatives and Seneca shall use their best efforts promptly to resolve the matter or matters in disagreement. If the Buyer, the Sellers' Holdback Representatives and Seneca resolve the matter or matters in disagreement, the Buyer, the Sellers' Representative and Seneca shall either confirm or revise the Closing Balance Sheet as prepared by the Company's Accountant in writing and such calculations shall be final, binding and conclusive upon the Buyer and the Sellers. If the Buyer, the Sellers' Holdback Representatives and Seneca are unable to resolve the matter or matters in disagreement within 10 days following receipt of written notice of objection, then the items in dispute shall be submitted to the Neutral Accountants. Each party shall furnish to the Neutral Accountants such workpapers and other documents and information relating to the disputed issues as the Neutral Accountants may request and are available to that party (or its independent public accountants), and each party shall be afforded the opportunity to present to the Neutral Accountants any material relating to the determination and to discuss the determination with the Neutral Accountants. The Neutral Accountants shall be directed to furnish written notice to the Buyer, the Sellers' Holdback Representatives and Seneca of their resolution of any disputed issues referred to them as soon as practicable but in no event later than 20 days following the referral of such disputed issues to the Neutral Accountants. The determination by the Neutral Accountants, as set forth in such notice, shall be final, binding and conclusive upon the Buyer and the Sellers. The fees and expenses of the Neutral Accountants shall be borne equally by the Buyer and the Sellers.

                (b) If the working capital (i.e., current assets less current liabilities in accordance with GAAP) of Seneca LLC as of the LLC Closing Date as reflected on the Closing Balance Sheet (i) is less than $100,000, the Sellers shall promptly pay to the Buyer as an adjustment to the LLC Purchase Price the amount by which working capital as of the LLC Closing Date as reflected on the Closing Balance Sheet was less than $100,000, or (ii) is greater than $100,000, the Buyer shall promptly repay to the Sellers as an adjustment to the LLC Purchase Price the amount equal to (A) the amount by which working capital as of the LLC Closing Date as reflected on the Closing Balance Sheet was greater than $100,000 less (B) the amount, if any, payable by the Sellers to the Buyer pursuant to Section 2.4(c) hereof.

                (c) If the sum of (i) the cash balance of Seneca LLC as of the LLC Closing Date as shown on the Closing Balance Sheet and (ii) the amount, if any, payable by the Sellers to the Buyer pursuant to clause (i) of Section 2.4(b) hereof is less than $100,000, the Sellers shall promptly pay to the Buyer as an adjustment to the LLC Purchase Price the amount by which $100,000 exceeds such sum.



                         ARTICLE 3ARTICLE3-CLOSINGS""1"

                                    CLOSINGS


           3.1. Closings3.1.Closings""2". Each of the LLC Closing and the LP Closing shall take place at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038-4982, at 10:00 a.m., New York City time, on the LLC Closing Date and the LP Closing Date, respectively, unless the parties hereto otherwise agree. All transactions at each of the Closings shall be deemed to take place simultaneously.

           3.2.  Employment   Agreements3.2.EmploymentAgreements""2".
At the LLC Closing, Seneca LLC shall enter into five-year employment agreements with each of Seneca, Richard D. Little, Ron
K. Jacks, Charles B. Dicke, Laura Pantaleo, Janice Diamond and Sandra J. Westhoff (collectively, the "Principals") substantially in the forms of Exhibits A-1 through A-3 hereto as applicable (collectively, the "Employment Agreements").

           3.3. Put/Call Agreements3.3.Put/CallAgreements""2". At the LLC Closing, each of the Persons listed on Schedule 3.3 hereto shall enter into put/call agreements with the Buyer in the form of Exhibit B hereto (the "Put/Call Agreements").

           3.4. LLC Organizational Documents3.4.LLCOrganizationalDocuments""2". At or prior to the LLC Closing, the LLC Organizational Documents shall have been restated and amended in the forms of Exhibits C-1 and C-2 hereto; the Second Amended and Restated Operating Agreement of Seneca LLC in the form of Exhibit C-1 hereto shall have been duly executed by all of the Persons whose names are listed on Schedule 3.4 hereto and the Buyer; and the Second Amended and Restated Articles of Organization of Seneca LLC in the form of Exhibit C-2 hereto shall have been duly filed with the Secretary of State of the State of California.

           3.5. Affiliate Agreements3.5.AffiliateAgreements""2". At the LLC Closing, either Seneca LLC and/or the Buyer, as mutually determined by the Buyer and the Sellers' Representative, shall enter into agreements with each of GCM, GMG/Little Partners, L.P., a California limited partnership, GMG/Little (Bermuda) Partners, L.P., a Bermuda limited partnership, South Ferry Building Company, L.P., a New York limited partnership, Genesis Merchant Group Limited Partnership, an Illinois limited partnership, and Genesis Merchant Group Securities LLC, a California limited liability company, in the form of Exhibits D-1 through D-3 hereto (collectively, the "Affiliate Agreements").

           3.6.                                   Noncompetition/Nonsolicitation
Agreements3.6.Noncompetition/NonsolicitationAgreements""2". At the LLC Closing, each of the Principals shall enter into nonsolicitation/noncompetition agreements with Seneca LLC substantially in the forms of Exhibits E-1 and E-2 hereto as applicable (collectively, the "Noncompetition/Nonsolicitation Agreements").

           3.7.     Other      Deliveries     at     the     LLC
Closing3.7.OtherDeliveriesattheLLCClosing""2". In addition to the foregoing matters, at the LLC Closing:

                (a) The Buyer shall deliver to the Sellers the LLC Purchase Price, as provided in Section 2.2 hereof; and

                (b) The Buyer and the Sellers shall deliver the documents described in Article 9.

           3.8.      Other      Deliveries     at     the     LP
Closing3.8.OtherDeliveriesattheLPClosing""2".   In  addition  to  the
foregoing matters, at the LP Closing:

                (a) The Buyer shall deliver to the Sellers the LP Purchase Price, as provided in Section 2.2 hereof; and

                (b) The Buyer and the Sellers shall deliver the documents described in Article 9.


                                     ARTICLE
4ARTICLE4-REPRESENTATIONSANDWARRANTIESOFTHENON-MANAGEMENTSELLERS""1"

    REPRESENTATIONS AND WARRANTIES OF THE NON-MANAGEMENT SELLERS

           Except as set forth on the Disclosure Schedule, each Non-Management Seller, severally and not jointly, hereby represents and warrants to the Buyer as set forth in Sections 4.1 through 4.4 below:

           4.1. Authorization4.1.Authorization""2". Such Non-Management Seller has the legal right, power, authority and capacity to enter into and deliver this Agreement and each of the Affiliate Agreements to which it is a party, if any, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement has been, and each Affiliate Agreement will be, duly executed and delivered by such Non-Management Seller, and this Agreement is, and each Affiliate Agreement will be, legal, valid and binding obligations of such Non-Management Seller enforceable against such Non-Management Seller in accordance with its terms, except, in each case, as limited by the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.

           4.2. No Violation4.2.NoViolation""2". Neither the execution and delivery of this Agreement or any of the Affiliate Agreements to which such Non-Management Seller is a party nor the consummation by such Non-Management Seller of the transactions contemplated hereby or thereby will (i) conflict with or violate any provision of law, domestic or foreign, applicable to or binding upon such Non-Management Seller, (ii) violate any provision of any regulation, order, writ, injunction or decree of any court or Governmental Entity, applicable to or binding upon such Non-Management Seller, or (iii) violate, conflict with, result in a breach of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation or acceleration of, any lease, license, contract, agreement, commitment or instrument to which such Non-Management Seller is a party or by which any of its assets or properties is bound or subject, or result in the creation or imposition of any Lien upon its Membership Interests or its Partnership Interests.

           4.3. Ownership of Membership Interests and Partnership Interests4.3.OwnershipofMembershipInterestsandPartnershipInterests""2". Such
Non-Management Seller has, and at the applicable Closing Date will have, good, valid and marketable title to its Membership Interests and Partnership
Interests, free and clear of all Liens, and the absolute right, power and capacity to sell, assign, convey, transfer and deliver the same as contemplated by this Agreement, free and clear of all Liens, except to the extent provided in the LLC Organizational Documents or the LP Organizational Documents and except, as of the date hereof only, for the claim of a Non-Management Seller's spouse to a community property interest in such Non-Management Seller's Membership Interests and Partnership Interests under California law, which claim shall have been waived prior to the applicable Closing Date.

           4.4.       No       Other       Agreements       to
Sell4.4.NoOtherAgreementstoSell""2". Such Non-Management Seller has no legal obligation, absolute or contingent, to any person or entity other than the Buyer to sell its Membership Interests or Partnership Interests, to effect any merger, consolidation or other reorganization of either Seneca LLC or Seneca LP or to enter into any agreement with respect thereto.

           4.5. No Knowledge4.5.NoKnowledge""2". Philip C. Stapleton, a Non-Management Seller, hereby represents and warrants to the Buyer that he is not aware of any facts which would render any of the representations and warranties of the Management Sellers set forth in Article 5 untrue or incorrect.


                                     ARTICLE
  5ARTICLE5-REPRESENTATIONSANDWARRANTIESOFTHEMANAGEMENTSELLERS""1"

      REPRESENTATIONS AND WARRANTIES OF THE MANAGEMENT SELLERS

           Except as set forth on the Disclosure Schedule, each of the Management Sellers, severally and not jointly, hereby represents and warrants to the Buyer as follows:

           5.1.              Organization,              Standing             and
Authority5.1.Organization,StandingandAuthority""2". Seneca LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California, and Seneca LP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California. Each of Seneca LLC and Seneca LP is duly qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except for such jurisdictions in which the failure to be duly qualified does not have, and would not reasonably be expected to have, either individually or in the aggregate, a Seneca Material Adverse Effect. Each of Seneca LLC and Seneca LP has all necessary organizational power and authority to carry on its business as now conducted and to own, lease and operate its assets, properties and business. Each of Seneca LLC and Seneca LP has all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, the absence of which has, either individually or in the aggregate, a Seneca Material Adverse Effect. Each of Seneca LLC and Seneca LP is duly registered as an investment adviser under the Advisers Act and is duly registered, licensed or qualified as an investment adviser in all jurisdictions where such registration, licensing or qualification is required in order to conduct its business, except for failures to be so registered, licensed or qualified that do not have, either individually or in the aggregate, a Seneca Material Adverse Effect.

           5.2. Subsidiaries5.2.Subsidiaries""2". Except for Seneca Distributors LLC, a Subsidiary of Seneca LLC ("Seneca Distributors"), which as of the date hereof has not conducted any business, neither Seneca LLC nor Seneca LP has any Subsidiaries. The capital stock of Seneca Distributors is owned by Seneca LLC and others as set forth in the Disclosure Schedule.

           5.3. Authorization5.3.Authorization""2". Such Management Seller has the legal right, power, authority and capacity to enter into and deliver this Agreement and each of the Related Agreements to which it is a party and, subject to and in accordance with the terms hereof and thereof, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement has been, and each Related Agreement to which such Management Seller is a party will be, duly executed and delivered by such Management Seller, and this Agreement is, and each such Related Agreement will be, a legal, valid and binding obligation of such Management Seller enforceable against such Management Seller in accordance with its terms, except, in each case, as limited by the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.

           5.4. Organizational Documents5.4.OrganizationalDocuments""2". The copies of the LLC Organizational Documents furnished by the Management Sellers to the Buyer are true, correct and complete copies thereof, and there will have been no subsequent amendments or other modifications of such documents before the Closing, except as otherwise contemplated herein. The copies of the LP Organizational Documents furnished by the Management Sellers to the Buyer are true, correct and complete copies thereof, and there will have been no subsequent amendments or other modifications of such documents before the Closing, except as otherwise contemplated herein. Such LLC Organizational Documents, LP Organizational Documents and the Phantom Profits Bonus Agreements are the only documents which govern operations, management and sharing of profits and losses and distributions of Seneca LLC and Seneca LP.

           5.5. No Violation5.5.NoViolation""2". Neither the execution and delivery of this Agreement or any of the Related Agreements nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with or violate any provision of any LLC Organizational Document or LP Organizational Document, as the case may be, (ii) conflict with or violate any provision of law, domestic or foreign, applicable to or binding upon Seneca LLC, Seneca LP or such Management Seller, (iii) violate any provision of any regulation, order, writ, injunction or decree of any court or Governmental Entity applicable to or binding upon Seneca LLC, Seneca LP or such Management Seller or (iv) violate, conflict with, result in a breach of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation or acceleration of, any lease, license, contract, agreement, commitment or instrument (other than Investment Contracts) to which Seneca LLC, Seneca LP or such Management Seller is a party or by which Seneca LLC, Seneca LP or such Management Seller or any of their respective assets or properties is bound or subject, or result in the creation or imposition of any Lien upon the Membership Interests or the Partnership Interests or upon the assets of any such entity pursuant to the terms of any such agreement or instrument, with such exceptions with respect to the matters referred to in clauses (ii), (iii) and (iv) above that do not have, and would not reasonably be expected to have, either individually or in the aggregate, a Seneca Material Adverse Effect or reasonably be expected to prevent consummation of the transactions contemplated hereby.

           5.6.                     Governmental
Authorization5.6.GovernmentalAuthorization""2". No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity (except to the extent such consent is a Client Consent) is required to be made or obtained by any of Seneca LLC or Seneca LP in connection with the execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby, other than (a) compliance with any applicable requirements of the HSR Act; (b) compliance with any applicable requirements of the Exchange Act, the Securities Act, the Investment Company Act, the Advisers Act and state "blue sky" laws; (c) the filing of amendments to the Forms ADV filed by Seneca LLC and Seneca LP (as applicable); and (d) such other actions, filings, approvals and consents, the failure of which to make or obtain does not have, and would not reasonably be expected to have, either individually or in the aggregate, a Seneca Material Adverse Effect.

           5.7. Ownership of Membership Interests and Partnership Interests5.7.OwnershipofMembershipInterestsandPartnershipInterests""2". Such
Management Seller has, and at the applicable Closing Date will have, good, valid and marketable title to its Membership Interests and Partnership Interests, free and clear of all Liens, and the absolute right, power and capacity to sell, assign, convey, transfer and deliver the same as contemplated by this Agreement, free and clear of all Liens, except to the extent provided in the LLC Organizational Documents or the LP Organizational Documents and except, as of the date hereof only, for the claim of such Management Seller's spouse to a community property interest in such Management Seller's Membership Interests and Partnership Interests under California law, which claim shall have been waived prior to the applicable Closing Date. The Disclosure Schedule sets forth a true, correct and complete list of the present members of Seneca LLC and the present partners of Seneca LP, showing the interests in Seneca LLC and Seneca LP, as the case may be, held by such member or partner and the balance of the capital accounts for each such member or partner as of April 30, 1997. In addition, the Disclosure Schedule sets forth a true, correct and complete list of (i) all Persons having a Phantom Profits Percentage (as defined in the Phantom Profits Bonus Agreements) and the amount of such Phantom Profits Percentages and (ii) any agreements or arrangements requiring payments by Seneca LLC and/or Seneca LP as a result of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth on the Disclosure Schedule, neither Seneca LLC nor Seneca LP has outstanding any security convertible or exchangeable for any interests in Seneca LLC or Seneca LP, or any warrants, options or other rights or commitments to purchase or acquire, any interest in Seneca LLC or Seneca LP, nor is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any interest in either Seneca LLC or Seneca LP. Except as set forth in the LLC Organizational Documents and the LP Organizational Documents and as set forth on the Disclosure Schedule,
(i) there are no restrictions on the transferability of Membership Interests or Partnership Interests imposed by any agreement to which either Seneca LLC or Seneca LP is a party and (ii) no Person has any preemptive or other purchase rights with respect to the issue or sale of any Membership Interests or Partnership Interests.

           5.8. Financial Statements5.8.FinancialStatements""2". The Management Sellers have heretofore delivered to the Buyer the Historical Financial Statements. The Historical Financial Statements (i) have been prepared in accordance with GAAP, (ii) are in accordance with the books and records of Seneca LLC or Seneca LP, as the case may be, and (iii) present fairly the assets, liabilities and financial condition, results of operations and cash flows indicated thereby at the dates, and for the periods, stated therein.

           5.9.               Absence               of               Undisclosed
Liabilities5.9.AbsenceofUndisclosedLiabilities""2". Except as set forth on the Disclosure Schedule, neither Seneca LLC nor Seneca LP has any liability or obligation of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) that was required in accordance with GAAP to be reflected on the Audited Balance Sheets as of December 31, 1996, which was not shown or provided for thereon, other than liabilities incurred in the ordinary course of business since December 31, 1996.

           5.10. Absence of Certain Changes5.10.AbsenceofCertainChanges""2". Since December 31, 1996, Seneca LLC and Seneca LP have conducted their businesses in the ordinary course in accordance with their customary practices, and except as contemplated by this Agreement, the Related Agreements or the Disclosure Schedule there has not been:

                (a) any event or events or occurrence or occurrences which has had or would reasonably be expected to have, either individually or in the aggregate, a Seneca Material Adverse Effect;

                (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any Membership Interests or Partnership Interests, or any repurchase, redemption or other acquisition by Seneca LLC or Seneca LP of any outstanding Membership Interests or Partnership Interests or other securities of, or other ownership interests in, Seneca LLC or Seneca LP;

                (c) any incurrence, assumption or guarantee by Seneca LLC or Seneca LP of any outstanding amount of indebtedness for borrowed money other than in the ordinary course of business in accordance with their customary practices;

                (d) any transaction or commitment made, or any contract or agreement entered into, by Seneca LLC or Seneca LP relating to their respective assets or businesses (including the acquisition or disposition of any assets) or any loss or relinquishment by Seneca LLC or Seneca LP of any material contract or other material right, other than transactions and commitments in the ordinary course of business in accordance with their customary practices;

                (e) any material modifications or amendments to any Investment Contracts or other agreements, in each case with respect to any Affiliated Accounts or any Affiliates of Seneca LLC or Seneca LP;

                (f) any material change in any method of accounting or accounting practice or policy or application thereof by Seneca LLC or Seneca LP;

                (g) any increase in (or commitment, oral or written, to increase) the rate or terms (including, without limitation, any acceleration of the right to receive payment) of compensation payable or to become payable by Seneca LLC or Seneca LP to their directors, officers, employees or consultants, except increases occurring in the ordinary course of business in accordance with their customary practices, or any new written employment agreements with any of such Persons or any new commitments (oral or written) with any director or officer of Seneca LLC or Seneca LP or with any of the Sellers; or

                (h) any increase in (or commitment, oral or written, to increase) the rate or terms (including, without limitation, any acceleration of the right to receive payment) of any bonus, severance, insurance, pension or other employee benefit plan or contract, payment or arrangement made to, for or with any director, officer, employee or consultant of Seneca LLC or Seneca LP, except increases occurring in the ordinary course or any new bonus, severance or employee benefit plan, contracts, payments or arrangements with any of such Persons.

           5.11. Litigation5.11.Litigation""2". There is no Action pending or, to the knowledge of such Management Seller, threatened or anticipated (i) against any of Seneca LLC, Seneca LP, Seneca Distributors or GCM or their respective businesses, activities, properties or assets or (ii) relating to or affecting the transactions contemplated by this Agreement or any of the Related Agreements, except as set forth on the Disclosure Schedule. None of Seneca LLC, Seneca LP, Seneca Distributors or GCM is in default with respect to any judgment, order, writ, injunction or decree of any court or Governmental Entity, and there are no unsatisfied judgments against any of Seneca LLC, Seneca LP, Seneca Distributors or GCM or the business, activities, properties or assets of Seneca LLC, Seneca LP, Seneca Distributors or GCM. There is not a reasonable likelihood of an adverse determination of any such pending Actions which would, individually or in the aggregate, have a Seneca Material Adverse Effect.

           5.12. Title to Assets5.12.TitletoAssets""2". Each of Seneca LLC and Seneca LP has good, valid and marketable title to, valid leasehold interests in, or unrestricted rights to use, all assets and properties purported to be owned, operated, leased or occupied by it, or used in the operation of its business, free and clear of all Liens, except for minor Liens which in the aggregate are not substantial in amount, do not materially detract from the value of the property or assets subject thereto or interfere with the present or anticipated use thereof and have not arisen other than in the ordinary course of Seneca LLC's or Seneca LP's business. Each of Seneca LLC and Seneca LP has performed all the obligations required to be performed by it with respect to all assets leased by it through the date hereof, except where the failure to perform does not have, or would not reasonably be expected to have, individually or in the aggregate, a Seneca Material Adverse Effect. Other than the assets owned or leased by Seneca LLC and Seneca LP, there are no assets (i) the use of which is reasonably necessary for the conduct of Seneca LLC's or Seneca LP's business as now being conducted or (ii) the absence of which, either individually or in the aggregate, has, or would reasonably be expected to have, a Seneca Material Adverse Effect. Neither Seneca LLC nor Seneca LP owns any real property.

           5.13. Intellectual Property5.13.IntellectualProperty""2". Seneca LLC or Seneca LP is the owner of or has sufficient rights to use all items of intangible property, including, without limitation, trademarks and service marks (whether or not registered), trade names, brand names, patents and copyrights, which individually or in the aggregate are material to the business of Seneca LLC or Seneca LP as currently conducted, taken together. The Disclosure Schedule lists all such items of intellectual property and all licenses, agreements, instruments or other arrangements relating thereto, including all computer software or other systems owned, developed or licensed by Seneca LLC or Seneca LP (but excluding any standard licenses with respect to computer software or systems that are generally available in the marketplace). The Management Sellers have furnished to the Buyer true, correct and complete copies of all such licenses, agreements, instruments or other arrangements. There are no claims pending or, to the knowledge of such Management Seller, threatened, that Seneca LLC, Seneca LP, Seneca Distributors or GCM is in violation of any such intangible property rights of any third party.

           5.14. Contracts5.14.Contracts""2". The Disclosure Schedule sets forth as of the date hereof a list of all leases for real property, all material leases for personal property and all material agreements, contracts, licenses, commitments and instruments to which Seneca LLC or Seneca LP is a party or by which Seneca LLC or Seneca LP or any of their respective assets or properties is bound or subject. Each such agreement, contract, lease, license, commitment and instrument (excluding for these purposes, Investment Contracts) is in full force and effect and constitutes the legal, valid and binding obligation of Seneca LLC or Seneca LP, as applicable, enforceable in accordance with its terms, except, in each case, as limited by the effects of bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and court decisions with respect thereto. True, correct and complete copies of all such agreements, contracts, leases, licenses, commitments and instruments (or, in the case of material oral agreements and contracts, a description of the material terms thereof) have been previously delivered by the Management Sellers to the Buyer. Except for Investment Contracts and other leases, contracts, agreements, licenses, commitments or instruments listed on the Disclosure Schedule, neither Seneca LLC nor Seneca LP is on the date hereof a party to or is or may be bound by and none of their respective assets or properties is or may be subject to:

           (a) any contract or agreement not fully performed for the purchase for its own account of any commodity, material, services or equipment, including, without limitation, fixed assets, for a price in excess of $100,000;

           (b) any contract containing covenants limiting the freedom of Seneca LLC or Seneca LP to compete in any line of business or with any Person;

           (c) any agreement, oral or written, or understanding (i) for cash payments for client solicitations, (ii) in respect of the sale or distribution of shares of the Seneca Funds or
      (iii) of the type referred to in Rule 2830(l) of the National Association of Securities Dealers, Inc. Conduct Rules;

           (d) any license agreement (as licensor or licensee) providing for future payments in excess of $100,000 which by its terms does not terminate or is not terminable without penalty by Seneca LLC or Seneca LP upon notice of 60 days or less;

           (e)  any  indenture,   mortgage,  promissory  note,  loan  agreement,
      guaranty or other agreement or commitment for the borrowing of money, by Seneca LLC or Seneca LP in excess of $100,000; or

           (f) any other contract or agreement which creates future payment obligations of Seneca LLC or Seneca LP in excess of $100,000 and which by its terms does not terminate or is not terminable without penalty by Seneca LLC or Seneca LP upon notice of 60 days or less.

           5.15.        No       Default        under        Contracts        or
Agreements5.15.NoDefaultunderContractsorAgreements""2". Except with respect to Investment Contracts, neither Seneca LLC nor Seneca LP (or the manner in which either of them conducts its business) is in breach or violation of, or in default under (with or without the giving of notice or the passage of time), any term or provision of any lease, license, contract, agreement, commitment or instrument to which it is a party or by which it is or may be bound or to which any of its properties or assets is or may be subject, the effect of which breach, violation or default, either individually or in the aggregate, has or would reasonably be expected to have a Seneca Material Adverse Effect. To the knowledge of such Management Seller, no other party is in material default of any such lease, license, contract, agreement, commitment or instrument.

           5.16. Compliance with Laws5.16.CompliancewithLaws""2". Seneca LLC and Seneca LP have all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities that are required in order to permit them to carry on their businesses as presently conducted and the absence of which would, individually or in the aggregate, have a Seneca Material Adverse Effect; such material permits, licenses, certificates of authority, registrations, orders and approvals are in full force and effect. Except as set forth on the Disclosure Schedule and except to the extent violation or infringement, either individually or in the aggregate, does not have, or would not reasonably be expected to have, a Seneca Material Adverse Effect, neither Seneca LLC nor Seneca LP is in violation of any law, statute, rule, regulation, judgment, injunction, order or decree, domestic or foreign, binding upon or applicable to Seneca LLC or Seneca LP or of any arbitrator, court, regulatory body, administrative agency or any other Governmental Entity, domestic or foreign, having jurisdiction over Seneca LLC or Seneca LP or any of their respective properties or assets.

           5.17. Activities5.17.Activities""2". Seneca LLC and Seneca LP have not engaged in any business or activity of any kind, other than the business and activities contemplated and permitted by the LLC Organizational Documents and the LP Organizational Documents, as applicable.

           5.18.  Taxes5.18.Taxes""2".

                (a) (i) All Tax returns and reports (including information returns, declarations and reports) and amended or substituted returns and reports required to be filed with any Taxing Authority by or on behalf of Seneca LLC or Seneca LP (collectively, the "Tax Returns" and singularly, a "Tax Return"), have been or will be duly and timely filed when due in accordance with all applicable laws (including any extensions of such due date), except to the extent any failure to so file, individually or in the aggregate, does not have a Seneca Material Adverse Effect; (ii) as of the time of filing, the Tax Returns correctly reflected (and, as to any Tax Returns not filed as of the date hereof, will correctly reflect) in all material respects the income or other measure of Tax and any other information required to be shown therein; (iii) all Taxes shown as due and payable on the Tax Returns have been timely paid or withheld or adequate provision has been made therefor; (iv) the charges, accruals and reserves for deferred and contingent Taxes reflected on the financial statements of Seneca LLC and Seneca LP described in Section 5.8 hereof are adequate to cover all Taxes which are or may become payable by Seneca LLC or Seneca LP with respect to all periods covered by such financial statements, and the books and records of Seneca LLC and Seneca LP will contain accruals and reserves adequate to cover all Taxes for all periods ending on or prior to the applicable Closing Date and not covered by such financial statements, except to the extent any such failure, individually or in the aggregate, does not have a Seneca Material Adverse Effect; (v) neither Seneca LLC nor Seneca LP is delinquent in the payment of any Tax or has requested any extension of time within which to file any Tax Return, which Tax Return either has not since been filed or with respect to which such extended period has not yet expired; (vi) there are no pending or, to the knowledge of such Management Seller, threatened audits, investigations, claims, administrative or judicial proceedings, or collection actions against or with respect to Seneca LLC or Seneca LP (or such Management Member arising out of his or her ownership of membership or partnership interests in Seneca LLC or Seneca LP) in respect of any Tax or assessment; (vii) there are no Liens for Taxes upon the assets of Seneca LLC or Seneca LP except Liens for current Taxes not yet due; (viii) neither Seneca LLC nor Seneca LP has or is required to file Tax returns in any jurisdiction outside of the United States of America; and
(ix) the Disclosure Schedule sets forth the taxable years of Seneca LLC and Seneca LP as to which audits have been completed, those years which are currently under audit, those years for which audits have not been initiated, and those years for which required Tax Returns have not yet been filed.

                (b) All Taxes required to be withheld by Seneca LLC and Seneca LP arising as a result of payments to (or amounts allocable to) foreign members, foreign partners or other foreign Persons have been collected and withheld, and have been paid to the appropriate Taxing Authority.

                (c) Seneca LLC qualifies (and has qualified since the date of its formation) to be treated as a partnership for Federal, state and local income tax purposes, except to the extent any such failure to qualify, individually or in the aggregate, does not have and would not reasonably be expected to have a Seneca Material Adverse Effect, and neither Seneca LLC nor, to the knowledge of such Management Seller, any Person owning a Membership Interest prior to the LLC Closing Date has taken or will take a position inconsistent with such treatment.

                (d) Seneca LP qualifies (and has qualified since the date of its formation) to be treated as a partnership for Federal, state and local income tax purposes, except to the extent any such failure to qualify, individually or in the aggregate, does not have and is not reasonably expected to have a Seneca Material Adverse Effect, and neither Seneca LP nor, to the knowledge of such Management Seller, any Person owning a Partnership Interest prior to the LP Closing Date has taken or will take a position inconsistent with such treatment.

                (e) Neither Seneca LLC's or Seneca LP's payroll, property or receipts, or other factors used in a particular states apportionment or allocation formula, results in an apportionment or allocation of business income to any state other than the State of California or the State of Connecticut, and neither Seneca LLC nor Seneca LP has nonbusiness income that is allocated, apportioned or otherwise sourced to any state other than the State of California or the State of Connecticut.

           5.19.             Employee             Benefit
Plans5.19.EmployeeBenefitPlans""2".

                (a) Definitions. The following terms, when used in this Section 5.19, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

                (i)  "Benefit   Arrangement"   shall  mean  any   employment  or
      consulting  policy,  practice or plan  providing  for  insurance  coverage
      (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, severance, retirement benefits, life, health, disability or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not an ERISA Welfare Plan, ERISA Pension Plan or Multiemployer Plan, (B) is maintained, contributed to or required to be contributed to, as the case may be, by either Seneca LLC or Seneca LP and (C) covers or covered any individual while retained or employed by Seneca LLC or Seneca LP.

                (ii) "Benefit   Plans"   shall   mean   all   Benefit
      Arrangements, Multiemployer Plans, ERISA Pension Plans and ERISA Welfare Plans.

                (iii)"ERISA Affiliate" shall mean any entity (whether or not incorporated) which is (or at any relevant time was) a member of a "controlled group of corporations" with or under "common control" with Seneca LLC or Seneca LP (as such terms are defined in Section 4001 of ERISA or Sections 414(b) or (c) of the Code).

                (iv)  "ERISA  Pension  Plan"  shall mean any  "employee  pension benefit  plan"  as  defined  in  Section  3(2)  of  ERISA  (other  than  a
      Multiemployer Plan) (A) which Seneca LLC or Seneca LP maintains, administers, contributes to or is required to contribute to, or has ever maintained, administered, contributed to or been required to contribute to, and (B) which covers or covered any individual while retained or employed by Seneca LLC or Seneca LP.

                (v) "ERISA Welfare Plan" shall mean any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, (A) which Seneca LLC or Seneca LP maintains, administers, contributes to or is required to contribute to, or has ever maintained, administered, contributed to or been required to contribute to, and (B) which covers or covered any individual while retained or employed by Seneca LLC or Seneca LP.

                (vi) "Multiemployer     Plan"    shall    mean    any
      "multiemployer plan," as defined in Section 4001(a)(3) of ERISA.

                (vii)"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                (b) Disclosure; Delivery of Copies of Relevant Documents and Other Information. The Disclosure Schedule contains a complete list of Benefit Plans and complete copies of each of the following documents have been delivered by the Management Sellers to the Buyer with respect to each Benefit Plan maintained on or after January 1, 1993 (to the extend such documents are relevant to or have been prepared with respect to such Benefit Plan): (i) the most recent document (and, if applicable, related trust agreements) and all amendments thereto and the most recent written description thereof which has been distributed to employees of Seneca LLC or Seneca LP, a complete description of any Benefit Plan which is not in writing, and all annuity contracts or other funding instruments; (ii) with respect to any Benefit Plan (including any Benefit Plan maintained prior to 1993) which is or was an ERISA Pension Plan intended to be qualified under Section 401(a) of the Code, the most recent determination letter issued by the Internal Revenue Service and any pending application for such a determination letter; (iii) Annual Reports on Form 5500 Series (including all applicable schedules thereto) required to be filed with any Governmental Entity for each Benefit Plan and Tax Returns, if any (including all applicable schedules thereto) for each trust related thereto for the most recent plan year (or the three most recent plan years in the case of each such Benefit Plan that is an ERISA Pension Plan); (iv) all financial statements and accountant's opinions relating to each such Benefit Plan that is an ERISA Pension Plan or an ERISA Welfare Plan for the three most recent plan years; (v) any correspondence or notifications received from any Governmental Entity during the three most recent plan years relating to Benefit Plans other than routine correspondence relative to Annual Reports on Form 5500 Series; (vi) specimen copies of all administrative forms used in connection with the administration of each such Benefit Plan that is an ERISA Pension Plan or ERISA Welfare Plan;
(vii) each valuation of the liabilities associated with post-employment benefits provided under any such Benefit Plan, consistent with Statement of Financial Accounting Standards 112; (viii) a report of the claims experience under each such Benefit Plan that is a self-funded ERISA Welfare Plan for the three most recent plan years; and (ix) all other contracts, agreements, insurance policies and fidelity bonds relating to the Benefit Plans.

                (c) Compliance. Each ERISA Pension Plan, ERISA Welfare Plan, Benefit Arrangement, related trust agreement, annuity contract and other funding instrument complies, and has been maintained in compliance in all material respects, with its terms and, both as to form and operation, with all applicable requirements, including all reporting and disclosure requirements, prescribed by any and all statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code.

                (d) Multiemployer Plans. None of Seneca LLC, Seneca LP or any ERISA Affiliate has, at any time, directly or indirectly contributed to or had an obligation to contribute to a Multiemployer Plan.

                (e)  ERISA Welfare Plans.

                (i) No condition exists which would prevent Seneca LLC or Seneca LP, as applicable, from amending or terminating any ERISA Welfare Plan.

                (ii) Neither Seneca LLC nor Seneca LP has any present or future obligation to make any payment to or under any ERISA Welfare Plan which provides benefits to retirees other than for COBRA benefits under Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code.

                (iii)Each ERISA Welfare Plan (and each plan of any ERISA Affiliate) which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in material compliance with the provisions of
      Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code at all times.

                (iv) To the knowledge of such Management Seller, there are no contributions or payments of benefit claims with respect to any ERISA Welfare Plan which are, as of the applicable Closing, 30 days past due.

                (f)  ERISA Pension Plans.

                (i) No ERISA Pension Plan (or plan of an ERISA Affiliate) is or has been subject to the minimum funding requirements of ERISA or Section 412 of the Code, or to Title IV of ERISA. Neither Seneca LLC nor Seneca LP has any liability for unpaid contributions with respect to any ERISA Pension Plan, other than current liabilities which are not required to be paid as of the applicable Closing Date.

                (ii) Each ERISA Pension Plan (and each related trust agreement, annuity contract or other funding instrument) which is intended to be qualified and tax-exempt under the provisions of Sections 401(a) and 501(a) of the Code has received a determination letter that it is so qualified and no event has occurred nor does any condition exist which would cause it not to continue to be so qualified, other than changes in the qualification requirements with respect to which the deadline for adoption of retroactive amendments has not expired.

                (g) Unrelated Business Taxable Income. No Benefit Plan (or trust or other funding vehicle pursuant thereto) is subject to any Tax under Section 511 of the Code.

                (h) Deductibility of Payments. There is no contract, agreement, plan or arrangement covering any employee or former employee of Seneca LLC or Seneca LP that, individually or collectively, provides for the payment by Seneca LLC or Seneca LP of any amount that is not deductible under Sections 162 or 404 of the Code.

                (i) Fiduciary Duties and Prohibited Transactions. Neither Seneca LLC nor Seneca LP has engaged in any transaction with respect to an ERISA Welfare Plan or an ERISA Pension Plan in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 406 of ERISA or
Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code, other than such transactions which do not have, and are not reasonably expected to have, either individually or in the aggregate, a Seneca Material Adverse Effect.

                (j) Litigation. There are no pending or, to the knowledge of such Management Seller, threatened Actions (other than claims for benefits in the normal course), asserted or instituted against (i) any ERISA Welfare Plan or its assets, (ii) any ERISA Pension Plan or its assets, (iii) any fiduciary with respect to any ERISA Pension Plan or ERISA Welfare Plan or (iv) Seneca LLC, Seneca LP or any ERISA Affiliate with respect to any Benefit Plan.

                (k) No Amendments. Neither Seneca LLC nor Seneca LP has announced any plan or made any legally binding commitment to create any additional Benefit Plans or to amend or modify materially any existing Benefit Plan except as may be required by law or for compliance with the applicable qualification provisions of the Code. No ERISA Affiliate has announced any plan or made any legally binding commitment (i) to establish or contribute to any plan subject to Section 302 of ERISA or Section 412 of the Code or to Title IV of ERISA or (ii) to begin contributing to or otherwise participating in any Multiemployer Plan.

                (l) No Other Liability. No event has occurred in connection with which Seneca LLC or Seneca LP or any Benefit Plan, directly or indirectly, would be subject to any material liability (i) under any statute, regulation or governmental order relating to any Benefit Plans or (ii) pursuant to any obligation of Seneca LLC or Seneca LP to indemnify any person against liability incurred under any such statute, regulation or order as they relate to the Benefit Plans.

           5.20.              Investment              Contracts              and
Clients5.20.InvestmentContractsandClients""2". The Disclosure Schedule sets forth a list of (i) all Clients and GCM Clients as of the date hereof and (ii) the net assets in each Client and GCM Client account as of April 30, 1997. Each of such Clients and GCM Clients is a party to an Investment Contract with Seneca LLC, Seneca LP or GCM, as applicable. Seneca LLC, Seneca LP or GCM, as applicable, is in compliance with the terms of each Investment Contract and is not in default or breach under (with or without the giving of notice or the passage of time) any of the terms of any Investment Contract, except where such non-compliance, breach or default does not have, and is not reasonably expected to have, individually or in the aggregate, a Seneca Material Adverse Effect. Each Investment Contract is in full force and effect with respect to Seneca LLC, Seneca LP or GCM, as applicable, and constitutes a legal, valid and binding obligation of such party thereto, enforceable against such party in accordance with its terms. Each Investment Contract represents the entire understanding of the parties thereto with reference to the transactions contemplated thereby. True, correct and complete copies of each Investment Contract, including a current fee schedule, have been made available to the Buyer. Except as set forth on the Disclosure Schedule, none of the Management Sellers has received notice that any Client or GCM Client intends to terminate its Investment Contract.

           5.21. Certain Representations and Warranties as to the Seneca
Funds5.21.CertainRepresentationsandWarrantiesastotheSenecaFunds""2".

                (a) True, correct and complete copies of all of the current investment advisory agreements and distribution or underwriting contracts, plans adopted pursuant to Rule 12b-1 under the Investment Company Act or arrangements for the payment of service fees (as such term is defined in Rule 2830 of the National Association of Securities Dealers, Inc. Conduct Rules), and all administrative services and other services agreements, if any, pertaining to each of the Seneca Sponsored Funds and true, correct and complete copies of all of the current investment subadvisory agreements with respect to all other Seneca Funds (collectively, the "Seneca Fund Agreements") (i) have been delivered to the Buyer prior to the date hereof and (ii) are in full force and effect. As to each Seneca Sponsored Fund, there is and has been in full force and effect an investment advisory, sub-advisory, distribution or underwriting agreement (as applicable) at all times since the inception of such Seneca Sponsored Fund, and Seneca LLC or Seneca LP, as applicable, received compensation respecting their activities in connection with each of the Seneca Sponsored Funds only as provided by the respective Seneca Fund Agreement and as permitted by the Investment Company Act and other applicable law. Seneca LLC or Seneca LP, as the case may be, has all requisite power and authority to perform its obligations under the Seneca Fund Agreements to which it is a party with each of the Seneca Funds, and all Seneca Fund Agreements with respect to the Seneca Sponsored Funds were duly approved in accordance with the applicable provisions of the Investment Company Act.

                (b) There are no special restrictions, consent judgments or SEC orders on or with regard to any of the Seneca Sponsored Funds currently in effect that have a material adverse effect on the business or operations of any Seneca Sponsored Fund as presently conducted. No orders of exemption issued to any of the Seneca Sponsored Funds material to the conduct of the business of any Seneca Sponsored Fund under the Investment Company Act or the Advisers Act have been revoked, no proceeding to revoke any such order has been commenced and, to the knowledge of such Management Seller, no such proceeding is contemplated by the SEC. No such order or exemption will by its terms be revoked or become inapplicable as a result of the consummation of the transactions contemplated by this Agreement. Copies of all exemptive orders and SEC no-action letters relating to the Seneca Sponsored Funds have been provided to the Buyer.

                (c) Since inception, each of the Seneca Sponsored Funds has been a duly registered investment company in material compliance with the Investment Company Act and the rules and regulations promulgated thereunder and duly registered or licensed and in good standing under the laws of each jurisdiction in which such qualification is necessary, except where the failure to be duly registered and in compliance, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Seneca Material Adverse Effect. Since their issuance, shares of each of the Seneca Sponsored Funds have been duly qualified for sale under the securities laws of each jurisdiction in which they have been sold or offered for sale at such time or times during which such qualification was required, and, if not so qualified, the failure to so qualify does not have, or would not reasonably expected to have, individually or in the aggregate, a material adverse effect on any of the Seneca Sponsored Funds or a Seneca Material Adverse Effect. As promptly as practicable, Seneca LLC or Seneca LP shall deliver to the Buyer a list of such jurisdictions separately for each of the Seneca Sponsored Funds. Shares of each of the Seneca Sponsored Funds have been duly registered under the Securities Act during such period or periods for which such registration is required, the related registration statements have become effective under the Securities Act, no stop order suspending the effectiveness of any such registration statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of such Management Seller, are contemplated. Each of the Seneca Sponsored Fund's registration statements under the Investment Company Act and/or the Securities Act have, at all times when such registration statements were effective, complied  in all  material  respects  with the  requirements  of the  Investment
Company Act and the Securities Act then in effect, and such registration statements did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Copies of the current registration statements of each of the Seneca Sponsored Funds under the Investment Company Act and/or the Securities Act have been delivered to the Buyer. All shares of each of the Seneca Sponsored Funds were sold pursuant to an effective registration statement and have been duly authorized and are validly issued, fully-paid and non-assessable. Each of the investments of the Seneca Sponsored Funds made by Seneca LLC or Seneca LP as investment advisor have been made in accordance with the investment policies and restrictions set forth in the applicable registration statement in effect at the time the investments were made, except for such failures the effect of which, either individually or in the aggregate, does not have, or would not reasonably be expected to have, a Seneca Material Adverse Effect.

                (d) All proxy statements to be prepared for use by the Seneca Funds in connection with the transactions contemplated by this Agreement, any written information provided by Seneca LLC or Seneca LP to each Board of Directors (or equivalent bodies) in connection with this Agreement or the transactions contemplated hereby at the time such information is provided and, in the case of a proxy statement, the date of the shareholder vote for which such proxy statement will be used, as then amended or supplemented, and any information disseminated to any Clients in respect of the transactions contemplated hereby at the time such information is disseminated, in each case, will, insofar as it contains or consists of information supplied by Seneca LLC or Seneca LP, be accurate and complete and will not contain any untrue statement of a material fact, or omit to state any material fact (x) required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (y) necessary to correct any statement in any earlier communication that has become false or misleading.

                (e) None of Seneca LLC, Seneca LP or, to the knowledge of such Management Seller, any of their "affiliated persons" (as defined in the Investment Company Act) is subject to any of the restrictions set forth in
Section 9(a) of the Investment Company Act.

                (f) Each of the Seneca Sponsored Funds has satisfied the relevant requirements of the Code for all taxable years, or parts thereof, of such Seneca Sponsored Fund ending prior to the Closing as to its status as a regulated investment company as defined in Sections 851-855 of the Code. None of Seneca LLC, Seneca LP nor, to the knowledge of such Management Seller, any of the Seneca Sponsored Funds has received any notice or other communication from any Governmental Entity relating to or affecting any such Seneca Sponsored Fund's compliance with any of these relevant requirements.

                (g) Each of the Seneca Sponsored Funds has timely filed all Tax returns and reports (including information returns, declarations and reports) (the "Fund Tax Returns") required to be filed by it with any Taxing Authorities and has paid, or withheld and paid over, all Taxes which were shown to be due on the Fund Tax Returns. The information contained in such Fund Tax Returns is true, correct and complete, and with respect to each Seneca Sponsored Fund, there are no liabilities for Taxes which have not been paid in prior periods or for which an adequate reserve for such liability does not exist, except to the extent such failure does not have a Seneca Material Adverse Effect. All liabilities for which reserves have been established as of the respective fiscal year ends of the Seneca Sponsored Funds in 1996 and as of a date reasonably close to the date of execution of this Agreement are set forth in the Disclosure Schedule. With respect to each Seneca Sponsored Fund, no Tax Liens have been filed and no claims are being asserted by any Taxing Authorities with respect to any Taxes and, to the knowledge of such Management Seller, there are no threatened claims for Taxes.

                (h) None of Seneca LLC or Seneca LP, or, to the knowledge of such Management Seller, any "affiliated person" (as defined in the Investment Company Act) or any other "interested person" of Seneca LLC or Seneca LP (as such term is defined in the Investment Company Act), receives or is entitled to receive any compensation directly or indirectly (i) from any person in connection with the purchase or sale of securities or other property to, from or on behalf of any of the Seneca Sponsored Funds, other than bona fide ordinary compensation as principal underwriter for any of the Seneca Sponsored Funds or as broker in connection with the purchase or sale of securities in compliance with Section 17(e) of the Investment Company Act, or (ii) from any of the Seneca Sponsored Funds or its security holders for other than bona fide investment advisory, administrative or other services. Accurate and complete disclosure of all such compensation arrangements has been made in the Seneca Sponsored Funds' registration statements filed under the federal securities laws.

                (i) The Buyer has been furnished true, correct and complete copies of the audited financial statements, prepared in accordance with GAAP, of each of the Seneca Sponsored Funds for the past three fiscal years (or such shorter period as such Seneca Sponsored Fund shall have been in existence). Each Seneca Sponsored Fund's fiscal year end financial statements are hereinafter referred to as a "Fund Financial Statement." Each of the Fund Financial Statements is consistent with the books and records of the applicable Seneca Sponsored Fund, and presents fairly the consolidated financial position of such Seneca Sponsored Fund in accordance with GAAP applied on a consistent basis (except as otherwise noted therein) at the respective dates of such Fund Financial Statements and the results of operations and cash flows for the respective periods indicated, except in the case of the interim financial statements which are subject to normal year-end adjustments which in the aggregate are not material. The Fund Financial Statements reflect and disclose all material changes in accounting principles and practices adopted by the applicable Seneca Sponsored Fund during the periods covered by each Fund Financial Statement. None of the Seneca Sponsored Funds has any direct or indirect liabilities other than (i) liabilities fully and adequately reflected or reserved against on the balance sheets contained in the Fund Financial Statements, and (ii) liabilities incurred since the date of the Fund Financial Statements and incurred in the ordinary course of business.

                (j) There are no Actions pending or, to the knowledge of such Management Seller, threatened in any court or before or by any governmental agency or instrumentality, department, commission, board, bureau or agency, or before any arbitrator, by or against any of the Seneca Sponsored Funds, or any officer or director thereof. There are no judgments, injunctions, orders or other judicial or administrative mandates outstanding against or affecting any of the Seneca Sponsored Funds or, to the knowledge of such Management Seller, any officer or director thereof.

                (k) Each Seneca Sponsored Fund complies, and has been maintained in compliance, in all respects, with all applicable requirements, including all reporting and disclosure requirements, prescribed by any and all statutes, orders, rules and regulations, except for such non-compliance the effect of which, either individually or in the aggregate, does not have, or is not reasonably expected to have, a Seneca Material Adverse Effect.

                (l) The Disclosure Schedule contains a true, complete and correct list, as of the date hereof, of all agreements and contracts of the following types, written or oral, to which any Seneca Sponsored Fund is a party or by which any Seneca Sponsored Fund or any of their respective properties is bound as of the date hereof: (i) mortgages, indentures, security agreements, loan, financing and credit agreements and other agreements, guarantees and instruments relating to the borrowing of money by any Seneca Sponsored Fund;
(ii) any lease for real property, material lease for personal or intangible property (whether as lessee or lessor), and material license, service and processing agreement; (iii) any agreement with respect to Tax allocation as to the Taxes paid for credit for a Tax loss on a Tax Return or report; and (iv) any other material agreement, contract and commitment. True, correct and complete copies of all such contracts, agreements and commitments (or, in the case of material oral contracts, a description of the material terms thereof) have been previously delivered by the Management Sellers to the Buyer, and such contracts, agreements and commitments contain substantially the entire understanding between any Seneca Sponsored Fund and the other party or parties thereto with respect to the subject matter thereof.

           5.22. No Other Agreements to Sell5.22.NoOtherAgreementstoSell""2". Such Management Seller has no legal obligation, absolute or contingent, to any person or entity other than the Buyer to sell its Membership Interests or
Partnership Interests, to effect any merger, consolidation or other reorganization of either Seneca LLC or Seneca LP or to enter into any agreement with respect thereto. Except as set forth in the Disclosure Schedule, none of Seneca LLC, Seneca LP or such Management Seller has made a commitment or entered into negotiations, to sell or transfer any part of the assets of either Seneca LLC or Seneca LP other than in the ordinary course of its business.

           5.23. No Brokers5.23.NoBrokers""2". Except for fees and expenses to be paid by or on behalf of the Sellers as set forth in the Disclosure Schedule, none of Seneca LLC, nor Seneca LP, nor, to the knowledge of such Management Seller, any other Seller, nor any Affiliate of any Seller, of Seneca LLC or of Seneca LP has entered into any contract, agreement, arrangement or understanding with any Person or firm which will result in the obligation of any Seller, Seneca LLC, Seneca LP or the Buyer to pay any finder's fee or financial advisory fee, brokerage fee or commission or similar payment in connection with the transactions contemplated hereby.

           5.24.           Accuracy          of          Documents           and
Information5.24.AccuracyofDocumentsandInformation""2". No representations or warranties made by the Management Sellers in this Agreement, the Disclosure Statement or the Related Agreements or in any exhibit, certificate, opinion or schedule furnished to the Buyer pursuant hereto or thereto, contains or will contain any untrue statement of a material fact. The copies of all documents furnished to the Buyer hereunder are true, correct and complete copies of the originals thereof.



    ARTICLE 6ARTICLE6-REPRESENTATIONSANDWARRANTIESOFTHEBUYER""1"

             REPRESENTATIONS AND WARRANTIES OF THE BUYER

           The Buyer hereby represents and warrants to the Sellers as follows:

           6.1. Organization and Standing6.1.OrganizationandStanding""2". Each of the Buyer, PIC and PEPCO is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except for such jurisdictions in which the failure to be duly qualified does not have and would not reasonably be expected to have, either individually or in the aggregate, a Buyer Material Adverse Effect. Each of the Buyer, PIC and PEPCO has all necessary corporate power and authority to carry on its business as now conducted, and to own, lease and operate its assets, properties and business and to consummate the transactions contemplated hereby and by the Related Agreements to which the Buyer, PIC or PEPCO, as applicable, is a party.

           6.2. Authority6.2.Authority""2". The Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, subject to the conditions set forth in Article 9. Each of the Buyer, PIC and PEPCO has full corporate power and authority to execute and deliver each of the Related Agreements to which it is a party and to perform its obligations thereunder, subject to the conditions set forth in Article 9. This Agreement has been duly and validly approved by all necessary corporate action of the Buyer and is the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms except as limited by the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.

           6.3.                     Governmental
Authorization6.3.GovernmentalAuthorization""2". The execution, delivery and performance by the Buyer of this Agreement and each of the Related Agreements to which the Buyer is a party and the consummation by the Buyer, PIC and PEPCO of the transactions contemplated hereby and thereby require no consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity other than (a) compliance with any applicable requirements of the HSR Act; (b) compliance with any applicable requirements of the Exchange Act, the Securities Act and state "blue sky" laws; and (c) such other actions, filings, approvals and consents, the failure of which to make or obtain does not have, and would not reasonably be expected to have, either individually or in the aggregate, a Buyer Material Adverse Effect.

           6.4. No Brokers6.4.NoBrokers""2". Except for Roberto de Guardiola Company LLC, whose fees and expenses will be paid by the Buyer, neither the Buyer nor any Affiliate of the Buyer has entered into any contract, agreement, arrangement or understanding with any Person or firm which will result in the obligation of any Seller, Seneca LLC, Seneca LP or the Buyer or any Affiliate thereof to pay any finder's fee or financial advisory fee, brokerage fee or commission or similar payment in connection with the transactions contemplated hereby.

           6.5.  Certain Information.6.5.CertainInformation""2"

                (a) All proxy statements to be prepared for use by the Seneca Funds in connection with the transactions contemplated by this Agreement, any written information provided by the Buyer or any of its Affiliates to each Board of Directors (or equivalent bodies) in connection with this Agreement or the transactions contemplated hereby at the time such information is provided and, in the case of a proxy statement, the date of the shareholder vote for which such proxy statement will be used, as then amended or supplemented, and any information disseminated to any Clients in respect of the transactions contemplated hereby at the time such information is disseminated, in each case, will, insofar as it contains or consists of information supplied by the Buyer or any of its Affiliates, be accurate and complete and will not contain any untrue statement of a material fact, or omit to state any material fact (x) required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (y) necessary to correct any statement in any earlier communication that has become false or misleading.

                (b) Neither the Buyer nor, to the knowledge of the Buyer, any of its "affiliated persons" (as defined in the Investment Company Act) is subject to any of the restrictions set forth in Section 9(a) of the Investment Company Act.


      ARTICLE 7ARTICLE7-CONDUCTOFBUSINESSPRIORTOTHECLOSINGS""1"

              CONDUCT OF BUSINESS PRIOR TO THE CLOSINGS

           7.1. Conduct Prior to Closings7.1.ConductPriortoClosings""2". During the period from the date hereof through the applicable Closing Date, the Management Sellers shall cause each of Seneca LLC and Seneca LP to operate its business only in the usual, regular and ordinary course and substantially in accordance with past practice, and to use its best efforts to preserve intact its business organization and assets and maintain its rights, franchises and business and customer, officer and employee relations necessary to conduct its business as currently conducted in all material respects. Without in any way limiting the foregoing, during the period from the date hereof through the applicable Closing Date, the Management Sellers shall not permit Seneca LLC or Seneca LP to do any of the following without the prior written consent of the
Buyer:

                (a) purchase or redeem, directly or indirectly, any Membership Interests or Partnership Interests, as applicable, or other equity interests, but nothing herein shall prevent Seneca LLC or Seneca LP from making cash dividends or distributions to its members or partners, as applicable, to the extent permitted by Section 8.9 hereof;

                (b)  issue  or  sell  any  Membership   Interests  or
Partnership Interests;

                (c) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other Person, or make any loans or advances to any Person, except in the ordinary course of business consistent with past practice or issue or sell any debt securities;

                (d) mortgage, pledge or otherwise encumber any of its properties or assets, tangible or intangible, or otherwise dispose of any of its assets or properties or cancel, release or assign any indebtedness owed to it or any claims held by it, except in the ordinary course of business consistent with past practice;

                (e) except where required in the exercise of its fiduciary obligations, in the case of any Seneca Fund, request that any action be taken by the Board of Directors (or any equivalent body) of any Seneca Fund, other than in connection with obtaining the approvals referred to in Section 7.3(c) hereof and routine actions that would not reasonably be expected to have a Seneca Material Adverse Effect;

                (f) amend or otherwise modify in any material respect the terms of any of the Investment Contracts, including, but not limited to, reductions in the amount of fees owing to Seneca LLC or Seneca LP, as applicable, under such Investment Contracts, except, in the case of Investment Contracts with non-Affiliated Accounts, in the ordinary course of business consistent with past practice;

                (g) split, combine, subdivide or reclassify any Membership Interests or Partnership Interests, as applicable;

                (h) except as required by law, (i) grant or make any change in control, severance or termination payments to any officer, employee or consultant of Seneca LLC or Seneca LP except pursuant to plans or agreements in existence on the date hereof, (ii) enter into any option, employment, deferred compensation or other similar agreement (other than an agreement for employment "at will") with any person (or enter into any amendment to any such existing agreement with any officer, director, employee or consultant of Seneca LLC or Seneca LP), (iii) increase benefits payable under any existing severance or termination pay policies or agreements, (iv) adopt, amend in any material respect or terminate any employment, bonus, profit-sharing, compensation, stock option, pension, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of officers, directors, employees or consultants, or
(v) pay, or provide for, any increase in compensation, bonus or other benefits payable to officers, directors, employees or consultants of Seneca LLC or Seneca LP, except (A) for normal merit and cost of living increases, (B) for awards made consistent with past practice pursuant to the Plans, (C) as required by the terms of contracts or agreements in effect on the date hereof, and (D) as specifically contemplated by this Agreement;

                (i)  amend  or   propose   any   change  in  any  LLC
Organizational Document or LP Organizational Document, except as required by law or this Agreement;

                (j) change in any material respect its accounting practices or principles, except as required by law or GAAP;

                (k) enter into or recommend that any Seneca Sponsored Fund enter into any type of business materially different from that conducted by Seneca LLC or Seneca LP or such Seneca Sponsored Fund as of the date of this Agreement or enter into or participate in any additional joint ventures or partnerships, except for new Seneca Funds created in the ordinary course of business;

                (l) other than in the ordinary course of business, acquire direct or indirect control over any Person or make any acquisition of all or a substantial part of the business or operations of any Person or dispose of any business or operations;

                (m) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute, accrued, contingent or otherwise) other than in the ordinary course of business consistent with past practice;

                (n)  grant  to  any  Person   any  right,   title  or
interest in or to the name "Seneca;" or

                (o)  agree or commit to do any of the foregoing.

           7.2. Seneca Funds7.2.SenecaFunds""2". As soon as practicable after the date hereof, the Management Sellers shall cause the Seneca Funds for which Seneca LLC currently serves as investment adviser or sub-adviser (other than Life of Virginia Series Fund) to retain either Seneca LP or a newly established company with equity ownership and management identical to Seneca LLC's ownership and management as of the date hereof to serve as investment adviser or sub-adviser to such Seneca Funds upon the same terms as Seneca LLC currently serves as investment adviser or sub-adviser to such Seneca Funds and, upon such retention, the Management Sellers shall cause Seneca LLC to resign as investment adviser or sub-adviser to such Seneca Funds.

           7.3.  Consents and Approvals7.3.ConsentsandApprovals""2".

                (a) The Buyer and the Management Sellers agree to cooperate with the other and use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, as soon as practicable, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and the Related Agreements as promptly as practicable, including, without limitation, all filings under the HSR Act, the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act and applicable state insurance and securities laws and all other applicable federal, state, local and foreign laws and regulations. The parties hereto covenant and agree to take no action which would render any of them unable to satisfy any of the conditions applicable to them set forth in Article 9.

                (b) Without limiting the foregoing, the Management Sellers shall, as promptly as practicable, cause each of Seneca LLC and Seneca LP to use commercially reasonable efforts to seek consents required pursuant to Section 7.3(d) hereof in accordance with the procedures set forth therein (collectively, the "Client Consents").

                (c) The Management Sellers shall cause Seneca LP (or the newly established company referred to in Section 7.2 hereof) to use its commercially reasonable efforts to cause the Boards of Directors (or equivalent bodies) of all of the Seneca Funds to approve, and to solicit their respective shareholders as promptly as practicable with regard to the approval of, new investment advisory agreements with PIC, in the case of the Seneca Sponsored Funds, and new sub-advisory agreements with Seneca LLC, in the case of the remaining Seneca Funds, in each case acting as investment adviser or sub-adviser, as applicable, for such Seneca Funds, in each case to be effective on the LP Closing Date, pursuant to the provisions of Section 15 of the Investment Company Act and consistent with all requirements of the Investment Company Act applicable thereto or any other applicable foreign securities laws, provided that such agreements are identical in all material respects to the existing agreements other than the term of such agreements. The Management Sellers shall cause Seneca LP (or the newly established company referred to in Section 7.2 hereof), in consultation with the Buyer, to retain a proxy solicitor acceptable to the Buyer to assist in the solicitation of proxies to obtain the requisite approval from the shareholders of such Seneca Funds. The Management Sellers also shall cause Seneca LP (or the newly established company referred to in Section 7.2 hereof), in the case of the Seneca Sponsored Funds, to approve new underwriting or distribution agreements for such Seneca Sponsored Funds with PEPCO.

                (d) As promptly as practicable, the Sellers shall cause each of Seneca LLC and Seneca LP to provide written notice to the non-investment company advisory Clients of Seneca LLC and Seneca LP of the transactions contemplated by this Agreement, stating that such Clients' consents are required for the continued performance under their advisory contracts following consummation of the transactions contemplated by this Agreement, that such Clients' consents are being solicited and that, if any such Clients so desire, such Clients shall have 20 days to terminate their advisory contracts. For Clients who have not terminated their advisory contracts within such 20-day period, Seneca LLC and Seneca LP shall, promptly after the applicable Closing, provide such Clients with an additional written notice stating that the transactions contemplated by this Agreement have occurred, that Seneca LLC or Seneca LP, as applicable, intends to continue providing advisory services pursuant to the existing contracts with such Clients, subject to such Clients' right to terminate such contracts within 45 days from the date of such second notice, and that each such Client's consent will be implied if it continues to accept the services without rejection during the specified 45-day period. The Sellers shall cause Seneca LLC to use all commercially reasonable efforts to cause Life of Virginia Series Fund to (i) call a meeting of its Board of Trustees and (ii) call a meeting of its shareholders, in each case, to consider the transactions contemplated hereby and to cause Life of Virginia Series Fund to solicit the shareholders of its Real Estate Securities Fund with regard to the transactions contemplated hereby.

                (e) All such notices and any forms of consents referred to in this Section 7.3 shall be in form and substance reasonably satisfactory to the Buyer.

           7.4. Section 754 Elections7.4.Section754Elections""2". Each Management Seller agrees to cooperate with and assist Seneca LLC and Seneca LP in making an election under Section 754 of the Code which elections shall be filed with the respective Tax Returns for Seneca LLC and Seneca LP (i) for the taxable period during which the transactions contemplated by this Agreement occur or (ii) for any previous taxable period if the Tax Returns for such previous taxable period have not been previously filed.

           7.5.              Actions              of              Non-Management
Sellers7.5.ActionsofNon-ManagementSellers""2". Each Non-Management Seller hereby covenants and agrees that it shall refrain from knowingly taking any action which will materially and directly prevent or hinder (i) the performance by the Management Sellers of their obligations under this Agreement, including, without limitation, this Article 7, or any of the Related Agreements or (ii) the consummation of the transactions contemplated by this Agreement or any of the Related Agreements.



             ARTICLE 8ARTICLE8-ADDITIONALAGREEMENTS""1"

                              ADDITIONAL AGREEMENTS

           8.1.  Current   Information;   Notification  of  Certain
Matters8.1.CurrentInformation;NotificationofCertainMatters""2".

                (a) During the period from the date of this Agreement through the applicable Closing Date, the Management Sellers will cause Seneca to confer on a regular and frequent basis with Representatives of the Buyer with respect to the status of Seneca LLC's and Seneca LP's ongoing operations and those of the Seneca Funds. The Management Sellers will also cause to be furnished to the Buyer copies of monthly financial statements or other reports of the results of operations, if any, prepared by the management of Seneca LLC and Seneca LP for each month of 1997 as soon as the same become available. During the period from the date of this Agreement through the applicable Closing Date, the Management Sellers shall promptly notify the Buyer of any material change in the normal course of Seneca LLC's or Seneca LP's business or the businesses of the Seneca Funds or of any complaints from a governmental or regulatory authority or a self-regulatory body, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of any litigation that comes to its attention, which would, in any manner, challenge, prevent, alter or materially delay any of the transactions contemplated hereby, and the Management Sellers shall keep the Buyer informed with respect to such events. The Management Sellers and the Buyer will notify each other of the status of regulatory applications and third party consents related to the transactions contemplated hereby. The Management Sellers will also cause Seneca LLC and Seneca LP to advise the Buyer promptly of any notices of governmental examinations, inspections or audits and as to the results thereof.

                (b) Each Management Seller shall give prompt notice to the Buyer of any event, act or omission of which they have knowledge which results or is reasonably expected to result in a Seneca Material Adverse Effect. Each Seller shall give prompt notice to the Buyer of (i) any event or act of which they have knowledge which materially and adversely affects the ability of such Seller to consummate the transactions contemplated hereby or the ability of Seneca LLC or Seneca LP to consummate the transactions contemplated by this Agreement or any Related Agreement and (ii) any notice or other communication from any third party of which such Seller has knowledge alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement. Each party shall use commercially reasonable efforts to remedy any failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

           8.2.            Access;            Confidential
Information8.2.Access;ConfidentialInformation""2".

                (a) The Management Sellers shall cause each of Seneca LLC and Seneca LP to allow the Buyer, its accountants, counsel, financial advisers and other Representatives such access during normal business hours, and without material business interruption, to its books, records (including, without limitation, Tax Returns and appropriate work papers of independent auditors under normal professional courtesy) and properties, and to such other information as such party may reasonably request in connection with the transactions contemplated hereby.

                (b) All non-public records, books, contracts, instruments, computer data and other data and information (collectively, the "Information") concerning Seneca LLC or Seneca LP or the Seneca Funds furnished to the Buyer or its Representatives pursuant to this Agreement shall be treated as confidential unless (i) the party providing the Information has made such information available to the public generally, or (ii) such information is required to be disclosed by applicable laws or regulations or by court order or decree and advance notice of such disclosure has been provided to Seneca LLC or Seneca LP. No Information furnished to the Buyer or its Representatives shall be used by such person or disclosed to any other person for any purpose other than with respect to the transactions contemplated by this Agreement. In the event of the termination of this Agreement pursuant to Article 10 hereof, this Section 8.2(b) and the Confidentiality Agreement dated November 14, 1996 between the Buyer and Putnam, Lovell & Thornton Inc. (the "Confidentiality Agreement") shall survive, and the Buyer shall promptly return or destroy all Information furnished to it and its Representatives hereunder and all analyses, compilations, data, studies and other documents prepared by the Buyer or its Representatives containing or based in whole or in part on any such Information.

           8.3. No Mergers, Consolidations, Sale of Interests Etc8.3.NoMergers,Consolidations,SaleofInterestsEtc""2". During the period from the date hereof through the applicable Closing Date or the date on which this Agreement is terminated pursuant to Section 10.1 hereof, the Sellers shall not, directly or indirectly, solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to the sale or exchange of any Membership Interests or the merger, consolidation or other reorganization of either Seneca LLC or Seneca LP with, or any direct or indirect disposition of a significant amount of either Seneca LLC's or Seneca LP's assets or business to, any person other than the Buyer or its Affiliates or provide any assistance or any information to or otherwise cooperate with any person in connection with any such inquiry, proposal or transaction. In the event that any Seller receives an unsolicited offer for such a transaction or obtains information that such an offer is likely to be made, such Seller will provide the Buyer with notice thereof as soon as practicable after receipt, including the identity of the prospective purchaser or soliciting party.

           8.4.  Non-Solicitation8.4.Non-Solicitation""2".

                (a) Each Non-Management Seller hereby agrees that, for the period commencing on the date hereof and ending on December 31, 1998 (the "Non-Solicitation Period"), such Non-Management Seller shall not, nor shall such Non-Management Seller cause any of such Person's Affiliates to, (i) solicit, raid, entice or take any action that would reasonably be expected to induce any Person listed on the Disclosure Schedule (other than the Affiliated Accounts listed on Schedule B) as an actual, recent or prospective client of Seneca LLC, Seneca LP or GCM to withdraw funds from Seneca LLC, Seneca LP or GCM in order to invest such funds with any other Person for services the same as, or competitive with, those services provided by any of Seneca LLC, Seneca LP or GCM as of the LLC Closing Date ("Competitive Services"), or (ii) approach any such Person for such purpose or authorize the taking of such actions by any other Person or intentionally assist or participate with any such Person in taking such action for such purpose. Nothing herein shall be deemed to prevent (x) any Non-Management Seller or any of such Person's Affiliates (1) who are fiduciaries or managers with respect to funds from providing impartial investment advice or otherwise exercising their fiduciary responsibilities with respect to such funds or (2) from providing investment views in response to unsolicited inquiries or requests for advice if such views are not provided with a view to causing funds (other than from the Affiliated Accounts listed on Schedule B) to be withdrawn from Seneca LLC, Seneca LP or GCM in order to be invested with another Person for Competitive Services or (y) Will K. Weinstein or his Affiliates from soliciting any Person listed on Schedule C for investments in hedge funds, investment partnerships and offshore funds organized by him or for which he acts, directly or indirectly, as an investment manager, general partner, managing member or in a similar capacity.

                (b) Each such Non-Management Seller hereby acknowledges and agrees that any breach of this Section 8.4 is likely to result in irreparable injury to the Buyer, that monetary damages will be an inadequate remedy of such breach and that, accordingly, in addition to any other remedy that the Buyer may have, the Buyer shall be entitled to enforce the specific performance of this
Section 8.4 and to seek both permanent and temporary relief in the event of any breach hereof.

                (c) The  Non-Management  Sellers and the Buyer  acknowledge that the time, scope and other provisions of this Section 8.4 have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the transactions contemplated by this Agreement. If any portion of this Section 8.4 shall be determined to be invalid and unenforceable as written, each such portion shall be enforced to the extent reasonable under the circumstances and such determination shall not affect the validity or enforceability of the balance hereof, and such balance shall remain in full force and effect. It is understood that the Non-Management Sellers are entering into this non-solicitation agreement in order to induce the Buyer to enter into this Agreement.

                (d) As used in this Section 8.4, the term "Non-Management Seller" shall not include FWH Associates, a California limited partnership.

           8.5. Publicity8.5.Publicity""2". The parties hereto will consult with each other as to the form, substance and timing of any press release or other public disclosure of this Agreement or any of the transactions contemplated hereby, and no such release or other public disclosure shall be made without the consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that the parties may make such disclosures as are required by law after making reasonable efforts in the circumstances to consult in advance with the other parties; provided, further, however, that written communications by Seneca LLC or Seneca LP (or by officers thereof) to Clients that are otherwise within the scope of this Section 8.5 may be made after advance consultation with the Buyer. Oral communications with Clients shall not be subject to this Section 8.5.

           8.6. Satisfaction of Conditions in Section 15(f) of the Investment Company
Act.8.6.SatisfactionofConditionsinSection15(f)oftheInvestmentCompanyAct""2"  The
Sellers and the Buyer each agree to use commercially reasonable efforts to assure compliance with the conditions of Section 15(f) of the Investment Company Act. The Sellers and the Buyer each agree as follows:

                (a) For a period of not less than three years after the LP Closing Date, the Buyer shall use commercially reasonable efforts to assure that no more than 25% of the members of the Board of Directors (or equivalent bodies) of any Seneca Fund shall be "interested persons" (as defined in the Investment Company Act) of Seneca LLC or Seneca LP, or of the predecessor investment adviser of such Seneca Fund;

                (b) Each of the Sellers and the Buyer represents and warrants that it has no express or implied understanding, arrangement or intention to impose an unfair burden on any of the Seneca Funds as a result of the transactions contemplated hereby;

                (c) The Buyer agrees not to amend or modify the indemnification provisions or any exculpation provisions of any of the advisory or underwriting agreements with any of the Seneca Funds in a manner designed to benefit the adviser or the underwriter to the detriment of the Seneca Funds; and

                (d) For a period of not less than three years after the LP Closing Date, the Buyer shall hold the Sellers harmless with respect to any failure to meet the conditions of Section 15(f) of the Investment Company Act other than a failure caused by any of the Sellers.

           8.7.       Contributions       of       Partnership
Interests8.7.ContributionsofPartnershipInterests""2".

                (a) Immediately after consummation of the LP Closing, the Buyer shall contribute, without additional consideration, to Seneca LLC all of the Partnership Interests purchased by the Buyer at the LP Closing and shall thereafter take all necessary actions to dissolve and liquidate Seneca LP and to release the general partners thereof from all liabilities and obligations incurred by them in their capacities as general partners of Seneca LP, it being understood that such release shall not relieve the general partners of Seneca LP from any of their respective liabilities and obligations under this Agreement and the Related Agreements to which they are parties.

                (b) Each Management Seller hereby agrees that at the LP Closing, such Management Seller shall contribute, without consideration, to Seneca LLC all Partnership Interests owned directly or indirectly by such Management Seller (other than those Partnership Interests being sold by such Management Seller to the Buyer hereunder) and, upon dissolution and liquidation of Seneca LP as contemplated herein, shall release the general partners of Seneca LP from all liabilities and obligations incurred by them in their capacities as general partners of Seneca LP.

           8.8. Further Assurances8.8.FurtherAssurances""2". Both before and after the Closing Dates, the Buyer and the Sellers shall cooperate in good faith with each other and shall take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder.

           8.9.          Distributions          to          Members          and
Partners8.9.DistributionstoMembersandPartners""2". On or before the LLC Closing Date or the LP Closing Date, as applicable, Seneca LLC and Seneca LP may distribute to or for the benefit of their respective members and partners all cash other than, in the case of Seneca LLC, cash required to be retained by it in order to satisfy the condition to the Buyer's obligations hereunder set forth in Section 9.2(g) hereof.

           8.10. Options to Purchase Capital Stock of Buyer8.10.OptionstoPurchaseCapitalStockofBuyer""2". The Buyer agrees that prior to the LLC Closing Date it will recommend to the stock option committee of the Board of Directors of the Buyer that (i) 200,000 shares of fully paid and nonassessable common stock, par value $.01 per share, of the Buyer (subject to equitable adjustment to reflect stock splits, stock dividends and the like) at a price equal to the fair market value per share at the date of grant will be made available for option grants under the Buyer Stock Option Plan at the LLC Closing to the Management Members (as defined in the Operating Agreement attached as Exhibit C-1 hereto) and (ii) such stock option grants be awarded to individual Management Members based on the recommendation of Seneca. Such stock options shall be in a form consistent with past practice and the terms of the Buyer Stock Option Plan as in effect on the date hereof.



                        ARTICLE 9ARTICLE9-CONDITIONS""1"

                                   CONDITIONS

           9.1.  Conditions  to  Obligations  of the  Sellers on the LLC Closing
Date9.1.ConditionstoObligationsoftheSellersontheLLCClosingDate""2".          The
obligations of the Sellers to consummate the transactions contemplated by this Agreement to be consummated on the LLC Closing Date shall be subject to the satisfaction or waiver on or prior to the LLC Closing Date of each of the following conditions:

                (a) Representations and Warranties. The representations and warranties of the Buyer set forth in Article 6 that are qualified as to materiality shall be true and correct in accordance with their terms, and the representations and warranties of the Buyer set forth in Article 6 that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the LLC Closing as though made on and as of the LLC Closing Date, except to the extent such representations and warranties speak as of an earlier date or except for transactions explicitly permitted by this Agreement.

                (b) Performance of Obligations of the Buyer on the LLC Closing Date. The Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the LLC Closing Date.

                (c) Certificate. The Sellers shall have received a certificate dated as of the LLC Closing Date and signed on behalf of the Buyer by its Chief Executive Officer and Chief Financial Officer, to the effect that the conditions to the Sellers' obligations set forth in Sections 9.1(a) and (b) hereof have been satisfied.

                (d) No Governmental Proceedings or Litigation. No Action by any Governmental Entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage any Seller, Seneca LLC or Seneca LP if the transactions contemplated hereunder are consummated.

                (e) Employment Agreements. Seneca LLC shall have entered into the Employment Agreements with the Principals.

                (f)  Put/Call   Agreements.   The  Buyer  shall  have
entered into the Put/Call Agreements.

                (g)     Organizational     Documents.     The     LLC
Organizational Documents as amended and restated in the form of Exhibit C hereto shall have been duly executed by the Buyer.

                (h) Opinion of Counsel. The Buyer shall have delivered to the Sellers an opinion of Stroock & Stroock & Lavan LLP, counsel to the Buyer, dated as of the LLC Closing Date, with respect to the transactions contemplated hereby in the form of Exhibit F hereto.

           9.2.  Conditions  to  Obligations  of the  Buyer  on the LLC  Closing
Date9.2.ConditionstoObligationsoftheBuyerontheLLCClosingDate""2".            The
obligations of the Buyer to consummate the transactions contemplated by this Agreement to be consummated on the LLC Closing Date shall be subject to the satisfaction or waiver at or prior to the LLC Closing Date of each of the following conditions:

                (a) Representations and Warranties. The representations and warranties of the Sellers set forth in Articles 4 and 5 that are qualified as to materiality shall be true and correct in accordance with their terms, and the representations and warranties of the Sellers set forth in Articles 4 and 5 that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the LLC Closing as though made on and as of the LLC Closing Date, except to the extent such representations and warranties speak as of an earlier date or except for transactions explicitly permitted by this Agreement. The representations and warranties of the Sellers set forth in Articles 4 and 5 shall also be true and correct as of the date of this Agreement and as of the LLC Closing Date with the same effect as though made on and as of the LLC Closing Date, except to the extent the breaches of all the representations and warranties, if any (excluding, for this purpose, any qualifications as to materiality therein or in the Disclosure Schedule), in the aggregate, do not have a Seneca Material Adverse Effect.

                (b) Performance of Obligations of the Sellers. The Sellers shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the LLC Closing.

                (c) Certificate. The Buyer shall have received a certificate dated as of the LLC Closing Date and signed by the Sellers' Representative on behalf of each of the Sellers, to the effect that the conditions to the Buyer's obligations set forth in Sections 9.2(a) and (b) hereof have been satisfied.

                (d) No Governmental Proceedings or Litigation. No Action by any Governmental Entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to affect the right or ability of the Buyer to own Membership Interests after the LLC Closing, Partnership Interests after the LP Closing or to damage the Buyer, Seneca LLC or Seneca LP if the transactions contemplated hereunder are consummated.

                (e) Opinions of Counsel. The Sellers shall have delivered to the Buyer (i) an opinion of Goodwin, Procter & Hoar LLP, counsel to the Sellers and to Seneca LLC, dated as of the LLC Closing Date, with respect to the transactions contemplated hereby in the form of Exhibit G hereto, and (ii) an opinion of California counsel reasonably acceptable to the Buyer as to matters of California law, dated the LLC Closing Date, in form and substance reasonably acceptable to the Buyer.

                (f) Assets Under Management. The aggregate amount of assets under management of Seneca LLC on the LLC Closing Date shall be not less than $3 billion, and the Buyer shall have received a certificate signed on behalf of Seneca LLC by the Chief Financial Officer of Seneca LLC to such effect.

                (g) Working Capital. Seneca LLC shall have working capital in an amount not less than $100,000 and a cash balance of at least $100,000, in each case, as of the LLC Closing Date, and the Buyer shall have received a certificate signed on behalf of Seneca LLC by the Chief Financial Officer of Seneca LLC to such effect.

                (h) No Material Adverse Change. There shall not have occurred any one or more events with respect to Seneca LLC or Seneca LP between the date of this Agreement and the LLC Closing Date which, individually or in the aggregate, had, or is reasonably expected to have, a Seneca Material Adverse Effect.

                (i) Put/Call Agreements.  Each of the Persons listed on Schedule
3.3 shall have entered into the applicable Put/Call Agreement.

                (j)  Employment  Agreements.   The  Principals  shall
have entered into the Employment Agreements with Seneca LLC.

                (k)    Noncompetition/Nonsolicitiation    Agreements.
The      Principals      shall     have      entered     into     the
Noncompetition/Nonsolicitiation Agreements with Seneca LLC.

                (l) Affiliate Agreements. The Affiliate Agreements shall have been executed and delivered by the parties thereto other than the Buyer and its Affiliates.

                (m) Support Agreements. The Support Agreements in the form of Exhibit H hereto executed by the Persons listed on Schedule 9.2(m) on the date of this Agreement (the "Support Agreements") shall be in full force and effect.

                (n) Clients' Consents. Seneca LLC or Seneca LP shall have followed the procedures to obtain Client Consents pursuant to Section 7.3(d) hereof and shall have received notice of termination of, or intent to terminate, Investment Contracts from Clients whose accounts represent not more than 20% of the aggregate of the annual rate of investment management revenues of Seneca LLC, Seneca LP and GCM based on the net asset values of all Clients' accounts as at December 31, 1996 and the respective annual fee rates applicable to such accounts.

                (o) Organizational Documents. The LLC Organizational Documents as amended and restated in the form of Exhibit C hereto shall have been duly executed by each of the Persons listed on Schedule 3.4.

                (p) Spousal Consents. Each Seller and each of the other Persons listed on Schedule 3.3 hereto who is an individual whose spouse has a community property interest in such Person's Membership Interests and/or Partnership Interests under California law shall have obtained, and delivered to the Buyer, a waiver from his or her spouse of such community property interest evidenced in a writing in form and substance reasonably satisfactory to the Buyer.

                (q) Good Standing Certificates. There shall have been delivered to the Buyer good standing certificates (or analogous documents), dated no more than ten days prior to the LLC Closing Date, from the appropriate authorities in the State of California and in each jurisdiction in which Seneca LLC is qualified to do business, showing Seneca LLC to be in good standing in the applicable jurisdiction.

           9.3. Conditions to Obligations of the Buyer on the LP Closing Date9.3.ConditionstoObligationsoftheBuyerontheLPClosingDate""2". If the LLC Closing shall have occurred, the Buyer shall proceed to consummate the transactions contemplated by this Agreement to be consummated on the LP Closing Date, subject only to the satisfaction or waiver at or prior to the LP Closing Date of each of the following conditions:

                (a)  Approvals Relating to the Seneca Funds.

                     (i)  The  Boards  of  Directors  (or  equivalent
bodies) of each of the Seneca Funds shall have approved in  connection  with the transactions contemplated hereby the respective new investment advisory agreements with PIC, in the case of the Seneca Sponsored Funds, and new sub-advisory agreements with Seneca LLC, in the case of the remaining Seneca Funds, in each case acting as investment adviser or sub-adviser, as applicable, for all of the Seneca Funds as provided in Section 7.3(c) hereof, as required by the Advisers Act, the Investment Company Act and/or their terms; and

                     (ii)  The  shareholders  of each  of the  Seneca
Funds shall have approved the respective new investment advisory or sub-advisory agreements referred to in clause (i) above as required by the Advisers Act, the Investment Company Act and/or by their terms.

                (b) Boards of Seneca Funds. The composition of the Boards of Directors (or equivalent bodies) of the Seneca Funds as of the LP Closing Date shall be mutually acceptable to the Buyer and the Sellers' Representative.

                (c) Support Agreements. The contributions of Partnership Interests to Seneca LLC and the other transactions contemplated by the Support Agreements shall have been made or consummated.

           9.4. Conditions to Obligations of the Sellers on the LP Closing Date9.4.ConditionstoObligationsoftheSellersontheLPClosingDate""2". If the LLC Closing shall have occurred, the Sellers shall proceed to consummate the transactions contemplated by this Agreement to be consummated on the LP Closing Date, subject only to the satisfaction or waiver on or prior to the LP Closing Date of the following condition:

                (a)  Approvals Relating to the Seneca Funds.

                     (i)  The  Boards  of  Directors  (or  equivalent
bodies) of each of the Seneca Funds shall have approved in  connection  with the transactions contemplated hereby the respective new investment advisory agreements with PIC, in the case of the Seneca Sponsored Funds, and new sub-advisory agreements with Seneca LLC, in the case of the remaining Seneca Funds, in each case acting as investment adviser or sub-adviser, as applicable, for all of the Seneca Funds as provided in Section 7.3(c) hereof, as required by the Advisers Act, the Investment Company Act and/or their terms; and

                     (ii)  The  shareholders  of each  of the  Seneca
Funds shall have approved the respective new investment advisory or sub-advisory agreements referred to in clause (i) above as required by the Advisers Act, the Investment Company Act and/or by their terms.


                 ARTICLE 10ARTICLE10-TERMINATION""1"

                                   TERMINATION

           10.1.   Termination10.1.Termination""2".   This  Agreement
may, by written  notice,  be  terminated at any time prior to the LLC
Closing Date:

                (a)  by mutual consent of the Sellers and the Buyer;

                (b) by either the Sellers or the Buyer, at any time after July 31, 1997, if the LLC Closing shall not theretofore have occurred;

                (c) by the  Sellers,  if any  of  the  conditions  specified  in
Section 9.1 hereof has not been met or waived by the Sellers on or prior to the LLC Closing Date or at such time as such condition can no longer be satisfied; or

                (d) by the Buyer, if any of the conditions  specified in Section
9.2 hereof has not been met or waived by the Buyer on or prior to the LLC Closing Date or at such time as such condition can no longer be satisfied.

           10.2.           Effect          of          Termination           and
Abandonment10.2.EffectofTerminationandAbandonment""2". In the event of termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to Section 10.1 hereof, except as otherwise specifically provided herein, no party hereto (or any of its directors, officers, employees or other Representatives) shall have any liability or further obligation to any other party to this Agreement, except (i) for the liability of a party for Expenses pursuant to Section 12.2 hereof and (ii) that nothing herein will relieve any party from liability for any breach of any representation or warranty which the party making such representation or warranty knew was untrue or inaccurate at the time made or willful breach of any agreement or covenant in this Agreement.


               ARTICLE 11ARTICLE11-INDEMNIFICATION""1"

                                 INDEMNIFICATION


           11.1.  Indemnification11.1.Indemnification""2".

                (a) From and after the LLC Closing Date, each of the Sellers, severally and not jointly, hereby covenants and agrees to indemnify, defend and hold harmless the Buyer from and against such Seller's Allocable Share (as defined in this Section 11.1(a)) of any and all Damages incurred in connection with or arising out of or resulting from (i) any inaccuracy or breach of any representation or warranty made by the Sellers in or pursuant to this Agreement, the Disclosure Schedule or the Related Agreements, including, without limitation, the representations and warranties made by the Management Sellers in
Article 5 hereof, or (ii) any breach, non-compliance or nonfulfillment by the Sellers of any covenant, agreement or undertaking to be complied with or performed by them contained in or pursuant to this Agreement. Each Seller acknowledges that the Buyer has entered into this Agreement in reliance upon, among other things, the indemnification provisions contained in this Section 11.1(a), and the Sellers agree that such provisions constitute reasonable and necessary protection for the Buyer in the context of the transactions provided for herein. As used herein, the "Allocable Share" of any Seller of the Damages payable by the Sellers pursuant to this Article 11 of this Agreement shall be the percentage of the total Membership Interests being sold pursuant to this Agreement as specified opposite such Seller's name on Schedule A hereto. Notwithstanding the foregoing, the representations and warranties contained in
Article 4 and the covenants and agreements of the Non-Management Sellers contained in Sections 7.5, 8.1(b) and 8.4 hereof are made severally by each Non-Management Seller as to such Non-Management Seller only, and the representations and warranties contained in Sections 5.3, 5.7 and 5.22 hereof are made severally by each Management Seller as to such Management Seller only, and any Seller who has breached any such representation, warranty or covenant as to himself, herself or itself (but only such Seller) shall be liable for Damages arising from the breach thereof up to the full amount of the portion of the LLC Purchase Price and the LP Purchase Price actually received by such Seller with respect to the Membership Interests and/or Partnership Interests with respect to which such breach arises. All Damages payable by Sellers pursuant to this
Article 11 (including, without limitation, Section 11.1(b)) shall be paid to the Buyer unless otherwise directed by the Buyer and, subject to the limitations set forth in Section 11.1(e) hereof, shall be in an amount equal to 100% of the Damages incurred by the Buyer based on its purchase of 74.9% of the total outstanding Membership Interests and Partnership Interests in Seneca LLC and Seneca LP, respectively, pursuant to this Agreement.

                (b) In addition to the indemnifications provided for in Section 11.1(a) above, the Sellers shall be responsible for, and shall, severally and not jointly, indemnify, defend and hold harmless the Buyer against, their Allocable Share of all Taxes imposed on Seneca LLC, Seneca LP or any Seneca Sponsored Fund with respect to taxable periods ending on or prior to the applicable Closing Date or periods which include the applicable Closing Date to the extent attributable to the income, assets, operations or reporting requirements of Seneca LLC, Seneca LP or any Seneca Sponsored Fund prior to the applicable Closing Date (including, without limitation, all Taxes referred to in the Disclosure Schedule as possible of assessment for taxable periods prior to the applicable Closing Date) to the extent such Taxes imposed on Seneca LLC or Seneca LP or their respective liabilities with respect to such Taxes imposed on any Seneca Sponsored Fund were not reserved for as a current liability on the Closing Balance Sheet or paid prior to the applicable Closing. If a Tax audit is commenced or any Tax is claimed for any period of Seneca LLC, Seneca LP or any Seneca Sponsored Fund prior to the applicable Closing Date, such Tax audit or claim shall be treated as a lawsuit or enforcement action for purposes of
Section 11.1(d) hereof; provided, that the Sellers shall be solely responsible for their Allocable Share of all liabilities and expenses arising therefrom (including, without limitation, Taxes, interest and penalties).

                (c) The Buyer shall indemnify, defend and hold harmless the Sellers, their Affiliates and their respective Representatives from and against any and all Damages incurred in connection with or arising out of or resulting from any breach or inaccuracy of any representation or warranty, or any breach, non-compliance or nonfulfillment by the Buyer of any covenant, agreement or undertaking to be complied with or performed by it contained in or made pursuant to this Agreement.

                (d) If a claim for Damages is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party entitled to such indemnification shall give written notice to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 11.1(d). If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within 15 days after the service of the citation or summons); provided, that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense provided that the indemnifying party and its counsel shall proceed with diligence and in good faith with respect thereto; provided, that in the event the indemnifying party is the Sellers collectively (or includes any Non-Management Seller), the indemnifying party may act only upon the vote or written consent of the holders of a majority of the Membership Interests outstanding immediately prior to the LLC Closing. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, subject to the indemnifying party's control of the defense and investigation of such lawsuit or action, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. No indemnifying party shall be permitted to settle any such lawsuit or action without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld; provided, however, that no such consent shall be required in the case of a settlement involving solely the payment of monetary damages.

                (e)  Notwithstanding any of the provisions of this Section 11.1, the Buyer agrees not to make claims for money Damages hereunder unless and until the aggregate of all such claims as against the Sellers individually and/or collectively exceeds the Indemnification Threshold and then only to the extent of such excess. Notwithstanding any of the provisions of this Section 11.1, in no event shall the aggregate indemnification obligations of any Seller exceed such Seller's pro rata share of the sum of the LLC Purchase Price, the LP Purchase Price and the Additional Purchase Price. Notwithstanding any of the provisions of this Section 11.1, the Sellers agree not to make claims for money Damages hereunder unless and until the aggregate of such claims exceeds the Indemnification Threshold and then only to the extent of such excess. Notwithstanding any of the provisions of this Section 11.1, in no event shall the aggregate indemnification obligations of the Sellers or the indemnification obligations of the Buyer exceed the sum of the LLC Purchase Price, the LP Purchase Price and the Additional Purchase Price. In the event that any time subsequent to an indemnification payment hereunder the Damages to the indemnified party are reduced by tax benefits or recovery, settlement or otherwise under any insurance coverage or third party claim, the amount of such reduction (less any cost, expense, premium or tax paid) will be promptly repaid to the indemnifying party.

                (f) Notwithstanding any other provisions of this Agreement, if any party hereto has disclosed in this Agreement or in the Disclosure Schedule or a certificate delivered to the other parties at the LLC Closing hereunder, an exception to the accuracy of a representation or warranty made herein, then the party entitled to the benefit of the representation or warranty shall be deemed to have waived all rights to indemnification under this Article 11 for breach of such representation or warranty to the extent of such exception.



                ARTICLE 12ARTICLE12-MISCELLANEOUS""1"

                                  MISCELLANEOUS

           12.1.         Survival         of         Representations         and
Warranties12.1.SurvivalofRepresentationsandWarranties""2". The representations and warranties contained herein and in any document, instrument, certificate or other writing delivered pursuant hereto shall survive the Closings for a period of two years from the LLC Closing Date, except for the representations and warranties contained in (i) Sections 4.3 and 5.7 hereof which shall survive indefinitely and (ii) Sections 5.18 and 5.19 hereof which shall survive for a period of six years from the LLC Closing Date. All statements contained in the Disclosure Schedule or in any certificate delivered at the Closings pursuant to the transactions contemplated hereby shall be deemed to be representations and warranties of the applicable party hereto contained herein. Notwithstanding anything in the Agreement to the contrary, any Damages as to which a notice of claim has been given in writing prior to the expiration of the applicable period set forth above in this Section 12.1 shall survive until payment or other final resolution of such claim. Nothing contained in this Section 12.1 shall affect any covenant contained in this Agreement or in any instrument delivered pursuant to this Agreement or pursuant to any agreement or transactions contemplated hereby which covenant is to be performed after the Closing Dates.

           12.2. Expenses; Transfer Taxes12.2.Expenses;TransferTaxes""2". All Expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such Expenses, except that the Buyer shall pay the reasonable legal, printing, mailing and other expenses incurred in connection with the Seneca Funds' shareholders' meetings contemplated by Sections 7.3(c) and 7.3(d) hereof. The Sellers' Representative shall consult with the Buyer in advance before incurring or committing to payment of such expenses to be borne by the Buyer. Each of the Sellers, respectively, shall be responsible for any Taxes imposed on such Seller by reason of the transfer of the Membership Interests and Partnership Interests provided hereunder and any deficiency, interest or penalty asserted with respect thereto.

           12.3. Set-Off12.3.Set-Off""2". Without limiting any other rights that the Buyer may have pursuant to this Agreement or the Related Agreements, the Buyer shall be entitled to set off against any amount payable by it to any Seller pursuant to this Agreement (other than amounts payable pursuant to Section 2.2 hereof) or the Related Agreements any amount owed by such Seller to the Buyer pursuant to this Agreement and/or the amount of any Damages against which the Buyer is then entitled to be indemnified by such Seller pursuant to this Agreement; provided, that the amount owed by such Seller, or the amount of Damages for which such Seller is liable, is (i) liquidated in amount and (ii) either acknowledged in writing (as to both liability and amount) by such Seller or provided in a judgment of a court of applicable jurisdiction; provided further, that if such judgment is not yet final and subject to no further appeal, then the Buyer shall segregate the amount set-off until such time as the judgment becomes final and nonappealable or the litigation is otherwise finally terminated, at which time the Buyer shall retain the amount finally determined to be due to it and pay over to the applicable Seller any excess together with interest thereon at a rate of 6.125% per annum.

           12.4. Notices12.4.Notices""2". Unless otherwise provided herein, any notice, request, instruction or other document or communication to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been given (a) if mailed, on the date received if mailed by registered or certified mail (return receipt requested), (b) if sent by facsimile transmission, when so sent and receipt acknowledged by an appropriate telephone or facsimile receipt or (c) if sent by other means, when actually received by the party to which such notice has been directed, in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

      If to the Buyer:

                          Phoenix Duff & Phelps Corporation
                          56 Prospect Street
                          Hartford, Connecticut  06115-0480
                          Attention: Chief Executive Officer
                          Telephone: (860) 403-5365
                          Facsimile: (860) 403-5545

                                 With copies to:

                          Phoenix Duff & Phelps Corporation
                               56 Prospect Street
                        Hartford, Connecticut 06115-0480
                      Attention: Thomas N. Steenburg, Esq.
                                     Vice President and General
Counsel
                          Telephone: (860) 403-5261
                          Facsimile: (860) 403-7600

                                              -and-

                          Stroock & Stroock & Lavan LLP
                          180 Maiden Lane
                          New York, New York  10038-4982
                          Attention:  David L. Finkelman, Esq.
                          Telephone: (212) 806-5400
                          Facsimile: (212) 806-6006

      If to any Seller, addressed to the Sellers' Representative and Sellers' Holdback Representatives:

                          Gail P. Seneca, as Sellers' Representative
                          c/o Seneca Capital Management LLC
                              909 Montgomery Street
                                    Suite 600
                         San Francisco, California 94133
                            Telephone: (415) 677-1550
                            Facsimile: (415) 677-1629

                                              -and-

                          Glen Miller, as a Sellers'
                              Holdback Representative
                          c/o Pritzker & Pritzker
                          200 West Madison Street
                          Suite 3800
                          Chicago, Illinois  60606
                          Telephone: (312) 750-8465
                          Facsimile: (312) 920-2436

                                              -and-

                          Mark Blank, as a Sellers'
                              Holdback Representative
                          c/o National Brands, Inc.
                          9350 South Dixie Highway
                          Suite 900
                              Miami, Florida 33156
                            Telephone: (305) 670-2277
                            Facsimile: (305) 670-2220

                                 With copies to:

                          Goodwin, Procter & Hoar LLP
                          Exchange Place
                          Boston, Massachusetts  02109-2881
                          Attention:  Richard E. Floor, P.C.
                          Telephone: (617) 570-1000
                          Facsimile: (617) 523-1231

                                           -and-

                          Bachner, Tally, Polevoy & Misher LLP
                          380 Madison Avenue
                          New York, New York 10017-2590
                          Attention:  Roger E. Berg, Esq.
                          Telephone: (212) 687-7000
                          Facsimile: (212) 682-5729

           12.5. Counterparts12.5.Counterparts""2". This Agreement may be executed in counterparts (including executed counterparts delivered and exchanged by facsimile transmission) each of which shall be deemed to constitute one and the same instrument.

           12.6. Governing Law12.6.GoverningLaw""2". This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

           12.7.  Waiver; Amendment12.7.Waiver;Amendment""2".

                (a) Any provision of this Agreement may be amended or waived prior to the LP Closing Date if, and only if, (i) such amendment or waiver is in writing and, in the case of an amendment, signed by the Buyer and the Sellers' Representative and (ii) in the case of a waiver, by the party against whom the waiver is to be effective or, in the event of an amendment to Article 2, Article 4, Section 7.5, Section 8.4, Article 11 or Article 12 hereof, signed by the Buyer, the Sellers' Representative and the Sellers' Holdback Representatives.

                (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

           12.8. Entire Agreement; No Third-Party Beneficiaries; Etc12.8.EntireAgreement;NoThird-PartyBeneficiaries;Etc""2". This Agreement, the Related Agreements and the Confidentiality Agreement represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties thereto.

           12.9. Consent to Jurisdiction12.9.ConsenttoJurisdiction""2". Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in the City of New York in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state court or, to the extent permitted by law, in such federal court. Each of the parties hereby irrevocably consents to the service of process in any such action or proceeding by the mailing by certified mail of copies of any service or copies of the summons and complaint and any other process to such party at the address specified in Section 12.4 hereof. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 12.9 shall affect the right of a party to serve legal process in any other manner permitted by law or affect the right of a party to bring any action or proceeding in the courts of other jurisdictions.

           IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.


                               PHOENIX DUFF & PHELPS CORPORATION


                               By:  /s/ Philip R. McLoughlin
                                        Name:  Philip R. McLoughlin
                                        Title:    Chairman of the
Board and
                                                                 Chief Executive
Officer


                               /s/ Gail P. Seneca
                               Gail P. Seneca


                               /s/ Richard D. Little
                               Richard D. Little


                               /s/ Will K. Weinstein
                               Will K. Weinstein


                               /s/ Philip C. Stapleton
                               Philip C. Stapleton



                               FWH ASSOCIATES


                                       By:
------------------------------------
                                        Name:
                                        Title:



                               N.F.P. QSST TRUST NO. 1
                               N.F.P. TRUST NO. 2
                               N.F.P. QSST TRUST NO. 3
                               N.F.P. TRUST NO. 4
                               N.F.P. QSST TRUST NO. 5
                               N.F.P. TRUST NO. 6
                               N.F.P. QSST TRUST NO. 7
                               N.F.P. TRUST NO. 8
                               N.F.P. QSST TRUST NO. 9
                               N.F.P. TRUST NO. 10
                               N.F.P. QSST TRUST NO. 11
                               N.F.P. TRUST NO. 12
                               N.F.P. QSST TRUST NO. 13
                               N.F.P. TRUST NO. 14
                               N.F.P. QSST TRUST NO. 15
                               N.F.P. TRUST NO. 16
                               N.F.P. QSST TRUST NO. 17
                               N.F.P. TRUST NO. 18
                               N.F.P. QSST TRUST NO. 19
                               N.F.P. TRUST NO. 20
                               N.F.P. QSST TRUST NO. 21
                               N.F.P. TRUST NO. 22



                               By:  /s/ Robert A. Pritzker
                                        Name:  Robert A. Pritzker
                                        Title:    Co-Trustee



                               By:  /s/ Jay Pritzker
                                        Name:  Jay A. Pritzker
                                        Title:    Co-Trustee

                               STELLAR CAPITAL MANAGEMENT, INC.


                                       By:
------------------------------------
                                        Name:
                                        Title:



                               JB CAPITAL MANAGEMENT, INC.


                                       By:
------------------------------------
                                        Name:
                                        Title:


                               SZRL INVESTMENTS

                               By:  Samuel Zell Revocable Trust
under Trust                                    Agreement dated
1/19/90, as General                                 Partner



                                    By:  /s/ Samuel Zell
                                             Name: Samuel Zell
                                             Title:   Trustee